Exhibit 10.12

UAW RETIREE SETTLEMENT AGREEMENT

This settlement agreement (together with the Exhibits hereto, the “Settlement Agreement”), dated July 10, 2009, is between General Motors Company (“New Co”), by and through its attorneys, and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”), by and through its attorneys. The UAW also enters into this Settlement Agreement as the authorized representative, as defined in Section 1114(c)(1) of Title 11 of the United States Code (the “Bankruptcy Code”), of those persons receiving retiree benefits, as defined in Section 1114(a) of the Bankruptcy Code, pursuant to collectively bargained plans, programs and/or agreements between New Co and the UAW and who are members of the Class or the Covered Group, as those terms are defined herein. This Settlement Agreement shall cover and has application to:

(i)	the Class;

(ii)	the Covered Group;

(iii)	the Existing External VEBA;

(iv)	the trustee and committee that administer the Existing External VEBA;

(v)	the Existing Internal VEBA;

(vi)	the trustees that administer the Existing Internal VEBA;

(vii)	the UAW;

(viii)	the New Co Plan; and

(ix)	New Co.

General Motors Corporation (“GM”) agreed to provide certain retiree medical benefits specified in the Memorandum of Understanding Post-Retirement Medical Care, dated September 26, 2007, between GM and the UAW (the “MOU”). GM, the UAW, and the Class entered into a settlement agreement in the class action of UAW et al. v. General Motors Corp., No. 05-CV-73991, 2006 WL 891151 (E.D. Mich. Mar. 31, 2006, aff’d, Int’l Union, UAW v. General Motors Corp., 497 F.3d 615 (6th Cir. 2007) (“Henry I”). Thereafter, GM, the UAW, and the Class entered into a settlement agreement in the class action of Int’l Union, UAW, et. al. v. General Motors Corp., Civil Action No. 07-14074 (E.D. Mich. filed Sept. 26, 2007) (“Henry II”) that was approved by the Court on July 31, 2008 (the “Henry II Settlement”).

Subsequent to entering into the MOU and the Henry II Settlement, GM filed a bankruptcy action, known as In re General Motors Corporation, No. 09-50026 (Bankr. S.D.N.Y. filed June 1, 2009), pursuant to which New Co purchased certain assets of GM (such purchase, the “Sale Transaction”). The UAW asserted that, under Document Nos. 13 and 91 of the GM-UAW National Agreement, New Co was bound by the terms of the MOU. According to the UAW, any sale of GM’s assets required UAW approval and, in the event of a sale, New Co was bound by the terms of the MOU. New Co denied that Document Nos. 13 and 91 of the GM-UAW National Agreement and the MOU applied to New Co and took the position that it was free to make decisions with respect to retiree health care benefits on a unilateral basis. After due consideration of the factual and legal arguments regarding this issue, as well as the costs, risks, and delays associated with litigating the issue, New Co and the UAW have agreed to enter into this Settlement Agreement, which will be presented to the Bankruptcy Court for approval after notice is provided to affected parties.

This Settlement Agreement recognizes and approves on the basis set forth herein: (i) the adoption of the New Co Plan; (ii) the amendment of the New Co Plan to terminate coverage for and exclude from coverage the Class and the Covered Group; (iii) the transfer of the UAW Related Account of the Existing Internal VEBA to the New VEBA; (iv) the termination of participation by the Class and the Covered Group under the Existing Internal VEBA; (v) the termination of the Existing External VEBA in conjunction with the establishment of the New Plan, and the transfer to the New VEBA of all assets and liabilities of the Existing External VEBA; (vi) that all claims for Retiree Medical Benefits incurred after the Implementation Date by the Class and the Covered Group, including but not limited to COBRA continuation coverage where such election is or had been made on or after retirement and any coverage provided on a self-paid basis in retirement, shall be solely the responsibility and liability of the New Plan and the New VEBA; (vii) the Committee’s designation under the New Plan and New VEBA as named fiduciary and administrator of the New Plan; (viii) that the New Plan shall replace the New Co Plan with respect to the provision of Retiree Medical Benefits to the Class and the Covered Group after the Implementation Date; (ix) that the New VEBA shall receive certain payments as described herein from the Existing Internal VEBA, the Existing External VEBA, and New Co; (x) that New Co’s obligation to pay into the New VEBA is fixed and capped as described herein; and (xi) that the New VEBA shall serve as the exclusive funding mechanism for the New Plan.

1.	Definitions

2009 Benefits Changes. The term “2009 Benefits Changes” shall mean those plan design changes set forth in Exhibit F to this Settlement Agreement, which changes are effective on the later of July 1, 2009 and the Initial Effective Date.

Adjustment Event. The term “Adjustment Event” is defined in Section 13 of this Settlement Agreement.

Admissions. The term “Admissions” shall mean any statement, whether written or oral, any act or conduct, or any failure to act, that could be used (whether pursuant to Rules 801(d)(2) or 804(b)(3) of the Federal Rules of Evidence, a similar rule or standard under other applicable law, the doctrines of waiver or estoppel, other rule, law, doctrine or practice, or otherwise) as evidence in a proceeding of proof of agreement with another party’s position or proof of adoption of, or acquiescence to, a position that is contrary to the interest of the party making such statement, taking such action, or failing to act.

Approval Order or Judgment. The terms “Approval Order” or “Judgment” shall mean an order obtained from the Bankruptcy Court approving and incorporating this Settlement Agreement in all respects as set forth in Section 28 of this Settlement Agreement.

Bankruptcy Court. The term “Bankruptcy Court” shall mean the United States Bankruptcy Court with respect to In re General Motors Corporation, No. 09-50026 (Bankr. S.D.N.Y. filed June 1, 2009).

Class or Class Members. The term “Class” or “Class Members” shall mean all persons who are:

(i) New Co-UAW Represented Employees who, as of October 15, 2007, were retired from GM with eligibility for Retiree Medical Benefits under the GM Plan, and their eligible spouses, surviving spouses and dependents;

(ii) surviving spouses and dependents of any New Co-UAW Represented Employees who attained seniority and died on or prior to October 15, 2007 under circumstances where such employee’s surviving spouse and/or dependents are eligible to receive Retiree Medical Benefits from GM and/or under the GM Plan;

(iii) UAW retirees of Delphi Corporation (“Delphi”) who as of October 15, 2007 were retired and as of that date were entitled to or thereafter become entitled to Retiree Medical Benefits from GM and/or under the GM Plan under the terms of the UAW-Delphi-GM Implementation Agreement, dated September 26, 2008, and their eligible spouses, surviving spouses and dependents of all such retirees;

(iv) surviving spouses and dependents of any UAW-represented employee of Delphi who attained seniority and died on or prior to October 15, 2007 under circumstances where such employee’s surviving spouse and/or dependents are eligible to receive Retiree Medical Benefits from GM and/or under the GM Plan under the terms of the UAW-Delphi-GM Implementation Agreement, dated September 26, 2008;

(v) New Co-UAW Represented Employees or former UAW-represented employees who, as of October 15, 2007, were retired from any previously sold, closed, divested or spun-off GM business unit (other than Delphi) with eligibility to receive Retiree Medical Benefits from GM and/or under the GM Plan by virtue of any other agreement(s) between GM and the UAW, and their eligible spouses, surviving spouses, and dependents; and

(vi) surviving spouses and dependents of any New Co-UAW Represented Employee or any UAW-represented employee of a previously sold, closed, divested or spun-off GM business unit (other than Delphi), who attained seniority and died on or prior to October 15, 2007 under circumstances where such employee’s surviving spouse and/or dependents are eligible to receive Retiree Medical Benefits from GM and/or under the GM Plan.

Class Counsel. The term “Class Counsel” shall mean the law firm of Stember, Feinstein, Doyle & Payne, LLC, or its successor, as well as such other counsel as may be retained thereby or work on behalf thereof.

Class Representatives. The term “Class Representatives” shall mean Earl L. Henry, Bonnie J. Lauria, Raymond B. Bailey, Theodore J. Genco, Marvin C. Marlow, Charles R. Miller, Laverne M. Soriano, and John Huber.

Closing. The term “Closing” shall have the meaning given thereto in the Amended and Restated Master Sale and Purchase Agreement, dated June 26, 2009, by and among New Co, GM and the other parties thereto, as amended.

Closing Date. The term “Closing Date” shall have the meaning given thereto in the Amended and Restated Master Sale and Purchase Agreement, dated June 26, 2009, by and among New Co, GM and the other parties thereto, as amended.

Committee. The term “Committee” shall mean the governing body set forth in Section 4.A of this Settlement Agreement that acts on behalf of the EBA and serves as the named fiduciary and administrator of the New Plan, as those terms are defined in ERISA and that is so described in the Trust Agreement.

Common Stock. The term “Common Stock” shall mean the number of shares of Common Stock, par value $0.01 per share, of New Co, required to be issued to the New VEBA pursuant to the Equity Subscription Agreement.

Court. The term “Court” shall mean the United States District Court for the Eastern District of Michigan.

Covered Group. The term “Covered Group” shall mean:

(i) all New Co Active Employees who had attained seniority as of September 14, 2007, and who retire after October 15, 2007 under the GM-UAW National Agreements, or any other agreement(s) between GM and the UAW or New Co and the UAW, and who upon retirement are eligible for Retiree Medical Benefits under the GM Plan, the New Co Plan or the New Plan, as applicable, and their eligible spouses, surviving spouses and dependents;

(ii) all UAW-represented active employees of Delphi or a former Delphi unit who retire from Delphi or such former Delphi unit on or after October 15, 2007, and upon retirement are entitled to or thereafter become entitled to Retiree Medical Benefits from New Co and/or under the GM Plan, the New Co Plan, or the New Plan under the terms of the UAW-Delphi-GM Implementation Agreement, dated September 26, 2008, and the eligible spouses, surviving spouses and dependents of all such retirees;

(iii) all surviving spouses and dependents of any UAW-represented employee of Delphi or a former Delphi unit who dies after October 15, 2007 but prior to retirement under circumstances where such employee’s surviving spouse and/or dependents are eligible or thereafter become eligible for Retiree Medical Benefits from New Co and/or under the GM Plan, the New Co Plan or the New Plan under the terms of the UAW-Delphi-GM Implementation Agreement, dated September 26, 2008;

(iv) all former New Co-UAW Represented Employees and all UAW-represented employees who, as of October 15, 2007, remain employed in a previously sold, closed, divested, or spun-off GM business unit, and upon retirement are eligible for Retiree Medical Benefits from GM or New Co, as applicable, and/or under the GM Plan, the New Co Plan or the New Plan by virtue of any other agreement(s) between GM and the UAW or New Co and the UAW, and their eligible spouses, surviving spouses and dependents; and

(v) all eligible surviving spouses and dependents of a New Co Active Employee, former New Co-UAW Represented Employee or UAW-represented employee identified in (i) or (iv) above who attained seniority on or prior to September 14, 2007 and die after October 15, 2007 but prior to retirement under circumstances where such employee’s surviving spouse and/or dependents are eligible for Retiree Medical Benefits from GM or New Co and/or under the GM Plan, the New Co Plan or the New Plan, as applicable.

Debt. The term “Debt” shall mean notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

Dispute Party. The term “Dispute Party” is defined in Section 26.B of this Settlement Agreement.

DOL. The term “DOL” shall mean the United States Department of Labor.

Employees Beneficiary Association or EBA. The term “Employees Beneficiary Association” or “EBA” shall mean the employee organization within the meaning of section 3(4) of ERISA that is organized for the purpose of establishing and maintaining the New Plan, with a membership consisting of the individuals who are members of the Class and the Covered Group, and on behalf of which the Committee acts.

Equity Subscription Agreement. The term “Equity Subscription Agreement” shall mean the Equity Subscription Agreement, dated June 1, 2009, by and between the New VEBA and Vehicle Acquisition Holdings, LLC n/k/a New Co.

ERISA. The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

Existing External VEBA. The term “Existing External VEBA” shall mean the defined contribution – Voluntary Employees’ Beneficiary Association trust established pursuant to the Henry I Settlement.

Existing Internal VEBA. The term “Existing Internal VEBA” shall mean the General Motors Welfare Benefit Trust that was maintained by GM and, as of the Closing Date, will be sponsored by New Co.

General Motors Asset Management Valuation Policies and Procedures. The term “General Motors Asset Management Valuation Policies and Procedures” shall mean GMAM’s valuation policies and procedures, copies of which have been provided to the UAW and Class Counsel, as the same may be amended from time to time by GMAM (who shall notify the UAW and the Committee about any such intended amendments in a timely manner).

GM. The term “GM” is defined in the third paragraph of this Settlement Agreement.

GMAM. The term “GMAM” shall mean Promark Global Advisors Inc., formerly known as General Motors Asset Management Corporation, and its subsidiaries, or, when specifically referring to the investment manager for the Existing Internal VEBA, Promark Investment Advisors, Inc., formerly known as General Motors Investment Management Corporation. GMAM is a wholly owned subsidiary of GM.

GM Plan. The term “GM Plan” shall mean the Retiree Medical Benefits as provided pursuant to the General Motors Health Care Program for Hourly Employees in effect under the Henry II Settlement for the Class and the Covered Group.

GM-UAW National Agreements. The term “GM-UAW National Agreements” shall mean the agreement(s) negotiated on a multi-facility basis and entered into between GM and the UAW covering GM employees represented by the UAW. The current GM-UAW National Agreement is dated October 15, 2007.

Henry I. The term “Henry I” is defined in the second paragraph of this Settlement Agreement.

Henry I Settlement. The term “Henry I Settlement” shall mean the settlement agreement, dated December 16, 2005, approved by the Court in Henry I.

Henry II. The term “Henry II” is defined in the second paragraph of this Settlement Agreement.

Henry II Settlement. The term “Henry II Settlement” is defined in the second paragraph of this Settlement Agreement.

Indenture. The term “Indenture” shall mean the loan agreement, credit agreement or other form of document to be entered into by New Co with respect to the New Co Note, substantially in the form set forth in Exhibit B to this Settlement Agreement.

Implementation Date. The term “Implementation Date” shall mean the later of December 31, 2009 or the Closing Date.

Indemnified Party. The term “Indemnified Party” is defined in Section 23 of this Settlement Agreement.

Indemnification Liabilities. The term “Indemnification Liabilities” is defined in Section 23 of this Settlement Agreement.

Indemnity Expenses. The term “Indemnity Expenses” is defined in Section 23 of this Settlement Agreement.

Independent Attestation. The term “Independent Attestation” shall mean an agreed-upon procedures engagement performed for New Co, the UAW and the Committee by a nationally recognized independent registered public accounting firm selected by New Co and conducted in accordance with the attestation standards of the Public Company Accounting Oversight Board, the subject matter of which would be whether specified assets of the Existing Internal VEBA have been valued in accordance with the General Motors Asset Management Valuation Policies and Procedures. The agreed-upon procedures shall be mutually agreed among the accounting firm, New Co and the Committee in connection with any such engagement.

Initial Accounting Period. The term “Initial Accounting Period” shall mean the period before the date that New Co determines that its obligations, if any, with respect to the New Plan made available to the Class and Covered Group are subject to settlement accounting as contemplated by paragraphs 90-95 of FASB Statement No. 106, as amended, or its functional equivalent.

Initial Effective Date. The term “Initial Effective Date” shall mean the date on which the Bankruptcy Court enters the Approval Order.

Interest. The term “Interest” shall mean an interest rate of 9 percent (9%) per annum (computed on the basis of a 360-day year consisting of twelve 30-day months and the number of days elapsed in any partial month), credited and compounded annually, unless otherwise specified in this Settlement Agreement.

Mitigation. The term “Mitigation” shall have the same meaning as in the Henry I Settlement.

MOU. The term “MOU” is defined in the third paragraph of this Settlement Agreement.

National Institute for Health Care Reform or Institute. The term “National Institute for Health Care Reform” or “Institute” is defined in Section 31 of this Settlement Agreement.

New Co. The term “New Co” is defined in the first paragraph of this Settlement Agreement.

New Co Active Employees. The term “New Co Active Employees” shall mean those hourly employees of New Co or, for periods prior to the Closing Date, GM who, as of September 14, 2007 or any date thereafter, are covered by the 2007 GM-UAW National Agreement or are covered by any subsequent GM-UAW National Agreement or New Co-UAW National Agreement. For purposes of this definition, “active employee” shall include hourly employees on vacation, layoff, protected status, medical or other leave of absence, and any other employees who have not broken seniority as of September 14, 2007.

New Co Equity. The term “New Co Equity” shall mean the Common Stock, the Preferred Stock and the Warrant.

New Co Note. The term “New Co Note” shall mean the $2.5 billion Note due July 15, 2017 of New Co substantially in the form set forth in Exhibit I hereto.

New Co Plan. The term “New Co Plan” shall mean the GM Plan, as amended by the 2009 Benefits Changes.

New Co-UAW National Agreements. The term “New Co-UAW National Agreements” shall mean the agreement(s) negotiated on a multi-facility basis and entered into between New Co and the UAW covering New Co employees represented by the UAW.

New Co-UAW Represented Employees. The term “New Co-UAW Represented Employees” shall mean those individuals represented by the UAW in their employment with GM prior to the Closing Date, or New Co after the Closing Date.

New Plan. The term “New Plan” shall mean the new retiree welfare benefit plan that is established and maintained by the EBA for the purpose of providing Retiree Medical Benefits to the Class and the Covered Group, and that is funded in part by the New Co Separate Retiree Account of the New VEBA.

New VEBA. The term “New VEBA” shall mean the UAW Retiree Medical Benefits Trust that was established pursuant to the Henry II Settlement and is further described in Section 4 of this Settlement Agreement.

Non-UAW Related Account. The term “Non-UAW Related Account” is defined in Section 6.A of this Settlement Agreement.

Pension Plan. The term “Pension Plan” shall mean the General Motors Hourly-Rate Employees Pension Plan, as assumed by New Co.

Preferred Stock. The term “Preferred Stock” shall mean the number of shares of Series A Fixed Rate Cumulative Perpetual Preferred Stock, par value $0.01 per share of New Co, having terms substantially as set forth in Exhibit J hereto, required to be issued to the New VEBA pursuant to the Equity Subscription Agreement.

Relevant New Co Equity Agreements. The term “Relevant New Co Equity Agreements” shall mean (i) the Stockholders Agreement, among New Co, the New VEBA, and the other New Co stockholder parties thereto, substantially in the form set forth in Exhibit K and (ii) the Equity Registration Rights Agreement, by and among New Co, the New VEBA and the other parties thereto, substantially in the form set forth in Exhibit D hereto.

Retiree Medical Benefits. The term “Retiree Medical Benefits” shall mean all post- retirement medical benefits, including but not limited to hospital surgical medical, prescription drug, vision, dental, hearing aid and the $76.20 Special Benefit related to Medicare.

SAP. The term “SAP” is defined in Section 12.B of this Settlement Agreement.

Subsidiary. The term “Subsidiary” shall mean any corporation or other entity of which at least a majority of the outstanding stock or other beneficial interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other governing body of such corporation or other entity (irrespective of whether or not at the time stock or other beneficial interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time owned by New Co, or by one or more Subsidiaries, or by New Co and one or more Subsidiaries.

Transition Payments. The term “Transition Payments” is defined in Section 12.A of the Settlement Agreement.

Trust Agreement. The term “Trust Agreement” shall mean the UAW Retiree Medical Benefits Trust Agreement, as amended as set forth in Exhibit E to this Settlement Agreement.

UAW. The term “UAW” is defined in the first paragraph of this Settlement Agreement.

UAW Related Account. The term “UAW Related Account” is defined in Section 6.A of this Settlement Agreement.

UAW Releasees. The term “UAW Releasees” shall mean the UAW, the Class, the Class Representatives, Class Counsel and the Covered Group and anyone claiming on behalf of, through or under them by way of subrogation or otherwise.

Warrant. The term “Warrant” shall mean Warrants to acquire shares of Common Stock, par value $0.01 per share, of New Co substantially in the form set forth in Exhibit L hereto, and required to be issued to the New VEBA pursuant to the Equity Subscription Agreement.

2.	Purpose of New Plan and New VEBA

The retiree benefits provided for in this Settlement Agreement have resulted from extensive negotiations and affect the rights of the Class and the Covered Group. New Co Active Employees are not members of the Class. Therefore, medical benefit coverage for New Co Active Employees prior to their retirement are not within the scope of this Settlement Agreement and shall continue to be provided in accordance with the terms of the applicable collective bargaining agreement and health care benefit plan. Similarly, Retiree Medical Benefits for New Co-UAW Represented Employees who become seniority employees after September 14, 2007 are outside the scope of this Settlement Agreement and such benefits, if any, shall be provided in accordance with the applicable provisions of the GM-UAW National Agreements.

Nothing in this Settlement Agreement modifies the rights or obligations of New Co or the UAW to negotiate over health care benefits for New Co Active Employees who are not members of the Covered Group and future retirees who are not members of the Covered Group upon the expiration of the GM-UAW National Agreements, which have been assumed by New Co, or at any earlier time if New Co and the UAW mutually agree. Any changes resulting from subsequent negotiations shall be applied only to employees who retire after any such agreement is reached and shall not otherwise affect the rights of Class Members or the Covered Group hereunder or New Co-UAW Represented Employees who become seniority employees after September 14, 2007 but who retire prior to the time any such agreement is reached.

With regard to participation in the New Co Plan, all references to retirees in this Settlement Agreement shall be deemed to include the Covered Group. For purposes of this Settlement Agreement, any reference to health care benefits to be provided hereunder to Class Members or the Covered Group shall be deemed to include such benefits provided to any of their respective spouses and dependents subject to all the terms and conditions of the applicable plan, including but not limited to eligibility requirements.

The New Plan and the New VEBA shall, after the Implementation Date, be the employee welfare benefit plan and trust that are exclusively responsible for all Retiree Medical Benefits for which New Co, the New Co Plan and any other New Co entity or benefit plan formerly would have been responsible with respect to the Class and the Covered Group. All assets paid or transferred by New Co to the New VEBA (including any investment returns thereon) shall be credited to the New Co Separate Retiree Account and must be used for the exclusive purposes of (A) providing Retiree Medical Benefits to the participants of the New Plan and their eligible beneficiaries and (B) defraying the reasonable expenses of administering the New Plan, as set forth in the Trust Agreement. All obligations of New Co, the New Co Plan and any other New Co entity or benefit plan for Retiree Medical Benefits for the Class and the Covered Group arising from any agreement(s) between New Co and the UAW shall be forever terminated as of the Implementation Date. New Co’s sole obligations to the New Plan and the New VEBA are those set forth in this Settlement Agreement. Eligibility rules for the New Plan shall be the same as those currently included in the New Co Plan, and may not be expanded.

3.	Factual Investigation and Legal Inquiry and Decision to Settle

Throughout the 2009 negotiations over the terms of this Settlement Agreement, the parties engaged in extended discussions concerning the GM bankruptcy filing, the terms of the sale pursuant to Section 363 of the Bankruptcy Code, retiree medical costs, and the obligations attendant to New Co being determined a successor to GM with respect to retiree health care. The UAW was provided with extensive information as to New Co’s projected financial condition and health care expenditures. On behalf of the UAW, a team of investment bankers, actuaries, and legal experts have reviewed New Co’s information and provided the UAW with an assessment as to the state of New Co’s financial condition and analyzed the benefits of entering into this Settlement Agreement. New Co representatives also met with UAW representatives and its team of experts to answer questions and provide further detail, as requested.

The UAW has completed due diligence with respect to the Settlement Agreement utilizing professional financial and legal advisors and has determined that it is fair, reasonable and in the best interest of the Class and the Covered Group. Class Counsel has had access to the information provided to the UAW and has reviewed this Settlement Agreement and believes that, in consideration of all the circumstances, it is fair, reasonable, and in the best interest of all members of the Class.

4.	New Plan and New VEBA

A. Committee. The New Plan and New VEBA, both subject to ERISA, shall be administered by the Committee. The Committee consists of 11 members, 5 of whom were appointed by the UAW and 6 of whom are independent members, who were appointed pursuant to the Court’s July 31, 2008 order approving the Henry II Settlement. In the event that any member of the Committee resigns, dies, becomes incapacitated or otherwise ceases to be a member, a replacement member shall be appointed, as described in the Trust Agreement.

B. Establish and Maintain. The EBA, acting through the Committee, shall establish and maintain the New Plan for the purpose of providing Retiree Medical Benefits to the Class and the Covered Group as set forth in this Settlement Agreement. The Committee shall begin administering the New Plan so as to be able to provide Retiree Medical Benefits for the Class and the Covered Group with respect to claims incurred after the Implementation Date. The Committee established the New VEBA on October 16, 2008. The New Plan shall be ERISA-covered and the New VEBA shall meet the requirements of Section 501(c)(9) of the Internal Revenue Code. All payments to the New Plan and the New VEBA made or caused to be made by New Co under the Settlement Agreement are payments pursuant to section 302(c)(2) of the Labor Management Relations Act, 1947, as amended, 29 U.S.C. 186(c)(2).

C. Limitation on New Co Role. No member of the Committee shall be a current or former officer, director or employee of GM or New Co or any member of the GM or New Co controlled group; provided however, that a retiree who was represented by the UAW in his/her employment with GM or New Co or an employee of New Co who is on leave from New Co and who is represented by the UAW is not precluded by this provision from serving on the Committee. No member of the Committee shall be authorized to act for New Co or shall be an agent or representative of New Co for any purpose. Furthermore, New Co shall not be a fiduciary with respect to the New Plan or New VEBA, and will have no rights or responsibilities with respect to the New Plan or New VEBA other than as specifically set forth in this Settlement Agreement.

5.	Provision and Scope of Retiree Medical Benefits

A. On and Before the Implementation Date. With respect to claims incurred on and before the Implementation Date, without regard to whether such claims were incurred before, on or after the execution of this Settlement Agreement, Retiree Medical Benefits for the Class and the Covered Group will be provided either by GM or New Co, as applicable, in accordance with the New Co Plan. Mitigation payments from the Existing External VEBA (for those entitled thereto) shall continue to apply during this period. As soon as reasonably practicable following the later of (a) July 1, 2009 or (b) receipt of necessary court approvals, the dental benefits provided by the Existing External VEBA shall terminate with respect to claims incurred after such date. The payment by New Co and/or the New Co Plan of Retiree Medical Benefits for claims incurred on and before the Implementation Date will not reduce New Co’s payment obligations to the New Plan and the New VEBA under this Settlement Agreement; but in no event shall New Co be responsible for payment of claims to the extent that such claims have been paid by GM or the GM Plan.

B. After the Implementation Date. With respect to claims incurred after the Implementation Date, the New Plan and the New VEBA shall have sole responsibility for and be the exclusive source of funds to provide Retiree Medical Benefits for the Class and the Covered Group, including but not limited to COBRA continuation coverage, where such election is made after retirement. Neither New Co, the New Co Plan, the Existing Internal VEBA, nor any other New Co person, entity, or benefit plan shall have any responsibility or liability for Retiree Medical Benefits for individuals in the Class or in the Covered Group for claims incurred after the Implementation Date. New Co’s sole obligations to the New Plan and the New VEBA are those set forth in this Settlement Agreement.

C. Amendment of the New Plan. On and after January 1, 2010, the Committee shall have such authority to establish Benefits as described in the Trust Agreement, including raising or lowering benefits. However, in no event may the Committee amend the New Plan or New VEBA to provide benefits other than Retiree Medical Benefits until the expiration of the Initial Accounting Period. The ability of the New Plan and the New VEBA to pay for Retiree Medical Benefits will depend on numerous factors, many of which are outside of the control of UAW, the Committee, the New Plan and the New VEBA, including, without limitation, the investment returns, actuarial experience and other factors.

D. Termination of New Co Plan and Reimbursement of New Co. The Approval Order shall provide that all obligations of New Co and all provisions of the New Co Plan in any way related to Retiree Medical Benefits for the Class and/or the Covered Group, and all provisions of applicable collective bargaining agreements, contracts, letters and understandings in any way related to Retiree Medical Benefits for the Class and the Covered Group are terminated on the Implementation Date, or otherwise amended so as to be consistent with this Settlement Agreement and the fundamental understanding that all New Co obligations regarding Retiree Medical Benefits for the Class and the Covered Group are terminated, as set forth in this Settlement Agreement. Summary Plan Descriptions of the New Co Plan shall reflect the termination of the responsibilities of New Co and the New Co Plan for Retiree Medical Benefits for the Class and the Covered Group for claims incurred after the Implementation Date, as set forth herein.

The New Plan and New VEBA shall reimburse New Co or the New Co Plan, as applicable, for any Retiree Medical Benefits advanced or provided by New Co or the New Co Plan with regard to claims incurred by members of the Class and the Covered Group after the Implementation Date, including, but not limited to situations where a retirement is made retroactive and the medical claims were incurred after the Implementation Date or where New Co is notified of an intent by a member of the Class and the Covered Group to retire under circumstances where there is insufficient time to transfer responsibility for Retiree Medical Benefits to the New Plan and New Co or the New Co Plan provides interim coverage for Retiree Medical Benefits. To the extent such reimbursement may not be permitted by law, the UAW, acting on its own behalf and as the authorized representative of the Class and the Covered Group, and the Committee will fully cooperate with New Co to secure any legal or regulatory approvals that are necessary to permit such reimbursement.

6.	Division of Existing Internal VEBA

A. UAW Related Account. Pursuant to the Henry II Settlement GM divided the Existing Internal VEBA into two bookkeeping accounts. One account consisted of the percentage of the Existing Internal VEBA’s assets as of January 1, 2008 that was equal to the estimated percentage of GM’s hourly OPEB liability covered by the Existing Internal VEBA attributable to Non-UAW represented employees and retirees, their eligible spouses, surviving spouses and dependents (“Non-UAW Related Account”). The second account consisted of the remaining percentage of the assets in the Existing Internal VEBA as of January 1, 2008 (“UAW Related Account”).

As of March 31, 2009, the amount in the UAW Related Account was valued at approximately $9.4 billion.

B. Investment of Assets. GMAM shall oversee the investment of the assets in the Existing Internal VEBA with respect to the UAW Related Account until such time as the assets attributable to the UAW Related Account are transferred to the New VEBA pursuant to Section 12 of this Settlement Agreement. All such assets shall continue to be invested under the existing investment policy (as may be amended from time to time by New Co who shall notify the UAW and the Committee about intended amendments in a timely manner) applicable to the Existing Internal VEBA. Investment returns, net of Existing Internal VEBA trust expenses (this shall only include expenses to the extent permitted by ERISA), on all assets of the Existing Internal VEBA on and after January 1, 2008 shall be applied to these accounts proportionally in relation to the value of the assets in the UAW Related Account in relation to the total amount of assets in the Existing Internal VEBA. In other words, investment returns (i.e., the percentage return on the total Existing Internal VEBA), net of Existing Internal VEBA trust expenses (this shall only include expenses to the extent permitted by ERISA), shall be applied to the value of the UAW Related Account and separately to the value of the Non-UAW Account (as adjusted to reflect any withdrawals by GM or New Co). However, neither GM nor GMAM nor New Co guarantee or warrant the investment returns on the assets in the Existing Internal VEBA.

Until such time as the assets attributable to the UAW Related Account are transferred to the New VEBA, New Co agrees to cause GMAM to periodically inform and hold discussions with the UAW and the Committee about the investment results of and decisions regarding the assets in the Existing Internal VEBA. During such period, GMAM shall, with respect to the performance of its duties in managing the Existing Internal VEBA, participate in the following meetings and provide the following reports to the UAW and the Committee: (i) quarterly reports of Existing Internal VEBA asset class and benchmark performance for relevant time periods; and (ii) semi-annual or quarterly meetings with UAW and/or Committee representatives to report on Existing Internal VEBA returns and analysis of performance, and to review significant activities affecting investments. Any input from the UAW and/or the Committee shall not be a basis of GMAM’s investment decisions within the meaning of the DOL regulations set forth at 29 C.F.R. § 2510-3.21(c).

C. Disposition of Assets. No amounts shall be withdrawn by New Co from the UAW Related Account, including its investment returns, until transfer to the New VEBA under Section 12. GMAM and the Committee shall enter into discussions in advance of such transfer with regard to the method of transferring and/or otherwise handling any illiquid or otherwise non-transferable investments in the Existing Internal VEBA so as to preserve as much as possible the economic value of such investments and minimize any losses due to the liquidation of assets. Such discussions shall commence in a timely fashion and be completed as soon as reasonably practicable. The determinations made by GMAM as a product of these discussions with the Committee regarding the way to transfer illiquid or otherwise non-transferable investments in the Existing Internal VEBA shall be final and binding on New Co, the UAW, the Committee, the Class and the Covered Group.

7.	[Reserved]

8.	New Co Payments to New Plan and New VEBA

New Co’s financial obligation and payments to the New Plan and New VEBA are fixed and capped by the terms of this Settlement Agreement. The timing of all payments to the New VEBA shall be as set forth in Section 12 of this Settlement Agreement; it being agreed and acknowledged that the New Plan, funded by the New VEBA, shall provide Retiree Medical Benefits for the Class and the Covered Group after the Implementation Date, and that all obligations of New Co and/or the New Co Plan for Retiree Medical Benefits for the Class and the Covered Group shall terminate as of the Implementation Date, as set forth in this Settlement Agreement. All assets shall be transferred or paid by New Co free and clear of any liens, claims or other encumbrances. Pursuant to this Settlement Agreement, New Co shall have the following, and only the following, obligations to the New VEBA and the New Plan, and all payments and transfers in this Section 8 of this Settlement Agreement shall be credited to the New Co Separate Retiree Account of the New VEBA:

A. Special Attrition Plan. In accordance with Section 12.A of this Settlement Agreement, New Co shall pay to the New VEBA the contract cost for providing Retiree Medical Benefits for those New Co Active Employees who retire under the terms of the Special Attrition Plan agreed to by GM and the UAW and ratified on May 29, 2009 (the “SAP”), excluding those New Co Active Employees who accepted buyouts.

B. UAW Related Account. In accordance with Section 12.B of this Settlement Agreement, New Co shall cause the transfer to the New VEBA of the assets (or, with regard to any illiquid or otherwise non-transferable investments, equivalent alternatives resulting from discussions between GMAM and the Committee pursuant to Section 6.C of this Settlement Agreement) of the UAW Related Account in the Existing Internal VEBA, net of Existing Internal VEBA trust expenses (which shall include expenses only to the extent permitted by ERISA).

C. New Co Note. In accordance with Section 12.D of this Settlement Agreement, New Co shall execute and deliver to the financial institution that will serve as trustee under the Indenture, if applicable, or to the other counterparty to the Indenture (the “Indenture Trustee”) a counterpart signature page to the Indenture (and issue the New Co Note to the New VEBA pursuant to the terms and conditions thereof). New Co shall pay any and all documentary, stamp or similar issue taxes that may be payable with respect to its execution and delivery of counterpart signature pages to the Indenture (or the issuance of the New Co Note to the New VEBA pursuant to the terms and conditions of the Indenture). New Co represents and warrants that its execution and delivery of counterpart signature pages to the Indenture (and the issuance of the New Co Note to the New VEBA pursuant to the terms and conditions of the Indenture) in accordance with this Settlement Agreement will not conflict with or constitute a breach or default under any law or contractual obligation by which New Co is bound or to which it or its property is subject; and New Co will not take any action prior to its execution and delivery of counterpart signature pages to the Indenture (or the issuance of the New Co Note to the New VEBA pursuant to the terms and conditions of the Indenture) that would render New Co unable to so execute and deliver such agreements (or issue the New Co Note to the New VEBA pursuant to the terms and conditions of the Indenture), or result in any such breach or default occurring as a result of such execution and delivery of such agreements (or such issuance of the New Co Note to the New VEBA).

D. New Co Equity. In accordance with Section 12.D of this Settlement Agreement, New Co shall execute and deliver to the New VEBA counterpart signature pages to the Relevant New Co Equity Agreements (except the Equity Subscription Agreement, which was previously executed by the parties thereto) and issue the New Co Equity to the New VEBA pursuant to the terms and conditions of the Equity Subscription Agreement. New Co shall pay any and all documentary, stamp or similar issue taxes that may be payable with respect to its execution and delivery of counterpart signature pages to the Relevant New Co Equity Agreements (or the issuance of the New Co Equity to the New VEBA pursuant to the terms and conditions of the Equity Subscription Agreement). New Co represents and warrants that its execution and delivery of counterpart signature pages to the Relevant New Co Equity Agreements (and the issuance of the New Co Equity to the New VEBA pursuant to the terms and conditions of the Equity Subscription Agreement) in accordance with this Settlement Agreement will not conflict with or constitute a breach or default under any law or contractual obligation by which New Co is bound or to which it or its property is subject; and New Co will not take any action prior to its execution and delivery of counterpart signature pages to the Relevant New Co Equity Agreements (or the issuance of the New Co Equity to the New VEBA pursuant to the terms and conditions of the Equity Subscription Agreement) that would render New Co unable to so execute and deliver such agreements (or issue the New Co Equity to the New VEBA pursuant to the terms and conditions of the Equity Subscription Agreement), or result in any such breach or default occurring as a result of such execution and delivery of such agreements (or such issuance of the New Co Equity to the New VEBA).

9.	[Reserved]

10.	[Reserved]

11.	[Reserved]

12.	Deposits to the New VEBA

A. Transition Payments; SAP Payments. Until the Implementation Date, within 30 days of any request by the Committee, New Co shall pay to the New VEBA such amounts (“Transition Payments”) as the Committee shall request, provided that there shall be no more than five such requests prior to the Implementation Date and the aggregate of all such payments shall not exceed $19,950,000. Such amounts shall represent an advance to the New VEBA to cover reasonable and necessary preparatory expenses incurred by the New Plan or New VEBA in anticipation of the transition of responsibility for Retiree Medical Benefits as of the Implementation Date as set forth in Section 5 of this Settlement Agreement. These advance payments shall not increase or add to the amounts New Co has agreed to pay under this Settlement Agreement.

New Co shall also pay to the New VEBA the contract cost for providing Retiree Medical Benefits for those New Co Active Employees who retire under the SAP (excluding those New Co Active Employees who accepted buyouts). The contract cost shall be determined by the parties after execution of this Settlement Agreement as follows:

(i) The parties’ respective actuaries shall meet and confer as soon as practicable to determine the average cost per contract for four retiree categories: (1) Pre-Medicare Eligible single, (2) Pre-Medicare family, (3) Medicare single, and (4) Medicare family.

(ii) Based upon the categories set forth in (i) above, the parties will develop an average annual cost calculation for each category.

(iii) As soon as reasonably practicable after conclusion of the SAP, the parties will jointly assign the SAP participants to the appropriate category according to their respective circumstances and calculate an average annual cost per SAP participant.

On or before January 5, 2010, New Co shall pay to the New VEBA such aggregate contract cost, discounted by the Interest rate set forth in this Settlement Agreement, for the twenty-four month period following the later of January 1, 2010 and the date of retirement under the SAP. The foregoing payment shall be reduced, dollar-for-dollar, by any Transition Payments made pursuant to this Section 12.A, plus Interest.

B. Deposit of the UAW Related Account. Within 10 business days after the Implementation Date, New Co shall direct the trustee of the Existing Internal VEBA to transfer to the New VEBA the UAW Related Account’s share of assets in the Existing Internal VEBA, the amount of which shall be determined as provided in Section 6 of this Settlement Agreement. The Approval Order shall provide that, upon such transfer, the Existing Internal VEBA shall be deemed to be amended to terminate participation and coverage regarding Retiree Medical Benefits for the Class and the Covered Group, effective as of the Implementation Date. Accruals for trust expenses (this shall only include expenses to the extent permitted by ERISA) through the date of transfer shall be made and an amount equal to the UAW Related Account’s share of such accruals shall be retained within the Existing Internal VEBA to pay such expenses. After payment of these trust expenses is completed, a reconciliation of the accruals and the actual expenses (this shall only include expenses to the extent permitted by ERISA) shall be performed. New Co agrees to cause the payment to the New VEBA by the Existing Internal VEBA of any overaccruals for the UAW Related Account’s share of such expenses. Similarly, in the event of an underaccrual the New VEBA shall return to the Existing Internal VEBA the amount of the underaccrual of expenses for the UAW Related Account.

C. Deposit of the Existing External VEBA. The Approval Order shall direct the committee and the trustees of the Existing External VEBA to transfer all assets and liabilities into the New VEBA and terminate the Existing External VEBA within 15 days after the Implementation Date. This transfer of assets and liabilities shall include, but not be limited to, the transfer of all rights and obligations granted to or imposed on the Existing External VEBA under Section 14.C(e) of the Henry I Settlement.

D. Issuance of New Co Note. On the Closing Date, New Co shall execute and deliver to the Indenture Trustee a counterpart signature page to the Indenture and issue the New Co Note to the New VEBA under the Indenture. Such execution and delivery of the Indenture (and the issuance of the New Co Note to the New VEBA under the Indenture) shall only occur as permitted by law. New Co and/or the New Plan, as applicable, shall apply for any necessary legal or regulatory approvals, including but not limited to the prohibited transaction exemptions described in Section 22 of this Settlement Agreement. The UAW, the Class, and the Covered Group shall support and cooperate with any such requests for legal or regulatory approvals. If New Co and the New VEBA cannot timely obtain necessary legal or regulatory approvals, the parties shall meet and discuss appropriate alternatives to the issuance of the New Co Note to the New VEBA that provide equivalent economic value to the New VEBA. Notwithstanding the foregoing, the obligations of New Co to execute and deliver to the Indenture Trustee a counterpart signature page to the Indenture (and to issue the New Co Notes to the New VEBA under the Indenture) pursuant to this Settlement Agreement shall be subject to the execution and delivery by the Indenture Trustee of the Indenture.

E. Issuance of New Co Equity. On the Closing Date, New Co shall execute and deliver to the New VEBA counterpart signature pages to the Relevant New Co Equity Agreements (except the Equity Subscription Agreement, which was previously executed by the parties thereto) and issue the New Co Equity to the New VEBA pursuant to the terms and conditions of the Equity Subscription Agreement. Such execution and delivery of the Relevant New Co Equity Agreements (and the issuance of the New Co Equity to the New VEBA pursuant to the terms and conditions of the Equity Subscription Agreement) shall only occur as permitted by law. New Co and/or the New Plan, as applicable, shall apply for any necessary legal or regulatory approvals, including but not limited to the prohibited transaction exemptions described in Section 22 of this Settlement Agreement and any required federal or state bank regulatory approvals. The UAW, the Class, and the Covered Group shall support and cooperate with any such requests for legal or regulatory approvals. If New Co and the New VEBA cannot timely obtain necessary legal or regulatory approvals, as specified in the Equity Subscription Agreement, the parties shall meet and discuss appropriate alternatives to the issuance of the New Co Equity to the New VEBA that provide equivalent economic value to the New VEBA. Notwithstanding the foregoing, the obligations of New Co to execute and deliver to the New VEBA the Relevant New Co Equity Agreements (and to issue the New Co Equity to the New VEBA pursuant to the terms and conditions of the Equity Subscription Agreement) pursuant to this Settlement Agreement shall be subject to the execution and delivery by the New VEBA of the Relevant New Co Equity Agreements to the relevant counterparties of each such agreement. On the Closing Date, the New VEBA shall execute and deliver to New Co counterpart signature pages to the Relevant New Co Equity Agreements (except the Equity Subscription Agreement, which was previously executed by the parties thereto).

If a deposit or payment or any portion thereof is made by New Co to the New VEBA by mistake under any provision of this Settlement Agreement, the Committee shall, upon written direction of New Co, return such amounts as may be permitted by law to New Co (plus earnings thereon from the date of payment to but excluding the date of return) within 30 days of notification by New Co that such payment was made by mistake. If a dispute arises with regard to such payment, the dispute will be resolved pursuant to Section 26 of this Settlement Agreement.

13.	Adjustment Events

A. Adjustment Event. “Adjustment Event” shall mean the determination of the value of any assets in lieu of which New Co elects to transfer cash to the New VEBA pursuant to Sections 8.B and 12.B of this Settlement Agreement.

B. Due Diligence and Adjustment Mechanism.

In connection with any Adjustment Event, New Co shall deliver, as soon as practicable, to the Committee (or the UAW prior to establishment of the Committee) information in reasonable detail about the determinations made with regard to such Adjustment Event and the work papers, underlying calculations and other documents and materials on which such determinations are based, including non-privileged materials from New Co’s advisors, if any (collectively, the “Determination Materials”).

The Committee shall have 30 days from receipt of the Determination Materials from New Co to submit to New Co a written request for an Independent Attestation of a determination(s) listed in Section 13.A of this Settlement Agreement. As a part of this review process, the Committee may ask for additional information regarding the calculations, and the data and information provided by New Co. New Co shall as promptly as practicable, respond to all reasonable requests from the Committee for such additional information. However, a request for additional information shall not extend the 30 day review period, unless an extension is reasonably necessary to allow the Committee to review such additional information, but in no event longer than 45 days from receipt of the Determination Materials.

All determinations made with regard to a determination(s) listed in Section 13.A of this Settlement Agreement shall be final and binding on New Co, the UAW, the Class, the Covered Group, the Committee and the New Plan and New VEBA, unless the Committee timely submits a request for an Independent Attestation. If the Committee timely submits such a request, New Co shall engage a nationally recognized independent registered public accounting firm to conduct an Independent Attestation regarding a determination(s) listed in Section 13.A of this Settlement Agreement. The Independent Attestation shall be final and binding on New Co, the UAW, the Class, the Covered Group, the Committee and the New Plan and New VEBA.

Nothing in the foregoing paragraphs shall prevent the division, deposit, withdrawal or transfer of any assets the valuation of which is not in dispute pending resolution of the disputed amounts.

C. Confidentiality. All information and data provided by New Co to the UAW, Class Counsel, and/or the Committee as a part of this due diligence and adjustment process shall be considered confidential. The UAW, Class Counsel, and the Committee shall use such information and data solely for the purpose set forth in this Section 13 of the Settlement Agreement. The UAW, Class Counsel, and the Committee shall not disclose such information or data to any other person without New Co’s written consent, provided that the UAW, Class Counsel, and the Committee may disclose such information and data to their attorneys and professional advisors, subject to the agreement of such attorneys and advisors to the confidentiality restrictions set forth herein.

14.	Future Contributions

The UAW, the Class and the Covered Group may not negotiate any increase of New Co’s funding or payment obligations set out herein. The UAW, acting on its own behalf and as the authorized representative of the Class and the Covered Group, also agrees not to seek to obligate New Co to: (i) provide any additional payments to the New VEBA other than those specifically required by this Settlement Agreement; (ii) make any other payments for the purpose of providing Retiree Medical Benefits to the Class or the Covered Group; or (iii) provide or assume the cost of Retiree Medical Benefits for the Class or the Covered Group through any other means. Provided that, the UAW may propose that New Co Active Employees be permitted to make contributions to the New VEBA of amounts otherwise payable in profit sharing, COLA, wages and/or signing bonuses, if not prohibited by law.

15.	Pension Benefits

New Co and the UAW agree that this Settlement Agreement shall in no way obligate New Co to effect the amendment to the Pension Plan contemplated by Section 15 of the Henry II Settlement, but not implemented, to provide to retirees and eligible surviving spouses who are members of the Class or the Covered Group a flat monthly special lifetime benefit of $66.70, as provided for in the Henry II Settlement.

New Co and the UAW further agree that this Settlement Agreement shall in no way obligate the New Plan and New VEBA to assess an additional non-escalating monthly contribution payable by retirees and eligible surviving spouses of the Class and the Covered Group for Retiree Medical Benefits of $51.67 per month, as provided for in the Henry II Settlement.

The Approval Order shall provide that there will be no requirement to amend the Pension Plan as provided for in Section 15 of the Henry II Settlement.

16.	Administrative Costs

The New VEBA will be responsible for all costs to administer the New Plan and the New VEBA commencing on the Implementation Date and continuing thereafter. The New Plan and the New VEBA trust agreement shall be drafted consistent with this requirement.

17.	Trust Agreement; Segregated Account; Indemnification

Assets paid or transferred to the New VEBA by or at the direction of New Co, including all investment returns thereon, shall be used solely to provide Retiree Medical Benefits to the Class and the Covered Group as defined in this Settlement Agreement until expiration of the Initial Accounting Period. Thereafter, Benefits will be provided to the Class and the Covered Group as described in the Trust Agreement. The Trust Agreement shall provide: (i) for the New Co Separate Retiree Account to be credited with the assets deposited or transferred to the New VEBA by New Co, or at New Co’s direction, under this Settlement Agreement; (ii) that the assets in the New Co Separate Retiree Account may be used only to provide Benefits (as defined in the Trust Agreement) for such Class and such Covered Group; and (iii) that under no circumstances will New Co or the New Co Separate Retiree Account be liable or responsible for the obligations of any other employer or for the provision of Retiree Medical Benefits or any other benefits for the employees or retirees of any other employer.

Further, the Trust Agreement shall provide that the Committee, on behalf of the New VEBA, shall take all such reasonable action as may be needed to rebut any presumption of control that would limit the New VEBA’s ability to own the New Co Note and the New Co Equity or as may be required to comply with all applicable laws and regulations, including but not limited to federal and state banking laws and regulations.

To the extent permitted by law, the New VEBA shall indemnify and hold the Committee, the UAW, New Co, the New Co Plan, and the employees, officers and agents of each of them harmless from and against any liability that they may incur in connection with the New Plan and New VEBA, unless such liability arises from their gross negligence or intentional misconduct, or breach of this Settlement Agreement. The Committee shall not be required to give any bond or any other security for the faithful performance of its duties under the Trust Agreement, except as such may be required by law.

18.	Subsidies

With regard to claims incurred after the Implementation Date, the New VEBA shall be entitled to receive any Medicare Part D subsidies and other health care related subsidies regarding benefits actually paid by the New VEBA which may result from future legislative changes, and New Co shall not be entitled to receive any such subsidies related to prescription drug benefits and other health care related benefits provided to the Class and the Covered Group by the New Plan and New VEBA.

19.	[Reserved]

20.	Cooperation

A. Cooperation by New Co. New Co will cooperate with the UAW and the Committee and at the Committee’s request undertake such reasonable actions as will assist the Committee in the transition of responsibility for administration of the Retiree Medical Benefits by the Committee for the New Plan and the New VEBA. Such cooperation will include assisting the Committee in educational efforts and communications with respect to the Class and the Covered Group so that they understand the terms of the New Plan, the New VEBA and the transition, and understand the claims submission process and any other initial administrative changes undertaken by the Committee. Before and after the Implementation Date, at the Committee’s request and as permitted by law, New Co will furnish to the Committee such information and shall provide such cooperation as may be reasonably necessary to permit the Committee to effectively administer the New Plan and the New VEBA, including, without limitation, the retrieval of data in a form and to the extent maintained by New Co regarding age, amounts of pension benefits, service, pension and medical benefit eligibility, marital status, mortality, claims history, births, deaths, dependent status and enrollment information of the Class and the Covered Group. At the request of the Committee, New Co will continue to perform the necessary eligibility work for a reasonable period of time, not to exceed 90 days after the Implementation Date in order to allow the Committee to establish and test the eligibility database, and for which New Co will be entitled to reimbursement for reasonable costs. New Co shall also assist the Committee in transitioning benefit provider contracts to the New VEBA. New Co shall also cooperate with the UAW and the Committee and undertake such reasonable actions as will enable the Committee to perform its administrative functions with respect to the New Plan and the New VEBA, including insuring an orderly transition from New Co administration of Retiree Medical Benefits to the New Plan and the New VEBA.

To the extent permitted by law, New Co will also allow retiree participants to voluntarily have required contributions withheld from pension benefits and to the extent reasonably practical, credited to the New Co Separate Retiree Account of the New VEBA on a monthly basis. A retiree participant may elect or withdraw consent for pension withholdings at any time by providing 45 days written notice to the Pension Plan administrator or such shorter period that may be required by law.

To the extent permitted by law and if applicable, New Co will also cooperate with the Committee to make provision for the New VEBA payments of the $76.20 Special Benefit to be incorporated into monthly New Co pension checks for eligible retirees and surviving spouses. It will be the responsibility of the Committee and the New VEBA to advise New Co’s pension administrator in a timely manner of eligibility changes with regard to the Special Benefit payment. The timing of the information provided to New Co’s pension administrator will determine the timing for the incorporation into the monthly pension check. It will be the responsibility of the Committee and the New VEBA to establish a bank account for the funding of the Special Benefit payments, and New Co’s pension administrator will be provided with the approval to draw on that account for the payment of the benefit. The Committee and the New VEBA will assure that the bank account is adequately funded for any and all such payments. If adequate funds do not exist for the payments, then New Co’s pension administrator will not make such payments until the required funding is established in the account. It will be the responsibility of the Committee and the New VEBA to audit the eligibility for, and payment of, the Special Benefit. Additionally, the Committee and the New VEBA will be responsible for the payment of reasonable costs associated with New Co’s administration of the payment of this Special Benefit and the pension withholdings, including development of administrative and recordkeeping processes, monthly payment processing, audit and reconciliation functions and the like.

New Co will be financially responsible for reasonable costs associated with the transition of coverage for the Class and the Covered Group to the New Plan and New VEBA. This shall include the cost of educational efforts and communications with respect to retirees, the New Plan’s initial creation of administrative procedures, initial development of record sharing procedures, the testing of computer systems, the Committee’s initial vendor selection and contracting, and other activities incurred on or before the Implementation Date, including but not limited to costs associated with drafting the trust agreement for the New VEBA, seeking from the Internal Revenue Service a determination of the tax-exempt status of the New VEBA, plan design and actuarial and other professional work necessary for initiation of the New Plan and New VEBA and the benefits to be provided thereunder. Payments made by New Co described in this Section shall not reduce its payment obligations under this Settlement Agreement, and if the New VEBA is a multi-employer welfare trust, the costs described in this Section, to the extent not allocable to a specific employer, shall be pro-rated among the participating companies based on the ratio of required funding for each company. Payment of these costs shall be provided for in the Approval Order.

B. Cooperation With New Co. The UAW and the Committee will cooperate and shall timely furnish New Co with such information related to the New Plan and New VEBA, in a form and to the extent maintained by the UAW and the Committee, as may be reasonably necessary to permit New Co to comply with requirements of the U.S. Securities and Exchange Commission, including, but not limited to, Generally Accepted Accounting Principles, including but not limited to SFAS 87, SFAS 106, SFAS 132R, SFAS 157, and SFAS 158 (as amended), for disclosure in New Co’s financial statements and any filings with the U.S. Securities and Exchange Commission.

21.	Accounting Treatment

New Co has maintained that a necessary element in its decision to enter into this Settlement Agreement is securing accounting treatment that is reasonably satisfactory to New Co regarding the transactions contemplated by this Settlement Agreement. As soon as practicable, New Co will discuss the accounting for the New Plan and the New VEBA with New Co’s independent auditors, and if either New Co or its independent auditors determine it necessary, may also discuss the accounting with the staff of the U.S. Securities and Exchange Commission. If, as a result of those discussions, New Co believes that the accounting for the transaction may not be a “settlement” as contemplated by paragraphs 90-95 of FASB Statement No. 106, as amended, the parties, at the request of New Co shall meet in an effort to restructure the transaction to achieve such accounting, which provides equivalent economic value to the New VEBA.

22.	Cooperation on Regulatory and Related Approvals

New Co, on behalf of itself, the New VEBA and all other parties in interest, shall timely apply for, and the UAW and the New VEBA shall fully cooperate in securing, any legal or regulatory approvals necessary to enable the parties to fulfill the obligations of this Settlement Agreement, including, without limitation, any prohibited transaction exemptions necessary for transactions between any party in interest and the New VEBA. If New Co and the New VEBA do not timely obtain any necessary exemptions and the DOL does not otherwise assure the New VEBA and New Co, to the reasonable satisfaction of each, that the necessary exemptions will be granted, the parties will meet and discuss an appropriate alternative which provides equivalent economic value to the New VEBA.

23.	Indemnification

Subject to approval by the Bankruptcy Court as part of the Judgment, New Co hereby agrees to indemnify and hold harmless the UAW and Class Counsel, and its officers, directors, employees and expert advisors (each, an “Indemnified Party”), to the extent permitted by law, from and against any and all losses, claims, damages, obligations, assessments, penalties, judgments, awards, and other liabilities related to any decision, recommendations or other actions taken prior to the date of this Settlement Agreement, including, without limitation, acting as the authorized representative of the Class and the Covered Group (collectively, “Indemnification Liabilities”), and shall fully reimburse any Indemnified Party for any and all reasonable and documented attorney fees and expenses (collectively, “Indemnity Expenses”), as and when incurred, of investigating, preparing or defending any claim, action, suit, proceeding or investigation, arising out of or in connection with any Indemnification Liabilities incurred as a result of an Indemnified Party’s entering into, or participation in the negotiations for this Settlement Agreement and the transactions contemplated in connection herewith; provided, however, that such indemnity shall not apply to any portion of any such Liability or Expense that resulted from the gross negligence or willful misconduct by an Indemnified Party; provided, further, that such indemnity shall not apply to any Indemnification Liabilities to a New Co Active Employee for breach of the duty of fair representation.

Nothing in this Section 23 or any provision of this Settlement Agreement shall be construed to provide an indemnity for any member or any actions of the Committee; provided however, that an Indemnified Party who becomes a member of the Committee shall remain entitled to any indemnity to which the Indemnified Party would otherwise be entitled pursuant to this Section 23 for actions taken, or for a failure to take actions, in any capacity other than as a member of the Committee; and provided further, that nothing in this Section 23 or any other provision of this Settlement Agreement shall be construed to provide an indemnity for any Indemnification Liabilities or Indemnity Expenses relating to (i) management of the assets of the New VEBA or (ii) for any action, amendment or omission of the Committee with respect to the provision and administration of Retiree Medical Benefits.

If an Indemnified Party receives notice of any action, proceeding or claim as to which the Indemnified Party proposes to demand indemnification hereunder, it shall provide New Co prompt written notice thereof. Failure by an Indemnified Party to so notify New Co shall relieve New Co from the obligation to indemnify the Indemnified Party hereunder only to the extent that New Co suffers actual prejudice as a result of such failure, but New Co shall not be obligated to provide reimbursement for any Indemnity Expenses incurred for work performed prior to its receipt of written notice of the claim. If an Indemnified Party is entitled to indemnification hereunder, New Co will have the right to participate in such proceeding or elect to assume the defense of such action or proceeding at its own expense and through counsel chosen by New Co (such counsel being reasonably satisfactory to the Indemnified Party). The Indemnified Party will cooperate in good faith in such defense. Upon the assumption by New Co of the defense of any such action or proceeding, the Indemnified Party shall have the right to participate in, but not control the defense of, such action and retain its own counsel but the expenses and fees shall be at its expense unless (a) New Co has agreed to pay such Indemnity Expenses, (b) New Co shall have failed to employ counsel reasonably satisfactory to an Indemnified Party in a timely manner, or (c) the Indemnified Party shall have been advised by counsel that there are actual or potential conflicting interests between New Co and the Indemnified Party that require separate representation, and New Co has agreed that such actual or potential conflict exists (such agreement not to be unreasonably withheld); provided, however, that New Co shall not, in connection with any such action or proceeding arising out of the same general allegations, be liable for the reasonable fees and expenses of more than one separate law firm at any time for all Indemnified Parties not having actual or potential conflicts among them, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action or proceeding. All such fees and expenses shall be invoiced to New Co, with such detail and supporting information as New Co may reasonably require, in such intervals as New Co shall require under its standard billing processes.

If the Indemnified Party receives notice from New Co that New Co has elected to assume the defense of the action or proceeding, New Co will not be liable for any attorney fees or other legal expenses subsequently incurred by the Indemnified Party in connection with the matter.

New Co shall not be liable for any settlement of any claim against an Indemnified Party made without New Co’s written consent, which consent shall not be unreasonably withheld or delayed. New Co shall not, without the prior written consent of an Indemnified Party, which consent shall not be unreasonably withheld or delayed, settle or compromise any claim, or permit a default or consent to the entry of any judgment, that would create any financial obligation on the part of the Indemnified Party not otherwise within the scope of the indemnified liabilities.

The termination of this Settlement Agreement shall not affect the indemnity provided hereunder, which shall remain operative and in full force and effect. Notwithstanding anything in this Section 23 to the contrary, this Section 23 of the Settlement Agreement shall not be applicable with respect to any of the matters covered by Section 2.9 of the Equity Registration Rights Agreement.

24.	Costs and Attorneys Fees

A. Fees and Expenses. New Co agrees to reimburse the UAW and Class Counsel at or prior to the consummation of the transactions contemplated in Section 8 for reasonable attorney and professional fees and expenses based on hours worked and determined in accordance with the current market rates (not to include any upward adjustments such as any lodestar multipliers, risk enhancements, success fee, completion bonus or rate premiums) incurred in connection with the negotiation of the Equity Subscription Agreement, the Relevant New Co Equity Agreements, the Note, the Indenture, the Warrant and all related transaction agreements and the consummation of the closings thereunder, and all court proceedings, including without limitation, any litigation and discovery, related to obtaining the Approval Order and any other orders required to obtain final approval of the Sale Transaction and any related appeals and motion practice. The parties may request that the Bankruptcy Court include in its Approval Order reference to New Co’s reimbursement of fees and expenses pursuant to this Section 24.A.

B. Fees After the Closing Date. Each party to this Settlement Agreement agrees not to seek any other future fees or expenses from any other party in connection with either Henry II or Henry I or the bankruptcy proceeding, except that any party to this Settlement Agreement may seek such fees and costs as may be allowed by law.

25.	Releases and Certain Related Matters

A. In consideration of New Co’s entry into this Settlement Agreement, and the other obligations of New Co contained herein, the UAW, acting on its own behalf and as authorized representative of the Class and the Covered Group, hereby consents to the entry of the Judgment, which shall be binding upon all Class Members and the Covered Group.

B. As of the Closing Date, each UAW Releasee releases and forever discharges each other UAW Releasee and each other Indemnified Party and shall be forever released and discharged with respect to any and all rights, claims or causes of action that such UAW Releasee had, has or hereafter may have, whether known or unknown, suspected or unsuspected, concealed or hidden, arising out of or based upon or otherwise related to (a) any of the claims arising, or which could have been raised, in connection with either Henry I, Henry II, or the GM bankruptcy proceedings, concerning the provision of Retiree Medical Benefits and the terms of this Settlement Agreement, (b) any claims that this Settlement Agreement, any document referred to or contemplated herein is not in compliance with applicable laws and regulations, and (c) any action taken to carry out this Settlement Agreement in accordance with this Settlement Agreement and applicable law.

C. As of the Closing Date, the UAW Releasees release and forever discharge New Co, and its officers, directors, employees, agents, and subsidiaries, and the New Co Plan and its fiduciaries, with respect to any and all rights, claims or causes of action that any UAW Releasee had, has or hereafter may have, whether known or unknown, suspected or unsuspected, concealed or hidden, arising out of, based upon or otherwise related to (a) any of the claims arising, or which could have been raised, in connection with Henry I, Henry II, or the GM bankruptcy proceedings, concerning the provision of Retiree Medical Benefits and the terms of this Settlement Agreement, (b) any claims that this Settlement Agreement, any document referred to or contemplated herein is not in compliance with applicable laws and regulations, and (c) any action taken to carry out this Settlement Agreement in accordance with this Settlement Agreement and applicable law.

D. As of the Closing Date, the UAW Releasees release and forever discharge the Existing External VEBA and the fiduciaries, trustees, and committee that administer the Existing External VEBA, and the Existing Internal VEBA and the fiduciaries, trustees, and committee that administer the Existing Internal VEBA with respect to any and all rights, claims or causes of action that any UAW Releasee had, has or hereafter may have, whether known or unknown, suspected or unsuspected, concealed or hidden, arising out of, based upon or otherwise related to (a) any of the claims arising, or which could have been raised, in connection with Henry I, Henry II, or the GM bankruptcy proceedings, concerning the provision of Retiree Medical Benefits and the terms of this Settlement Agreement, (b) any claims that this Settlement Agreement, any document referred to or contemplated herein is not in compliance with applicable laws and regulations, and (c) any action taken by such fiduciaries, trustee and/or committees to carry out this Settlement Agreement and to transfer assets of the Existing External VEBA and Existing Internal VEBA to the New VEBA in accordance with this Settlement Agreement and applicable law.

E. As of the Closing Date, New Co releases and forever discharges the Class Representatives and Class Counsel from any and all claims, demands, liabilities, causes of action or other obligations of whatever nature, including attorney fees, whether known or unknown, that arise from their participation or involvement with respect to the assertion of the claims and negotiations leading to this Settlement Agreement. This release does not extend to obligations arising from the terms of the Settlement Agreement itself.

F. Neither the entry into this Settlement Agreement nor the consent to the Judgment is, may be construed as, or may be used as, an Admission by or against New Co or any UAW Releasee of any fault, wrongdoing or liability whatsoever.

26.	Dispute Resolution

A. Coverage. Any controversy or dispute arising out of or relating to, or involving the enforcement, implementation, application or interpretation of this Settlement Agreement shall be enforceable only by New Co, the Committee and the UAW, and the Approval Order will provide that the Bankruptcy Court will retain jurisdiction to resolve any disputes, and, in the event that the bankruptcy proceeding has been closed or dismissed, the parties agree that any necessary litigation to resolve such disputes shall be brought before the Court. Notwithstanding the foregoing, any disputes relating solely to eligibility for participation or entitlement to benefits under the New Plan shall be resolved in accordance with the applicable procedures such Plan shall establish, and nothing in this Settlement Agreement precludes Class Members from pursuing appropriate judicial review regarding such disputes; provided however, that no claims related to Retiree Medical Benefits for claims incurred after the Implementation Date may be brought against New Co, any of its affiliates, or the New Co Plan.

B. Attempt at Resolution. Although the Bankruptcy Court retains exclusive jurisdiction to resolve disputes arising out of or relating to the enforcement, implementation, application or interpretation of this Settlement Agreement, the parties agree that prior to seeking recourse to the Bankruptcy Court, the parties shall attempt to resolve the dispute through the following process:

(i) The aggrieved party shall provide the party alleged to have violated this Settlement Agreement (“Dispute Party”) with written notice of such dispute, which shall include a description of the alleged violation and identification of the Section(s) of the Settlement Agreement allegedly violated. Such notice shall be provided so that it is received by the Dispute Party no later than 180 calendar days from the date of the alleged violation or the date on which the aggrieved party knew or should have known of the facts that give rise to the alleged violation, whichever is later, but in no event longer than 3 years from the date of the alleged violation.

(ii) If the Dispute Party fails to respond within 21 calendar days from its receipt of the notice, the aggrieved party may seek recourse to the Bankruptcy Court; provided however, that the aggrieved party waives all claims related to a particular dispute against the Dispute Party if the aggrieved party fails to bring the dispute before the Bankruptcy Court within 180 calendar days from the date of sending the notice.

All the time periods in Section 26 of this Settlement Agreement may be extended by agreement of the parties to the particular dispute.

C. Alternate Means of Resolution. Nothing in this Section shall preclude New Co, the UAW, or the Committee from agreeing on any other form of alternative dispute resolution or from agreeing to any extensions of the time periods specified in this Section.

D. Arbitration for Certain Disputes. Notwithstanding anything in Section 26.A or 26.B of this Settlement Agreement to the contrary, any dispute or controversy arising under the last paragraph of Section 5.D or the last paragraph of Section 12 of this Settlement Agreement shall be resolved in the following manner:

(i) While the parties agree that each of the disputes referenced in Section 26.D of this Settlement Agreement may be submitted to arbitration, they first shall endeavor to resolve the dispute through the following procedures:

(1) the aggrieved party shall provide the other party with written notice of such dispute;

(2) the written notice in Section 26.D(i)(1) of this Settlement Agreement shall include a description of the alleged violation and identify the Section(s) of the Settlement Agreement allegedly violated;

(3) the party receiving the notice shall respond in writing within 21 calendar days of receipt of notice; and

(4) within 21 calendar days of that response the parties shall meet in an effort to resolve the dispute.

All the time periods in this Section 26.D of this Settlement Agreement may be extended by agreement of the parties to the particular dispute.

(ii) Should the parties be unable to resolve the dispute within 30 calendar days from the date of the meeting set forth in Section 26.D(i)(4) of this Settlement Agreement, either party may send written demand to the other party that the issue be resolved by arbitration. The failure to demand arbitration within 60 calendar days from the date of the meeting set forth in Section 26.D(i)(4) of this Settlement Agreement shall waive any right to such arbitration over the issue, absent mutual written agreement to the contrary by the parties. If a party fails to make a timely demand for arbitration pursuant to this Section 26.D(ii), such party may not pursue the dispute in court, and the dispute will be resolved on the basis of the position taken by the opposing or answering party.

(iii) In the event that New Co, the UAW, or the Committee proceed to arbitration in accordance with this Section 26.D, that dispute shall be submitted to an arbitrator (the “Arbitrator”) who will not have the authority to modify or to amend this Settlement Agreement, but only to apply this Settlement Agreement, as written, to particular factual situations based on a preponderance of the evidence. The Arbitrator shall not have the authority to award punitive or exemplary damages. Interest shall be paid on any delayed payments as a result of the arbitration process. The interest will be calculated daily at a rate equal to the OPEB Discount Rate for each day that amounts remain outstanding. Such arbitration shall take place in Detroit, Michigan unless otherwise agreed upon in writing by the parties. Any award shall be in writing and issued within 30 days from the close of the hearing, unless the parties otherwise agree. The award shall be final, conclusive and binding on New Co, the UAW, and the Committee. The award may be reduced to judgment in any appropriate court having jurisdiction in accordance with the provisions of applicable law.

(iv) In the event that a dispute arising under this Section is taken to arbitration, the Arbitrator shall be the arbitrator/umpire used by New Co and the UAW for disputes arising under the then applicable New Co-UAW National Agreement; provided that, if within 15 days of receipt of the written arbitration demand referred to in Section 26.D(ii), the parties agree in writing that the dispute requires an arbitrator with actuarial expertise, then the Arbitrator shall be a person with actuarial expertise upon whom the parties mutually agree in writing, but failing such mutual agreement with 30 days of receipt of the written arbitration demand referred to in Section 26.D(ii), the arbitrator/umpire used by New Co and the UAW for disputes arising under the then applicable New Co-UAW National Agreement shall select a person with actuarial expertise to serve as the Arbitrator.

(v) New Co, the UAW, and the Committee shall cooperate in setting a hearing date for the arbitration as soon as possible following selection of the Arbitrator.

27.	Submission of the Settlement Agreement

The parties shall submit this Settlement Agreement to the Bankruptcy Court and jointly work diligently to have this Settlement Agreement approved by the Bankruptcy Court as soon as possible. The parties shall give notice to all affected individuals, in a manner approved by the Bankruptcy Court. The parties shall seek from the Bankruptcy Court any order necessary to comply with the Federal Rules of Bankruptcy Procedure or any other applicable rule of procedure or statutory requirement that must be met to give this Settlement Agreement full force and effect.

28.	Conditions

This Settlement Agreement is conditioned upon the occurrence or resolution of the conditions described in subparagraphs A and B of this Section. The failure of the conditions described in subparagraphs A and/or B shall render this Settlement Agreement void.

A. Judgment/Approval Order. The Bankruptcy Court shall have entered a Judgment approving and accepting this Settlement Agreement in all respects and as to all parties, including New Co, the UAW, the Class and the Covered Group and the Closing shall have occurred in reliance on such Judgment. Such Approval Order shall be reasonably acceptable in form and substance to New Co and the UAW. This condition shall be deemed to have failed upon issuance of an order disapproving this Settlement Agreement, or upon the issuance of an order approving only a portion of this Settlement Agreement but disapproving other portions, unless New Co and the UAW, acting on its own behalf and as the authorized representative of the Class and the Covered Group, agree otherwise in writing.

B. Existing Internal VEBA Sponsorship. New Co, or one of its Subsidiaries, shall assume from GM sponsorship of the Existing Internal VEBA. In connection therewith, New Co shall (i) have all of the rights, title and interest as plan sponsor, plan administrator or employer under the Existing Internal VEBA, (ii) have any responsibility, obligation or liability of plan sponsor or plan administrator relating to, the Existing Internal VEBA and each contract, agreement or arrangement established thereunder or relating thereto, and (iii) operate the Existing Internal VEBA in accordance with, and to otherwise comply with the New Co’s obligations under, this Settlement Agreement, effective as of the Closing Date and subject to approval by the Bankruptcy Court, including, without limitation, the obligation to direct the trustee of the Existing Internal VEBA to transfer the UAW Related Account in the Existing Internal VEBA to the New VEBA.

29.	No Admission; No Prejudice

A. Notwithstanding anything to the contrary, whether set forth in this Settlement Agreement, the MOU, the Judgment, or any notice, any documents filed with the Court in either Henry I, Henry II, or the GM bankruptcy proceedings, any documents, whether provided in the course of or in any manner whatsoever relating to the discussions between New Co and UAW with respect to health care benefits or relating to this Settlement Agreement, whether distributed, otherwise made available to or obtained by any person or organization, including without limit, New Co Active Employees, Class Members, or their spouses, surviving spouses or dependents, or to the UAW or New Co in the course of the negotiations that led to entry into this Settlement Agreement, or otherwise:

(i) New Co has denied, and continues to deny, that it is responsible for providing medical benefits to retirees. Neither this Settlement Agreement nor any document referred to or contemplated herein may be construed as, or may be viewed or used as, an Admission by or against the New Co of any fault, wrongdoing or liability whatsoever, or as an Admission by New Co of any claim or argument made by or on behalf of the UAW, New Co Active Employees, the Class or the Covered Group, that it is the successor in interest of GM. Without limiting in any manner whatsoever the generality of the foregoing, the performance of any settlement actions by New Co may not be construed, viewed or used as an Admission by or against New Co.

(ii) The UAW, acting on its own behalf and as the authorized representative of the Class Members, has claimed, and continues to claim, that the allegations, claims and contentions made against New Co have merit. Neither this Settlement Agreement nor any document referred to or contemplated herein nor any settlement actions may be construed as, or may be viewed or used as, an Admission by or against any of the UAW, the Class Representatives or the Class Members of any fault, wrongdoing or liability whatsoever or of the validity of any claim or argument made by or on behalf of New Co that New Co has a unilateral right to modify or terminate retiree health care benefits, has no obligation to assume the MOU, or that New Co is not a successor of interest to GM. Without limiting in any manner whatsoever the generality of the foregoing, the performance of any settlement actions by any of the UAW, the Class Representatives or the Class Members, including without limitation, the acceptance of any retiree health care benefits under any of the New Co health care plans set forth in this Settlement Agreement, may not be construed, viewed or used as an Admission by or against any of the UAW, the Class Representatives or the Class that New Co has a unilateral right to modify or terminate retiree health care benefits, has no obligation to assume the MOU, or that New Co is not a successor to GM.

(iii) Entering into this Settlement Agreement and performance of any of the settlement actions shall not be construed as, or deemed to be evidence of, an Admission by any of the parties hereto, and shall not be offered or received in evidence in any action or proceeding against any party hereto in any court, administrative agency or other tribunal or forum for any purpose whatsoever other than to enforce the provisions of this Settlement Agreement or to obtain or seek approval of this Settlement Agreement.

For the purposes of this Section 29, New Co refers to New Co and the UAW refers to the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, as organizations, as well as any and all of their respective directors, officers, employees, and agents.

This Settlement Agreement and anything occurring in connection with reaching this Settlement Agreement are without prejudice to New Co, the UAW and the Class. The parties may use this Settlement Agreement to assist in securing the Judgment approving the settlement. It is intended that New Co, the UAW, the Committee, the Class Representatives, the Class, the Covered Group and Class Counsel shall not use this Settlement Agreement, or anything occurring in connection with reaching this Agreement, as evidence against New Co, the UAW, the Class or the Covered Group in any circumstance except where the parties are operating under or enforcing this Settlement Agreement or the Judgment approving this Settlement Agreement.

30.	Duration and Termination of Settlement Agreement

This Settlement Agreement will remain in effect unless and until terminated in accordance with this Section and as provided for in Section 28 of this Settlement Agreement. Termination of this Settlement Agreement may occur as follows:

(i) If the Judgment is denied in whole or in material part, either New Co or the UAW, acting on its own behalf and as the authorized representative of the Class and the Covered Group, may terminate this Settlement Agreement by 30 days’ written notice to the other party and the rights and obligations of all parties shall revert to the status quo ante as if this Settlement Agreement had never been entered.

(ii) If an Approval Order satisfactory to the parties, as described in Section 28.A of this Settlement Agreement or any other order authorizing the Sale Transaction, is entered by the Bankruptcy Court, but overturned on appeal or otherwise such that there is or may be a material negative impact on the rights, obligations or benefits provided hereunder to the UAW, the Class, the Covered Group or New Co, either New Co or the UAW, acting on its own behalf and as the authorized representative of the Class and the Covered Group, may terminate this Settlement Agreement upon 30 days’ written notice to the other parties and the rights and obligations of all parties shall revert to the status quo ante as if this Settlement Agreement had never been entered.

(iii) If any court, agency or other tribunal of competent jurisdiction issues a determination that any part of this Settlement Agreement is prohibited or unenforceable in any material respect, either New Co or the UAW, acting on its own behalf and as the authorized representative of the Class and the Covered Group, may terminate this Settlement Agreement by 30 days’ written notice to the other party and the rights and obligations of all parties shall revert to the status quo ante as if this Settlement Agreement had never been entered.

Notwithstanding the foregoing, Sections 22, 23, 26 and 29 shall survive the termination of this Settlement Agreement.

31.	National Institute for Health Care Reform

In recognition of the interest of New Co, the UAW, the Class and the Covered Group in improving the quality, affordability, and accountability of health care in the United States, the parties agree that as a part of this settlement New Co and the UAW shall establish a National Institute for Health Care Reform (“Institute”). The Institute shall be established and receive its first annual funding payment as soon as practicable after the Initial Effective Date on the basis set forth in the term sheet attached hereto as Exhibit G to this Settlement Agreement. The annual funding payment will be payable in four equal quarterly installments. The funding and operation of the Institute shall be separate, independent and distinct from the New Plan and the New VEBA. Any payments by New Co to the Institute shall be governed exclusively by the term sheet and are not in any way related to New Co’s payment obligations as described in Sections 8 and 12 of this Settlement Agreement.

32.	Other Provisions

A. References in this Settlement Agreement to “Sections,” “Paragraphs” and “Exhibits” refer to the Sections, Paragraphs, and Exhibits of this Settlement Agreement unless otherwise specified.

B. The Bankruptcy Court (or in the event the bankruptcy proceeding has been closed or dismissed, the Court) will, subject to Section 26 of this Settlement Agreement, resolve any disputes relating to or arising out of or in connection with the enforcement, interpretation or implementation of this Settlement Agreement. Each of the parties hereto expressly and irrevocably submits to the jurisdiction of the Bankruptcy Court or the Court, as applicable, and expressly waives any argument it may have with respect to venue or forum non conveniens.

C. This Settlement Agreement constitutes the entire agreement between the parties regarding the matters set forth herein, and no representations, warranties or inducements have been made to any party concerning this Settlement Agreement, other than representations, warranties and covenants contained and memorialized in this Settlement Agreement. This Settlement Agreement supersedes any prior understandings, agreements or representations by or between the parties, written or oral, regarding the matters set forth in this Settlement Agreement.

D. The captions used in this Settlement Agreement are for convenience of reference only and do not constitute a part of this Settlement Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Settlement Agreement, and all provisions of this Settlement Agreement will be enforced and construed as if no captions had been used in this Settlement Agreement.

E. This Settlement Agreement may be executed in two or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument, provided that counsel for the parties to this Settlement Agreement shall exchange among themselves original signed counterparts.

F. No party to this Settlement Agreement may assign any of its rights hereunder without the prior written consent of the other parties, and any purported assignment in violation of this sentence shall be void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. For purposes of clarification and without limitation as to other beneficiaries, GM is intended to be a third party beneficiary of this Settlement Agreement.

G. Each of New Co, the UAW, the Committee, the Class and the Covered Group shall do any and all acts and things, and shall execute and deliver any and all documents, as may be necessary or appropriate to effect the purposes of this Settlement Agreement.

H. This Settlement Agreement shall be construed in accordance with applicable federal laws of the United States of America.

I. Any provision of this Settlement Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent any provision of this Settlement Agreement is invalid or unenforceable as provided for in Section 32.J of this Settlement Agreement, it shall be replaced by a valid and enforceable provision agreed to by New Co and the UAW, acting on its own behalf and as the authorized representative of the Class and the Covered Group (which agreement shall not be unreasonably withheld) that preserves the same economic effect for the parties under this Settlement Agreement; provided however, that to the extent that such prohibited or unenforceable provision cannot be replaced as contemplated and the consequences of such prohibited or unenforceable provision causes this Settlement Agreement to fail of its essential purpose then this Settlement Agreement may be voided at the sole discretion of the party seeking the benefit of the prohibited or unenforceable provision. Class Counsel is expressly authorized to take all appropriate action to implement this provision.

J. In the event that any payment referenced in this Settlement Agreement is due to be made on a weekend or a holiday, the payment shall be made on the first business day following such weekend or holiday.

K. In the event that any legal or regulatory approvals are required to effectuate the provisions of this Settlement Agreement, New Co, the UAW, the Class, and the Committee will fully cooperate in securing any such legal or regulatory approvals.

L. Any notice, request, information or other document to be given under this Settlement Agreement to any of the parties by any other party shall be in writing and delivered personally, or sent by Federal Express or other carrier which guarantees next-day delivery, transmitted by facsimile, transmitted by email if in an Adobe Acrobat PDF file, or sent by registered or certified mail, postage prepaid, at the following addresses. All such notices and communication shall be effective when delivered by hand, or, in the case of registered or certified mail, Federal Express or other carrier, upon receipt, or, in the case of facsimile or email transmission, when transmitted (provided, however, that any notice or communication transmitted by facsimile or email shall be immediately confirmed by a telephone call to the recipient.):

If to New Co, addressed to:

Diana Tremblay

GMNA Vice President of Labor Relations

General Motors Company

2000 Centerpoint Parkway

Pontiac, MI 48341

Tel: (248) 753-2243

in each case with copies to:

Francis S. Jaworski

Office of the General Counsel

General Motors Company

Mail Code 482-C25-B21

300 Renaissance Center

P.O. Box 300

Detroit, MI 48265-3000

Tel: (313) 665-4914

Cadawalder, Wickersham & Taft LLP

One World Financial Center

New York, NY 10281

Attention: R. Ronald Hopkinson/Lisa J. Pauquette/John J. Rapisardi

Tel: (212) 504-6000

If to UAW, addressed to:

Daniel W. Sherrick

General Counsel

International Union, United Automobile, Aerospace and

Agricultural Implement Workers of America

8000 East Jefferson Avenue

Detroit, MI 48214

Tel: (313) 926-5216

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: A. Richard Susko/Richard S. Lincer/David I. Gottlieb

Tel: (212) 225-2000

Each party may substitute a designated recipient upon written notice to the other parties.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS THEREOF, the parties hereto have caused this Settlement Agreement to be executed by themselves or their duly authorized attorneys.

AGREED:

By:

GENERAL MOTORS COMPANY

By:

Daniel W. Sherrick (P37171)
8000 East Jefferson Avenue
Detroit, MI 48214
Tel: (313) 926-5216

COUNSEL FOR INTERNATIONAL UNION, UNITED AUTOMOBILE, AEROSPACE AND AGRICULTURAL IMPLEMENT WORKERS OF AMERICA

ACKNOWLEDGED AND CONFIRMED:

By:

William T. Payne
Stember Feinstein Doyle & Payne, LLC
Pittsburgh North Office
1007 Mt. Royal Boulevard
Pittsburgh, PA 15222
Tel: (412) 492-8797
wpayne@stargate.net

CLASS COUNSEL

IN WITNESS THEREOF, the parties hereto have caused this Settlement Agreement to be executed by themselves or their duly authorized attorneys.

AGREED:

By:

GENERAL MOTORS COMPANY

By:	/s/ Daniel W. Sherrick

Daniel W. Sherrick (P37171)
8000 East Jefferson Avenue
Detroit, MI 48214
Tel: (313) 926-5216

COUNSEL FOR INTERNATIONAL UNION, UNITED AUTOMOBILE, AEROSPACE AND AGRICULTURAL IMPLEMENT WORKERS OF AMERICA

ACKNOWLEDGED AND CONFIRMED:

By:

William T. Payne
Stember Feinstein Doyle & Payne, LLC
Pittsburgh North Office
1007 Mt. Royal Boulevard
Pittsburgh, PA 15222
Tel: (412) 492-8797
wpayne@stargate.net

CLASS COUNSEL

EXHIBITS

IN WITNESS THEREOF, the parties hereto have caused this Settlement Agreement to be executed by themselves or their duly authorized attorneys.

AGREED:

By:

GENERAL MOTORS COMPANY

By:

Daniel W. Sherrick (P37171)
8000 East Jefferson Avenue
Detroit, MI 48214
Tel: (313) 926-5216

COUNSEL FOR INTERNATIONAL UNION, UNITED AUTOMOBILE, AEROSPACE AND AGRICULTURAL IMPLEMENT WORKERS OF AMERICA

ACKNOWLEDGED AND CONFIRMED:

By:	/s/ William T. Payne

William T. Payne
Stember Feinstein Doyle & Payne, LLC
Pittsburgh North Office
1007 Mt. Royal Boulevard
Pittsburgh, PA 15222
Tel: (412) 492-8797
wpayne@stargate.net

CLASS COUNSEL

EXHIBITS

Exhibit A: Trust Agreement

Exhibit B: [Reserved]

Exhibit C: [Reserved]

Exhibit D: Form of Equity Registration Rights Agreement

Exhibit E: Form of Trust Agreement Amendment

Exhibit F: 2009 Benefits Changes

Exhibit G: National Institute for Health Care Reform Term Sheet

Exhibit H: [Reserved]

Exhibit I: Form of New Co Note*

Exhibit J: Form of Preferred Stock Certificate of Designation

Exhibit K: Form of Stockholders Agreement**

Exhibit L: Form of Warrant

*	Final form to be agreed between New Co and the VEBA in conformity with the VEBA Note Term Sheet attached as Exhibit Y to the Amended and Restated Master Sale and Purchase Agreement, dated June 26, 2009, by and among New Co, GM and the other parties thereto (as amended, the “MSPA” ). The VEBA Note Term Sheet is attached hereto as Exhibit I pending agreement on the final form.
**	Final form to be agreed among New Co, the New VEBA, and the other stockholders to be parties thereto, in conformity with the Governance Term Sheet previously furnished to the UAW, with such changes thereto as may be required by the United States Treasury and agreed to by the UAW.

EXHIBIT A

TRUST AGREEMENT

* * * * * * * * * * * * * * * *

The form of trust agreement attached hereto includes references to Ford Motor Company, Inc. and Chrysler, LLC and to separate class action cases brought against each of those companies by the UAW and a class of each company’s retirees. The form of trust agreement in the attached Exhibit E is designed to accommodate the possibility that settlement agreements are entered into in those cases pursuant to which those companies would also deposit agreed-upon amounts into the trust described in the attached Exhibit E. But there is currently no settlement agreement in either of those cases, and there is no guarantee that there will be such a settlement agreement, or that any potential settlement of those cases would include an agreement to pay any amount into the trust described in the attached Exhibit E.

In the event that there is no settlement agreement in either or both of those cases, or that any settlement of either or both of those cases does not include a form of trust agreement identical in all respects to the attached Exhibit E, the references to such company and the corresponding case and settlement agreement shall be removed from the form of trust agreement, and the trust agreement shall be conformed to relate solely to the remaining settlement agreements or to this Settlement Agreement as the case may be.

* * * * * * * * * * * * * * * *

2

UAW RETIREE MEDICAL BENEFITS TRUST

THIS TRUST AGREEMENT, entered into and effective as of                     , by and among                      ,                     ,                     ,                     ,                     ,                     ,                     ,                     ,                     ,                     ,                      (the “Committee”) and                                  (the “Trustee”).

W I T N E S S E T H:

WHEREAS, General Motors Corporation (“GM”), International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”), along with respective Class Representatives of plaintiff class members in the case of UAW v. General Motors Corp., Civ. Act. No. 2:07-cv-14074 (E.D. Mich. complaint filed September 9, 2007), have entered into a settlement agreement dated February     , 2008 (“GM Retiree Settlement”), that, subject to Court approvals and other stated conditions, provides for GM to make certain deposits and remittances to a trust established as a voluntary employees’ beneficiary association (the “Trust”), and credited to the GM Separate Retiree Account in the Trust.

WHEREAS, Chrysler, LLC (“Chrysler”), UAW, along with respective class representatives of plaintiff class members in the case of UAW v. Chrysler, LLC, Civ. Act. No. :07-cv-14310 (E.D. Mich. complaint filed                     , 2007), have entered into a settlement agreement dated                     , 2008 (“Chrysler Retiree Settlement”), that, subject to Court approvals and other stated conditions, provides for Chrysler to make certain deposits and remittances to the Trust, and credited to the Chrysler Separate Retiree Account in the Trust.

WHEREAS, Ford Motor Company, Inc. (“Ford”), UAW, along with respective class representatives of plaintiff class members in the case of UAW v. Ford Motor Co., Civ. Act. No.          (E.D. Mich. complaint filed                     , 2007), have entered into a settlement agreement dated                     , 2008 (“Ford Retiree Settlement”), that, subject to Court approvals and other stated conditions, provides for Ford to make certain deposits and remittances to the Trust, and credited to the Ford Separate Retiree Account in the Trust.

WHEREAS, the Settlements contemplate a Committee, as more fully defined herein, (the “Committee”) to act on behalf of employees’ beneficiary associations (the “EBAs”), which are incorporated in the Trust;

WHEREAS, by an order dated                     , the Court approved the Chrysler Settlement, and by an order dated                     , the Court approved the Ford Settlement, and by an order dated                     , the Court approved the GM Settlement (collectively, the “Court Order”);

WHEREAS, through operation of each Court Order the Committee was formed;

WHEREAS, the Trust consists of three separate employees’ beneficiary associations (collectively, the “EBAs”), and the membership of each EBA includes the applicable Eligible Group;

WHEREAS, each EBA, acting through the Committee, will establish and maintain a separate employee welfare benefit plan (collectively the “Plans”) on behalf of the members of the respective Eligible Groups;

WHEREAS, the Committee, on behalf of the EBAs, has entered into this Trust Agreement to implement the Trust, to be known as the “UAW Retiree Medical Benefits Trust,” which shall include the GM Separate Retiree Account, the Ford Separate Retiree Account and the Chrysler Separate Retiree Account (collectively the “Separate Retiree Accounts”), to accept the deposits, contributions, transfers and remittances of, or attributable to, each Company in the respective Separate Retiree Account;

WHEREAS, the purpose of each Separate Retiree Account is to serve as a separate, dedicated account to be used for the sole purpose of funding Benefits provided under the related Plan to the Eligible Group under that Plan and defraying the reasonable expenses of such Plan, as set forth in the GM Retiree Settlement, Ford Retiree Settlement and the Chrysler Retiree Settlement respectively;

WHEREAS, the purpose of this Trust is to allow for the pooled investment of assets credited to each of the Separate Retiree Accounts and to provide the economy of scale to the Committee in providing services for each of the Plans, but not to allow for the assets attributable to any one Separate Retiree Account to offset liabilities or defray the expenses attributable to any other Separate Retiree Account;

WHEREAS, the Committee is willing to serve as the named fiduciary of each Plan and the Trustee desires to serve in such capacity with respect to the Trust;

WHEREAS, the Committee is willing to exercise the authority granted to it herein;

WHEREAS, the Trustee is willing to receive, hold, and invest the assets of the Trust in accordance with the terms of this Trust Agreement;

WHEREAS, the Trust is intended to comply with the requirements of sections 419A(f)(5)(A) and 501(c)(9) of the Internal Revenue Code of 1986, as amended (the “Code”), the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and deposits to the Trust are described in section 302(c)(2) of the Labor Management Relations Act, 1947, as amended (“LMRA”);

NOW THEREFORE, in consideration of the premises and the covenants contained herein, the Committee and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Authorized Investments. Subject to any investment guidelines established by the Committee and communicated to the Trustee pursuant to Section 10.4, “Authorized Investments” shall not be limited to investments that are defined as legal investments for trust funds under the laws of any jurisdiction. Authorized Investments shall include, but shall not be limited to (i) cash held in interest bearing accounts or cash equivalents that are credited with earnings; (ii) bonds, debentures, notes, or other evidences of indebtedness; (iii) stocks (regardless of class) or other evidences of ownership in any corporation, partnership, mutual investment fund (including funds for which the Trustee or an affiliate thereof serves as investment manager), investment company, association, joint venture or business trust; (iv) derivative securities, including without limitation future contracts and option contracts; (v) investment contracts issued by legal reserve insurance companies; (vi) collective investment funds; and (vii) any other investment or transaction permitted by applicable law.

Section 1.2 Beneficiary. A person designated as a beneficiary of a Participant by the Participant, who is in an Eligible Group and who is or may become entitled to Benefits under one of the Plans through his or her relationship with an Eligible Retiree or with a deceased retiree or employee of a Company.

Section 1.3 Benefits. During the Initial Accounting Period with respect to each Plan, Benefits under each such Plan shall have the same meaning as “Retiree Medical Benefits” (as that term is defined under each Company Settlement), that is, post retirement medical benefits, including but not limited to hospital surgical medical, prescription drug, vision, dental, hearing aid and the $76.20 Special Benefit related to Medicare. After the Initial Accounting Period ends with respect to a Plan, Benefits, pursuant to an amendment to such Plan, may include any benefit permissible under section 50l(c)(9) of the Code and section 3(1) of ERISA.

Section 1.4 Chair. The Member selected pursuant to Section 9.5 to perform the functions described in Article IX.

Section 1.5 Chrysler. Chrysler LLC, a Delaware corporation with its principal offices in Auburn Hills, Michigan, and its successors and assigns.

Section 1.6 Chrysler Eligible Group. The Class or Class Members and the Covered Group as set forth in the Chrysler Settlement and repeated verbatim in Exhibit A.

Section 1.7 Chrysler Health Care Program. The employee welfare benefit plan maintained by Chrysler as in effect as of October 12, 2007, which provided retiree medical benefits to Chrysler employees who retired from UAW-represented bargaining units.

Section 1.8 Chrysler Retiree EBA. The UAW Chrysler Retirees Employees’ Beneficiary Association, an employee organization within the meaning of Section 3(4) of ERISA.

Section 1.9 Chrysler Retiree Plan. The UAW Chrysler Retirees Medical Benefits Plan, as established and maintained by the Chrysler Retiree EBA, as may be amended from time to time by the Committee, as specified herein, to make available Benefits to Participants and Beneficiaries included in the Chrysler Eligible Group.

Section 1.10 Chrysler Retiree Settlement. Settlement of the claims in UAW v. Chrysler, LLC, Civ. Act. No. :07-cv-l4310 (E.D. Mich. complaint filed                     , 2007).

Section 1.11 Chrysler Separate Retiree Account. The separate account in the Trust, including any Employer Security Sub-Account attributable to any Chrysler Employer Security, maintained to account for (a) the assets attributable to the deposits, contributions, remittances, subsidies, investment income, and any other income held in the Trust Fund exclusively to fund the Chrysler Retiree Plan; and (b) the Benefits provided pursuant to the Chrysler Retiree Plan, other liabilities, administrative expenses attributable to such Benefits, and the Chrysler Separate Retiree Account’s share of investment expenses incurred.

Section 1.12 Code. The Internal Revenue Code of 1986, as amended, and any successor statute thereto.

Section 1.13 Committee. The group of Independent Members and UAW Members formed pursuant to the Settlements to implement the Trust, to administer each Plan, and to serve as a “named fiduciary” of each Plan within the meaning of section 402(a)(2) of ERISA, including the exercise of authority or control over Plan assets.

Section 1.14 Company. The term Company shall mean Chrysler, Ford, or GM, as the case may be (collectively the “Companies”).

Section 1.15 Company Health Care Plan. The Chrysler Health Care Program for Hourly Employees, the Ford Retiree Health Program, and the General Motors Health Care Program for Hourly Employees, as the case may be (collectively “Company Health Care Plans”).

Section 1.16 EBA. The Chrysler Retiree EBA, the Ford Retiree EBA, or the GM Retiree EBA, as the case may be (collectively “EBAs”).

Section 1.17 Eligible Group. All individuals who satisfy the requirements to be included in either the Chrysler Eligible Group, the Ford Eligible Group, or the GM Eligible Group, as the case may be (collectively “Eligible Groups”).

Section 1.18 Eligible Retiree. A former employee retired from a Company who satisfies the requirements to be included in an Eligible Group.

Section 1.19 Employer Security. Any obligation, note, warrant, bond, debenture, stock or other security within the meaning of section 407(d)(1) of ERISA that is acquired or held by the Trust (or arising from any such security through conversion) pursuant a deposit or transfer under one of the Settlements the acquisition or holding of which (i) is not prohibited by sections 406(a)(1)(E) or 406(a)(2) of ERISA, or (ii) is the subject of a prohibited transaction exemption provided under section 408 of ERISA.

Section 1.20 Employer Security Sub-Account. The sub-account maintained by the Trustee within each Separate Retiree Account to hold separately any Employer Security and any proceeds from the disposition of any Employer Security, at the direction of the Committee or the Independent Fiduciary pursuant to Article XI.

Section 1.21 ERISA. The Employee Retirement Income Security Act of 1974, as amended through any date relevant under this Trust Agreement, and any successor statute thereto.

Section 1.22 Ford. Ford Motor Company, a Delaware corporation with its principal office in Dearborn, Michigan, and its successors and assigns.

Section 1.23 Ford Eligible Group. The Class or Class Members and the Covered Group as set forth in the Ford Settlement and repeated verbatim in Exhibit B.

Section 1.24 Ford Retiree Health Program. The portion of the Hospital-Surgical-Medical- Drug-Dental-Vision Program maintained by Ford as in effect on and after the effective date of the 2007 UAW-Ford National Collective Bargaining Agreement, which provided retiree medical benefits to Ford hourly employees who retire from UAW-represented bargaining units.

Section 1.25 Ford Retiree EBA. The UAW Ford Retirees Employees’ Beneficiary Association, an employee organization within the meaning of Section 3(4) of ERISA.

Section 1.26 Ford Retiree Plan. The UAW Ford Retirees Medical Benefits Plan, as established and maintained by the Ford Retiree EBA, as may be amended from time to time by the Committee, as specified herein, to make available Benefits to Participants and Beneficiaries included in the Ford Eligible Group.

Section 1.27 Ford Retiree Settlement. Settlement of the claims in UAW v. Ford Motor Co., Civ. Act. No.          (E.D. Mich. complaint filed                     , 2007).

Section 1.28 Ford Separate Retiree Account. The separate account in the Trust, including any Employer Security Sub-Account attributable to any Ford Employer Security, maintained to account for (a) the assets attributable to the deposits, contributions, remittances, subsidies, investment income, and any other income held in the Trust Fund exclusively to fund the Ford Retiree Plan; and (b) the Benefits provided pursuant to the Ford Retiree Plan, other liabilities, administrative expenses attributable to such Benefits, and the Ford Separate Retiree Account’s share of investment expenses incurred.

Section 1.29 GM. The General Motors Corporation, a Delaware corporation with its principal offices in Detroit, Michigan, and its successors and assigns.

Section 1.30 GM Eligible Group. The Class or Class Members and the Covered Group as set forth in the GM Settlement and repeated verbatim in Exhibit C.

Section 1.31 General Motors Health Care Program for Hourly Employees. The collectively bargained General Motors Health Care Program for Hourly Employees as set forth in Exhibit C-1 of the 2007 and prior GM-UAW National Agreements, as applicable to those GM-UAW Represented Employees who had attained seniority prior to September 14, 2007.

Section 1.32 GM Retiree EBA. The UAW GM Retirees Employees’ Beneficiary Association, an employee organization within the meaning of Section 3(4) of ERISA.

Section 1.33 GM Retiree Plan. The UAW GM Retirees Medical Benefits Plan, as adopted by the GM Retiree EBA, as may be amended from time to time by the Committee, as specified herein, to make available Benefits to Participants and Beneficiaries included in the GM Eligible Group.

Section 1.34 GM Retiree Settlement. Settlement of the claims in UAW v. General Motors Corp., Civ. Act. No. 2:07-cv-14074 (E.D. Mich. complaint filed September 9, 2007).

Section 1.35 GM Separate Retiree Account. The separate account in the Trust, including any Employer Security Sub-Account attributable to any GM Employer Security, maintained to account for (a) the assets attributable to the deposits, contributions, remittances, subsidies, investment income and any other income and other income held in the Trust Fund exclusively to fund the GM Retiree Plan; and (b) the Benefits provided pursuant to the GM Retiree Plan, other liabilities, administrative expenses attributable to such Benefits, and the GM Separate Retiree Account’s share of investment expenses incurred.

Section 1.36 Implementation Date. The later of (i) January 1, 2010 or (ii) the “Final Effective Date,” as defined in the GM Retiree Settlement or the Chrysler Retiree Settlement, as applicable, or with respect to the Ford Retiree Settlement, the later of the “Effective Date” or the “Appeal Completion Date” (as defined in the Ford-UAW Memorandum of Understanding Post-Retirement Medical Care dated November 3, 2007) or as otherwise provided in the Ford Settlement Agreement.

Section 1.37 Independent Fiduciary. The entity that may be appointed from time to time by the Committee to serve pursuant to Article XI.

Section 1.38 Independent Member. An individual person who serves as a member of the Committee and is not appointed by UAW, who satisfies the requirements of section 9.1, and whose experience in such fields, without limitation, as health care, employee benefits, asset management, human resources, labor relations, economics, law, accounting or actuarial science indicates a capacity to fulfill the powers and duties of Article X in the manner described in Section 10.11, and wherever practicable, helps to provide a range of relevant experiences to the Committee.

Section 1.39 Initial Accounting Period. With respect to each Plan, the period before the later of the date that (a) the respective Company determines that its obligations, if any, with respect to the Plan made available to the Participants and Beneficiaries included in that Company’s Eligible Group are subject to settlement accounting as contemplated by paragraphs 90-95 of FASB Statement No. 106, as amended, or its functional equivalent; or (b) the Company is no longer obligated to make any further payments or deposits to the Trust, including, but not limited to, any Shortfall Amounts.

Section 1.40 Investment Manager. An investment manager within the meaning of section 3(38) of ERISA appointed by the Committee in accordance with the provisions of Section 10.5.

Section 1.41 Liaison. An individual appointed to perform the functions described in Section 9.11.

Section 1.42 LMRA. The Labor Management Relations Act, 1947, as amended, and any successor statute thereto.

Section 1.43 Member. A member of the Committee or his or her successor.

Section 1.44 Participant. An Eligible Retiree who has fulfilled all requirements for participation as determined pursuant to Sections 2.1 and 2.2, who pays any contribution that is required as a condition of coverage, and who receives coverage pursuant to the terms of a Plan.

Section 1.45 Plan. The Chrysler Retiree Plan, the Ford Retiree Plan, or the GM Retiree Plan, as the case may be (collectively the “Plans”).

Section 1.46 Separate Retiree Account. The Chrysler Separate Retiree Account, the Ford Separate Retiree Account or the GM Separate Retiree Account, as the case may be (collectively the “Separate Retiree Accounts”).

Section 1.47 Settlements. The GM Retiree Settlement, the Chrysler Retiree Settlement and the Ford Retiree Settlement (as referred to in the preamble to this Trust Agreement).

Section 1.48 Trust Agreement. This agreement and all of its exhibits, as now in effect and as it may be amended hereafter from time to time by the Committee, acting on behalf of the EBAs.

Section 1.49 Trust or Trust Fund. The UAW Retiree Medical Benefits Trust established by this Trust Agreement, incorporating each EBA, and comprising all property or interests in property held by the Trustee from time to time under this Trust Agreement

Section 1.50 Trustee. The entity referred to in the Preamble to this Trust Agreement named to perform the duties set forth in this Trust Agreement, or any successor thereto appointed by the Committee in accordance with Section 8.3. Any corporation continuing as the result of any merger or consolidation to which the Trustee is a party, or any corporation to which substantially all the business and assets of the Trustee may be transferred, will be deemed automatically to be continuing as the Trustee.

Section 1.51 UAW. The International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, AFL-CIO, CLC, and any successor thereof.

Section 1.52 UAW Member. An individual person who serves as a member of the Committee and is appointed by UAW, pursuant to the terms of the Settlements and Article IX of this Trust Agreement.

Any capitalized term used in this Trust Agreement, if not defined in this Trust Agreement, shall have the meaning it has in the GM Retiree Settlement when relating to GM and/or the GM Eligible Group, the GM EBA, the GM Retiree Plan and the GM Separate Retiree Account. Any capitalized term used in this Trust Agreement, if not defined in this Trust Agreement, shall have the meaning it has in the Chrysler Retiree Settlement when relating to Chrysler and/or the Chrysler Eligible Group, the Chrysler EBA, the Chrysler Retiree Plan and the Chrysler Separate Retiree Account. Any capitalized term used in this Trust Agreement, if not defined in this Trust Agreement, shall have the meaning it has in the Ford Retiree Settlement when relating to Ford and/or the Ford Eligible Group, the Ford EBA, the Ford Retiree Plan and the Ford Separate Retiree Account. If any capitalized term used in this Trust Agreement, if not defined in this Trust Agreement, is also used in more than one of the Settlements, such term shall have the meaning it has in the Settlement applicable to the relevant Plan, Eligible Group, or Separate Retiree Account.

ARTICLE II

PARTICIPATION

Section 2.1 Eligibility for Participation. Any Eligible Retiree or Beneficiary may receive Benefits funded, in whole or in part, by the Trust pursuant solely to the Plan adopted by the Committee in its discretion exercising the powers provided to it under Article X from time to time, on behalf of the EBA to which such Eligible Retiree or Beneficiary belongs. In exercising its authority under Article X, the Committee may design each Plan to provide for separate bases of participation in the Plan for classes of Participants and Beneficiaries as set forth from time to time in the Plan so long as such design is reasonably related to the purposes for which the Trust was established and, provided further, that any such design only permits participation in the Plan by the Eligible Retirees or Beneficiaries who belong to the EBA on behalf of which the Committee adopted such Plan. Participation in the Plan is contingent on the Eligible Retiree or Beneficiary satisfying any conditions set forth therein from time to time. Under no circumstances may individuals other than Eligible Retirees or Beneficiaries be allowed to benefit from the Trust or participate in a Plan.

Section 2.2 Determination by Committee. Any determination regarding the status of any individual as a Participant or Beneficiary under each Plan shall be solely and exclusively the responsibility of the Committee.

ARTICLE III

ESTABLISHMENT OF TRUST

Section 3.1 Purpose. The Trust is established for the purpose of providing Benefits to the Participants and Beneficiaries in accordance with each Plan and as are permissible under section 501(c)(9) of the Code as set forth herein; and upon termination of the Trust, to provide such Benefits to such persons as are permissible under section 501(c)(9) of the Code as set forth herein. The EBAs are incorporated within the Trust, each of which is intended to constitute a separate “employee organization” under section 3(4) of ERISA. The Trust, together with each Plan, is intended to constitute a “voluntary employees’ beneficiary association” under section 501(c)(9) of the Code. Each Plan is intended to constitute an “employee welfare benefit plan” within the meaning of section 3(1) of ERISA. The Trust is established to allow for the pooled investment of assets credited to each Separate Retiree Account and to provide the economy of scale to the Committee in purchasing services for each of the Plans. Under no circumstances may the assets credited to one Separate Retiree Account offset the liabilities or defray the expenses attributable to another Separate Retiree Account. Further, each Separate Retiree Account shall be maintained for so long as there remains assets credited thereto.

Section 3.2 Receipt of Funds. The Trust Fund shall accept all sums of money and other property deposited, contributed, remitted, or transferred to the Trust with respect to a Plan and credited to the Separate Retiree Account attributable to such Plan as described in Article IV, provided that any Employer Security issued to the Trust by any Company shall be accepted only upon the direction of the Independent Fiduciary. The Trustee shall hold, manage and administer the Trust Fund without distinction between principal and income. The Trustee shall be accountable for the money or other property it receives, but shall not be responsible for the collection of any deposits, contributions, remittances, or transfers due to the Trust.

Section 3.3 No Diversion. Except as otherwise provided herein, at no time shall any part of the corpus or income of the Trust Fund be used for or diverted to purposes other than funding Benefits for the exclusive benefit of the Participants and Beneficiaries, including payment of reasonable costs of establishment, amendment and administration of the Trust and each Plan, and at no time shall any part of the net earnings of the Trust Fund improperly inure to the benefit of any private individual as provided in section 501(c)(9) of the Code and section l.501(c)(9)-4 of the Treasury Regulations promulgated thereunder.

Section 3.4 Fiduciary Duties.

(a) Except as otherwise provided either herein or by applicable law, the responsibilities of each fiduciary acting in such capacity shall be limited to the performance of those duties specifically assigned to it hereunder. No fiduciary shall have any responsibility for the performance of any duty not specifically so assigned, except to the extent such responsibility is imposed by applicable law. The Committee shall be the named fiduciary (as defined in section 402(a)(2) and as described in section 402(c)(3) of ERISA) hereunder with authority to control and manage the operation of the Trust, to the extent set forth herein, and with respect to each Plan independently, except that if an Independent Fiduciary is appointed by the Committee, the Independent Fiduciary, and not the Committee, shall be the named fiduciary with respect to all discretionary actions regarding the valuation, acceptance, management, disposition and voting of Employer Securities. Each fiduciary’s responsibilities and duties with respect to each Plan shall be limited to the interests of that Plan’s Participants and Beneficiaries.

(b) No Company is a fiduciary with respect to the Plans or the Trust. In addition, (i) neither the Trustee, the Committee nor any person or entity related to the Plans or the Trust has any authority to bind any Company, either directly or indirectly, through any interpretations, findings of fact or conclusions regarding the Plans, the Trust and this Trust Agreement, (ii) no Company exercises any discretionary authority or discretionary control with respect to the management of any Plan or the Trust or exercises any authority or control with respect to the management or disposition of assets governed by this Trust Agreement, (iii) no Company renders investment advice for a fee or other compensation, direct or indirect, with respect to any assets governed by any Plan or by this Trust Agreement, and none has the authority or responsibility to do so, and (iv) no Company has discretionary authority or discretionary responsibility in the administration of any Plan or of the Trust.

Section 3.5 No Guarantee. Nothing contained in the Trust or the Plans shall constitute a guarantee that the assets of the Trust Fund will be sufficient to pay Benefits to any person or make any other payment. The obligation of a Plan to pay Benefits provided under such Plan is expressly conditioned on the availability of assets attributed to the Separate Retiree Account associated with that Plan to pay Benefits. This Trust Agreement creates no obligation for any Company to deposit or remit any amount to the Trust Fund. Except for payments of Benefits under a Plan, no Participant or Beneficiary shall receive any distribution of cash or other thing of current or exchangeable value, either from the Committee or the Trustee, on account of or as a result of the Trust Fund created hereunder.

Section 3.6 No Interest. Except as provided in Section 12.2 with respect to Participants and Beneficiaries, none of the following persons or entities shall have any right, title or interest, whether legal or equitable, in the assets of the Trust Fund at any time, including following the termination of the Trust: the Companies, the UAW, the Committee, any Eligible Retiree, any Participant, or any Beneficiary. At no time shall any account or separate fund be considered a savings account or investment or asset of any Eligible Retiree, Participant, Beneficiary, or class of Participants and Beneficiaries.

Section 3.7 Relationship to Settlements. Notwithstanding anything in this Trust Agreement or the Plans to the contrary, neither the Committee, the Trustee, or any person acting under the authority of the Committee, the Trustee, the EBAs or the Trust shall construe, interpret or apply this Trust Agreement or the Plans in a manner that would impair any right, would frustrate any purpose, or would be inconsistent with any provision in each applicable Settlement. No construction, interpretation or application of the Trust or the Plans by the Committee, the Trustee, or any person acting under the authority of the Committee, the Trustee, the EBAs or the Trust shall bind any Company with regard to any dispute or conflict involving the Company. In the event of a conflict between the Trust Agreement or a Plan and the corresponding Settlement, such Settlement shall control.

ARTICLE IV

DEPOSITS TO THE TRUST FUND

Section 4.1 Deposits from the Companies. The Trust Fund shall accept from the Companies deposits to the Trust Fund, as specified in each Company’s Settlement. All deposits from a Company shall be credited to that Company’s respective Separate Retiree Account.

Section 4.2 Remittances of Active Employee Contributions. The Trust Fund shall accept remittances of active employee contributions, if any. All such remittances shall be credited to the respective Separate Retiree Account attributable to the Participants and Beneficiaries on whose behalf the employee contributions are made.

Section 4.3 Medicare Subsidies. The Trust Fund shall accept Medicare Part D subsidies and any other governmental payments relating to the benefits provided to Participants and Beneficiaries pursuant to the Plans and Trust. All Medicare subsidies and other governmental payments shall be credited to each Separate Retiree Account attributable to the Participants and Beneficiaries on whose behalf the subsidies or payments are made.

Section 4.4 Participant Contributions. The Trust Fund shall accept contributions from Participants as permitted or required by the Committee. Such Participant contributions may be remitted to the Trust Fund from each Company’s pension plan pursuant to voluntary, authorized deductions from monthly pension payments from each Company’s pension plan. All Participant contributions shall be credited to the Separate Retiree Account attributable to the Participant making the contribution.

Section 4.5 Deposits and Remittances from Subsequent Employers of Future Eligible Retirees. In the event of a sale, disposition, joint venture, merger or other corporate transaction that results in the displacement of a Company’s Active Employee who is a member of the Covered Group (as those terms are defined in the Company’s Settlement), the Trust may, but need not, accept deposits and remittances from a subsequent employer of such displaced employee, provided that such deposits and remittances are pursuant to a collective bargaining agreement between such subsequent employer and UAW. All deposits and remittances from a subsequent employer shall be credited to the appropriate Separate Retiree Account relating to the displaced employee.

Section 4.6 Other Legal Sources. The Trust may accept money or property from sources other than those described in Sections 4.1, 4.2, 4.4 and 4.5, provided that acceptance from any such other source is permitted by law and that such money or property is credited to the appropriate Separate Retiree Account(s) to which such money or property relates.

ARTICLE V

PAYMENTS FROM THE TRUST FUND

Section 5.1 Payments from the Trust Fund.

(a)	Subject to the direction of the Independent Fiduciary with respect to any Employer Security, and except as provided in paragraph (b) below, the Trustee shall make payments from the Trust Fund to pay Benefits under the Plans as directed by the Committee or its designee. Any payment of Benefits under the Plans must be charged to the Separate Retiree Account attributable to the Participant or Beneficiary receiving the benefits.

(b)	To the extent permitted by law, the Trustee shall be fully protected in making payments out of the Trust Fund, and shall have no responsibility to see to the application of such payments or to ascertain whether such payments comply with the terms of any Plan, and shall not be liable for any payment made by it in good faith and in the exercise of reasonable care without actual notice or knowledge of the impropriety of such payments hereunder. The Trustee may withhold all or any part of any payment as the Trustee in the exercise of its reasonable discretion may deem necessary to protect the Trustee and the Trust against any liability or claim on account of any income tax or other tax; and with all or any part of such payment so withheld, may discharge any such tax liability. Any part of any such payment so withheld by the Trustee that may be determined by the Trustee to be in excess of any such tax liability will upon such determination by the Trustee be paid to the person or entity from whom or which it was withheld.

Section 5.2 Method of Payments. The Trustee may make any payment required to be made by it hereunder, unless directed otherwise by the Committee, by direct electronic deposit of the amount thereof to the financial institution where the person or entity to whom or to which such payment is to be made maintains an account, or by mailing a check in the amount thereof by first class mail in a sealed envelope addressed to such person or entity to whom or to which such payment is to be made, according to the direction of the Committee. If any dispute arises as to the identity or rights of persons who may be entitled to benefits hereunder, the Trustee may withhold payment until such dispute is resolved by a court of competent jurisdiction or, at the discretion of the Committee, is settled by written stipulation of the parties concerned.

Section 5.3 Excessive Payments. If the Trustee or the Committee determines that any payment under the Trust or any Plan is excessive or improper, the recipient shall make repayment thereof immediately following receipt of written notice from the Trustee or the Trustee’s agent. If the recipient fails to make repayment to the Trustee or Trustee’s agent of such excessive or improper payment by the date requested by the Trustee or the Trustee’s agent, the Trustee may deduct the amount of such excessive or improper payment from any other amounts thereafter payable to such person or may pursue repayment in accordance with the provisions of Section 6.1(p). Until repaid to the Trustee or Trustee’s agent, the amount of said excessive or improper payment shall not be included in the Trust Fund.

ARTICLE VI

TRUSTEE POWERS AND DUTIES

Section 6.1 Powers of the Trustee. The Trustee shall have the following powers in addition to the powers customarily vested in trustees by law, provided however, that the Trustee’s powers with respect to the investment of assets held in the Trust Fund shall be subject to (i) the funding policy established by the Committee and communicated to the Trustee under Section 10.3, (ii) any investment guidelines established by the Committee and communicated to the Trustee under Section 10.4, (iii) the instructions of an Independent Fiduciary appointed pursuant to Section 11.3, solely with respect to any Employer Security, and (iv) the instructions of the Committee or any Investment Manager appointed pursuant to Section 10.5:

(a) With any cash at any time held by it, to purchase or subscribe for any Authorized Investment, and to retain such Authorized Investment in the Trust Fund, except that, with respect to any Employer Security, such action shall be taken only at the direction of an Independent Fiduciary;

(b) To sell for cash or, with the consent of the Committee, on credit, to convert, to redeem, to exchange for another Authorized Investment, or otherwise to dispose of, any property at any time held by it, except that, with respect to any Employer Security, such action shall be taken only at the direction of an Independent Fiduciary;

(c) To retain uninvested all or any part of the Trust Fund, provided that any uninvested assets shall be deposited in an interest-bearing account in any banking or savings institution, including an account established in the name of the Trustee if the Trustee is a depository institution;

(d) To exercise any option appurtenant to any investment in which the Trust Fund is invested for conversion thereof into another Authorized Investment, or to exercise any rights to subscribe for additional Authorized Investments, and to make all necessary payments therefor, except that, with respect to any Employer Security, such action shall be taken only at the direction of an Independent Fiduciary;

(e) To join in, consent to, dissent from or oppose the reorganization, recapitalization, consolidation, sale, merger, foreclosure, or readjustment of the finances of any corporations, entities or properties in which the Trust Fund may be invested, or the sale, mortgage, pledge, or lease of any such property or the property of any such corporation or entity on such terms and conditions as the Trustee may deem wise; to do any act (including the exercise of options, making of agreements or subscriptions, and payment of expenses, assessments, or subscriptions) which may be deemed necessary or advisable in connection therewith; and to accept any Authorized Investment which may be issued in or as a result of any such proceeding, and thereafter to hold the same, except that, with respect to any Employer Security, such action shall be taken only at the direction of an Independent Fiduciary;

(f) To vote, in person or by general or limited proxy, at any election of any corporation in which the Trust Fund is invested, and similarly to exercise, personally or by a general or limited power of attorney, any right appurtenant to any investment held in the Trust Fund, except that, with respect to any Employer Security, such action shall be taken only at the direction of an Independent Fiduciary;

(g) To purchase any Authorized Investment at a premium or a discount;

(h) Upon instruction from the Committee, to employ for the benefit of the Trust Fund suitable agents, actuaries, accountants, investment counselors, legal counsel and consultants, and to pay their reasonable expenses and compensation;

(i) To purchase, to sell, to exercise, to allow to expire without exercise, and to honor the exercise of, options or contracts to purchase or sell stock, commodities, or other assets subject to such options or contracts, except that, with respect to any Employer Security, such action shall be taken only at the direction of an Independent Fiduciary;

(j) With the consent of the Committee, to borrow, raise or lend moneys, for the purposes of the Trust in such amounts and upon such terms and conditions as the Committee, in its absolute discretion, may deem advisable, and for any such moneys so borrowed, to issue its promissory note as Trustee and to secure the repayment thereof by pledging or mortgaging all or any part of the Trust Fund, provided that no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency or propriety of any such borrowing;

(k) To cause any Authorized Investment in the Trust Fund to be registered in, or transferred into, its name as Trustee or the name of its nominee or nominees, or to retain such investments unregistered in a form permitting transfer by delivery, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund, and the Trustee shall be fully responsible for any misappropriation in respect to any investment held by its nominee or held in unregistered form and shall cause the indicia of ownership to be maintained within the jurisdiction of the district courts of the United States, except as may otherwise be permitted under regulations promulgated by the Secretary of Labor;

(l) To do all acts which it may deem necessary or proper and to exercise any and all powers of the Trustee under this Trust Agreement upon such terms and conditions as it may deem to be in the best interests of the Trust;

(m) To apply for, purchase, hold, transfer, pay premiums on, surrender, and exercise all incidents of ownership of any insurance contract, any guaranteed income, guaranteed investment, and similar contracts;

(n) To invest in any collective investment fund, including a short-term collective investment fund maintained by the Trustee or an affiliate of the Trustee;

(o) To collect income and distributions payable to the Fund;

(p) Upon instruction from the Committee or, with respect to any Employer Security, only at the direction of the Independent Fiduciary, to begin, maintain or defend any litigation necessary in connection with the administration of the Plans or the Trust, except that the Trustee shall not be obligated or required to do so unless it has been indemnified to its satisfaction against all expenses and liabilities sustained by it by reason thereof;

(q) To pay any income tax or other tax or estimated tax, charge or assessment attributable to any property or benefit out of such property or benefit in its sole discretion, or any tax on unrelated business income of the Trust, if any, out of the Trust Fund;

(r) To retain any funds or property subject to any dispute without liability for payment of interest, or decline to make payment or delivery thereof until final and unappealed adjudication is made by a court of competent jurisdiction;

(s) Upon instruction from the Committee, to grant consents, take actions and otherwise implement the rights of the Trustee;

(t) With the consent of the Committee, to act in any jurisdiction where permitted by law to do so or to designate one or more persons, or a bank or trust company, to be ancillary trustee in any jurisdiction in which ancillary administration may be necessary; to negotiate and determine the compensation to be paid to any such ancillary trustee; and to pay such compensation out of principal or income or both; and such ancillary trustee shall be granted with respect to any and all property subject to administration by it all of the powers, authorities and discretion granted in this Trust Agreement to the Trustee; provided, however, that such action as may require the investment of additional funds or the assumption of additional obligations shall not be undertaken without the written consent of the Trustee; and

(u) To cooperate with any of the Companies and/or the UAW in obtaining any judicial or regulatory approvals or relief in accordance with each Company’s respective Settlement.

Section 6.2 Title to Trust Fund. All rights, title and interest in and to the Trust Fund shall at all times be vested exclusively in the Trustee.

Section 6.3 Standard of Care. The Trustee shall discharge its duties in the interests of each Plan’s Participants and Beneficiaries and for the exclusive purpose of providing benefits to Participants and Beneficiaries of each Plan and defraying reasonable expenses of administering the Trust and each Plan, and shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in conduct of an enterprise of like character and with like aims, consistent with the provisions of ERISA and the Code. Subject to the provisions of ERISA, the Trustee will be under no liability or obligation to anyone with respect to any failure of the Committee to perform any of its obligations under the Plans or Trust Agreement or for any error or omission of the Committee.

Section 6.4 Determination of Rights. The Trustee shall have no power, authority, or duty hereunder in respect to the determination of the eligibility of any person for coverage under the Plans, or the entitlement of any person to Benefits or payments from the Plans.

Section 6.5 Continuance of Plans. The Committee, the Trustee, the Independent Fiduciary, the Companies, and UAW do not assume any contractual obligation as to the continuance of the Plans, and no such party shall be responsible for the adequacy of the Trust Fund to meet and discharge any liabilities under the Plans. The Trustee’s obligation to make any payment shall be limited to amounts held in the Trust Fund at the time of the payment, as may be further limited by the requirements of Section 3.5.

Section 6.6 Payment of Expenses. The Trustee shall apply the assets of the Trust Fund to pay all reasonable costs, charges, and expenses (including, but not limited to, all brokerage fees and transfer tax expenses and other expenses incurred in connection with the sale or purchase of investments, all real and personal property taxes, income taxes and other taxes of any kind at any time levied or assessed under any present or future law upon, or with respect to, the Trust Fund or any property included in the Trust Fund and all legal, actuarial, accounting and financial advisory expenses, including fees and expenses of the Independent Fiduciary, reasonably incurred (and where applicable previously approved) by the Trustee or the Committee in connection with establishment, amendment, administration and operation of the Trust or Plans. The expenses shall be allocated to the Separate Retiree Account to which the expenses relate (or, if the expenses cannot reasonably be allocated to one Separate Retiree Account, they shall be allocated among the Separate Retiree Accounts on a reasonable basis as determined by the Committee in a manner that avoids subsidization of any Separate Retiree Account by another Separate Retiree Account). The Committee shall by written certificate provided to the Trustee request payment for any expenses related to the administration of the Trust. Upon receipt of the written certificate, the Trustee may make the payment requested by the Committee.

Section 6.7 Reimbursement. The Trustee will apply the assets of the Trust to reimburse a Company or the respective Company Health Care Plan, as applicable, for any Benefits advanced or provided by the Company or the respective Company Health Care Plan with regard to claims incurred by a Participant on or after the Implementation Date, including, but not limited to situations where a retirement is made retroactive and the medical claims were incurred on or after such Implementation Date or where a Company is notified of an intent by a Participant to retire under circumstances where there is insufficient time to transfer responsibility for Benefits to the applicable Plan and the Company or the respective Company Health Care Plan provides interim coverage for Benefits. The Trustee and the Committee will fully cooperate with the Company in securing any legal or regulatory approvals that are necessary to permit such reimbursement. In addition, the Trustee will apply the assets of the Trust to reimburse a Company for any deposits it made by mistake to the Trust, as provided for in that Company’s Settlement. Further, with regard to the transfer of assets from an existing VEBA trust to a Separate Retiree Account, and assumption of any liabilities by a Plan, the Trustee shall apply the assets of the related Separate Retiree Account to satisfy all such liabilities. In causing the Trust Fund to pay expenses pursuant to this Section 6.7, the Committee shall be acting in its fiduciary capacity with respect to a Plan and the Trust, on behalf of the respective EBA.

Section 6.8 Trustee Compensation. The Trustee will apply the assets of the Trust Fund to pay its own fees in the amounts and on the dates set forth in Exhibit D. All compensation paid from the Trust Fund to the Trustee or its affiliates shall be disclosed to the Committee.

Section 6.9 Consultation. The Trustee may engage or consult with counsel or other advisors and may take or may refrain from taking any action in accordance with or reliance upon the opinion of counsel or such advisors.

Section 6.10 Reliance on Written Instruments. The Trustee shall be fully protected in acting upon any instrument, certificate or paper reasonably believed by it to be genuine and to be signed or presented by a duly authorized person or persons, and shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

Section 6.11 Bonding. The Trustee shall be bonded to the extent and in the amount required by Section 412 of ERISA. To the extent permitted by applicable law, the costs of such bonding shall be expenses paid by the Trustee out of the assets of the Trust Fund under Section 6.6.

ARTICLE VII

TRUSTEE ACCOUNTS

Section 7.1 Separate Retiree Accounts. At all times, the Trustee shall maintain each of the Separate Retiree Accounts as a separate account under the Trust for the assets deposited by each Company, or transferred at each Company’s direction, to the Separate Retiree Account in accordance with the terms of each Company’s Settlement. Each Separate Retiree Account may be used only to provide Benefits for the Participants and Beneficiaries in the Plan funded by such Separate Retiree Account. Under no circumstances may a Separate Retiree Account be liable or responsible for the obligations of the Trust to any Participant or Beneficiary other than a Participant or Beneficiary in the Plan that is attributable to the same Eligible Group as that Separate Retiree Account. The Trustee shall separately account for the assets and liabilities of each Separate Retiree Account; including, without limitation: (a) deposits, contributions, remittances, subsidies, investment and other income from whatever source to each Separate Retiree Account; and (b) Benefits to Participants and Beneficiaries from each respective Separate Retiree Account, and the investment, administrative, and other expenses attributable to the maintenance of each such Separate Retiree Account. In no event shall the assets of one Separate Retiree Account be used to offset the liabilities or defray the expenses attributable to another Separate Retiree Account. Notwithstanding the proscriptions in this Section 7.1, unless the Committee expressly decides to establish segregated investment vehicles for specific Separate Retiree Accounts, the assets of the Separate Retiree Accounts, other than Employer Security Sub-Accounts, shall be invested on a pooled basis within the Trust Fund; provided that the interest of each Separate Retiree Account in such pooled Trust Fund is separately accounted for at all times.

Section 7.2 Records. The Trustee shall maintain accurate and detailed records and accounts of all investments, receipts, disbursements, and other transactions with respect to each Separate Retiree Account and the Trust as a whole, and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Committee or such person or persons as the Committee may designate.

Section 7.3 Annual Audit. The Committee shall appoint an auditor to conduct an annual audit of the Trust Fund, a statement of the results of which shall be provided to the Trustee and also made available for inspection by interested persons at the principal office of the Trust.

Section 7.4 Claims Limited to Amounts in Applicable Account. In any legal action against the Trust Fund, the rights of any Participant or Beneficiary against the Trust Fund shall be limited to the amount of assets in the Separate Retiree Account attributable to such Participant or Beneficiary, and the rights of any other person or entity shall be limited to the amount of assets in the Separate Retiree Account attributable to the Plan to which the claim relates.

Section 7.5 Furnishing Written Accounts. The Trustee shall furnish the Committee a written account setting forth a description of all securities and other property purchased and sold, and all receipts, disbursements, and other transactions effected by it during each calendar quarter, and showing the securities and other properties held, and their fair market values at the end of each calendar quarter. Such written account shall be furnished to the Committee within thirty (30) days after the close of each calendar quarter.

Section 7.6 Accounting and Taxable Year, Cash Basis. The accounting and taxable year of the Trust shall be the calendar year. All accounts of the Trustee shall be kept on a cash basis.

Section 7. 7 Judicial Proceedings. If the Trustee and the Committee cannot agree with respect to any act or transaction reported in any statement, the Trustee shall have the right to have its accounts settled by judicial proceedings in which only the Trustee and the Committee shall be necessary parties. Subject to the provisions of ERISA, the Trustee shall not be required to file, and no Participant or Beneficiary shall have any right to compel, an accounting, judicial or otherwise, by the Trustee.

ARTICLE VIII

PROCEDURES FOR THE TRUSTEE

Section 8.1 Removal. The Trustee may be removed by the Committee at any time upon thirty (30) days’ advance written notice. Such removal shall be effective on the date specified in such written notice, provided that notice has been given to the Trustee of the appointment of a successor Trustee in the manner set forth in Section 8.3.

Section 8.2 Resignation. The Trustee may resign by filing with the Committee a written resignation that shall take effect sixty (60) days after the date of such filing, unless prior thereto a successor Trustee has been appointed by the Committee. In no event may the Trustee’s resignation take effect before a successor Trustee has been appointed. If the Committee fails to appoint a successor Trustee, the resigning Trustee may seek the appointment of a successor Trustee in the manner set forth in Section 8.3.

Section 8.3 Successor Trustee. The Committee may appoint a successor Trustee by delivering to the successor Trustee an instrument in writing, executed by an authorized representative of the Committee, appointing such successor Trustee, and by delivering to the removed or resigning Trustee an acceptance in writing, executed by the successor Trustee so appointed. Such appointment shall take effect upon the date specified in Section 8.1 or 8.2, as applicable. If no appointment of a successor Trustee is made by the Committee within a reasonable time after such resignation, removal or other event, any court of competent jurisdiction may, upon application by the removed or resigning Trustee, appoint a successor Trustee after such notice to the Committee and the removed or resigning Trustee, as such court may deem suitable and proper.

Section 8.4 Amendment to Trust Document for Successor Trustee. The Committee may appoint a successor Trustee by securing from the successor Trustee an amendment to this Trust Agreement, executed by both the successor Trustee and an authorized representative of the Committee, which replaces the current Trustee with the successor Trustee, appointing such successor Trustee, and by delivering to the removed or resigning Trustee an executed copy of the amendment. Such appointment shall take effect upon the date specified in the amendment.

Section 8.5 Effect of Removal or Resignation of Trustee. Upon the removal or resignation of the Trustee in accordance with Section 8.1 or 8.2, the Trustee shall remain responsible for any and all actions taken by the Trustee prior to such removal or resignation, but except as required by ERISA shall not be responsible for any and all actions taken by the successor Trustee.

Section 8.6 Merger or Consolidation of the Trustee. Any corporation continuing as the result of any merger or resulting from any consolidation, to which merger or consolidation the Trustee is a party, or any corporation to which substantially all the business and assets of the Trustee may be transferred, will be deemed to be continuing as the Trustee.

ARTICLE IX

PROCEDURES FOR COMMITTEE

Section 9.1 Composition of Committee. The Committee shall consist of eleven individual persons, consisting of six (6) Independent Members and five (5) UAW Members. No Member of the Committee shall be a current or former officer, director or employee of any of the Companies; provided, however, a retiree who was represented by the UAW in his or her employment with a Company, or an employee of a Company who is on leave from the Company and is represented by the UAW, may be a UAW Member. No Member shall be authorized to act for a Company or be an agent or representative of a Company for any purpose. Furthermore, no Company shall be a fiduciary with respect to any of the Plans or the Trust, and the Companies will have no rights or responsibilities with respect to the Plans or the Trust other than as specifically set forth in the Company Settlements. This limitation on Company participation on the Committee and the limitation set forth in Section 3.5 of this Trust Agreement are not subject to change, amendment or alteration. No Independent Member, or any family member, employer, or partner of an Independent Member, shall have any financial or institutional relationship with a Company or UAW if such relationship could reasonably be expected to impair such person’s exercise of independent judgment.

Section 9.2 Term of Office. Each Member shall continue to serve as such until his or her death, incapacity to serve hereunder, resignation, removal, or the expiration of his or her term. Independent Member terms shall be for three (3)-year periods, except the initial terms of four (4) of the six (6) original Independent Members, two (2) of whom shall have an initial term of two (2) years, and two of whom shall have an initial term of one (1) year, as described in Exhibit E. An Independent Member may serve more than one term.

Section 9.3 Resignation. A Member may resign, and shall be fully discharged from further duty or responsibility under this Trust Agreement to the extent permitted by law, by giving at least thirty (30) days’ advance written notice to the Committee (or such shorter notice as the Committee may accept as sufficient) stating a date when such resignation shall take effect. Such resignation shall take effect on the date specified in the notice or, if a successor Member has been appointed effective as of an earlier date, on such earlier date.

Section 9.4 Removal; Appointment of Successor Committee Members.

(a) An Independent Member may be removed or replaced, and a successor designated, at any time by an affirmative vote of nine (9) of the other Members of the Committee in the event that such other Members lose confidence in the capacity or willingness of the Independent Member being replaced or removed to fulfill his or her duties and responsibilities as a Member as set forth in this Trust Agreement. In the event of a vacancy of an Independent Member position, whether by expiration of term, resignation, removal, incapacity, or death of an Independent Member, a successor Independent Member shall be elected by the affirmative vote of nine (9) Members, and when possible, such successor Independent Member shall be elected prior to the expiration of the term, resignation, removal, incapacity, or death of the Independent Member being replaced.

(b) The UAW Members shall serve at the discretion of the UAW International President, and may be removed or replaced, and a successor designated, at any time by written notice from the UAW International President to the Committee.

(c) Each successor Member shall signify his or her acceptance of the appointment and his or her responsibilities under this Agreement in writing.

(d) If no appointment of a successor Independent Member is made within a reasonable time after his or her expiration of term, resignation, removal or other event, an arbitrator selected pursuant to the procedures established in Subsection 9.9(e) may be engaged upon application of any Member to appoint a successor Independent Member to the Committee. If the failure to appoint an Independent Member is the result of factors unrelated to a dispute among Members, any Member may apply to a court of competent jurisdiction to ask the court to appoint a successor Independent Member to the Committee as such court may deem suitable and proper.

Section 9.5 Chair. The Committee shall select a chair from among its Members (the “Chair”). The term of the Chair will continue until he or she ceases to be a Member, resigns as Chair or is replaced as Chair with another Member by majority vote among the remaining Members.

Section 9.6 Meetings.

(a) The Committee shall hold meetings as frequently as is necessary to ensure the efficient administration of the Trust and Plan and shall hold a minimum of four (4) meetings during each calendar year. The Chair, or any six (6) Members, may call a special meeting of the Committee by giving at least five (5) days’ advance written notice of the time and place thereof to all other Members.

(b) The Chair, or another such individual or individuals so designated by the Chair, shall (i) preside over Committee meetings; (ii) prepare the Committee meeting agenda; (iii) oversee Trust operations between Committee meetings and report to the Committee on such operations; and (iv) perform such other functions as the Committee determines.

(c) One Member, or another individual so designated, shall maintain minutes of all Committee meetings, but such minutes need not be verbatim. Copies of such minutes shall be provided to all Members and to such other parties as the Committee may designate.

Section 9.7 Place of Meeting; Telephonic Meetings. Meetings of the Committee shall be held in the Detroit, Michigan metropolitan area as designated in the notice of meeting. Meetings of the Committee may be held through any communications equipment or other technology if all persons participating can hear each other, and such participation in a meeting shall be considered presence at the meeting for all purposes, including Section 9.8.

Section 9.8 Quorum. A majority of the Members of the Committee then in office shall constitute a quorum for the purpose of transacting any business; provided that at least one Independent Member and one UAW Member are present.

Section 9.9 Vote of the Members.

(a) Each Member of the Committee present at the meeting shall have one vote. Except as otherwise specified in this Trust Agreement, all actions of the Committee shall be by majority vote of the entire Committee, provided that at least one Independent Member and one Union Member must be a Member in the majority for any Committee action to take effect. Notwithstanding anything in this Subsection 9.9(a) to the contrary, any action by the Committee taken after the 2011 calendar year that would not be permitted under Subsection 10.2(d) before the expiration of the 2011 calendar year shall require an affirmative vote of nine (9) Members to take effect.

(b) The vote of any absent Independent Member of the Committee may be cast in accordance with a written proxy delivered to any other Independent Member of the Committee present at the meeting, and the vote of any absent UAW Member of the Committee may be cast in accordance with a written proxy delivered to any other UAW Member of the Committee present at the meeting.

(c) In the event that a vacancy exists in the number of Independent Members, or that an Independent Member is absent (and has not delivered a proxy), a majority of the Independent Members present shall be entitled to cast the vote otherwise exercisable by the Independent Member not present. In the event that a vacancy exists in the number of UAW Members, or that a UAW Member is absent (and has not delivered a proxy), a majority of the UAW Members present shall be entitled to cast the vote otherwise exercisable by the UAW Member not present.

(d) In addition to decisions made at meetings, action may be taken without a meeting pursuant to a written (including e-mail) or telephone poll by the Chair (or his designee); provided that any action taken in a telephone poll must be confirmed in writing (including e-mail) by each Member who voted for the action taken either before or as soon as practicable following the vote (but no later than thirty (30) days after the vote).

(e) In the event that an action does not take effect – including, without limitation, an action under Subsection 9.9(a) that requires nine (9) affirmative votes to take effect – notwithstanding all Independent Members voting in favor, or alternatively all UAW Members voting in favor, any Committee Member may refer the issue to arbitration pursuant to the procedures established from time to time by the Committee. In addition, any Committee Member may refer the failure to appoint a successor Independent Member pursuant to Subsection 9.4(d) to an arbitrator, in which case the arbitrator may select the successor Independent Member. The determination of the arbitrator shall be final and binding on all parties to the Trust. The costs and expenses of such arbitration (including attorneys’ fees for separate counsel for Members on each side of the issue) shall be paid from the Trust unless paid by any other source, or unless otherwise ordered by the arbitrator. The arbitrator’s decision must be consistent with the terms of the Trust and, if the dispute concerns an amendment to the Trust, the arbitrator may not issue a decision contrary to the terms of Section 12.1 hereof.

Section 9.10 Fees and Expenses. To the extent permitted by ERISA, Members of the Committee will be entitled to reasonable compensation for the performance of their duties hereunder. Members of the Committee may be reimbursed by the Trust for reasonable expenses properly and actually incurred in the performance of their duties. The fees and expenses of the Committee shall be deemed to be fees and expenses of the Trust and shall be reimbursed from the Trust Fund consistent with the restrictions set forth in this Section 9.10.

(a) Independent Members shall receive an annual retainer of $30,000, payable in equal quarterly installments in arrears, and a meeting fee of $2,000 for each meeting of the Committee in which such Independent Member participates, provided, however, that the combination of retainer and meeting fees shall not exceed $46,000 per calendar year. In the event that an Independent Member’s tenure on the Committee ends on a day other than the last day of the quarter for which a quarterly installment of his or her annual retainer is due, he or she shall be paid for the pro rata portion of such quarter that coincides with his or her tenure on the Committee. For purposes of the meeting fee, participation by telephone or other simultaneous communication device shall qualify an Independent Member for a participation fee only if the meeting is scheduled and anticipated to last at least one (1) hour. Participation in telephonic conferences to address ad hoc issues do not qualify an Independent Member for a participation fee.

(b) UAW Members who are eligible to receive compensation for participation on the Committee shall receive the amounts described in Subsection 9.10(a) above for Independent Members. Any Member who is an employee of the UAW or a local union affiliated therewith shall not be eligible to receive compensation for service as a Member. Notwithstanding the prohibition on compensation otherwise described in this Subsection 9.10(b), UAW Members shall be entitled to receive reimbursements for reasonable expenses properly and actually incurred in the performance of a UAW Member’s duties pursuant to this Trust Agreement.

(c) The Chair shall receive a fee of $5,000 per year, payable in quarterly installments in arrears, for service as the Chair, in addition to the compensation received as a Member pursuant to Subsection 9.10(a) or Subsection 9.10(b), whichever is applicable.

(d) Other than UAW Members who are prohibited from receiving compensation pursuant to Subsection 9.10(b), nothing herein shall prohibit or limit any Member from receiving fees from the Trust Fund for services rendered at the request of the Committee (e.g., reasonable fees for attendance at retiree meetings to explain the operation of the programs contemplated by the Settlements and/or this Trust Agreement).

(e) The fees and limits described in Subsection 9.10(a) and (b) above shall be increased each calendar year after 2008 by each calendar year’s percentage increase, if any, to the consumer price index for urban wages (CPI-W).

Section 9.11 Liaison.

(a)	The Liaison’s primary roles, as further detailed in this section, shall be:

(1)	to work, as the Liaison deems appropriate, alongside any and all Trust personnel, outside advisors, consultants, professionals, and service providers retained by the Trust, on all matters pertaining to the operation of the Trust,

(2)	to stay informed about all facets of the Trust’s activities, and

(3)	to maintain open lines of communications in regard to all activities of the Trust – including, without limitation, its funding status and the administration of the Benefits provided under the Plans – among and between (i) the Trust and the Committee, (ii) the Eligible Retirees and Beneficiaries, and (iii) retiree representatives and the UAW.

(b)	The Liaison shall not be a Member and shall not be entitled to a vote on any matter coming before the Committee.

(c)	The Liaison shall maintain open lines of communications regarding the activities of the Trust among and between (i) the Trust and the Committee, (ii) the Eligible Retirees and Beneficiaries, and (iii) the retiree representatives and the UAW in regard to all activities of the Trust. Specifically, the Liaison shall maintain communications with, among others, elected leaders of retiree chapter organizations, Class Representatives (and, until the Implementation Date, Class Counsel), UAW officials (in addition to UAW Members), Trust personnel, and the Independent Members and UAW Members.

(d)	The Liaison may attend all meetings of the Committee and any Sub-Committee established pursuant to Section 10.8.

(e)	The Liaison shall be permitted to consult with and work alongside any and all Trust personnel on any facet of the operations of the Trust, including but not limited to activities related to investment of Trust assets, administration of the Benefits provided under the Plans, retention of outside advisors, consultants, professionals and service providers, and the hiring of personnel needed for operation of the Trust.

(f)	The Liaison shall have access to any and all information developed or utilized by Trust personnel in connection with the operation of the Trust, including but not limited to information provided by any outside advisors, consultants, professionals or service providers retained by the Trust. In the event that the Liaison is provided information that is subject to a privilege that the Trust or Committee may assert, the Liaison shall not take any action that would cause such privilege to be violated.

(g)	The Liaison shall be permitted to work alongside Trust personnel in the development of recommendations that may be made to the Committee by Trust personnel regarding any matter to come before the Committee.

(h)	The Liaison shall be permitted to work alongside Trust personnel in connection with the work of any outside advisors, consultants, professionals or service providers retained by the Trust.

(i)	The UAW, acting through the International President, shall have the right to appoint the Liaison.

(j)	Until the first Implementation Date of any of the Company’s Settlements, the Liaison may be an active employee on the UAW staff. On and after such implementation date, the Liaison shall not be an active member of the UAW Staff (but such person shall not be prohibited from performing work for the UAW on a consulting or other part-time basis, on matters unrelated to the operation of the Trust; provided that such work does not interfere with the Liaison’s ability to perform his or her duties as the Liaison).

(k)	The Trust shall provide compensation for the Liaison as provided as follows:

(1)	If the Liaison is an active member of the UAW staff, the Trust shall not provide any compensation of any kind to the UAW Liaison. In such circumstance, the Trust shall provide reimbursement to the Liaison for reasonable expenses properly and actually incurred in the performance of the Liaison’s duties pursuant to this Trust Agreement.

(2)	If the Liaison is not an active member of the UAW staff, and the UAW designates the Liaison to perform the duties of such office on a full-time basis, the Trust shall (a) pay the Liaison an annual salary of $140,000 adjusted annually on the same basis as the adjustments for Committee Members as described in Section 9.10(e), (b) pay meeting fees in the same manner as paid for Committee Members pursuant to Section 9.10(a), (c) provide the Liaison a package of employee benefits (insurance, pension, vacation, and other fringe benefits) no less favorable than that provided to Trust personnel at the senior management level, if any, and (d) reimburse the Liaison for reasonable expenses properly and actually incurred in the performance of the Liaison’s duties pursuant to this Trust Agreement.

(3)	If the Liaison is not an active member of the UAW staff and the UAW designates the Liaison to perform the duties of such office on less than a full-time basis, (a) the compensation provided in sub-section 9.1l(k)(2)(a) above shall be reduced proportionately, (b) the Trust shall provide additional reasonable compensation for the performance of specific duties in the same manner as permitted for Committee Members pursuant to Section 9.10(d), and (c) all other provisions of Section 9.11(k)(2) shall continue to apply without adjustment.

(1)	The Liaison shall be fully bound to adhere to the Code of Ethics attached as Exhibit I and any failure to adhere to the Code of Ethics shall be grounds for immediate disqualification.

ARTICLE X

POWERS AND DUTIES OF THE COMMITTEE

Section 10.1 General. The Committee, acting on behalf of the EBAs, shall be responsible for the implementation, amendment and overall operation of the Trust Fund and the establishment, amendment, maintenance, and administration of the Plans. Subject to the provisions of this Trust Agreement and applicable laws, the Committee shall have sole, absolute and discretionary authority to adopt such rules and regulations and take all actions that it deems desirable for the administration of the Trust Fund, and to interpret the terms of the Plans and Trust. Subject to Section 3.7, the decisions of the Committee will be final and binding on all Participants and Beneficiaries and all other affected parties to the maximum extent allowed by law.

Section 10.2 Benefits.

(a) Adoption of the Plans. The Committee, on behalf of the EBAs, shall adopt the Plans to provide Benefits to Participants and Beneficiaries and may amend the Plans from time to time. The terms of the Plans as initially adopted are set forth in subsection (d) of this section. Thereafter, the Committee on behalf of the EBAs may amend the Plans from time to time to provide Benefits as it may determine in its sole and absolute discretion; provided, however, that the Committee shall have no authority to provide any benefits other than Retiree Medical Benefits until the end of the Initial Accounting Period. Furthermore, the eligibility rules of each respective Plan shall be the same as those provided by the respective Company Health Care Plan and may not be expanded by the Committee. The Plans may provide for different benefit structures for different groups of Participants or Beneficiaries, including, without limitation, different groups of Participants or Beneficiaries included in the same Eligible Group, and may provide for different contributions for such groups; provided, however, that such differences within or among Eligible Groups are reasonably related to a rational purpose and consistent with the relevant provisions of this Trust Agreement. The rights of the Committee described in this Section 10.2 shall be exercised in a manner consistent with the Settlements. Although the Committee shall be under no obligation to design the Plans to assure that the assets of the Trust Fund are sufficient to provide Benefits to all potential Participants and Beneficiaries of the Plans in all subsequent years, the Committee’s long-term objective in designing the Plans, absent countervailing circumstances, shall be to provide meaningful health benefits to all Participants and Beneficiaries included in each Eligible Group.

(b) Benefits Design. The Plans shall provide Benefits designed by the Committee in its sole discretion, acting on behalf of the EBAs as a fiduciary to the Plans, subject to Sections 1.3, 10.2(a) and 10.2(d). The Benefit design shall include rules to determine which of the Participants and Beneficiaries of the Trust will receive Benefits under the Plans, in what form and in what amount. The Plans may include co-pays, Participant and Beneficiary contributions, and any other features that the Committee from time to time determines appropriate or desirable in its sole discretion. In designing the Plans and the Benefits to be provided thereunder, the Committee may take into account circumstances that it determines to be relevant, including, without limitation, the degree to which Participants and Beneficiaries have alternative resources or coverage sources, pension levels under the Company’s pension plans have changed, and the resources of the Trust Fund based upon expected deposits, remittances, and other sources of funding. In exercising its authority over benefit design, the Committee shall be guided by the principle that the Plans should provide substantial health benefits for the duration of the lives of all Participants and Beneficiaries.

(c) Method of Providing Benefits. Benefits under a Plan may be fully insured, partially insured or self-insured, as determined from time to time by the Committee in its sole discretion and in accordance with the funding policy established pursuant to Section 10.3. In all events, the expected cost of Benefits to be provided under each Plan during any calendar year shall not exceed the amount of assets expected to be available under the Separate Retiree Account related to such Plan to cover such costs during such calendar year.

(d) Initial Benefits. Notwithstanding any other provision in this Section 10.2, until the expiration of the 2011 calendar year, the Chrysler Retiree Plan shall provide the Benefits specified in Exhibit F(1), the Ford Retiree Plan shall provide the Benefits specified in Exhibit F(2), and the GM Retiree Plan shall provide the Benefits specified in Exhibit F(3). The Benefits specified in Exhibits F(1), F(2) and F(3) shall be the Benefits provided for under the terms of each Company’s respective Settlement. During the period that the Plans are providing the initial benefits described in this Section 10.2(d), the Committee may exercise administrative discretion (as permitted under the Trust Agreement) in delivering such benefits, including, without limitation, making any changes that could have been adopted by joint action of a Company and the UAW pursuant to Section 5.A.2(h) of the Settlement Agreement between GM and UAW dated December 16, 2005, Section          of the Settlement Agreement between Ford and UAW dated                     , and similar provisions of the Chrysler Health Care Program.

(e) Medicare Part B Benefits. The initial Benefits provided pursuant to Subsection 10.2(d) under each Plan shall include a subsidy of the Medicare Part B premiums attributable to such Participants in an amount no lower in dollar value than $76.20 per month.

(f) Design Principles. In exercising its authority under this Section 10.2, the Committee shall adhere to the design principles described in Exhibit G. A Plan only may provide Benefits as defined in Section 1.3.

Section 10.3 Funding Policy. Subject to the direction of the Independent Fiduciary with respect to the Employer Securities, the Committee will establish a funding policy for each Plan and communicate that funding policy to the Trustee.

Section 10.4 Investment Guidelines. Except with respect to the authority of the Independent Fiduciary with respect to the Employer Securities, the Committee shall cause investment guidelines for managing (including the power to acquire and dispose of) all or any part of the Trust Fund and communicate that policy to the Trustee to be established. In so doing, the Committee shall adhere to the investment practice standards set forth in Exhibit H.

Section 10.5 Appointment of Investment Managers. The Committee may appoint one or more Investment Managers to manage, or to select one or more Investment Managers to manage, all or part of the Trust Fund and enter into an agreement with the Investment Manager(s). If an Investment Manager is appointed, it shall have the appurtenant investment authority of the Trustee specified in Section 6.1, as limited by investment guidelines adopted by the Committee, with respect to the portion of the Trust Fund over which it has investment discretion, and the Trustee’s duties with respect to that portion of the Trust Fund shall be limited to following the instructions of the Investment Manager.

Section 10.6 Government Reports and Returns. The Committee shall file all reports and returns, including but not limited to, any IRS Form 5500 series and IRS Form 990 series that are required to be made with respect to the Trust and a Plan.

Section 10.7 Compromise or Settle Claims. The Committee may compromise, settle and release claims or demands in favor of or against the Trust or the Committee on such terms and conditions as the Committee may deem advisable, and payment shall be made from the Separate Retiree Account to which the claim or demand relates (or, if the claim or demand relates to more than one Separate Retiree Account, on a basis commensurate with the portion of the claim relating to each Separate Retiree Account).

Section 10.8 Appointment of Third Parties; Delegation of Authority. The Committee may appoint a third party to perform any functions assigned to it by the Committee to the extent permitted under applicable law. The Committee may by adoption of a written resolution delegate to any two or more Members the authority to act on behalf of the full Committee to the extent set forth in the resolution. In the event of such a delegation, the resulting subcommittee shall have at least one Independent Member and one UAW Member, and subcommittee action shall require the affirmative vote of at least one Independent Member and one UAW Member. Any action taken on behalf of the Committee pursuant to the delegation shall be reported to the Committee at its next regularly scheduled meeting.

Section 10.9 Consultation. The Committee may engage or consult with counsel or other advisors and, in accordance with the provisions of Section 6.6, may direct the Trustee to pay reasonable compensation therefor from the Trust Fund and may take or may refrain from taking any action in accordance with or reliance upon the opinion of counsel or such expert advisors.

Section 10.10 Reliance on Written Instruments. Each Member of the Committee shall be fully protected in acting upon any instrument, certificate or paper reasonably believed by him or her to be genuine and to be signed or presented by a duly authorized person or persons, and shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

Section 10.11 Standard of Care. The Committee and each Member shall discharge their duties in the interests of Participants and Beneficiaries of each Plan and for the exclusive purpose of providing Benefits to such Participants and Beneficiaries and defraying reasonable expenses of administering the Trust and each Plan and shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, consistent with the provisions of ERISA and the Code. In exercising their discretion with respect to providing Benefits to Participants and Beneficiaries of each Plan, the Committee and each Member shall consider exclusively the interests of the Participants and Beneficiaries in such Plan. In exercising their discretion with respect to defraying reasonable expenses of administering the Trust or Plans, the Committee and each Member shall consider exclusively the interests of the Participants and Beneficiaries in the Plans.

Section 10.12 Bonding. The Members of the Committee shall be bonded in the amount required by section 412 of ERISA and may be covered by liability insurance in accordance with section 410(b) of ERISA. To the extent permitted by applicable law, the costs of such bonding and insurance shall be expenses paid by the Trustee under Section 6.6.

Section 10.13 Discretionary Authority. Except as the Committee’s powers are limited by specific provisions of this Trust Agreement, including without limitation, the provisions of Article IX, the Committee (or its designee) shall have the exclusive right, power, and authority, in its sole and absolute discretion, to administer, apply and interpret this Trust Agreement, each Plan and any other Plan documents, to make its own motions, resolutions, administrative rules and regulations, contracts, or instruments and to decide all matters arising in connection with the operation or administration of the Trust or Plans. Benefits under the Plans will be paid only if the Committee or its designee decides in its discretion that the applicant is entitled to them. Without limiting the generality of the foregoing, the Committee, on behalf of each EBA and the Trust, shall have the sole and absolute discretionary authority to:

(a) take all actions and make all decisions with respect to the eligibility for, and the amount of, Benefits payable under a Plan;

(b) formulate, interpret and apply rules, regulations and policies necessary to administer a Plan in accordance with its terms;

(c) decide questions, including legal or factual questions, relating to the calculation and payment of Benefits under a Plan;

(d) determine the standard of proof and the sufficiency of evidence as to any factual question arising under a Plan;

(e) resolve and/or clarify any ambiguities, inconsistencies and omissions arising under this Trust Agreement, each Plan, or other Plan documents;

(f) process, and approve or deny Benefit claims and rule on any Benefit exclusions;

(g) settle or compromise disputed claims as provided in Section 10.7 on such terms as the Committee determines to be in the best interest of the Participants and Beneficiaries;

(h) enforce any contribution, remittance or payment obligation set forth in Article IV; and

(i) do all acts which it may deem necessary or proper and to exercise any and all powers of the Committee under this Trust Agreement upon such terms and conditions as it may deem to be in the best interests of the Trust or Plans.

Subject to Section 3.7 of this Trust Agreement, all determinations made by the Committee or its designee with respect to any matter arising under the Trust, each Plan, and any other Plan documents shall be final and binding on all affected parties, including without limitation Participants, Beneficiaries, and any other persons who have claims against the Trust Fund and a Plan through any of them. In the event that the terms of a Plan are inconsistent with the terms of this Trust Agreement, the Trust Agreement controls.

Section 10.14 No Individual Liability on Contracts. The Members of the Committee shall not be liable personally, either individually or jointly, for any debts, obligations, or undertakings contracted by them, or for the breach of any contracts. Such claims and obligations shall be paid out of the Trust; provided, however, that the Members shall not be exempt from personal liability for willful misconduct, breach of fiduciary duty, or fraud, and the Trust shall not indemnify the Members for such liabilities.

Section 10.15 The Companies and UAW Not Liable for Conduct of Committee. In their capacity as Members, the Members of the Committee, individually and jointly, are not officers, agents, employees, or representatives of the Companies or UAW. In their capacity as Members, each Member is a principal acting independently of the UAW. To the extent permitted by applicable law, the UAW (and their employees, officers, and directors) shall not be liable for any act, omission, contract, obligation, or undertaking of the Committee or its officers, agents, or representatives. Under no circumstances will any Company or their employees, officers, directors or agents be responsible for or have any liability for any act, omission, contract, obligation or undertaking of the Committee or its officers, agents or representatives.

Section 10.16 Reimbursement for Defense of Claims. To the extent permitted by applicable law and not otherwise covered by liability insurance purchased by the Trust (without regard to any non-recourse rider purchased by the insured), the Committee, Members, employees of the Committee, persons acting on the Committee’s behalf pursuant to an express written delegation, and the Liaison (each separately, the “Indemnified Party”) shall be reimbursed by the Trust Fund for reasonable expenses, including without limitation attorneys’ fees, incurred personally in defense of any claim that seeks a recovery of any loss to a Plan or Trust Fund or for any damages suffered by any party to or beneficiary of this Trust Agreement (a) for which the Indemnified Party is adjudged not liable, or (b) which is dismissed or compromised in a final settlement, where the Committee – or, where required by applicable law, an independent fiduciary – determines that the settling Indemnified Party was not primarily responsible (in such cases, all or only a portion of the settling Indemnified Party’s reasonable expenses may be reimbursed, as directed by the Committee or an independent fiduciary), provided that the Committee shall have the right to approve of the retention of any counsel whose fees would be reimbursed by the Trust Fund, but such approval shall not be withheld unreasonably.

Section 10.17 Indemnifications. To the extent permitted by law, the Trust shall indemnify and hold the Committee, the UAW, the Companies, the Chrysler Health Care Program, the Ford Retiree Health Program, the General Motors Health Care Program for Hourly Employees, the employees, officers and agents of each of them harmless from and against any liability that they may incur in connection with the Plans and Trust, unless such liability arises from gross negligence, intentional misconduct or breach of their respective Company Settlement. All costs associated with the indemnity provided under this Section 10.17 shall be borne solely by the Separate Retiree Account to which such costs relate.

Section 10.18 Subrogation and Reimbursement. Subject to the limitations of Section 10.2(d), the Committee shall maintain, as part of each Plan, a comprehensive subrogation and reimbursement policy, updated from time to time as appropriate.

Section 10.19 Code of Ethics. The Committee shall maintain a code of ethics to govern the conduct of Members and staff, if any, when acting on behalf of the Trust or a Plan or otherwise in their official capacity. The initial code of ethics is attached at Exhibit I. It may be amended by the Committee in light of experience and evolving standards, consistent with principles of good governance and fiduciary principles.

Section 10.20 Presumption of Control. The Committee shall take all such reasonable action as may be needed to rebut any presumption of control that would limit the Trust’s ability to own GM’s common stock, Ford’s Common Stock, the 6.75% Series U Convertible Senior Debentures Issued by GM Due December 31, 2012, or the 5.75% Senior Convertible Notes due 2013 issued by Ford or as may be required to comply with all applicable laws and regulations, including, but not limited to, federal and state banking laws and regulations.

ARTICLE XI

INDEPENDENT FIDUCIARY

Section 11.1 General. Upon the appointment of an Independent Fiduciary by the Committee pursuant to Section 11.3, this Article XI shall be given effect.

Section 11.2 Independent Fiduciary With Respect to Employer Security. Any provision of this Trust Agreement to the contrary notwithstanding, the Trustee shall have no discretionary authority or powers with respect to any Employer Security and all such discretionary authority shall rest with the Independent Fiduciary. The Trustee shall hold any Employer Security in the respective Employer Security Sub-Account and shall be subject to direction by the Independent Fiduciary with respect to the acceptance, management, disposition, and voting of the Employer Security. The Independent Fiduciary shall be a named fiduciary (as defined in section 402(a)(2) of ERISA) and investment manager (within the meaning of section 3(38) of ERISA) with respect to all discretionary actions regarding the valuation, acceptance, management, disposition, and voting of any Employer Security. The Trustee shall be entitled to rely upon the identification by the Committee of the Independent Fiduciary until notified in writing by the Committee that an Employer Security Sub-Account’s assets are no longer subject to the Independent Fiduciary’s management. During any period of time in which the Independent Fiduciary manages the Employer Security Sub-Accounts, the Trustee shall act strictly in accordance with any directions of the Independent Fiduciary with respect to the Employer Security Sub-Accounts. The Trustee shall continue to receive all assets purchased against payment therefor and to deliver all assets sold against receipt of the proceeds therefrom. The Independent Fiduciary may from time to time issue orders on behalf of the Trustee for the purchase or sale of securities directly to an underwriter or broker or dealer and for such purpose the Trustee shall, upon request, execute and deliver to such Independent Fiduciary one or more trading authorizations. The Trustee shall have no responsibility or liability to anyone relating to the asset management decisions of the Independent Fiduciary except to the extent that the Trustee has failed to act strictly in accordance with any directions of the Independent Fiduciary with respect to the Employer Security Sub-Accounts. The Trustee shall be under no duty to make or review any recommendation with respect to any such decision. The Trustee shall not be liable or responsible for any loss resulting to the Trust Fund by reason of any investment made or sold pursuant to the direction of the Independent Fiduciary nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further direction of the Independent Fiduciary.

Section 11.3 Appointment of Independent Fiduciary. The Committee, in its sole discretion, shall appoint an Independent Fiduciary to manage the Employer Security Sub-Accounts, or for any other purpose as required by law, by delivering a written instrument to the Independent Fiduciary, which the Independent Fiduciary shall acknowledge in writing. The Independent Fiduciary shall be a bank, trust company or registered investment adviser under the Investment Advisers Act of 1940, as amended.

Section 11.4 Removal. The Independent Fiduciary may be removed by the Committee at any time upon thirty (30) days’ advance written notice. Such removal shall be effective on the date specified in such written notice, provided that notice has been given to the Independent Fiduciary of the appointment of a successor Independent Fiduciary in the manner set forth in Section 11.6 below, provided that no such successor Independent Fiduciary shall be appointed in the event that the Trust then holds no Employer Security.

Section 11.5 Resignation. The Independent Fiduciary may resign by delivering to the Committee a written resignation that shall take effect sixty (60) days after the date of such filing or such earlier date that a successor Independent Fiduciary has been appointed by the Committee.

Section 11.6 Successor Independent Fiduciary. As expeditiously as is practicable under the circumstances, the Committee shall appoint a successor Independent Fiduciary by delivering to the successor Independent Fiduciary an instrument in writing, executed by an authorized representative of the Committee, appointing such successor Independent Fiduciary, and by delivering to the removed or resigning Independent Fiduciary an acceptance in writing, executed by the successor Independent Fiduciary so appointed. Such appointment shall take effect upon the date specified in Section 11.4 or 11.5 above, as applicable. In the event that the Trust Fund acquires or holds an Employer Security with respect to which an Independent Fiduciary is required, and no appointment of a successor Independent Fiduciary is made by the Committee by the date specified in Section 11.4 or Section 11.5, whichever the case may be, any court of competent jurisdiction may, upon application by the retiring Independent Fiduciary, appoint a successor Independent Fiduciary after such notice to the Committee and the retiring Independent Fiduciary, as such court may deem suitable and proper. The Committee, and a resigning and successor Independent Fiduciary shall avoid whenever possible any period during which no Independent Fiduciary has accepted an appointment to manage an Employer Security being held in a Employer Security Sub-Account.

Section 11.7 Independent Fiduciary Compensation and Expenses. The Trustee will apply the assets of the Trust Fund in accordance with Section 7.1, to pay the fees and expenses of the Independent Fiduciary in the amounts and on the dates set forth in the agreement between the Independent Fiduciary and the Committee.

Section 11.8 Confidential Information. In exercising its duties pursuant to Section 11.2, an Independent Fiduciary may receive confidential information from a Company under an agreement to not reveal such information to the Committee or any Member, subject to any obligation to disclose such information that may be imposed by ERISA, in which case the Company will be notified, in advance.

ARTICLE XII

AMENDMENT, TERMINATION AND MERGER

Section 12.1 Amendment. The Trust Agreement may be amended at any time in writing by the Committee; provided that (i) under no circumstances shall any of the Plans or the Trust Agreement be amended or modified to provide benefits or payment for benefits other than Retiree Medical Benefits for the Participants and Beneficiaries until expiration of the Initial Accounting Period; (ii) no amendment shall alter or conflict with a Company’s Settlement; and (iii) no amendment shall amend or modify Articles I, IV and XII, Sections 2.1, 3.1, 3.4(b), 3.5, 3.7, 5.1(a), 6.1(u), 6.5, 6.7, 7.1, 7.4, 9.1, 9.2, 9.3, 9.4, 9.7, 9.8, 9.9, 9.10, 10.1, 10.2(a), (b), (d), (e) and the last sentence of (f), 10.7, 10.13 (last flush paragraph), 10.15, 10.16, 10.17, 10.20, Exhibits F(l), F(2) and F(3), or the definitions of Eligible Groups in Exhibits A through C; and provided further that no amendment shall adversely affect the exempt status of the Trust or Plans under section 501(c)(9) of the Code. No amendment to the Trust Agreement shall increase the responsibilities of the Trustee hereunder unless the Trustee has first consented to such amendment.

Section 12.2 Termination.

(a)	Before the expiration of the Initial Accounting Period with respect to each Plan, the Trust shall not be terminated. Thereafter, the Trust and this Trust Agreement may be terminated by the Committee in writing, with a copy of such written instrument to be provided to the Trustee, whenever the Committee, on behalf of the EBAs, and in its sole discretion determines that the Trust is no longer effective in serving its purposes or that the interests of the Participants and Beneficiaries could be better served through an alternative arrangement taking into account the requirements of Section 7.1. Upon termination of this Trust Agreement, the assets of the Trust Fund shall be paid out at the direction of the Committee in the following order of priority: (i) the payment of reasonable and necessary administrative expenses (including taxes); (ii) the payment of Benefits to Participants and Beneficiaries entitled to payments for claims arising prior to such termination; and (iii) at the discretion of the Committee, in accordance with section 501(c)(9) of the Code and ERISA, for the benefit of Participants and Beneficiaries in such fashion as the Committee determines. The Companies, UAW or the Committee shall not have any beneficial interest in the Trust Fund. The Trust Fund shall remain in existence until all assets have been distributed.

(b)	Following termination, the Trustee and the Committee shall continue to have all of the powers provided in this Trust Agreement as are necessary or desirable for the orderly liquidation and distribution of the Trust Fund in accordance with the provisions hereof.

Section 12.3 Transfer of Assets. After the Initial Accounting Period has expired with respect to a Plan, and to the extent permitted by applicable law and subject to the restrictions of Section 7.1, some or all of the assets of the Trust Fund attributable to a Separate Retiree Account with respect to which the Initial Accounting Period has expired, may at the discretion of the Committee acting in a fiduciary capacity be transferred directly to another trust for the purpose of providing Benefits to some or all of the Participants and Beneficiaries in the Plan with respect to which the Initial Accounting Period has expired on such terms and conditions as the Committee may determine.

Section 12.4 Merger of Trusts or Transfer of Assets. In addition to the powers of the Committee pursuant to Sections 12.2 and 12.3 to transfer Trust assets to another trust, subject to the restrictions of Section 7.1, the Committee acting in a fiduciary capacity may merge or accept transfers of assets from other trusts – including, without limitation, trusts maintained by Chrysler, Ford, and GM – into the Trust, provided that the assets attributable to the each Plan are separately accounted for in the respective Separate Retiree Account.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Rights in Trust Fund. No Eligible Retiree, Participant, Beneficiary, or other person shall have any right, title or interest in the Trust Fund or any legal or equitable right relating to the Trust or a Plan against the Trustee, the Committee, the Independent Fiduciary, UAW, or the Companies, except as may be otherwise expressly provided in the Plan or in this Trust Agreement.

Section 13.2 Non-Alienation. Except to the extent required by applicable law, the rights or interest of any Participant or Beneficiary to any Benefits or future payments hereunder or under the provisions of a Plan shall not be subject to attachment or garnishment or other legal process by any creditor of any such Participant or Beneficiary, nor shall any such Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the Benefits or payments which he may expect to receive, contingent or otherwise, under a Plan or this Trust Agreement, provided that assignments of benefit payments to a health care provider under a Plan may be permitted pursuant to rules adopted by the Committee in its sole discretion.

Section 13.3 Controlling Laws. The Trust shall be construed and the terms hereof applied according to the laws of the state of Michigan to the extent not superseded by federal law.

Section 13.4 Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall be considered as an original.

Section 13.5 Headings. The headings and subheadings of this Trust Agreement are for convenience of reference only and shall have no substantive effect on the provisions of this Trust Agreement.

Section 13.6 Usage. The plural use of a term defined in Article I in the singular shall mean all of the entities defined by such term.

Section 13.7 Notices. All notices, requests, demands and other communications under this Trust Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of receipt if served personally or by confirmed facsimile or other similar communication; (ii) on the first business day after sending if sent for guaranteed next day delivery by Federal Express or other next-day courier service; or (iii) on the fourth business day after mailing if mailed to the party or parties to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

If to the Trustee:

[insert name and address]

If to the Committee:

[insert name and address]

IN WITNESS WHEREOF, and as evidence of the establishment of the Trust created hereunder, the parties hereto have caused this instrument to be executed as of the date above first written.

COMMITTEE OF THE UAW RETIREE MEDICAL BENEFITS TRUST

INDEPENDENT MEMBERS

Dated:
[insert name]

Dated:
[insert name]

Dated:
[insert name]

Dated:
[insert name]

Dated:
[insert name]

Dated:
[insert name]

UAW MEMBERS

Dated:
[insert name]

Dated:
[insert name]

Dated:
[insert name]

Dated:
[insert name]

Dated:
[insert name]

TRUSTEE

[insert name of institution]

By:

Print Name

Title
Dated:

Exhibit A

Chrysler Eligible Group

[To be copied from Settlement Agreement when it is final. This will include both the “Class” and the “Covered Group.”]

Exhibit B

Ford Eligible Group

[To be copied from Settlement Agreement when it is final. This will include both the “Class” and the “Covered Group.”]

Exhibit C

GM Eligible Group

The term “GM Eligible Group” as used in this Trust Agreement shall mean the Class or Class Members and the Covered Group as set forth in the GM Settlement and reiterated verbatim in this Exhibit C:

Class or Class Members. The term “Class” or “Class Members” shall mean all persons who are:

(i) GM-UAW Represented Employees who, as of October 15, 2007, were retired from GM with eligibility for Retiree Medical Benefits under the GM Plan, and their eligible spouses, surviving spouses and dependents;

(ii) surviving spouses and dependents of any GM-UAW Represented Employees who attained seniority and died on or prior to October 15, 2007 under circumstances where such employee’s surviving spouse and/or dependents are eligible to receive Retiree Medical Benefits from GM and/or under the GM Plan;

(iii) UAW retirees of Delphi Corporation (“Delphi”) who as of October 15, 2007 were retired and as of that date were entitled to or thereafter become entitled to Retiree Medical Benefits from GM and/or the GM Plan under the terms of the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007, Attachment B to the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007 (without regard to whether any of the conditions described in Section K.2 of such Memorandum of Understanding or Section 2 of such Attachment B occur), or the Benefit Guarantee agreement between GM and the UAW dated September 30, 1999, and their eligible spouses, surviving spouses and dependents of all such retirees;

(iv) surviving spouses and dependents of any UAW-represented employee of Delphi who attained seniority and died on or prior to October 15, 2007 under circumstances where such employee’s surviving spouse and/or dependents are eligible to receive Retiree Medical Benefits from GM and/or the GM Plan under the terms of the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007, Attachment B to the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007 (without regard to whether any of the conditions described in Section K.2 of such Memorandum of Understanding or Section 2 of such Attachment B occur), or the Benefit Guarantee agreement between GM and the UAW dated September 30, 1999;

(v) GM-UAW Represented Employees or former UAW-represented employees who, as of October 15, 2007, were retired from any previously sold, closed, divested or spun-off GM business unit (other than Delphi) with eligibility to receive Retiree Medical Benefits from GM and/or the GM Plan by virtue of any other agreement(s) between GM and the UAW, and their eligible spouses, surviving spouses, and dependents; and

(vi) surviving spouses and dependents of any GM-UAW Represented Employee or any UAW-represented employee of a previously sold, closed, divested or spun-off GM business unit (other than Delphi), who attained seniority and died on or prior to October 15, 2007 under circumstances where such employee’s surviving spouse and/or dependents are eligible to receive Retiree Medical Benefits from GM and/or the GM Plan.

Covered Group. The term “Covered Group” shall mean:

(i) all GM Active Employees who have attained seniority as of September 14, 2007, and who retire after October 15, 2007 under the GM-UAW National Agreements, or any other agreement(s) between GM and the UAW, and who upon retirement are eligible for Retiree Medical Benefits under the GM Plan or the New Plan, as applicable, and their eligible spouses, surviving spouses and dependents;

(ii) all UAW-represented active employees of Delphi or a former Delphi unit who retire from Delphi or such former Delphi unit on or after October 15, 2007, and upon retirement are entitled to or thereafter become entitled to Retiree Medical Benefits from GM and/or the GM Plan or the New Plan under the terms of the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007, Attachment B to the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007 (without regard to whether any of the conditions described in Section K.2 of such Memorandum of Understanding or Section 2 of such Attachment B occur), or the Benefit Guarantee agreement between GM and the UAW dated September 30, 1999, and the eligible spouses, surviving spouses and dependents of all such retirees;

(iii) all surviving spouses and dependents of any UAW-represented employee of Delphi or a former Delphi unit who dies after October 15, 2007 but prior to retirement under circumstances where such employee’s surviving spouse and/or dependents are eligible or thereafter become eligible for Retiree Medical Benefits from GM and/or the GM Plan or the New Plan under the terms of the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007, Attachment B to the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007 (without regard to whether any of the conditions described in Section K.2 of such Memorandum of Understanding or Section 2 of such Attachment B occur), or the Benefit Guarantee agreement between GM and the UAW dated September 30, 1999;

(iv) all former GM-UAW Represented Employees and all UAW-represented employees who, as of October 15, 2007, remain employed in a previously sold, closed, divested, or spun-off GM business unit (other than Delphi), and upon retirement are eligible for Retiree Medical Benefits from GM and/or the GM Plan or the New Plan by virtue of any other agreement(s) between GM and the UAW, and their eligible spouses, surviving spouses and dependents; and

(v) all eligible surviving spouses and dependents of a GM Active Employee, former GM-UAW Represented Employee or UAW-represented employee identified in (i) or (iv) above who attained seniority on or prior to September 14, 2007 and die after October 15, 2007 but prior to retirement under circumstances where such employee’s surviving spouse and/or dependents are eligible for Retiree Medical Benefits from GM and/or the GM Plan or the New Plan.

Exhibit D

[Trustee’s fees]

Exhibit E

Name	Date of Term Expiration

Robert Naftaly***	January 1, 2012
Olena Berg-Lacey	January 1, 2012
David Baker Lewis	January 1, 2011
Teresa Ghilarducci	January 1, 2011
Marian Udow-Phillips	January 1, 2010
Ed Welch	January 1, 2010

Committee Chair: ***

Biographical Material

Robert Naftaly, C.P.A., is the retired President and CEO of PPOM, an independent operating subsidiary of Blue Cross/Blue Shield of Michigan (BCBSM), and Executive Vice President, Chief Operating Officer for the Blues. Previously, he was Senior Vice President, Chief Financial Officers and Treasurer for BCBSM. Mr. Naftaly also served as the Director of the Department of Management and Budget of the State of Michigan from 1983 to 1987. He has also served on several other Boards, including the Detroit Investment Fund, Walsh College, Meadowbrook Insurance Group, Blue Cross/Blue Shield of Maryland, and the Board of Governors of Wayne State University.

Olena Berg-Lacey served from 1993 to 1998 as Assistant Secretary of Labor, Employee Benefits Security Administration. In that capacity, she directed the Department of Labor’s activities regarding enforcement of ERISA, including fiduciary standards governing 700,000 private pension plans with over $3.5 trillion in assets. From 1991 to 1993, she served in the State Treasurer’s Office for the state of California, where she had primary responsibility for management and investment of more than $20 billion of assets on behalf of the State. In that capacity, she also represented the California Treasurer on the board of the State’s pension funds (CalPERS and CalSTRS) which together invest over $100 billion of retirement money on behalf of California’s public employee retirement programs. A graduate of the University of California and the Harvard Business School, Ms. Berg-Lacey has also held a variety of positions in the private sector involving asset management and institutional investments.

David Baker Lewis is a prominent attorney, with broad experience in municipal finance and municipal bond law. He is the Chairman of the Board of Directors of Lewis & Munday. He has served on the Boards of Directors of several major corporate entities, including Conrail, Comerica Bank, TRW, Henry Ford Health Systems, Harper-Grace Hospitals, the Detroit Medical Center and H & R Block. He has also been Associate Professor of Law at the Detroit College of Law, and served as the Chair of the National Association of Securities Professionals.

Teresa Ghilarducci is currently Professor of Economics and Schwartz Chair in Economic Policy Analysis at the New School in New York City. She previously served for 25 years as professor of Economics at Notre Dame University. She also served a fellowship in economics at the Harvard Law School. Her academic work focuses on the economics of retirement security. She served as a member of the Advisory Board to the Pension Benefit Guaranty Corporation (a Presidential appointment) from 1995 to 2002, and was appointed by the governor of Indiana to the Board of Trustees for the Indiana Public Employees’ Retirement Fund for a term from 1997 to 2002. Congressional committees have called upon her to testify as an expert witness more than 12 times on a variety of subjects related to retirement security and other economic issues.

Marianne Udow-Phillips is currently the Director of the Center for Healthcare Quality and Transformation, a healthcare policy analysis group affiliated with the University of Michigan health care system and Blue Cross/Blue Shield. She previously served for 3 years as the Director of the Michigan Department of Human Services, the state agency responsible for delivering a wide variety of support services to Michigan residents. Prior to her appointment to the Department of Human Services, she served in a variety of executive positions, including Senior Vice President for Health Care Products and Provider Services and Senior Vice President for Corporate Strategy and Health Care Administration, at Blue Cross Blue Shield of Michigan. She has also served as the Senior Vice President and Vice President of Plans and Operations for Mercy Alternative and Care Choices.

Ed Welch is an attorney and currently serves as director of the Workers’ Compensation Center in the School of Labor and Industrial Relations at Michigan State University. From 1991 to 1999 he was the editor of the newsletter On Workers Compensation. He was the Director of the Michigan Bureau of Workers’ Disability Compensation from 1985 through 1990. Mr. Welch was elected a charter member for workers’ compensation of the National Academy of Social Insurance and served as the Vice-President of the International Association of Industrial Accident Boards and Commissions as well as a member of the Board of Directors of the Institute for Work and Health, a research organization in Toronto, Ontario.

Exhibit F(1)

[Initial Benefits for Participants in the Chrysler Retiree Plan]

Exhibit F(2)

[Initial Benefits for Participants in the Ford Retiree Plan]

Exhibit F(3)

Initial Benefits for Participants and Beneficiaries in the GM Retiree Plan

Beginning on the GM Implementation Date and continuing through 2011, the initial Benefits provided by the GM Retiree Plan shall include only the following:

•

All Benefits for which GM, the General Motors Health Care Program for Hourly Employees, and any other GM entity or benefit plan would have been responsible before the GM Implementation Date – including, without limitation, the catastrophic plan and COBRA continuation coverage – at the levels described in the settlement agreement approved in Int’l Union, UAW v. General Motors Corp., 497 F.3d 615 (6th Cir. 2007) (“Henry I”):

•

The mitigation payments funded before the GM Implementation Date by the General Motors Defined Contributions Health Benefit Trust shall offset the Participant contributions, deductibles, co-payments and co-insurance payments at the same levels as in Henry I.

•

The dental benefits funded before the GM Implementation Date by the General Motors Defined Contribution Health Benefit Trust shall be provided at the same levels as provided before the GM Implementation Date.

•

An additional Participant contribution of $51.67 per month shall be required from those Participants who receive after the GM Implementation Date a flat monthly special lifetime benefit from the General Motors Hourly-Rate Employees Pension Plan of $66.70 per month.

As provided in Section 10.2(d), the Committee may exercise administrative discretion (as permitted under the Trust Agreement) in delivering the initial Benefits provided under this Exhibit F(3), including, without limitation, making any changes that could have been adopted by joint action of GM and the UAW pursuant to Section 5.A.2(h) of the settlement agreement approved in Henry I.

Exhibit G

Design Principles

The Committee recognizes the complexity and fragmented nature of our nation’s ever-changing health care system. To the extent practical, the Committee will seek to implement each Plan in a manner consistent with the guidelines set out below, subject to both the financial requirements of such Plan and its Purpose.

1.	Health care includes individual patient treatment, the alleviation of pain and suffering and the development of practices and procedures to improve the health status of Participants.

2.	The Committee shall promote quality health care delivered to Participants in a manner consistent with respect and dignity, and the recognition of the confidentiality of private patient information.

3.	The Committee’s goal is to provide health care that is effective, safe, efficient and timely, delivered in a culturally competent manner with a recognition of the physical and cognitive challenges present among aged Participants.

4.	The Committee will pursue integrated health care approaches to better assess the health risks of Participants and achieve better health outcomes.

5.	The Committee will operate each Plan and assess its performance in accordance with evolving best practices measured by both internal and external benchmarks.

6.	The Committee shall provide health care coverage to Participants on a basis that is reasonably accessible to Participants, affordable and sustainable.

7.	The Committee will develop avenues of communication to keep Participants informed with regard to access to care, the quality of care and operations of the Plan in which they participate.

8.	In selecting health care plans and providers, the Committee shall favorably consider health care entities that are non-profit and act in a manner respectful of workers’ rights.

9.	In selecting health care plans and providers, the Committee will seek to provide both health care and health plan administration within the United States.

10.	The Committee will make efforts to assure that Participants are treated with respect and dignity, with due consideration given to their physical and cognitive challenges.

Exhibit H

STATEMENT OF INVESTMENT PRACTICES

The following Statement of Investment Practices (“SIP”) shall be adopted as “Best Practices” for the VEBA’s Committee, Investment Managers and Independent Fiduciaries. It is the intent that these Best Practices evolve over time, taking into account developments in the law, changes in available investments and other changes as the Committee, from time to time, may determine relevant. To the extent that there are inconsistencies between this document and the Trust Agreement, the Trust Agreement shall control. All defined terms in this SIP shall have the same meaning as defined in the Trust Agreement for the VEBA unless otherwise defined herein. It is also intended that these Best Practices, as amended from time to time, be incorporated in an Investment Policy Statement developed by the Committee.

The Committee is the Named Fiduciary with management and control of the assets of the VEBA with the power as set forth in the Trust Agreement to: (1) appoint Investment Managers with respect to non-Employer Securities; (2) appoint Investment Managers who themselves have the power to appoint Investment Managers; and (3) appoint Independent Fiduciaries with respect to Employer Securities. The Committee shall retain such responsibility unless and until it delegates that duty pursuant to the terms of the Trust Agreement and such persons accept such responsibilities by a document in writing.

Where the Trust Agreement permits someone else to be appointed as an Investment Manager or Independent Fiduciary (the “Investment Fiduciaries”), as the case may be, and that person accepts such responsibilities by a document in writing, that person shall be an Investment Fiduciary, and the Committee shall act as the Appointing Fiduciary with responsibility for monitoring the performance of the Investment Fiduciary, except to the extent that the Investment Fiduciary is appointed by the Court pursuant to Section 11.6 of the Trust Agreement. The Committee may also appoint Investment Managers with the authority to appoint other Investment Managers, in which case any Investment Manager so appointed shall act as the Appointing Fiduciary, provided that the Committee shall retain responsibility to monitor any Investment Manager acting as an Appointing Fiduciary.

Subject to the requirements of the Trust Agreement with respect to the Employer Securities, the Committee may appoint one or more Investment Fiduciaries to manage all or part of the Trust Fund and enter into an agreement with any Investment Fiduciary so appointed. If an Investment Fiduciary is appointed, it shall have the appurtenant investment authority of the Trustee specified in Section 6.1 of the Trust Agreement, as limited by investment guidelines adopted by the Committee and communicated to such Investment Fiduciary with respect to the portion of the Trust Fund over which it has investment discretion. The Trustee’s duties with respect to that portion of the Trust Fund subject to such Investment Fiduciary’s discretion and control shall be limited to following the instructions of the Investment Fiduciary to the extent consistent with Employee Retirement Income Security Act of 1974 (“ERISA”). The Investment Fiduciary so appointed is a fiduciary and must acknowledge so in writing as required by Section 3(38) of ERISA. Each Investment Fiduciary shall be monitored by the relevant Appointing Fiduciary.

Each Appointing Fiduciary should conduct periodic reviews of the appointed Investment Fiduciary not less than annually (and more frequently as appropriate under the circumstances) with a view to determining whether such Investment Fiduciary should continue to be retained by the VEBA.

S-1.1: The Committee shall develop and update from time to time an Investment Policy Statement that reflects these Investment Practices.

The Investment Policy Statement should be a written statement developed by the Committee and updated from time to time that describes:

a.	a prudent process for the Committee to select and retain Investment Fiduciaries,

b.	the duties and responsibilities of the fiduciaries involved in asset management,

c.	asset allocation, diversification and rebalancing guidelines,

d.	appropriate investment guidelines, benchmarks and investment objectives against which the performance of the Investment Fiduciary is to be evaluated,

e.	the due diligence criteria for selection of Investment Fiduciaries,

f.	a general definition of the selection and monitoring criteria for Investment Fiduciaries, investments and service vendors,

g.	the actions that can or will be taken as a result of the monitoring,

h.	procedures for controlling and accounting for investment expenses.

i.	requirements that investments be managed in accordance with applicable laws, trust documents, and written investment guidelines.

j.	requirements that each fiduciary of the VEBA act in accordance with ERISA.

k.	requirements that each fiduciary of the VEBA act in accordance with the “prudent man” rule as defined in Section 404(a)(l)(B) of ER1SA.

l.	requirements that each fiduciary of the VEBA shall discharge his, her or its duties with respect to the VEBA solely in the interest of the participants and beneficiaries of each Plan for the exclusive purpose of providing benefits to participants and their beneficiaries and defraying reasonable expenses of administering each Plan as required by Section 404(a)(l)(A) of ERISA.

m.	requirements that the VEBA be established and maintained pursuant to a written instrument as required by Section 402(a) of ERISA.

n.	requirements that the Committee and the Investment Fiduciaries act in accordance with any applicable Plan Document, guidelines and other documents governing each Plan as required by Section 404(a)(1)(D) of ERISA.

o.	requirements that copies of relevant documents governing the acts of the Investment Fiduciaries be provided to the Investment Fiduciaries.

p.	procedures under the VEBA for allocation of responsibilities for its operation and administration consistent with the Trust Agreement and Sections 402, 403 and 405 of ER1SA.

q.	procedures requiring that any allocation or delegation permitted by the Trust Agreement or by Sections 402, 403 and 405 of ERISA be defined, documented and acknowledged at the time of such delegation of allocation.

r.	requirements that any entity assuming a position which involves the exercise of fiduciary duties with respect to the management of VEBA plan assets under ERISA should sign a written acknowledgement that it acknowledges the acceptance of such duties and has read these Best Practices, as amended from time to time, and agrees to act in accordance with them.

S.-1.2 Fiduciaries and parties in interest should not be involved in self-dealing as prohibited in Section 406 of ERISA.

a.	No fiduciary shall cause a Plan to engage in a transaction, if such fiduciary knows or should know that such transaction constitutes a direct or indirect transaction between the plan and a party in interest to the extent that such transaction constitutes a non-exempt transaction prohibited by Section 406(a) of ERISA

b.	No fiduciary with respect to a Plan shall: (1) deal with the assets of the plan in his own interest or for his own account, (2) in his individual or in any other capacity act in any transaction involving the plan on behalf of a party (or represent a party) whose interests are adverse to the interests of the plan or the interests of its participants or beneficiaries, or (3) receive any consideration for his own personal account from any party dealing with such plan in connection with a transaction involving the assets of the plan, to the extent that such transaction constitutes a non-exempt transaction prohibited by Section 406(b) of ERISA.

c.	The Committee should adopt policies and procedures with respect to conflicts of interests and the management of potential conflicts of interests. Such policies should be disseminated to members of the Committee, Investment Fiduciaries, the Trustee and affected employees of the VEBA. Each Investment Fiduciary and each affected employee should certify annually that he, she or it has received the applicable policies and procedures and confirm that he, she or it has complied with such policies in the previous year. These policies initially should be based on the UAW conflict of interest policy.

d.	No fiduciary should be retained for a reason other than competence, cost, experience and other matters relevant to the fiduciary’s ability to perform the functions assigned to such fiduciary in a cost effective manner.

S.-1.3 The Committee and each Investment Fiduciary should take prudent steps to protect and safeguard the assets from theft and embezzlement.

a.	The Committee should establish for procedures for the VEBA to maintain, or cause others to maintain, one or more fidelity bonds covering the plan fiduciaries and other persons who handle funds or other property of the plan as required by Section 412 of ERISA and Section 10.12 of the Trust Agreement.

b.	The Committee should take prudent steps to seek payment of any contributions that are past due and have not been paid in accordance with Section 10.13 of the Trust Agreement.

S.-1.4 Except to the extent permitted by Department of Labor Regulations, no fiduciary may maintain the indicia of ownership of any assets of the VEBA outside the jurisdiction of the district courts of the United States as required by Section 404(b) of ERISA.

a.	The Committee should establish procedures, which may consist of a covenant from its Investment Fiduciaries, to ensure that the indicia of ownership of the assets of the VEBA are not maintained outside the jurisdiction of the district courts of the United States, except as permitted by the Department of Labor Regulations.

S.-2.1 The Committee should establish an investment strategy consistent with requirements of the Trust Agreement and the purposes of the VEBA.

a.	The Committee should determine the expected modeled return on VEBA assets and identify an appropriate level of investment risk, taking into account expected returns over time and short-term liquidity needs. In determining the expected return the Committee should consider:

1.	Diversification requirements to reduce the VEBA’s exposure to losses.

2.	Selection of asset classes consistent with the expected risk and return.

3.	The projected return of the portfolio relative to the funding objectives of the VEBA.

4.	Such other factors as the Committee may deem appropriate.

b.	The Committee should develop an investment strategy based upon such expected return and expected level of risk. In no circumstances shall the Committee be responsible for guaranteeing any expected return.

c.	The Committee should review the VEBA’s investment strategy at minimum once a year and make any changes as appropriate.

S.-2.2 The Committee should establish investment guidelines to be communicated to Investment Fiduciaries consistent with the investment strategy developed.

a.	The investment guidelines should be sufficiently detailed to permit each Investment Fiduciary to implement and manage the specific investment strategy for which it was appointed. In the discretion of the Committee, these investment guidelines provided to the Investment Fiduciary should:

1.	Define the duties and responsibilities of the Investment Fiduciary

2.	Define any applicable diversification and rebalancing guidelines.

3.	Include any relevant selection criteria for asset classes and investments.

4.	Set forth the appropriate benchmarks, indices, peer groups, and the investment objectives against which the performance of the Investment Fiduciary is to be evaluated.

5.	Define such due diligence criteria for selecting investments that the Committee in the exercise of prudence determines the Investment Fiduciary should incorporate as part of its investment process.

6.	Define the relevant monitoring criteria for the Investment Fiduciary.

7.	Define the relevant procedures for controlling and accounting for investment expenses.

b.	The Committee should review the investment guidelines at a minimum once each year to ensure that investment objectives are analyzed and modified as prudent.

S.-3.1 The Committee should select Investment Fiduciaries, delegate investment duties to such Investment Fiduciaries, and allocate assets to each Investment Fiduciary to manage consistent with the investment strategy and the investment guidelines applicable to it.

a.	The Committee should follow a due diligence process in selecting Investment Fiduciaries that selects among providers based on an objective assessment of their qualification, the quality of the work performed, the reasonableness of the fees, and any such other factors as the Committee deems appropriate and relevant. The Committee should maintain a written record of the process used to select such Investment Fiduciaries.

b.	The Committee should establish procedures to reasonably assure that each Investment Fiduciary or other staff appointed by them has the necessary experience and qualifications needed to oversee the assets allocated to their portfolio.

1.	The Committee should maintain a list of Investment Fiduciaries, including, as part thereof, the Investment Fiduciaries’ credentials and experience in carrying out the duties assigned to them.

2.	The Committee should require periodic reporting from the Investment Fiduciaries as to the work performed.

3.	To the extent the Committee hires staff with investment management-related responsibilities, the Committee should develop written job descriptions for such staff, including, as part thereof, the expected credentials and experience of all staff assigned or exercising such authority.

4.	All fees for investment management should be “reasonable compensation” as defined in Section 408(b)(2) of ERISA.

i.	The Appointing Fiduciary should take reasonable steps to assure that all compensation, direct or indirect, is reasonable under Section 408(b)(2) of ERISA.

ii.	If the compensation of the Investment Fiduciary will be performance based, the Appointing Fiduciary should review such proposed compensation arrangement in light of the risks associated with the manner of compensation and the potential amount to be paid.

iii.	The Committee should review any proposed finder’s fees or other forms of compensation for asset placement in connection with selection of Investment Fiduciaries to determine whether such compensation is reasonable.

iv.	The Committee should periodically review such fees to determine if fees remain reasonable in light of the services performed.

5.	The Committee should establish a prudent process for periodically assessing the effectiveness of the VEBA’s fiduciary structure including the Committee and other fiduciaries in meeting their responsibilities.

S.-3.2 Each Investment Fiduciary should give appropriate consideration to the facts and circumstances relevant to the particular investment or investment course of action in accordance with the “prudent man” rule of ERISA.

a.	Each Investment Fiduciary shall prudently investigate the merits of any potential investment to be made for the VEBA.

b.	Appropriate consideration with respect to an investment includes a determination that the particular investment or investment course of action is reasonably designed to comply with the investment guidelines provided to the Investment Fiduciary, taking into consideration the risk of loss and the opportunity for gain associated with the investment or investment course of action.

c.	Each Investment Fiduciary should have the requisite expertise, knowledge and information necessary to prudently implement the investment strategy and guidelines.

d.	If the Investment Fiduciary lacks sufficient knowledge or sophistication to manage a portion of the VEBA’s assets under its authority consistent with the investment strategy or guidelines, the Investment Fiduciary should delegate the investment duties to a knowledgeable professional.

S.-3.3 Each Appointing Fiduciary shall periodically review the performance of the appointed Investment Fiduciary.

a.	The Appointing Fiduciary should review the performance of the Investment Fiduciary appointed, at least annually and more frequently as circumstances may warrant, with regards to:

1.	Compliance with these investment practice standards, any investment guidelines and with the purposes and needs of the VEBA.

2.	Comparison of the investment’s performance to appropriate benchmarks, indices, peer groups, and the investment objectives against which the performance of the Investment Fiduciary is evaluated.

3.	Compliance with the conflict of interest policy, as long as doing so is reasonable under the circumstances. (The Appointing Fiduciary may rely on a certification of the Investment Fiduciary that it has complied with such conflict of interest policies.)

4.	The quality and timeliness of the Investment Fiduciary’s response to requests for information.

5.	The level of service provided as compared to the costs and fees.

6.	The quality and timeliness of the Investment Fiduciary’s reports to the Appointing Fiduciary and, where applicable, the Committee, Trustee or plan participants and beneficiaries.

7.	Any education and information provided to the Appointing Fiduciary, the Committee or the plan participants by the Investment Fiduciary.

8.	Qualitative and/or organizational changes of Investment Fiduciaries, such as:

i.	Staff turnover in determining whether the quality of the service or the investment results provided in the past may be maintained in the future.

ii.	Changes in the organizational structure of the Investment Fiduciary, including mergers and/or acquisitions that could affect the quality of the service or the investment results in the future.

b.	The nature and results of the monitoring should be recorded in writing, including documentation of any actions recommended, reviewed or taken.

c.	Control procedures should be in place to periodically review policies for best execution and proxy voting.

1.	The Appointing Fiduciary should review the Investment Fiduciary to determine whether the Investment Fiduciary has reasonable procedures in place to secure best execution of the plan’s brokerage transactions. The Appointing Fiduciary may consider the cost of commissions for the transaction, the quality and reliability of the execution and any other factors as the Appointing Fiduciary deems relevant.

2.	The Appointing Fiduciary should establish a procedure to review any commissions paid on such transactions at the direction of the Investment Fiduciary to determine if they are reasonable in light of the value of the brokerage and research services or are otherwise permissible under Section 28(e) of the Securities Exchange Act of 1934.

3.	The Appointing Fiduciary should monitor the procedures employed by an Investment Manager in voting proxies and actions taken in connection with the voting of proxies to ensure that the interests of plan participants and beneficiaries are protected by such actions (or inaction), and are not subordinated to other considerations. An Independent Fiduciary should retain all discretionary authority over voting proxies for the Employer Securities in accordance with Section 11.2 of the Trust Agreement.

Exhibit I

Code of Ethics

In order for the Trust to continue the protection from the otherwise debilitating financial consequences that would accompany illness that has been afforded many thousands of UAW retirees of the automobile industry over the decades through the collective bargaining agreements between the UAW and Chrysler, Ford and GM – which protection has been essential to maintaining the dignity and financial security of such UAW retirees – the Committee must administer the Trust, and Trust personnel must act, in complete good faith and honesty, and with a single-minded dedication to protecting the interests of the Participants and Beneficiaries. To this end, this Code of Ethics shall govern the conduct of all those persons charged with implementation and administration of the Trust.

The following principles shall apply to members of the Committee as well as to any and all employees, professional staff and others employed in any staff capacity by the Trust. All such persons are referred to herein as “representatives and employees of the Trust.” The Committee shall also inform all vendors, suppliers, outside consultants, health care providers and any other parties performing services for or on behalf of the Trust of this Code of Ethics and inform them that the Committee expects all such persons or entities to respect the provisions of this Code of Ethics. (For purposes of this Code of Ethics, references to family or families means spouses, children, grandparents, grandchildren, uncles, aunts, nieces, nephews by blood or marriage).

1.	The assets of the Fund are held in trust for the benefit of the Participants and Beneficiaries. The Participants and Beneficiaries are entitled to assurance that Trust assets are not dissipated, are invested wisely, and are spent only for proper purposes.

2.	The Participants and Beneficiaries are also entitled to assurance that representatives and employees of the Trust will be motivated solely by consideration of the best interests of the Participants and Beneficiaries, and will never allow their actions in administration of the Trust to be motivated in any respect by their own self-interest or any other factor that could result in decisions being taken that could work to the detriment of the Participants and Beneficiaries.

3.	Service as a representative or employee of the Trust is service in the interest of the Participants and Beneficiaries. Pursuing any other goal will injure the reputation of the individual involved as well as the Trust itself. Even more importantly, pursuing any goal other than the best interests of the Participants and Beneficiaries will undermine the Trust’s ability to provide benefits to Participants and Beneficiaries.

4.	It is vital that all representatives and employees of the Trust conduct their day-to-day activities in accordance with these principles and in a manner consistent with the special responsibility they have to the Participants and Beneficiaries. Employees and representatives of the Trust must demonstrate – by their conduct as well as their words – that they are dedicated solely to helping the Participants and Beneficiaries and are not motivated by any other goal or in any sense seeking to enrich themselves, their families, or business associates, or gain any advantage for themselves, their families, or business associates from their relationship to the Trust.

5.	The Trust shall conduct its proprietary functions, including all contracts for purchase or sale or for rendering services in accordance with the best practices of well-run institutions, including the securing of competitive bids for major contracts.

6.	The Trust shall not permit any of its funds to be invested in a manner designed to result in profit or advantage for any representative or employee of the Trust, his or her family, or business associates.

7.	There shall be no contracts of purchase or sale or for rendering services which will result in profit or advantage for any representative of the Trust, his or her family or business associates. Nor shall any representative or employee of the Trust accept profit or special advantage for himself or herself, his or her family or business associates from a business – including, without limitation, a vendor or service provider – with which the Trust has a business relationship of any kind.

8.	The Trust shall not make loans to its representatives or employees, or members of their families, for any purpose, including financing the private business of such persons.

9.	No representative or employee of the Trust shall have any compromising personal ties, direct or indirect, with outside agencies such as insurance carriers, brokers, or consultants – including with any representative, employee or agent of any such agencies, carriers, broker or consultants – doing business with the Trust.

10.	The Trust shall fully comply with all applicable legal and accounting requirements, including with respect to maintaining its books and records in accordance with accepted accounting practices and conducting periodic audits as required by law. The financial records of the Trust shall be made available to retired participants and others as required by law.

11.	Any person who represents the Trust has a duty to serve the best interests of the Participants and Beneficiaries. Therefore, every representative and employee of the Trust must avoid any outside transaction which even gives the appearance of a conflict of interest. The special fiduciary nature of these positions requires the highest loyalty to the duties of the office.

12.	No representative or employee of the Trust shall have any personal financial interest which conflicts with her/his duties on behalf of the Trust.

13.	No representative or employee of the Trust shall have any substantial financial interest (even in the publicly-traded, widely-held stock of a corporation), in any business with which the Trust has any business relationship.

14.	No representative or employee of the Trust shall accept “kickbacks,” under- the-table payments, gifts or entertainment of any value or any personal payment of any kind from a business or professional enterprise with which the Trust does business, nor arrange to have any such financial payments or perquisites inure to the benefit of their family or business associates.

15.	All staffing decisions and decisions regarding use of outside vendors shall be made based solely on consideration of the best interests of the Participants and Beneficiaries. No staff shall be hired, nor any consultants or other vendors used in connection with the conduct of the Trust’s affairs, as a result of personal or family ties to existing representatives or employees of the Trust, the UAW, or any of the contributing employers.

16.	The Participants and Beneficiaries are entitled to be reasonably informed as to how the Trust’s assets are used and cared for. Toward this end, the Committee shall – at least annually – provide reasonable notice (by mailed notice to Participants and Beneficiaries or other suitable means) in a form understandable by Participants and Beneficiaries of the status of the Trust and the applicable Separate Retiree Account, including:

a.	The funding status of the applicable Separate Retiree Account.

b.	The amount spent on Benefits from the applicable Separate Retiree Account in the prior year.

c.	The amount spent on administrative costs (including items such as rent, utilities, consulting fees, outside services, salaries, and the like) from the applicable Separate Retiree Account in the prior year.

d.	The number of Participants and Beneficiaries drawing benefits from the applicable Separate Retiree Account in the prior year.

e.	The Committee’s current projections regarding solvency of the applicable Separate Retiree Account, and any anticipated Benefit adjustments that may be required over the following five year period.

f.	Applicable Company contributions and remittances made during the prior year.

g.	The outcome of the Cash Flow Projection required by the Company Settlements with respect to the applicable Separate Retiree Account.

h.	The investment returns for the preceding year, as well as such longer periods as the Committee may determine.

EXHIBIT B

[RESERVED]

EXHIBIT C

[Reserved]

EXHIBIT D

FORM OF EQUITY REGISTRATION

RIGHTS AGREEMENT

EXHIBIT O

FORM OF EQUITY REGISTRATION RIGHTS AGREEMENT

This EQUITY REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [            ], 2009 by and among [            ], a Delaware corporation (the “Corporation”), THE UNITED STATES DEPARTMENT OF THE TREASURY (the “UST”), 7176384 CANADA INC., a corporation organized under the laws of Canada (“Canada”), the UAW RETIREE MEDICAL BENEFITS TRUST, a voluntary employees’ beneficiary association (the “VEBA”), and [            ], a Delaware corporation (the “Debtor”).1

WHEREAS, each Holder owns, as of the date hereof, that number of shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) set forth opposite such Holder’s name on Annex I hereto;

WHEREAS, the VEBA and the Debtor each own, as of the date hereof, one or more warrants initially exercisable for that number of shares of Common Stock set forth opposite such Holder’s name on Annex I hereto (collectively, the “Warrants”);

WHEREAS, as of the date hereof, the Government Holders and the VEBA each own that number of shares of Series A Fixed Rate Cumulative Perpetual Preferred Stock, par value $0.01 per share (the “Preferred Stock”), set forth opposite such Holder’s name on Annex I hereto;

WHEREAS, concurrently with the execution of this Agreement, the Corporation, the UST, Canada and the VEBA have executed that certain Stockholders Agreement, dated as of the date hereof;

WHEREAS, the Corporation has agreed to provide the UST, Canada, the VEBA and the Debtor with registration rights with respect to such shares of Common Stock, Warrants and Preferred Stock held by such Holders and their permitted assigns, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Agreement, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms have the following meanings set forth below or in the sections set forth below:

“Adverse Disclosure” means public disclosure of material non-public information that, in the Corporation’s good faith judgment, after consultation with independent outside counsel to the Corporation, (a) would be required to be made in any registration statement or report filed with the SEC by the Corporation so that such registration statement or report would not be materially misleading; (b) would not be required to be made at such time but for the filing of such registration statement; and (c) the Corporation has a bona fide business purpose for not disclosing publicly.

[1]

In the event that any of the other Sellers under the Amended and Restated Master Sale and Purchase Agreement, dated June 26, 2009, by and among the Corporation, the Debtor and the other seller parties thereto, receive equity securities of the Corporation in connection with the closing of the transactions contemplated thereby, such Sellers shall be added as parties hereto and included as Holders hereunder.

“Adverse Effect” shall have the meaning set forth in Section 2.1.6.

“Advice” shall have the meaning set forth in Section 2.7.

“Affiliate” means, with respect to any Person, any other Person who Controls, is Controlled by or is under common Control with, such Person.

“Agreement” shall have the meaning set forth in the Preamble.

“Canada” shall have the meaning set forth in the Preamble.

“Co-Managers” shall have the meaning set forth in Section 2.1.4(a).

“Common Stock” shall have the meaning set forth in the Recitals.

“Control” means the direct or indirect power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities, general partnership interests or management member interests, by contract or trust agreement, pursuant to a voting trust or otherwise. “Controlling” and “Controlled” have the correlative meanings.

“Corporation” shall have the meaning set forth in the Preamble.

“Corporation Shelf Registration” shall have the meaning set forth in Section 2.2.1.

“Debtor” shall have the meaning set forth in the Preamble.

“Demand Registration” shall have the meaning set forth in Section 2.1.1(a).

“Demand Request” shall have the meaning set forth in Section 2.1.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Excluded Registration” means a registration under the Securities Act of (a) securities pursuant to one or more Demand Registrations pursuant to Article 2 hereof, (b) securities registered on Form S-4 or S-8 or any similar successor forms, (c) securities convertible into or exercisable or exchangeable for Common Stock and (d) securities registered on Form S-3 or any successor form covering solely securities issued under a dividend reinvestment program.

“FINRA” shall have the meaning set forth in Section 2.5(a)(xvii).

“Government Holder” means the UST or Canada.

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“Governmental Authority” means any United States or non-United States federal, provincial, state or local government or other political subdivision thereof, any entity, authority, agency or body exercising executive, legislative, judicial, regulatory or administrative functions of any such government or political subdivision, and any supranational organization of sovereign states exercising such functions for such sovereign states.

“Holder” means each of (a) the UST, Canada, the VEBA and the Debtor and (b) any direct or indirect transferee of any such Holder who shall become a party to this Agreement in accordance with Section 2.10.

“Indemnitee” shall have the meaning set forth in Section 2.9.1.

“Indemnitor” shall have the meaning set forth in Section 2.9.3(a) but shall, for the avoidance of doubt, exclude the Government Holders and the VEBA for purposes of providing indemnification hereunder.

“Initial Sale Time” shall have the meaning set forth in Section 2.9.1.

“Inspectors” shall have the meaning set forth in Section 2.5(a)(xiii).

“IPO” means the Corporation’s first public offering of Common Stock (whether such offering is primary or secondary) that is underwritten by a nationally recognized investment bank, pursuant to a registration statement filed under the Securities Act and declared effective by the SEC (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 under the Securities Act is applicable, or a registration statement on Form S-4, Form S-8 or a successor to one of those forms).

“Issuer Free Writing Prospectus” shall have the meaning set forth in Section 2.6.

“Lead Underwriters” shall have the meaning set forth in Section 2.1.4(a).

“Losses” shall have the meaning set forth in Section 2.9.1.

“Market Value” shall mean with respect to any particular class or type of Registrable Securities (a) at any time securities of the same class or type as the applicable Registrable Securities are listed on a national securities exchange, the closing price of such class or type of securities on the trading day immediately preceding the date of the Demand Request or Transfer Notice, (b) at any time that the Warrants are not listed on a national securities exchange but the Common Stock is listed on a national securities exchange, for each Warrant, the closing price of one share of Common Stock multiplied by the number of shares of Common Stock for which such Warrant is then exercisable (assuming cashless exercise), or (c) other than in the case of clause (a) or clause (b), the estimated market value determined in good faith by the Corporation based upon the advice of a nationally recognized independent investment banking firm retained by the Corporation (at the sole expense of the Corporation) for this purpose (which investment banking firm shall be reasonably acceptable to the UST or if the UST is not the Requesting Holder, the Holders of a majority of the Registrable Securities covered by the Demand Request or Transfer Notice).

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“Master Sale and Purchase Agreement” means the Amended and Restated Master Sale and Purchase Agreement, dated as of June 26, 2009 and as amended from time to time, by and among General Motors Corporation, Saturn LLC, Saturn Distribution Corporation, Chevrolet- Saturn of Harlem, Inc. and NGMCO, Inc.

“Material Adverse Change” means (a) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or over-the-counter market in the United States of America; (b) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States of America; (c) a material outbreak or escalation of armed hostilities or other international or national calamity (including an act of terrorism) involving the United States of America or the declaration by the United States of a national emergency or war or a change in national or international financial, political or economic conditions; or (d) any material adverse change in the business, assets or condition (financial or otherwise) of the Corporation and its subsidiaries, taken as a whole.

“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company, Governmental Authority or other entity.

“Piggyback Offering” shall have the meaning set forth in Section 2.2.1.

“Preferred Stock” shall have the meaning set forth in the Recitals.

“Records” shall have the meaning set forth in Section 2.5(a)(xiii).

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness (or automatic effectiveness) of such registration statement.

“Registrable Securities” means (a) Warrants and the shares of Common Stock and/or Preferred Stock owned from time to time by the UST, Canada, the VEBA and the Debtor as of the date hereof and set forth on Annex I hereto, (b) the shares of Common Stock issued or issuable to any Holder upon exercise of a Warrant, (c) any additional securities of the Corporation issued to the Debtor pursuant to Section 3.2 of the Master Sale and Purchase Agreement and (d) any equity security issued in exchange for or with respect to any shares of Common Stock referred to in clauses (a), (b) or (c) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or similar transaction, or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities on the earliest of the date on which such securities: (i) have been registered under the Securities Act and disposed of in accordance with a registration statement; (ii) have been sold pursuant to Rule 144 under the Securities Act (or any successor provision); (iii) are held by a Holder that may sell all such Registrable Securities held by it in a single day pursuant to, and in accordance with, Rule 144 under the Securities Act (or any successor provision); (iv) cease to be outstanding (whether as a result of exercise, redemption, repurchase, conversion or otherwise); or (v) are held by any Person who is not a Holder. For purposes hereof, “a majority of the Registrable Securities” and “on the basis of the number of Registrable Securities” shall be determined assuming the exercise of the Warrants in full.

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“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants or financial advisors or any other Person acting on behalf of such Person.

“Requesting Holders” shall have the meaning set forth in Section 2.1.1(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Shelf Registration” shall have the meaning set forth in Section 2.1.2(a).

“Suspension Notice” shall have the meaning set forth in Section 2.7.

“Take-Down” shall have the meaning set forth in Section 2.1.2(b).

“Transfer Notice” shall have the meaning set forth in Section 2.1.2(b).

“UST” shall have the meaning set forth in the Preamble.

“VEBA” shall have the meaning set forth in the Preamble.

“VEBA Designee” shall mean the person(s) authorized by the Committee (as defined in the UAW Retiree Medical Benefits Trust Agreement dated [            ] between [            ] and [            ]) to execute this Agreement and/or carry out the transactions contemplated hereby.

“Warrants” shall have the meaning set forth in the Recitals.

Section 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” unless the context expressly provides otherwise. All references herein to Articles, Sections, paragraphs, subparagraphs or clauses shall be deemed references to Articles, Sections, paragraphs, subparagraphs or clauses of this Agreement, unless the context requires otherwise. Unless otherwise specified, the words “this Agreement,” “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” Unless expressly stated otherwise, any law defined or referred to herein means such law as from time to time amended, modified or supplemented, including by succession of comparable successor laws and references to all attachments thereto and instruments incorporated therein.

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ARTICLE 2

REGISTRATION RIGHTS

Section 2.1 Demand Registration.

Section 2.1.1 Request for Registration.

(a) Subject to Section 2.1.3, any Holder or Holders of Registrable Securities shall have the right to require the Corporation to file a registration statement under the Securities Act for a public offering of all or part of its or their Registrable Securities (a “Demand Registration”), by delivering to the Corporation written notice stating that such right is being exercised, naming, if applicable and to the extent known by such Holder or Holders, any other Holders whose Registrable Securities are to be included in such registration (collectively, the “Requesting Holders”), specifying the number and type of each such Holder’s Registrable Securities to be included in such registration, specifying whether the Registrable Securities to be included by the Requesting Holder are all of the Registrable Securities then held by such Requesting Holder and, subject to Section 2.1.4 hereof, describing the intended method of distribution thereof (a “Demand Request”). Subject to Section 2.1.3, after receipt of any Demand Request, the Corporation shall comply with the applicable notice requirements set forth in Section 2.1.5.

(b) Subject to Section 2.1.3 and Section 2.1.7, the Corporation shall file the registration statement in respect of a Demand Registration as promptly as practicable and, in any event, (i) with respect to the filing of a Form S-3, within forty-five (45) days and (ii) with respect to the filing of any other type of registration statement, within ninety (90) days after receiving a Demand Request, and shall use reasonable best efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing.

Section 2.1.2 Shelf Registration; Take-Downs.

(a) Subject to Section 2.1.3, with respect to any Demand Registration, at any time that the Corporation is eligible to use Form S-3 or an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) on Form S-3 (or any successor forms) with respect to the Registrable Securities, the Requesting Holders may request that the Corporation (i) file a registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) to effect such Demand Registration, or (ii) at any time that a registration statement pursuant to Rule 415 covering Registrable Securities is effective, register additional Registrable Securities of the Requesting Holders pursuant to such shelf registration statement to effect such Demand Registration (in either case, a “Shelf Registration”). For the avoidance of doubt, a Shelf Registration shall be deemed a “Demand Registration” for all purposes under this Agreement except as otherwise provided in Section 2.1.3.

(b) Subject to Section 2.1.3, any Holder or Holders with Registrable Securities registered pursuant to a Shelf Registration that intends to effect an underwritten offering with respect to such Registrable Securities shall deliver a notice to the Corporation at least fifteen (15) days prior to the commencement of such underwritten offering, stating (i) that such Holder or Holders intend to effect an underwritten offering of all or part of the Registrable Securities included by such Holder or Holders in the Shelf Registration, (ii) if applicable and to the extent known by such Holder, any other Holders whose Registrable Securities are to be included in the underwritten offering, (iii) the number and type of each such Holder’s Registrable Securities to be included in such underwritten offering, (iv) whether the Registrable Securities to be included by such Holder are all of the Registrable Securities then held by such Holder, and (v) the proposed timetable for such underwritten offering. Any Holder with Registrable Securities registered pursuant to a Shelf Registration that intends to effect any other sale or transfer of such Registrable Securities (each a “Take-Down”) shall deliver a notice to the Corporation at least five (5) days prior to effecting such non-underwritten sale or transfer, stating (i) that such Holder intends to effect a non-underwritten sale or transfer of all or part of the Registrable Securities included by such Holder in the Shelf Registration, (ii) the number and type of the Registrable Securities to be included in such sale or transfer and (iii) the proposed manner and timetable for such sale or transfer. A notice provided by any Requesting Holder pursuant to the first two sentences of this Section 2.1.2(b) is referred to herein as a “Transfer Notice.” Subject to Section 2.1.3, after receipt of any Transfer Notice, the Corporation shall comply with the applicable notice requirements set forth in Section 2.1.5. For the avoidance of doubt, a Take- Down shall not be deemed to be a Demand Registration and shall not be subject to Section 2.1.3.

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(c) Subject to Section 2.1.3, the Corporation shall use its reasonable best efforts to keep any Shelf Registration requested pursuant to Section 2.1.2(a) continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by the Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which all of such Requesting Holders are permitted to sell their Registrable Securities without registration pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder.

(d) The Corporation shall, from time to time, supplement and amend the Shelf Registration if required by the Securities Act, including the rules, regulations or instructions applicable to the registration form used by the Corporation for such Shelf Registration.

Section 2.1.3 Limitations.

(a) Notwithstanding anything to the contrary herein, a Holder shall not be permitted to request a Demand Registration prior to one hundred eighty (180) days after the date of this Agreement, unless prior thereto the Corporation has a class of equity securities registered under Section 12(b) of the Exchange Act.

(b) A Holder (other than the UST) shall not be permitted to request a Demand Registration prior to the time the Corporation has registered a class of equity securities under Section 12(b) of the Exchange Act.

(c) A Holder shall not be permitted to request a Demand Registration, or submit a Transfer Notice with respect to an underwritten offering pursuant to a Shelf Registration, within one hundred eighty (180) days after either (i) the effective date of a previous Demand Registration (other than a Shelf Registration) or (ii) the completion of any underwritten offering pursuant to a Shelf Registration.

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(d) A Holder shall not be permitted to submit a Demand Request, or a Transfer Notice for an underwritten offering, or effect any such Demand Registration or underwritten offering unless such Demand Request or Transfer Notice for an underwritten offering is for (i) a number of Registrable Securities having a Market Value equal to or exceeding $100 million in the aggregate, or (ii) all of the Registrable Securities then held by the Requesting Holder.

(e) The Corporation shall not be required to effect, (i) until (but excluding) the third anniversary of the date hereof, more than two (2) Demand Registrations (which shall include for this purpose any underwritten offering pursuant to a Shelf Registration but shall exclude a Shelf Registration) in the aggregate during any consecutive twelve (12) month period, and (ii) from and including the third anniversary of the date hereof, more than one (1) Demand Registration (which shall include for this purpose any underwritten offering pursuant to a Shelf Registration but shall exclude a Shelf Registration) in the aggregate during any consecutive twelve (12) month period. Notwithstanding the foregoing, (i) the VEBA shall have the right, from and including the third anniversary of the date hereof, to request one additional Demand Registration (which shall include for this purpose any underwritten offering pursuant to a Shelf Registration but shall exclude a Shelf Registration) during any consecutive twelve (12) month period, and (ii) for the avoidance of doubt, the limitations set forth in this Section 2.1.3 shall not apply to any non-underwritten Take-Down by any Holder under a Shelf Registration.

Section 2.1.4 Demand Registrations for Underwritten Offerings.

(a) At the request of the UST or Canada, or if the UST or Canada is not participating in the proposed offering, the Holders of a majority of the Registrable Securities submitting a Demand Request or Transfer Notice for an underwritten offering of Registrable Securities, the Corporation shall direct the applicable underwriter to conduct such offering in the form of a “firm commitment.” With respect to any such underwritten offering, (i) the UST, or if the UST is not participating in the proposed offering, the Holders of a majority of the Registrable Securities to be registered or included in such underwritten offering shall select the investment banking firm or firms to lead the underwritten offering (the “Lead Underwriters”); provided that such Lead Underwriters shall be reasonably acceptable to the Corporation, and (ii) the Corporation shall select the other investment banking firms, if any, to co-manage such underwritten offering (the “Co-Managers”), provided that such Co-Managers shall be reasonably acceptable to the UST or Canada, or if the UST or Canada is not participating in the proposed offering, the Holders of a majority of the Registrable Securities to be registered or included in such underwritten offering.

(b) If a Demand Registration is for an underwritten offering or a transfer pursuant to a Shelf Registration involves an underwritten offering, no Holder may participate in any such underwritten offering unless such Holder (i) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Corporation; provided that such arrangements are subject to the consent of the UST, or if the UST is not participating in the proposed offering, the Holders of a majority of the Registrable Securities to be registered or included in such underwritten offering, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such underwritten offering other than representations and warranties as to (A) such Holder’s ownership of its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (B) such Holder’s power and authority to effect such transfer, and (C) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that (i) any obligation (if agreed to) of each such Holder to indemnify the Lead Underwriters and any Co-Managers pursuant to any such underwriting arrangements shall (1) only be with respect to information it provides to the Corporation in writing for use in such underwritten offering, (2) be several, not joint and several, and (3) be limited to the net amount received by such Holder from the sale of its Registrable Securities pursuant to such offering and (ii) neither the Government Holders nor the VEBA shall be required to indemnify any Indemnitee pursuant to this Agreement.

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Section 2.1.5 Rights of Nonrequesting Holders and the Corporation. Subject to Section 2.1.3, after receipt of any Demand Request or any Transfer Notice relating to an underwritten offering pursuant to a Shelf Registration, the Corporation shall promptly (but in any event within five (5) days) give written notice of (i) such proposed Demand Registration to all other Holders or (ii) such Transfer Notice to such other Holders whose securities are covered by such Shelf Registration, who shall have the right, exercisable by written notice to the Corporation within five (5) days of their receipt of the Corporation’s notice, to elect to include in such Demand Registration or underwritten offering such portion of their Registrable Securities as they may request. All Holders requesting to have their Registrable Securities included in a Demand Registration or underwritten offering shall be deemed to be “Requesting Holders” for purposes of this Section 2.1. For the avoidance of doubt, subject to Section 2.1.6, the Corporation may register in any Demand Registration any equity securities of the Corporation.

Section 2.1.6 Priority on Demand Registrations. With respect to any underwritten offering based on a Demand Registration (including an underwritten offering pursuant to a Shelf Registration), if the Lead Underwriters (after consultation with the Co- Managers) advise that the inclusion of the securities proposed to be included in such registration would adversely affect the price, timing or distribution of the offering or otherwise adversely affect its success (an “Adverse Effect”), the Corporation shall include in such underwritten offering (a) first, the Registrable Securities, pro rata among the Requesting Holders on the basis of the number of Registrable Securities owned by each such Requesting Holder, and (b) second, any other securities requested to be included in such underwritten offering (including securities to be sold for the account of the Corporation); provided, however, that if more than 25% of the Registrable Securities of any Holder subject to a Demand Request or Transfer Notice for an underwritten offering are excluded pursuant to the terms of this Section 2.1.6 from the applicable Demand Registration or underwritten offering pursuant to a Shelf Registration, the offering shall not be deemed to constitute a Demand Registration for the purposes of Section 2.1.3.

Section 2.1.7 Deferral of Filing; Suspension of Use. The Corporation may defer the filing (but not the preparation) or the effectiveness, or suspend the use, of any registration statement required by or filed pursuant to Section 2.1, at any time if (a) the Corporation determines, in its sole discretion, that such action or use (or proposed action or use) would require the Corporation to make an Adverse Disclosure, or (b) prior to receiving the Demand Request or Transfer Notice, as applicable, the board of directors of the Corporation had determined to effect a registered underwritten public offering of Company equity securities or Company securities convertible into or exchangeable for Company equity securities for the Corporation’s account and the Corporation had taken substantial steps (such as selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering; provided, however, that the Corporation shall not exercise its rights to deferral or suspension pursuant to this Section 2.1.7, and shall not so effect any such deferral or suspension, for more than a total of one hundred eighty (180) days (which need not be consecutive) in any consecutive twelve (12) month period. In making any such determination to defer the filing or effectiveness, or suspend the use, of a registration statement required by Section 2.1, the Corporation shall not be required to consult with or obtain the consent of any Holder or any investment manager therefor, and any such determination shall be in the sole discretion of the Corporation, and neither the Holders nor any investment manager for any Holder shall be responsible or have any liability therefor. The Corporation shall promptly notify the Holders of any deferral or suspension pursuant to this Section 2.1.7 and the Corporation agrees that it will terminate any such deferral or suspension as promptly as reasonably practicable and will promptly notify each Holder in writing of the termination of any such deferral or suspension.

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Section 2.1.8 Withdrawal from Demand Registration. Any Holder may withdraw its Registrable Securities from a Demand Registration or underwritten offering at any time (prior to a sale thereunder) by providing the Corporation with written notice. Upon receipt of such written notice, the Corporation shall continue all efforts to secure registration or effect the underwritten offering of the remaining Registrable Securities not requested to be withdrawn, unless the remaining Registrable Securities would not meet the requirements of Section 2.1.3(b) or Section 2.1.3(d), in which case, the Corporation may in its sole discretion cease all efforts to proceed with registration or the underwritten offering. If the Corporation ceases all efforts to secure registration or effect the underwritten offering pursuant to this Section 2.1.8, then such registration or underwritten offering shall nonetheless be deemed an effective or completed Demand Registration or completed underwritten offering pursuant to a Shelf Registration for all purposes hereunder unless (i) the withdrawal is made following the occurrence of a Material Adverse Change not known to the Requesting Holders at the time of the Demand Request or Transfer Notice or (ii) the Requesting Holders pay or reimburse the Corporation for all out-of-pocket fees and expenses reasonably incurred in connection with such Demand Registration or underwritten offering; provided that if, after a Demand Registration has become effective or an underwritten offering of Registrable Securities has been commenced, it is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, it shall be deemed not to have been effected and shall not count as a Demand Registration or underwritten offering for the purposes of Section 2.1.3.

Section 2.2 Piggyback Offerings.

Section 2.2.1 Right to Piggyback. Each time the Corporation proposes to offer any of its equity securities in a registered underwritten offering (other than pursuant to an Excluded Registration) under the Securities Act (whether for the account of the Corporation or the account of any equity holder of the Corporation other than a Holder) (a “Piggyback Offering”), the Corporation shall give prompt written notice to each Holder of Registrable Securities (which notice shall be given not less than twenty (20) days prior to (i) the offering in the case of an underwritten offering pursuant to Rule 415 under the Securities Act (or any successor rule) (a “Corporation Shelf Registration”) or (ii) the anticipated filing date of the Corporation’s registration statement in a registration other than a Corporation Shelf Registration), which notice shall offer each such Holder the opportunity to include any or all of its Registrable Securities in such underwritten offering, subject to the limitations contained in Section 2.2.2 hereof. Each Holder who desires to have its Registrable Securities included in such underwritten offering shall so advise the Corporation in writing (stating the number and type of Registrable Securities desired to be registered or included) within fifteen (15) days after the date of such notice from the Corporation. Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in any underwritten offering pursuant to this Section 2.2.1 by giving written notice to the Corporation of such withdrawal. Subject to Section 2.2.2 below, the Corporation shall include in such underwritten offering all such Registrable Securities so requested to be included therein. Notwithstanding the foregoing, the Corporation may at any time withdraw or cease proceeding with any such offering if it shall at the same time withdraw or cease proceeding with the offering of all other equity securities originally proposed to be included in such offering.

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Section 2.2.2 Priority on Piggyback Offerings.

(a) If a Piggyback Offering was initiated by the Corporation, and if the managing underwriter advises that the inclusion of the securities proposed to be included in such Piggyback Offering would cause an Adverse Effect, the Corporation shall include in such Piggyback Offering (i) first, the securities the Corporation proposes to sell, (ii) second, the Registrable Securities requested to be included in such Piggyback Offering, pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such Holder, and (iii) third, any other securities requested to be included in such Piggyback Offering. If as a result of the provisions of this Section 2.2.2(a), any Holder shall not be entitled to include all Registrable Securities in such Piggyback Offering that such Holder has requested to be so included, such Holder may withdraw its request to include its Registrable Securities in such Piggyback Offering.

(b) If a Piggyback Offering was initiated by a security holder of the Corporation (other than a Holder), and if the managing underwriter advises that the inclusion of the securities proposed to be included in such Piggyback Offering would cause an Adverse Effect, the Corporation shall include in such Piggyback Offering (i) first, the securities requested to be included therein by the security holders requesting such Piggyback Offering and the Registrable Securities requested to be included in such Piggyback Offering, pro rata among the holders of such securities on the basis of the number of securities owned by each such holder, and (ii) second, any other securities requested to be included in such Piggyback Offering (including securities to be sold for the account of the Corporation). If as a result of the provisions of this Section 2.2.2(b) any Holder shall not be entitled to include all Registrable Securities in such Piggyback Offering that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Securities in such Piggyback Offering.

(c) No Holder may participate in a Piggyback Offering unless such Holder (i) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Corporation and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form and reasonably satisfactory to the Holders, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (A) such Holder’s ownership of its Registrable Securities to be sold or transferred free and clear of all liens, claims, and encumbrances, (B) such Holder’s power and authority to effect such transfer, and (C) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that (i) any obligation, if agreed to, of each such Holder to indemnify the underwriters pursuant to any such underwriting arrangements shall (1) only be with respect to information it provides to the Corporation in writing for use in such underwritten offering, (2) be several, not joint and several, and (3) be limited to the net amount received by such Holder from the sale of its Registrable Securities pursuant to such registration and (ii) neither the Government Holders nor the VEBA shall be required to indemnify any Indemnitee pursuant to this Agreement.

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Section 2.2.3 Selection of Underwriters. The Corporation shall select the investment banking firm or firms to manage the Piggyback Offering.

Section 2.2.4 No registration of Registrable Securities effected pursuant to this Section 2.2 shall be deemed to have been effected pursuant to Section 2.1.1 or Section 2.1.2 or shall relieve the Corporation of its obligations under Section 2.1.1 or Section 2.1.2.

Section 2.3 SEC Form S-3. Notwithstanding anything to the contrary herein, the Corporation shall use its reasonable best efforts to cause Demand Registrations to be registered on Form S-3 or an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) on Form S-3 (or any successor forms) once the Corporation becomes eligible to use such form, and if the Corporation is not then eligible under the Securities Act to use such form, Demand Registrations shall be registered on the form for which the Corporation then qualifies. After becoming eligible to use Form S-3 or an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) on Form S-3, the Corporation shall use its reasonable best efforts to remain so eligible.

Section 2.4 Holdback Agreements.

(a) The Corporation shall not effect any public sale or distribution of its equity securities or any securities convertible into or exchangeable or exercisable for its equity securities, except in each case as part of the offering pursuant to a Demand Registration, during the sixty (60) day period (or such lesser period as the Lead Underwriters or managing underwriters may permit) beginning on the effective date of any registration statement in connection with an underwritten Demand Registration (other than a Shelf Registration), except for (i) sales or distributions pursuant to registrations on Form S-4 or Form S-8 or any successor form, (ii) the issuance of shares of Common Stock upon the conversion, exercise or exchange, by the holder thereof, of options, warrants or other securities convertible into or exercisable or exchangeable for Common Stock pursuant to the terms of such options, warrants or other securities, (iii) sales or distributions pursuant to the terms of any other agreement to issue shares of Common Stock (or any securities convertible into or exchangeable or exercisable for Common Stock) in effect on the date of the Demand Request, including any such agreement in connection with any previously disclosed acquisition, merger, consolidation or other business combination and (iv) the issuance of shares of Common Stock in connection with transfers to dividend reinvestment plans or to employee benefit plans in order to enable any such employee benefit plan to fulfill its funding obligations in the ordinary course.

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(b) If any Holders of Registrable Securities provide a Transfer Notice relating to an underwritten offering of Registrable Securities registered pursuant to a Shelf Registration, the Corporation shall not effect any public sale or distribution of its equity securities or any securities convertible into or exchangeable or exercisable for its equity securities, except in each case as part of such underwritten offering, during the sixty (60) day period (or such lesser period as the Lead Underwriters or managing underwriters may permit) beginning on the pricing date for such underwritten offering, except for (i) sales or distributions pursuant to registrations on Form S-4 or Form S-8 or any successor form, (ii) the issuance of shares of Common Stock upon the conversion, exercise or exchange, by the holder thereof, of options, warrants or other securities convertible into or exercisable or exchangeable for Common Stock pursuant to the terms of such options, warrants or other securities, (iii) sales or distributions pursuant to the terms of any other agreement to issue shares of Common Stock (or any securities convertible into or exchangeable or exercisable for Common Stock) in effect on the date of the Transfer Notice, including any such agreement in connection with any previously disclosed acquisition, merger, consolidation or other business combination and (iv) the issuance of shares of Common Stock in connection with transfers to dividend reinvestment plans or to employee benefit plans in order to enable any such employee benefit plan to fulfill its funding obligations in the ordinary course.

(c) Each Holder agrees, in the event of an underwritten offering of equity securities by the Corporation (whether for the account of the Corporation or otherwise), not to offer, sell, contract to sell or otherwise dispose of any Preferred Stock, Warrants, Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the sixty (60) day period (or such lesser period in each case as the Lead Underwriters or managing underwriters may permit) beginning on the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering); provided, however, that (i) any applicable period shall terminate on such earlier date as the Corporation gives notice to the Holders that the Corporation declines to proceed with any such offering and (ii) the sum of all holdback periods applicable to the Holders shall not exceed one hundred twenty (120) days (which need not be consecutive) in any given twelve (12) month period.

Section 2.5 Registration Procedures.

(a) If and whenever the Corporation is required to effect the registration of any Registrable Securities pursuant to this Agreement, subject to the terms and conditions of this Agreement, the Corporation shall use its reasonable best efforts to effect the registration and the sale, as applicable, of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation shall as expeditiously as possible:

(i) prepare and file with the SEC, pursuant to Section 2.1 with respect to any Demand Registration, a registration statement on any appropriate form under the Securities Act with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable; provided that as far in advance as practicable before filing such registration statement or any amendment thereto, the Corporation shall furnish to the selling Holders copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits), and any such selling Holder shall have the opportunity to object to any information contained therein and the Corporation shall make corrections reasonably requested by such selling Holder with respect to such information prior to filing any such registration statement or amendment; provided, further, that the Corporation shall not file any such registration statement, and any amendment thereto, to which a Holder shall reasonably object in writing on a timely basis, unless in the Corporation’s judgment such filing is necessary to comply with applicable law;

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(ii) except in the case of a Shelf Registration, prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the selling Holders thereof set forth in such registration statement;

(iii) in the case of a Shelf Registration, comply with the provisions of Section 2.1.2(c) and Section 2.1.2(d);

(iv) furnish to each selling Holder of Registrable Securities and the underwriters of the securities being registered, without charge, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such selling Holders or underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such selling Holders or the sale of such securities by such underwriters (it being understood that, subject to Section 2.1.7, Section 2.4(c), Section 2.6 and Section 2.7 and the requirements of the Securities Act and applicable state securities laws, the Corporation consents to the use of the prospectus and any amendment or supplement thereto by each selling Holder and the underwriters in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);

(v) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the Lead Underwriters or managing underwriters reasonably request (or, in the event the registration statement does not relate to an underwritten offering, as the selling Holders of a majority of such Registrable Securities being offered may reasonably request); use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each selling Holder to consummate the disposition of the Registrable Securities owned by such selling Holder in such jurisdictions; provided, however, that the Corporation shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) consent to general service of process in any such jurisdiction or (C) take any action that would subject it to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

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(vi) promptly notify each selling Holder and each underwriter and (if requested by any such Person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation, or threatened initiation, of any proceedings for that purpose, or (C) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus shall not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) permit any selling Holder that might reasonably be deemed to be an underwriter or a Controlling Person of the Corporation to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Corporation in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(viii) make available members of the management of the Corporation or the applicable Corporation subsidiaries for reasonable assistance in the selling efforts relating to any offering of Registrable Securities covered by a registration statement filed pursuant to this Agreement, to the extent customary for such offering (including, without limitation, to the extent customary, senior management attendance at due diligence meetings with prospective investors or underwriters and their counsel and road shows); provided, however, that management need only be made available for one such offering for each of the UST, Canada and the VEBA in any twelve (12) month period;

(ix) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and make generally available to the Corporation’s security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the twelve (12) month period beginning with the first day of the Corporation’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said twelve (12) month period, and which requirement shall be deemed to be satisfied if the Corporation timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

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(x) if requested by the Lead Underwriters, managing underwriters or any selling Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the Lead Underwriters, managing underwriters or any selling Holder reasonably requests to be included therein, including, with respect to the Registrable Securities being sold by the selling Holders, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(xi) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each selling Holder;

(xii) cooperate with the selling Holders and Lead Underwriters or the managing underwriters to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the Lead Underwriters, managing underwriters or such selling Holders may request at least two (2) business days prior to any sale of the Registrable Securities and keep available and make available to the Corporation’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xiii) promptly make available for inspection by any selling Holder, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or Representative retained by any such selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records and pertinent corporate documents (collectively, the “Records”) and properties of the Corporation, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Corporation shall not be required to provide any information under this subparagraph (xiii) if (A) the Corporation believes, after consultation with counsel for the Corporation, that to do so would cause the Corporation to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Corporation has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) the Corporation reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information with respect to clause (B) such selling Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in a form acceptable to the Corporation; and provided, further, that each selling Holder of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

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(xiv) furnish to each selling Holder and underwriter a signed counterpart of (A) an opinion or opinions of counsel to the Corporation (which may be in-house counsel) provided that such counsel is reasonably acceptable to such Holders and the underwriter, and (B) a comfort letter or comfort letters from the Corporation’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the selling Holders, Lead Underwriters or managing underwriters reasonably requests;

(xv) cause the Registrable Securities included in any registration to be (A) in the case of an IPO, listed on a securities exchange or exchanges or an inter-dealer quotation system, as determined by the Corporation, or (B) in the case of a registration other than an IPO, (1) listed on each securities exchange, if any, on which similar securities issued by the Corporation are then listed or (2) quoted on an inter-dealer quotation system if similar securities issued by the Corporation are quoted thereon, as applicable;

(xvi) provide a transfer agent and registrar for all Registrable Securities registered hereunder and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(xvii) cooperate with each selling Holder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”);

(xviii) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(xix) notify each selling Holder of Registrable Securities promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(xx) subject to Section 2.1.4(b) and Section 2.2.2(c), enter into such agreements (including underwriting agreements) as are customary in connection with an underwritten registration; and

(xxi) advise each selling Holder of such Registrable Securities, promptly after it receives notice or obtains knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

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(b) The selling Holders shall reasonably cooperate with the Corporation in the preparation and filing of any registration statement under the Securities Act pursuant to this Agreement and provide the Corporation with all information reasonably necessary to complete such preparation as the Corporation may, from time to time, reasonably request in writing, and the Corporation may exclude from such registration the Registrable Securities of any selling Holder (or not proceed with such registration) if such selling Holder unreasonably fails to furnish such information within a reasonable time after receiving such request. Promptly following any sale or other transfer of any Registrable Securities, each Holder shall notify the Corporation in writing thereof, which notice shall specify the amount and type of securities involved, the date of the sale or transfer and whether the sale or transfer was effected under a registration statement or otherwise.

(c) Each of the parties shall treat all notices of proposed transfers and registrations, and all information relating to any blackout periods under Section 2.1.7 received from another party with the strictest confidence (and in accordance with the terms of any applicable confidentiality agreement among the Corporation and the Holder) and shall not disseminate such information.

Section 2.6 Issuer Free Writing Prospectuses. The Corporation represents and agrees that, unless it obtains the prior consent of the Holders of a majority of the Registrable Securities participating in a registration or offering or the approval of the counsel for such Holders, and each of the Holders represents and agrees that, unless it obtains the prior consent of the Corporation, it shall not make any offer relating to the Registrable Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the SEC. The Corporation represents that any Issuer Free Writing Prospectus shall not include any information that conflicts with the information contained in a registration statement or prospectus and that any Issuer Free Writing Prospectus, when taken together with the information in the registration statement and the prospectus, shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.7 Suspension of Dispositions. Each Holder agrees that upon receipt of any notice (a “Suspension Notice”) from the Corporation of the happening of any event of the kind described in Section 2.5(a)(vi)(B) or (C) or Section 2.5(a)(xxi) such Holder shall forthwith discontinue disposition of Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by the Corporation that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Corporation, such Holder shall deliver to the Corporation all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Corporation shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 2.5(a)(ii) hereof, if applicable, shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Corporation shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

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Section 2.8 Registration Expenses. The Corporation shall pay all reasonable fees and expenses incident to the performance of or compliance with its obligations under this Article 2, including (a) all registration and filing fees, including fees and expenses (i) with respect to filings required to be made with all applicable securities exchanges and/or FINRA and (ii) of compliance with securities or “blue sky” laws including any fees and disbursements of counsel for the underwriter(s) in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 2.5(a)(v), (b) printing expenses, including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the Lead Underwriters or managing underwriter(s), if any, or by the Holder, (c) messenger, telephone and delivery expenses of the Corporation, (d) fees and disbursements of counsel for the Corporation, (e) expenses of the Corporation incurred in connection with any “road show” or other marketing efforts, (f) fees and disbursements of all independent certified public accountants (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to this Agreement) and any other Persons, including special experts, retained by the Corporation, and (g) fees up to $250,000 plus reasonable disbursements of one legal counsel for the Requesting Holders in connection with each registration or offering of their Registrable Securities or sale (including, for the avoidance of doubt, a Take-Down) of their Registrable Securities under a Shelf Registration but only if such registration, offering or sale either is effected or, pursuant to Section 2.7, is postponed. For the avoidance of doubt, the Corporation shall not be required to pay any, and each Holder shall pay its own, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities pursuant to any registration statement, or any other expenses of any Holder. In addition, the Corporation shall bear all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or inter-dealer quotation system on which similar securities issued by the Corporation are then listed and the fees and expenses of any Person, including special experts, retained by the Corporation.

Section 2.9 Indemnification.

Section 2.9. 1 Indemnification by the Corporation. The Corporation agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, the trustees of any Holder, the investment manager or managers acting on behalf of any Holder with respect to the Registrable Securities, Persons, if any, who Control any of them, and each of their respective Representatives (each, an “Indemnitee”), from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (“Losses”) arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement described herein or any related prospectus or Issuer Free Writing Prospectus relating to the Registrable Securities (as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto), or arising out of or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the case of the prospectus, in light of the circumstances in which they were made, not misleading, except insofar as such Losses arise out of or are caused by any such untrue statement or omission included or omitted in conformity with information furnished to the Corporation in writing by such Indemnitee or any Person acting on behalf of such Indemnitee expressly for use therein, provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectuses or Issuer Free Writing Prospectuses shall not inure to the benefit of such Indemnitee if the Person asserting any Losses against such Indemnitee purchased Registrable Securities and (a) prior to the time of sale of the Registrable Securities to such Person (the “Initial Sale Time”) the Corporation shall have notified the respective Holder that the preliminary prospectus or Issuer Free Writing Prospectus (as it existed prior to the Initial Sale Time) contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (b) such untrue statement or omission of a material fact was corrected in a preliminary prospectus or, where permitted by law, Issuer Free Writing Prospectus and such corrected preliminary prospectus or Issuer Free Writing Prospectus was provided to such Holder a reasonable amount of time in advance of the Initial Sale Time such that the corrected preliminary prospectus or Issuer Free Writing Prospectus could have been provided to such Person prior to the Initial Sale Time, (c) such corrected preliminary prospectus or Issuer Free Writing Prospectus (excluding any document then incorporated or deemed incorporated therein by reference) was not conveyed to such Person at or prior to the Initial Sale Time and (d) such Losses would not have occurred had the corrected preliminary prospectus or Issuer Free Writing Prospectus (excluding any document then incorporated or deemed incorporated therein by reference) been conveyed to such Person as provided for in clause (c) above. This indemnity shall be in addition to any liability the Corporation may otherwise have under this Agreement or otherwise. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or any indemnified party and shall survive the transfer of Registrable Securities by any Holder.

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Section 2.9.2 Indemnification by the Holders. Each Holder (other than the Government Holders, the VEBA and the Debtor) agrees, to the fullest extent permitted under applicable law severally and not jointly, to indemnify and hold harmless each of the Corporation, its directors, officers, employees and agents, and each Person, if any, who Controls the Corporation, to the same extent as the foregoing indemnity from the Corporation, but only with respect to Losses arising out of or caused by an untrue statement or omission included or omitted in conformity with information furnished in writing by or on behalf of the respective Holder expressly for use in any registration statement described herein or any related prospectus relating to the Registrable Securities (as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto). No claim against the assets of any Holder shall be created by this Section 2.9.2, except as and to the extent permitted by applicable law. Notwithstanding the foregoing, no Holder shall be liable to the Corporation or any such Person for any amount in excess of the net amount received by the Holder from the sale of Registrable Securities in the offering giving rise to such liability.

Section 2.9.3 Indemnification Procedures.

(a) In case any claim is asserted or any proceeding (including any governmental investigation) shall be instituted where indemnity may be sought by an Indemnitee pursuant to any of the preceding paragraphs of this Section 2.9, such Indemnitee shall promptly notify in writing the Person against whom such indemnity may be sought (the “Indemnitor”); provided, however, that the omission so to notify the Indemnitor shall not relieve the Indemnitor of any liability which it may have to such Indemnitee except to the extent that the Indemnitor was prejudiced by such failure to notify. The Indemnitor, upon request of the Indemnitee, shall retain counsel reasonably satisfactory to the Indemnitee to represent (subject to the following sentences of this Section 2.9.3(a)) the Indemnitee and any others the Indemnitor may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (a) the Indemnitor and the Indemnitee shall have mutually agreed to the retention of such counsel, (b) the Indemnitor fails to take reasonable steps necessary to defend diligently any claim within ten calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnitor has failed to take such steps, or (c) the named parties to any such proceeding (including any impleaded parties) include both the Indemnitor and the Indemnitee and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests or legal defenses between them and, in all such cases, the Indemnitor shall only be responsible for the reasonable fees and expenses of such counsel. It is understood that the Indemnitor shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnitees not having actual or potential differing interests or legal defenses among them, and that all such fees and expenses shall be reimbursed as they are incurred. The Indemnitor shall not be liable for any settlement of any proceeding affected without its written consent.

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(b) If the indemnification provided for in this Section 2.9 is unavailable to an Indemnitee in respect of any Losses referred to herein, then the Indemnitor, in lieu of indemnifying such Indemnitee hereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitor and the Indemnitee and Persons acting on behalf of or Controlling the Indemnitor or the Indemnitee in connection with the statements or omissions or violations which resulted in such Losses, as well as any other relevant equitable considerations. If the indemnification described in Section 2.9.1 or Section 2.9.2 is unavailable to an Indemnitee, the relative fault of the Corporation, any Holder and Persons acting on behalf of or Controlling the Corporation or any such Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation, a Holder or by Persons acting on behalf of the Corporation or any Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Indemnitor shall not be required to contribute pursuant to this Section 2.9.3(b) if there has been a settlement of any proceeding affected without its written consent. No claim against the assets of any Holder shall be created by this Section 2.9.3(b), except as and to the extent permitted by applicable law. Notwithstanding the foregoing, no Holder shall be required to make a contribution in excess of the net amount received by such Holder from the sale of Registrable Securities in the offering giving rise to such liability. For the avoidance of doubt, none of the Government Holders, the VEBA or the Debtor shall be required to make any contribution to any Indemnitee under this Section 2.9.3(b).

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Section 2.9.4 Survival. The indemnification contained in this Section 2.9 shall remain operative and in full force and effect regardless of any termination of this Agreement.

Section 2.10 Transfer of Registration Rights. The rights and obligations of a Holder under this Agreement may be assigned to any transferee or assignee that directly acquires Registrable Securities from such Holder (including, without limitation, in connection with any such assignment by either Government Holder or the VEBA to an affiliate Controlled by such Government Holder or the VEBA, as applicable (provided that Canada may also effect such assignment to an affiliate Controlled by Canada Development Investment Corporation, a Crown corporation and the sole shareholder of Canada or to an affiliate Controlled by [the Department of Finance of Canada]), and in connection with any such assignment by the Debtor to any successor in interest, including any liquidating trust established under a plan of reorganization or liquidation that has been confirmed by any bankruptcy court of competent jurisdiction), but only if (a) the respective Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Corporation concurrent with such transfer or assignment and (b) concurrent with such transfer or assignment, such transferee or assignee furnishes the Corporation with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, and the transferee or assignee agrees in writing with the Corporation to be bound by all the provisions and obligations contained herein as a Holder hereunder. Notwithstanding the foregoing, (x) any transferee or assignee who becomes bound by the provisions of this Agreement pursuant to the first sentence of this Section 2.10 shall have all rights and obligations as a “Holder” hereunder but, unless such transferee or assignee is either (1) an Affiliate of the UST, Canada, the VEBA or the Debtor or (2) a successor in interest of the Debtor, including any liquidating trust established under a plan of reorganization or liquidation that has been confirmed by any bankruptcy court of competent jurisdiction, such transferee or assignee shall not have any of the rights hereunder that are specific to the UST, Canada, the VEBA or the Debtor, as applicable, and (y) the rights of the Debtor under this Agreement shall not be assigned by the Debtor in connection with the distribution of any Registrable Securities from the Debtor as part of any plan of reorganization or liquidation that has been confirmed by any bankruptcy court of competent jurisdiction other than any distribution of any Registrable Securities that may be deemed to have been made from the Debtor to any successor in interest, including any liquidating trust established under a plan of reorganization or liquidation that has been confirmed by any bankruptcy court of competent jurisdiction.

Section 2.11 Rule 144. After such time as the Corporation has registered a class of equity securities under Section 12(b) or Section 12(g) of the Exchange Act, or otherwise is required to report under Section 15(d) of the Exchange Act, the Corporation shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and shall take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. The Corporation shall promptly upon the request of any Holder furnish to such Holder evidence of the number of shares of Common Stock then outstanding, as of the most recent date practicable. Any sale or transfer by a Holder of Registrable Securities that could have been effected either as a sale of securities pursuant to, and in accordance with, Rule 144 under the Securities Act (or any successor provision) or a sale covered by a Shelf Registration shall be deemed for all purposes under this Agreement to be a sale or transfer by such Holder pursuant to, and in accordance with, Rule 144 under the Securities Act.

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Section 2.12 Preservation of Rights.

(a) The Corporation will not (x) grant any registration rights to third parties which are inconsistent with the rights granted hereunder or (y) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates the rights expressly granted to the Holders in this Agreement.

(b) If the Corporation grants any registration rights to a third party that are more favorable to such party than the rights granted to any of the UST, Canada, the VEBA and the Debtor hereunder, the UST, Canada, the VEBA and the Debtor shall be entitled to have their registration rights improved to the level of the registration rights of such third party, and all of the parties hereto shall execute an amendment to this Agreement reflecting such more favorable rights.

Section 2.13 Registration of Common Stock under Exchange Act; Listing. Notwithstanding anything to the contrary herein, the Corporation shall use its reasonable best efforts to (i) file with the SEC a registration statement to register its Common Stock under Section 12 of the Exchange Act and cause such registration statement to be declared effective no later than July 31, 2010 and (ii) cause its Common Stock to be approved for listing on the New York Stock Exchange or any other national securities exchange in connection with a distribution, if any, of Registrable Securities by the Debtor pursuant to a plan of reorganization or liquidation that has been confirmed by any bankruptcy court of competent jurisdiction.

ARTICLE 3

TERMINATION

Section 3.1 Termination. Other than Sections 2.8 and 2.9 and Article 4, this Agreement and the obligations of the Corporation hereunder shall terminate upon the time when there are no Registrable Securities remaining. With respect to each Holder, other than Sections 2.8 and 2.9 and Article 4, this Agreement and the rights and obligations of such Holder hereunder shall terminate when such Holder no longer holds any Registrable Securities and, with respect to the Debtor, has no further right to receive additional securities of the Corporation pursuant to Section 3.2 of the Master Sale and Purchase Agreement. Notwithstanding the foregoing, all liabilities or obligations under Sections 2.8 and 2.9 and Article 4 shall remain in effect in accordance with the terms of such provisions.

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ARTICLE 4

MISCELLANEOUS

Section 4.1 Notices. Any notice, request, instruction, consent, document or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given or served for all purposes (a) upon delivery when personally delivered; (b) on the delivery date after having been sent by a nationally or internationally recognized overnight courier service (charges prepaid); (c) at the time received when sent by registered or certified mail, return receipt requested, postage prepaid; or (d) at the time when confirmation of successful transmission is received (or the first business day following such receipt if the date of such receipt is not a business day) if sent by facsimile, in each case, to the recipient at the address or facsimile number, as applicable, indicated below:

If to the Corporation:

[ ]
[ ]
[ ]
Attention: [ ]
Telephone: [ ]
Facsimile: [ ]

with a copy to:
Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention: John J. Rapisardi
R. Ronald Hopkinson
Telephone: 212-504-6000
Facsimile: 212-504-6666

If to the UST:

[ ]
[ ]
[ ]
Attention: [ ]
Telephone: [ ]
Facsimile: [ ]

with a copy to:
Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention: John J. Rapisardi
R. Ronald Hopkinson
Telephone: 212-504-6000
Facsimile: 212-504-6666

If to Canada:

7176384 Canada Inc.
1235 Bay Street, Suite 400
Toronto, ON M54 3K4
Attention: Mr. Michael Carter
Facsimile: 416-934-5009

24

with a copy to:
Patrice S. Walch-Watson, Esq.
Torys LLP
79 Wellington Street West
Suite 3000
Toronto, ON M5K 1N2
Facsimile: 416-865-7380

If to the VEBA:

UAW Retiree Medical Benefits Trust
P.O. Box 14309
Detroit, Michigan 48214
with a copy to: Daniel W. Sherrick General Counsel
International Union, United Automobile, Aerospace and
Agricultural Implement Workers of America
8000 East Jefferson Avenue
Detroit, Michigan 48214
Facsimile: 313-822-4844
and
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza New York, New York 10006
Telephone: 212-225-2000
Facsimile: 212-225-3999
Attention: Richard S. Lincer & David I. Gottlieb

If to the Debtor:
[ ]
[ ]
[ ]
Attention: [ ]
Telephone: [ ]
Facsimile: [ ]

with a copy to:
Jenner & Block LLP
330 North Wabash Avenue

Chicago, Illinois 60611-7603
Attention:	Brian R. Boch
Catherine Abbott
Telephone: 312-222-9350
Facsimile: 312-527-0484

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and

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:	Harvey R. Miller
Stephen Karotkin
Raymond Gietz
Telephone: 212-310-8000
Facsimile: 212-310-8007

provided, however, if any party shall have designated a different addressee and/or contact information by notice in accordance with this Section 4.1, then to the last addressee as so designated.

Section 4.2 Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other organizational power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate or organizational action and no such further action is required, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

Section 4.3 No Third Party Beneficiaries. This Agreement shall be for the sole and exclusive benefit of (a) the Corporation and its successors and permitted assigns, (b) each Holder (including any trustee thereof) and any other investment manager or managers acting on behalf of such Holder with respect to the Common Stock, Preferred Stock, or the Warrants and their respective successors and permitted assigns and (c) each of the Persons entitled to indemnification under Section 2.9 hereof. Nothing in this Agreement shall be construed to give any other Person any legal or equitable right, remedy or claim under this Agreement.

Section 4.4 No Personal Liability by Trustees. It is expressly understood and agreed by the parties hereto that this Agreement is being executed and delivered by the UST managers and the VEBA Designee not individually or personally but solely in their respective capacities as managers and trustees in the exercise of the powers and authority conferred and vested in them as such trustees and under no circumstances shall any trustee or former trustee have any personal liability in the trustee’s individual capacity in connection with this Agreement or any transaction contemplated hereby.

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Section 4.5 Cooperation. Each party hereto shall take such further action, and execute such additional documents, as may be reasonably requested by any other party hereto in order to carry out the purposes of this Agreement.

Section 4.6 Governing Law; Forum Selection. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles of the State of New York other than Section 5-1401 of the General Obligations Law of the State of New York. Any action or proceeding against the parties relating in any way to this Agreement may be brought and enforced exclusively in the courts of the State of New York located in the Borough of Manhattan or (to the extent subject matter jurisdiction exists therefor) the U.S. District Court for the Southern District of New York, and the parties irrevocably submit to the jurisdiction of both courts in respect of any such action or proceeding.

Section 4.7 WAIVER OF JURY TRIAL. EACH PARTY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

Section 4.8 Successors and Assigns. Except as otherwise expressly provided herein, including pursuant to Section 2.10, neither this Agreement nor any of the rights, interests or obligations provided by this Agreement may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence and except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Corporation, each Holder, and their respective successors and permitted assigns; provided, that, for the avoidance of doubt, any Person who receives securities of the Corporation as a distribution from the Debtor as part of any plan of reorganization or liquidation that has been confirmed by any bankruptcy court of competent jurisdiction (other than any such Person that is a successor in interest to the Debtor, including any liquidating trust established under a plan of reorganization or liquidation that has been confirmed by any bankruptcy court of competent jurisdiction) shall not be bound by or have any rights pursuant to this Agreement.

Section 4.9 Entire Agreement. This Agreement (together with the Annex) contains the final, exclusive and entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, among the parties with respect to the subject matter hereof and thereof. This Agreement shall not be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any party with respect to the transactions contemplated hereby or thereby other than those expressly set forth herein or therein, and none shall be deemed to exist or be inferred with respect to the subject matter hereof.

Section 4.10 Severability. Whenever possible, each term and provision of this Agreement will be interpreted in such manner as to be effective and valid under law. If any term or provision of this Agreement, or the application thereof to any Person or any circumstance, is held to be illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision and (b) the remainder of this Agreement or such term or provision and the application of such term or provision to other Persons or circumstances shall remain in full force and effect and shall not be affected by such illegality, invalidity or unenforceability, nor shall such invalidity or unenforceability affect the legality, validity or enforceability of such term or provision, or the application thereof, in any jurisdiction.

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Section 4.11 Enforcement of this Agreement. The parties agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall, without the posting of a bond, be entitled, subject to a determination by a court of competent jurisdiction, to an injunction or injunctions to prevent any such failure of performance under, or breaches of, this Agreement, and to enforce specifically the terms and provisions hereof and thereof, this being in addition to all other remedies available at law or in equity, and each party agrees that it will not oppose the granting of such relief on the basis that the requesting party has an adequate remedy at law.

Section 4.12 Amendment. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by a duly authorized representative or officer of each of the parties.

Section 4.13 Headings. The descriptive headings of the Articles, Sections and paragraphs of, and the Annex to, this Agreement are included for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit, modify or affect any of the provisions hereof.

Section 4.14 Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same Agreement. All signatures of the parties may be transmitted by facsimile or electronic delivery, and each such facsimile signature or electronic delivery signature (including a pdf signature) will, for all purposes, be deemed to be the original signature of the party whose signature it reproduces and be binding upon such party.

Section 4.15 Time Periods. Unless otherwise specified in this Agreement, an action required under this Agreement to be taken within a certain number of days shall be taken within that number of calendar days (and not business days); provided, however, that if the last day for taking such action falls on a day that is not a business day, the period during which such action may be taken shall be automatically extended to the next business day.

Section 4.16 No Binding Effect on U.S. Government. Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement shall be binding on or create any obligation on the part of the United States Department of the Treasury or any other department or any agency or branch of the United States Government, or any political subdivision thereof.

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Section 4.17 Canada. Notwithstanding anything in this Agreement to the contrary, Canada shall be bound by this Agreement only in its capacity as a Holder and nothing in this Agreement shall be binding on or create any obligation on the part of Canada in any other capacity or any branch of the Government of Canada or subdivision thereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

29

IN WITNESS WHEREOF, the parties hereto, being duly authorized, have executed and delivered this Equity Registration Rights Agreement on the date first above written

[CORPORATION]

By:
Name:
Title:

THE UNITED STATES DEPARTMENT
OF THE TREASURY

By:
Name:
Title:

7176384 CANADA INC.

By:
Name:
Title:

By:
Name:
Title:

UAW RETIREE MEDICAL BENEFITS
TRUST

By:
Name:
Title:

[DEBTOR]

By:
Name:
Title:

Signature Page to Equity Registration Rights Agreement

Annex I

Holder	Number of Shares of Common Stock
UST
Canada
VEBA
Debtor

Total:

Holder	Number of Shares of Common Stock for Which Warrants Are Initially Exercisable
VEBA
Debtor

Total:

Holder	Number of Shares of Series A Preferred Stock
UST
Canada
VEBA

Total:

Annex I to Equity Registration Rights Agreement

EXHIBIT E

FORM OF TRUST AGREEMENT

AMENDMENT

AMENDMENT TO THE

UAW RETIREE MEDICAL BENEFITS TRUST

WHEREAS, General Motors Corporation (“GM”), agreed to provide certain retiree medical benefits specified in the Memorandum of Understanding Post-Retirement Medical Care, dated September 26, 2007, between GM and the UAW (the “MOU”).

WHEREAS, GM, the UAW, along with class representatives of the plaintiff class members in the case of UAW et al. v. General Motors Corp., No. 05-CV-73991, 2006 WL 891151 (E.D. Mich. Mar. 31, 2006, aff’d, Int’l Union, UAW v. General Motors Corp., 497 F.3d 615 (6th Cir. 2007) entered into a settlement agreement, and thereafter, GM, the UAW, and the class representatives entered into a settlement agreement in the class action of Int’l Union, UAW, et. al. v. General Motors Corp., Civil Action No. 07-14074 (E.D. Mich. filed Sept. 9, 2007) (“Henry II”) that was approved by the Court on July 31, 2008 (the “GM Retiree Settlement”), which provides for GM to make certain deposits and remittances to the UAW Retiree Medical Benefits Trust (the “Trust”) for the provision of retiree medical benefits.

WHEREAS, subsequent to entering into the MOU and the GM Retiree Settlement, GM filed a bankruptcy action known as In re General Motors Corporation, No. 09-50026 (Bankr. S.D.N.Y. filed June 1, 2009) (the “Bankruptcy Proceeding”) pursuant to which [GM Newco] purchased certain assets of GM.

WHEREAS, the UAW asserted, and [GM Newco] denied, that [GM Newco] was bound by the terms of the MOU as a successor to GM and was therefore responsible for providing the retiree medical benefits contemplated in the MOU and the GM Retiree Settlement.

WHEREAS, [GM Newco] and the UAW entered into a settlement agreement (the “[GM Newco] UAW Retiree Settlement Agreement”) that was approved by the court in the Bankruptcy Proceeding pursuant to which [GM Newco] agreed to provide retiree medical benefits to those that were entitled to retiree medical benefits from GM pursuant to the MOUs and the GM Retiree Settlement in exchange for UAW waiving its claim that [GM Newco] was a successor to GM and responsible for GM’s liabilities under the MOUs and the GM Retiree Settlement.

WHEREAS, as part of the [GM Newco] UAW Retiree Settlement Agreement, [GM Newco] agreed to provide benefits under a plan adopted by [GM Newco] and subsequently amended pursuant to the terms of the [GM Newco] UAW Retiree Settlement Agreement.

WHEREAS, the [GM Newco] UAW Retiree Settlement Agreement provides for the Trust to be amended with respect to [GM Newco] to, among other things, allow the Committee to amend the [GM Newco] Retiree Plan on or after January 1, 2010 to modify benefit levels thereunder as well as to eliminate any reference in the Trust to the special pass-through benefit.

NOW THEREFORE, the Committee amends the Trust, effective [insert date] as follows (additions bold-underline) (deletions bold-strikethrough):

1. Inserted after paragraph 16 in the preamble the following:

WHEREAS, the Trust is amended to provide for the settlement agreement entered into between [GM Newco] and the UAW that addresses the provision of retiree medical benefits and is dated [insert date here].

1

2. The term “GM Eligible Group” is amended throughout to read “[GM Newco] Eligible Group.”

3. The term “GM Retiree EBA” is amended to read “[GM Newco] Retiree EBA.”

4. The term “GM Retiree Plan” is amended to read “[GM Newco] Retiree Plan.”

5. The term “UAW GM Retirees Medical Benefits Plan” is amended to read “[GM Newco] UAW Retirees Medical Benefits Plan.”

6. The term “GM Separate Retiree Account” is amended to read “[GM Newco] Separate Retiree Account.”

7. The term “GM Employer Security” is amended to read “[GM Newco] Employer Security.”

8. Section 1.19 is amended to read as follows:

Employer Security. Any obligation, note, warrant, bond, debenture, stock or other security within the meaning of section 407(d)(1) of ERISA that is acquired or held by the Trust (or arising from any such security through conversion) ~~pursuant a deposit or transfer under one of the Settlements the acquisition or holding of which (i) is not prohibited by sections 406(a)(1)(E) or 106(a)(2) of ERISA, or (b) is the subject of a prohibited transaction exemption provided under section 408 of ERISA.~~

9. Section 1.32 is amended to read as follows:

~~GM~~[GM Newco] Retiree EBA. The UAW ~~GM~~[GM Newco] Retirees Employees’ Beneficiary Association, an employee organization within the meaning of Section 3(4) of ERISA.

10. Section 1.34 is amended to read as follows:

~~GM~~[GM Newco] UAW Retiree Settlement Agreement. The settlement ~~of the claims in~~agreement entered into between [GM Newco] and the UAW that addresses the provision of retiree medical benefits and is dated [insert date here] ~~UAW v. General Motors Corp., Civ. Act. No. 2:07 cv 14074 (E.D. Mich. complaint filed September 9, 2007).~~

11. Section 1.14 is amended to read as follows:

The term Company shall mean Newco, Ford, or ~~GM~~[GM Newco], as the case may be (collectively the “Companies”).

2

12. Section 1.36 is amended to read as follows:

Implementation Date. The later of (i) January 1, 2010 or (ii) the “Final Effective Date,” as defined in ~~the GM Retiree Settlement or~~ the Newco UAW Retiree Settlement Agreement, or the “Closing Date” as defined in the [GM Newco] UAW Retiree Settlement Agreement, as applicable, or with respect to the Ford Retiree Settlement, the later of the “Effective Date” or the “Appeal Completion Date” (as defined in the Ford-UAW Memorandum of Understanding Post-Retirement Medical Care dated November 3, 2007) or as otherwise provided in the Ford Settlement Agreement.

13. Section 1.47 is amended to read as follows:

Settlements. The ~~GM~~[GM Newco] UAW Retiree Settlement Agreement, the Newco UAW Retiree Settlement Agreement and the Ford Retiree Settlement (as referred to in the preamble to this Trust Agreement).

14. Insert a new Section 1.54 after Section 1.53 to read as follows:

[GM Newco]. [                    ], its successors and assigns.

15. Section 3.2 is amended to read as follows:

Receipt of Funds. The Trust Fund shall accept all sums of money and other property deposited, contributed, remitted, or transferred to the Trust with respect to a Plan and credited to the Separate Retiree Account attributable to such Plan as described in Article IV, provided that any Employer Security issued to the Trust by any Company, other than (i) any Newco Employer Security contributed pursuant to the Newco UAW Retiree Settlement Agreement as approved by a bankruptcy court under Section 25(A) thereof or (ii) any [GM Newco] Employer Security contributed pursuant to the [GM Newco] UAW Retiree Settlement Agreement as approved by a bankruptcy court under Section 28(A) thereof, shall be accepted only upon the direction of the Independent Fiduciary. The Trustee shall hold, manage and administer the Trust Fund without distinction between principal and income. The Trustee shall be accountable for the money or other property it receives, but shall not be responsible for the collection of any deposits, contributions, remittances, or transfers due to the Trust.

16. Section 10.2(d) is amended to read as follows:

Notwithstanding any other provision in this Section 10.2, until the expiration of the 2011 calendar year, the Ford Retiree Plan shall provide the Benefits specified in Exhibit F(2)~~, and the GM Retiree Plan shall provide the Benefits specified in Exhibit F(3)~~. The Benefits specified in Exhibit~~s-F1,~~ F(2) ~~and F(3)~~ shall be the Benefits provided for under the terms of ~~the Ford Retiree each Company’s respective~~ Settlement. During the period that the Ford Retiree Plans ~~are~~ is Providing the initial benefits described in this Section 10.2(d), the Committee may exercise administrative discretion (as permitted under the Trust Agreement) in delivering such benefits, including, without limitation, making any changes that could have been adopted by joint action of a Company and the UAW pursuant to ~~Section 5.A.2(h) of the Settlement Agreement between GM and UAW dated December 16, 2005 and~~ Section              of the Settlement Agreement between Ford and UAW dated             .

3

17. Section 10.20 is amended to read as follows:

Presumption of Control. The Committee shall take all such reasonable action as may be needed to rebut any presumption of control that would limit the Trust’s ability to own ~~GM’s~~[GM Newco] Employer Securities under the terms of the [GM Newco] UAW Retiree Settlement Agreement ~~common stock,~~ Ford’s Common Stock, ~~the 6.75% Series U Convertible Senior Debentures Issued by GM Due December 31, 2012,~~ or the 5.75% Senior Convertible Notes due 2013 issued by Ford or as may be required to comply with all applicable laws and regulations, including, but not limited to, federal and state banking laws and regulations.

18. Section 12.4 is amended to read as follows:

In addition to the powers of the Committee pursuant to Sections 12.2 and 12.3 to transfer Trust assets to another trust, subject to the restrictions of Section 7.1, the Committee acting in a fiduciary capacity may merge or accept transfers of assets from other trusts – including, without limitation, trusts maintained by Newco, Ford, and ~~GM~~[GM Newco] – into the Trust, provided that the assets attributable to the each Plan are separately accounted for in the respective Separate Retiree Account.

19. Exhibit F(3) is deleted.

20. The last paragraph of Article I is amended to read as follows:

Any capitalized term used in this Trust Agreement, if not defined in this Trust Agreement, shall have the meaning it has in the ~~GM~~[GM Newco] UAW Retiree Settlement Agreement when relating to GM and/or the GM Newco Eligible Group, the GM EBA, the ~~GM~~[GM Newco] Retiree Plan and the ~~GM~~[GM Newco] Separate Retiree Account. Any capitalized term used in this Trust Agreement, if not defined in this Trust Agreement, shall have the meaning it has in the Newco UAW Retiree Settlement Agreement when relating to Newco and/or the Newco Eligible Group, the Newco EBA, the Newco Retiree Plan and the Newco Separate Retiree Account. Any capitalized term used in this Trust Agreement, if not defined in this Trust Agreement, shall have the meaning it has in the Ford Retiree Settlement when relating to Ford and/or the Ford Eligible Group, the Ford EBA, the Ford Retiree Plan and the Ford Separate Retiree Account. If any capitalized term used in this Trust Agreement, if not defined in this Trust Agreement, is also used in more than one of the Settlements, such term shall have the meaning it has in the Settlement applicable to the relevant Plan, Eligible Group, or Separate Retiree Account.

21. Any defined term under the Trust Agreement that has been replaced or modified pursuant to this Amendment shall be replaced or modified throughout the Trust Agreement.

[Remainder of Page Intentionally Left Blank]

4

IN WITNESS WHEREOF, and as evidence of the establishment of the Trust created hereunder, the parties hereto have caused this instrument to be executed as of the date above first written.

COMMITTEE OF THE UAW RETIREE MEDICAL BENEFITS TRUST

INDEPENDENT MEMBERS

Dated:
[insert name]

Dated:
[insert name]

Dated:
[insert name]

Dated:
[insert name]

Dated:
[insert name]

Dated:
[insert name]

UAW MEMBERS

Dated:
[insert name]

Dated:
[insert name]

Dated:
[insert name]

Dated:
[insert name]

Dated:
[insert name]

TRUSTEE [insert name of institution]

By:		Dated:
[insert name]

5

EXHIBIT F

2009 BENEFITS CHANGES

2009 Benefits Changes

Beginning with claims incurred on the later of (a) July 1, 2009 or (b) receipt of necessary court approvals, the benefit plan provided by GM for UAW- represented retirees, surviving spouses and their eligible dependents as amended by the Settlement Agreement approved by the Court July 31, 2008, will be changed as follows:

Prescription Drug Co-Pays (applicable to all retirees, surviving spouses and their eligible dependents).[a]	Retail (34 day supply) •$10 Generic •$25 Brand (formulary and non-formulary) •$25 Specialty Mail Order (90 day supply) •$20 Generic •$50 Brand (formulary and non-formulary) •$50 Specialty

Catastrophic Plan for retirees and surviving spouses (and their eligible dependents) who elect into the Plan or fail to pay required monthly contributions.	Plan no longer offered. Impacted retirees, surviving spouses and eligible dependents will be defaulted into the Traditional Care Network (TCN) unless “no coverage” is specifically requested.

Coverage for Erectile Dysfunction (ED) medications (e.g. Viagra, Cialis, Levitra).[a]	No longer offered, except in prior authorized cases of Pulmonary Arterial Hypertension.

Coverage for the Proton Pump Inhibitor drug class (e.g. omeprazole, Prilosec, Zegerid, Nexium, Aciphex, Prevacid, Protonix).[a]	No longer offered, except in prior authorized cases of Barrett’s Esophagitis and Zoellinger-Ellison Syndrome.

Vision Program	No longer offered.

Dental Program	No longer offered.

Emergency Room Co-Pay [a]	$100 (waived if admitted).

Medicare Part B Special Benefit ($76.20 per month for Medicare-eligible retirees) enrolled in Medicare

No longer offered by health plan.

This benefit is no longer offered by the Health Care Plan. This modification is not applicable to approximately 21,500 retirees and surviving spouses who are currently receiving the benefit and who retired or began receiving surviving spouse benefits before October 1979, and whose benefit is provided through the pension trust. There will be no change in these payments from the pension trust for the retirees described in the preceding sentence.

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“Protected Retirees” who meet the provisions of the Affordability Test (less than $8,000 annual pension and monthly basic benefit rate of less than $33.33).[a]

Monthly contribution requirement of $11 (flat rate regardless of family status).

In all other respects, the same administrative provisions and plan design requirements applicable to all other General retirees shall apply.

Monthly Contribution Requirements (General Retirees) [a]	No change (currently $11/single and $23/family).

Deductible, Co-Pay and out-of-pocket (OOP) Requirements (General Retirees)	No changes •Deductible: $164 single/$328 family •Co-insurance: 10% in network 30% out of network •OOP Max: $273 single in network $546 family in network

Implementation	The parties will work together to effect a mutually-agreed transition and implementation as soon as practicable. GM and the UAW will mutually agree upon communications.

Dependents Eligibility – Retirees

Effective upon receipt of necessary court approvals, no new Principally Supported Children or Sponsored Dependents will be enrolled pursuant to the provisions the Plan.

Effective the later of (a) October 1, 2009 or (b) receipt of necessary court approvals, coverage will cease for any child enrolled as a Principally Supported Child pursuant to the provisions of the Plan.

Effective the later of (a) October 1, 2009 or (b) receipt of necessary court approvals, coverage will cease for any dependent of an enrollee who is enrolled as a Sponsored Dependent.

a.	Modifications also to be comprehended in the HMO plan designs.

2

EXHIBIT G

NATIONAL INSTITUTE FOR

HEALTH CARE REFORM

TERM SHEET

National Institute for Health Care Reform

Term Sheet

1.	The Institute will be established as an industrywide labor management committee to conduct research and to analyze the current financing and medical delivery systems in the United States, develop targeted and broad-based reform proposals to improve the quality, affordability and accountability of the system, and educate the public, policymakers and others about how these reforms could address the deficiencies in the current system, e.g., skyrocketing costs, massive number of people left uninsured, profit driven decision-making on delivery of care, etc.

2.	The Institute is intended to be a premier research and educational health care reform “think tank” dedicated to understanding, evaluating and developing thoughtful and innovative reform measures that would improve the financing and medical delivery systems in the U.S. and expand access to high quality, affordable and accountable health coverage for all Americans.

3.	The Institute will be authorized to:

a.	Engage economists, analysts, academics and others who are experts on the U.S. and other health care systems as well as the public policies, physician, hospital and other provider systems that would need to be changed to improve health care quality, affordability and accountability in the U.S.

b.	Conduct studies and analyses of the current system and alternative structures, including ways to provide more effective sources of coverage for early retirees, reduce prescription drug costs, ensure drug safety and better inform patients of appropriate drug choices.

c.	Operate as a clearinghouse for select best practices that should be employed throughout the medical delivery system to ensure that error-free, high quality health care is available throughout the U.S.

d.	Develop innovative policy solutions to improve the current health care system.

e.	Host forums for discussion and debate of public policies that would improve the health care system and facilitate the interaction of ideas among experts.

f.	Formulate wide-ranging communications materials that discuss and describe reform measures.

4.	The Institute shall be established as a non-profit, tax-exempt organization pursuant to section 501(c)(3) of the Internal Revenue Code (the “Code”). Neither GM nor the UAW will do anything to jeopardize the 501(c)(3) status of the Institute or disqualify the Institute from obtaining this status.

5.	GM agrees to provide funding to the Institute of $3 million annually for five (5) years, provided that Ford Motor Company and Chrysler Corporation participate in the Institute and provide proportional funding.

6.	GM and the UAW will be free, at a future date, to establish other organizations to support the mission of the Institute, including but not limited to an organization qualified under section 501(c)(4) of the Code, provided that the governance of any such additional organization(s) shall be structured in accordance with Paragraphs 7 and 9 below.

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7.	The Institute shall be governed by a Board of Directors consisting of an equal number of labor and management representatives and a President. The Bylaws shall provide that, in any matter considered by the Board of Directors, the labor and management representatives shall have equal voting strength. The UAW shall appoint the labor representatives and GM shall appoint its management representative(s). GM, the UAW and any other contributing Institute members having a representative(s) on the Board shall have the right to change any of their appointed members at any time and for any reason. The President shall be entitled to participate in all meetings of the Board of Directors.

8.	The Board shall operate according to a set of bylaws that are agreed to by the labor and management representatives of the Board consistent with the provisions of this term sheet.

9.	The Board shall at all times strive to operate by consensus. In the event consensus can not be achieved, all decisions made by the Board shall be governed by a super-majority, except as otherwise provided in this paragraph 9 of this Term Sheet. A super-majority shall be defined as a minimum of all but one vote of the labor and management members of the Board, with no single company having the right to block a decision by the Board. The approval of additional Institute members, sponsors, affiliates or Board seats, any change to the voting or consensus requirements, and/or any change to the purpose or intent of the Institute will require the unanimous approval of the labor and management members of the Board.

10.	The Institute shall work to minimize its administrative expenses and waste. GM and the UAW shall have the right to audit and review Institute finances and spending.

11.	Lobbying will be permitted to the extent allowed for 501(c)(3) organizations. The names, brands, or logos of the UAW, GM and any other members of the Institute may not be used in Institute publications, press releases, statements, websites, or other communications or materials and the Institute or its employees or affiliates may not state, suggest or imply that any of the parties support any proposals, conclusions, or recommendations without the prior consent of the party whose support is being stated, suggested or implied. The UAW, GM and any other members of the Institute may use or reprint Institute material, but may not suggest support from any of the other parties or use their names, brands, or logos without their prior consent.

12.	GM reserves the right to reduce or withdraw its funding upon 30 days notice if: a) Ford and/or Chrysler do not participate in the Institute and provide proportional financial support; b) the Institute loses its status as, or is failed to be recognized as, a section 501(c)(3) tax- exempt organization; c) inappropriate financial activity is discovered; (d) the institute, its employees or its members or affiliates engage in lobbying activities beyond those described in paragraph 11 of this Term Sheet; or e) any of the restrictions about the use of GM’s name, brand, or logos is violated.

13.	GM and the UAW will work together to assure the rapid and effective start-up of the Institute.

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EXHIBIT H

[Reserved]

EXHIBIT I

FORM OF [NEWCO] NOTE

Final form to be agreed between [New Co] and the VEBA in conformity with the VEBA Note Term Sheet attached as Exhibit Y to the MSPA. The VEBA Note Term Sheet is attached here pending agreement on the final form.

EXHIBIT Z

VEBA NOTE TERM SHEET

[NGMCO, Inc.]

Term Sheet for Note due 2017

Following is a summary of the proposed principal terms for the Note to be issued to the Voluntary Employees’ Beneficiary Association (“New VEBA”) in connection with the transactions related to the restructuring of the obligations of General Motors Corporation to the New VEBA.

Issuer:	[NGMCO, Inc.] (the “Company”).

Securities Offered:	US$2.5 billion Note (the “Note”).

Maturity Date:	July 15, 2017.

Interest/Payment:	Implied annual rate of 9% from July 15, 2009, payable in fixed payments in the following amounts in cash on July 15 of each of the following years:

	Year	Amount
	2013	$1,384 million
	2015	$1,384 million
	20 17	$1,384 million

Guarantees:	Any present and future U.S. subsidiaries of the Company that are borrowers or guarantors with respect to the UST Note will fully and unconditionally guarantee the performance of all obligations of the Company under the Indenture and the Note, which guarantees will be secured to the same extent, if any, as are the obligations of such borrower under, or guarantors of, the UST Note, and subordinated only to any Permanent Financing (as defined below). Each guarantor of the Notes is herein referred to as a “Guarantor” and its guarantee is referred to herein as a “Guarantee.”

Ranking:

The obligations of the Company under the Notes and of the Guarantors under the Guarantees will:

•rank equally in right of payment with (1) any debt issued to the United Stated Department of Treasury (“UST”) in the restructuring (the “UST Note”) and (2) any debt issued to Canada in the restructuring (the “Canada Note”);

•be secured on a pari passu basis by the collateral securing the UST Note;

•rank senior in right of payment to all unsecured indebtedness and other obligations of the Company that are by their terms subordinated to the Note;

•rank junior in right of payment to any permanent financing including UST delayed draw term loan, revolver or any other third party permanent financing entered into with the consent of UST (“Permanent Financing”); and

•be effectively subordinated in right of payment to all future first lien secured indebtedness and other obligations of the Company, to the extent of the value of the assets securing such obligations, and be structurally subordinated to all obligations of each of the Company’s subsidiaries that are not Guarantors.

Intercreditor Agreement	New VEBA, the UST and Canada shall enter into an intercreditor agreement in form and substance satisfactory to the UST, which shall provide that the UST Note, the Canadian Note and the Note shall rank equally and be pari passu and that the UST shall have the sole and exclusive right to exercise all remedies and to grant waivers with respect to the Note and the UST Note.

Transferability:	The Note will be transferable at any time in whole or in part to (1) the Company or its subsidiaries, or (2) an unlimited number of institutional accredited investors or qualified institutional buyers in transactions that (a) do not require registration under the Securities Act and (b) do not trigger registration under the Exchange Act; provided that if at any time the UST Note is registered under the Securities Act or exchanged for a note that is entitled to demand, shelf or piggyback registration rights, then the Note will be entitled to demand, shelf, and piggyback registration rights no less favorable than those of the UST Note.

Optional Redemption:	The Company may redeem the Note in whole or in part at any time at 100% of its principal amount, together with accrued and unpaid interest, if any, to the redemption date.

Covenants	The Note will have the same covenants as the UST Note, including, to the extent made by the Company under the UST Note, covenants in respect of Change of Control, Limitation of Incurrence of Indebtedness, Restricted Payments, Limitations on Liens, Limitation on Sale of Assets, Restrictions on Sale/Leaseback and Limitation on Merger/Consolidation.

Default Interest:	2% penalty interest upon any default under the terms of the Note.

Events of Default:	Events of Default will be the same as those in the UST Note, including, without limitation:

	1.	Default in payment on the Note when due, subject to any grace period in the UST Note.

	2.	Default in the observance or performance of covenants, subject to any grace period in the UST Note.

	3.	Bankruptcy or insolvency events, subject to any grace period in the UST Note.

	4.	Invalidity of Guarantees to the extent provided in the UST Note, subject to any grace period in the UST Note.

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Modifications:	Unless (1) UST has transferred more than 75% of the UST Note and (2) the portion of the UST Note held by UST has an outstanding principal amount that is less than the implied then current principal amount of the VEBA Note (assuming an implied 9% interest rate), any modifications agreed to by UST with respect to the terms of the UST Note will automatically modify, and be binding on, the Note, other than any such modification that makes any change that extends the maturity date, extends the date of any fixed payment, reduces the implied interest rate, reduces the amount of principal, changes the currency of payment, modifies any prepayment right or by its express terms limits or restricts any right to bring suit for payment.

Governing Law:	New York.

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EXHIBIT J

FORM OF PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS

EXHIBIT Y

Form Of Certificate of Designations

Of

Series A Fixed Rate Cumulative Perpetual Preferred Stock

Of

[NGMCO, INC.]

[NGMCO, Inc.], a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that the following resolution was adopted by the board of directors of the Corporation (the “Board of Directors”) or an authorized committee of the Board of Directors in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware on [            ], 2009:

RESOLVED, that pursuant to the provisions of the certificate of incorporation and the bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, of the shares of such series be and hereby are as follows:

Part I. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of preferred stock designated as the “Series A Fixed Rate Cumulative Perpetual Preferred Stock” (the “Series A Preferred Stock”). The authorized number of shares of the Series A Preferred Stock shall be 360,000,000. Such number of shares may be decreased by resolution of the Board of Directors, subject to the terms and conditions hereof; provided that no decrease shall reduce the number of shares of the Series A Preferred Stock to a number less than the number of shares then outstanding.

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

Part 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:

(a) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(b) “Dividend Payment Date” means March 15, June 15, September 15 and December 15 of each year.

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(c) “Junior Stock” means any preferred stock other than this Series A Preferred Stock, the Common Stock and any other class or series of stock of the Corporation.

(d) “Liquidation Amount” means $25 per share of the Series A Preferred Stock.

Part. 4. Certain Voting Matters. For purposes of determining the voting rights of the holders of the Series A Preferred Stock under Section 7 of the Standard Provisions forming part of this Certificate of Designations, each holder will be entitled to one vote for each $25 of Liquidation Amount to which such holder’s shares are entitled.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by [            ], its [            ], this [    ] day of [            ], 2009.

[NGMCO, INC.]

By:
Name:	[ ]
Title:	[ ]

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ANNEX A

STANDARD PROVISIONS

Section 1. General Matters; Ranking. Each share of the Series A Preferred Stock shall be identical in all respects to every other share of the Series A Preferred Stock. The Series A Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Series A Preferred Stock shall rank senior to the Junior Stock in respect of the right to receive dividends and the right to receive payments or distributions out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Section 2. Standard Definitions. As used herein with respect to the Series A Preferred Stock:

(a) “Agent Members” has the meaning set forth in Section 13(d).

(b) “Applicable Dividend Rate” means 9% per annum.

(c) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(d) “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(e) “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Series A Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(f) “Charter” means the Corporation’s Amended and Restated Certificate of Incorporation, as such may be amended or restated from time to time.

(g) “Dividend Period” has the meaning set forth in Section 3(a).

(h) “Dividend Record Date” has the meaning set forth in Section 3(a).

(i) “DTC” has the meaning set forth in Section 9.

(j) “First Optional Redemption Date” has the meaning set forth in Section 5(a).

(k) “Global Share” means a share of Series A Preferred Stock in the form of a permanent global stock certificate, in definitive, fully registered form.

(l) “Global Share Legend” has the meaning set forth in Section 13(d).

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(m) “Original Issue Date” means the date on which shares of the Series A Preferred Stock are first issued.

(n) “Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

(o) “Preferred Director” has the meaning set forth in Section 7(b).

(p) “Preferred Share Register” has the meaning set forth in Section 15(a).

(q) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series A Preferred Stock.

(r) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(t) “Series A Preferred Share Certificate” has the meaning set forth in Section 13.

(u) “Share Dilution Amount” has the meaning set forth in Section 3(b).

(v) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Series A Preferred Stock.

(w) “Redemption Price” has the meaning set forth in Section 5(a).

(x) “Transfer Agent” has the meaning set forth in Section 17.

Section 3. Dividends.

(a) Rate. Holders of the Series A Preferred Stock shall be entitled to receive, on each share of the Series A Preferred Stock, if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of the Series A Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Series A Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date), and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends shall be payable nor shall interest accrue on the amount payable as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”; provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the Dividend Payment Date immediately following the Original Issue Date.

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Dividends that are payable on Series A Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on the Series A Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and actual days elapsed over a 30-day month.

Dividends that are payable on Series A Preferred Stock on any Dividend Payment Date will be payable to holders of record of the Series A Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of the Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series A Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b) Priority of Dividends. So long as any share of the Series A Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock, and no Common Stock or Junior Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, as provided in Section 3(a) above, any dividends on such amount), on all outstanding shares of the Series A Preferred Stock have been or are contemporaneously declared and paid in full in cash (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of the Series A Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) a dividend payable on any Junior Stock in shares of any other Junior Stock, or to the acquisition of shares of any Junior Stock in exchange for, or through application of the proceeds of the sale of, shares of any other Junior Stock; (ii) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan); provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (iii) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (iv) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (v) the exchange or conversion of Junior Stock for or into other Junior Stock (with the same or lesser aggregate liquidation amount). “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

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When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date in full on shares of the Series A Preferred

Stock, all dividends declared on the Series A Preferred Stock and payable on such Dividend Payment Date shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of the Series A Preferred Stock (including, as provided in Section 3(a) above, any dividends on such amount) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, all accrued but unpaid dividends) bear to each other.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of the Series A Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Series A Preferred Stock shall be entitled to be paid in full the respective amounts of the liquidation preferences thereof, which in the case of the Series A Preferred Stock shall be the Liquidation Amount, plus an amount equal to all accrued and unpaid dividends, if any (including, as provided in Section 3(a) above, any dividends on such amount), whether or not declared, prior to such distribution or payment date. If such payment shall have been made in full to the holders of the Series A Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of Junior Stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, the amounts so payable are not paid in full to the holders of all outstanding shares of the Series A Preferred Stock, the holders of the Series A Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of the foregoing provisions of this Section 4.

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Section 5. Redemption.

(a) Optional Redemption. The Series A Preferred Stock may not be redeemed by the Corporation prior to December 31, 2014 (the “First Optional Redemption Date”). On or after that date, the Corporation, at its option, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of the Series A Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price per share equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, as provided in Section 3(a) above, any dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption (the “Redemption Price”).

The Redemption Price for any shares of the Series A Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the Redemption Price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Mandatory Redemption; No Sinking Fund. The Series A Preferred Stock will not be subject to any mandatory redemption, mandatory repurchase, sinking fund or other similar provisions. Holders of the Series A Preferred Stock will have no right to require redemption or repurchase of any shares of the Series A Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of the Series A Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this subsection (c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series A Preferred Stock. Notwithstanding the foregoing, if shares of the Series A Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the holders of the Series A Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of the Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the Redemption Price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price, but failure duly to give such notice to any holder of shares of the Series A Preferred Stock designated for redemption or any defect in such notice shall not affect the validity of the proceedings for the redemption of any other shares of the Series A Preferred Stock.

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(d) Partial Redemption. In case of any redemption of part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of the Series A Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors or a duly authorized committee thereof, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate (if the shares of Series A Preferred Stock are not in book-entry form) for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of such amounts.

(f) Status of Redeemed Shares. Shares of the Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of the Series A Preferred Stock may be reissued only as shares of any series of the Preferred Stock other than the Series A Preferred Stock).

Section 6. Conversion. Holders of the Series A Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a) General. The holders of the Series A Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

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(b) Series A Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of the Series A Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased to accommodate the number of the Preferred Directors specified below and the holders of the Series A Preferred Stock shall have the right, voting as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, as provided in Section 3(a) above, any dividends on such amount), on all outstanding shares of the Series A Preferred Stock have been declared and paid in full, at which time such right shall terminate with respect to the Series A Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent payment failure of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of the Series A Preferred Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of the Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders of a majority of the shares of the Series A Preferred Stock at the time outstanding voting separately as a class, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) Class Voting Rights as to Particular Matters. So long as any shares of the Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of the Series A Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior or Pari Passu Stock. Any amendment or alteration of the Certificate of Designations for the Series A Preferred Stock or the Charter (including any amendment to the Charter effectuated by a certificate of designations) to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to or pari passu with the Series A Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

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(ii) Amendment of the Series A Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Series A Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; provided, however, that notwithstanding anything to the contrary herein, the vote of 100% of the shares of the Series A Preferred Stock at the time outstanding shall be necessary to (A) reduce the Liquidation Amount, (B) reduce the Applicable Dividend Rate, (C) provide for the payment of dividends on the Series A Preferred Stock to be made in other than U.S. dollars, (D) change any Dividend Payment Date or the First Optional Redemption Date or (E) make dividends on the Series A Preferred Stock non-cumulative; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of the Corporation with or into another corporation or other entity, unless in each case (x) the shares of the Series A Preferred Stock remain outstanding and are not amended in any respect or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of the Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of the Preferred Stock, ranking junior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Series A Preferred Stock.

(d) Changes after Provision for Redemption. No vote or consent of the holders of the Series A Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Series A Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of the Series A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which the Series A Preferred Stock is listed or traded at the time.

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Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and any transfer agent for the Series A Preferred Stock may deem and treat the record holder of any share of the Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of the Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of the Series A Preferred Stock are issued in book-entry form through The Depository Trust Corporation (“DTC”) or any similar facility, such notices may be given to the holders of the Series A Preferred Stock in any manner permitted by such facility.

Section 10. No Preemptive Rights. No holder of the Series A Preferred Stock shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right or any other right to remediate dilution with respect to, any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12. Other Rights. The shares of the Series A Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

Section 13. Form.

(a) The Series A Preferred Stock shall be initially issued in substantially the form set forth in Exhibit A (“Series A Preferred Share Certificate”) and shall have such insertions as are appropriate or required or permitted by this Certificate of Designations and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Certificate of Designations, such as may be required to comply with this Certificate of Designations, any law or any rule of any securities exchange on which the Series A Preferred Stock may be listed, and such as may be necessary to conform to customary usage.

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(b) If the Series A Preferred Stock is sold pursuant to an effective registration statement filed with the Securities and Exchange Commission, or if the Corporation so elects at any time, any Series A Preferred Share Certificates may be presented to the Transfer Agent by holders in exchange for one or more Global Shares up to the aggregate number of shares of Series A Preferred Stock then outstanding, to be registered in the name of DTC, or its nominee, and delivered by the Transfer Agent to DTC, or its custodian, for crediting to the accounts of its participants pursuant to the procedures of DTC. Upon such presentation, the Corporation shall execute a Global Share representing such aggregate number of shares of Series A Preferred Stock and deliver the same to the Transfer Agent for authentication and delivery.

(c) Any Global Share shall bear the legend substantially in the form set forth in Exhibit C hereto (the “Global Share Legend”).

(d) So long as a Global Share is registered in the name of DTC or its nominee, members of, or participants in, DTC (“Agent Members”) shall have no rights under this Certificate of Designation with respect to the Global Share held on their behalf by DTC or the Transfer Agent as its custodian, and DTC may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Share for all purposes. Accordingly, any such owner’s beneficial interest in such Global Share will be shown only on, and the transfer of such interest shall be effected only through, records maintained by DTC or its nominee or its Agent Members, and neither the Corporation nor the Transfer Agent shall have any responsibility with respect to such records maintained by DTC or its nominee or its Agent Members. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder.

(e) Any holder of a Global Share registered in the name of DTC or its nominee shall, by acceptance of such Global Share, agree that transfers of beneficial interests in such Global Share may be effected only through a book-entry system maintained by the holder of such Global Share (or its agent), and that ownership of a beneficial interest in the Series A Preferred Stock represented thereby shall be required to be reflected in book-entry form.

(f) Transfers of a Global Share registered in the name of DTC or its nominee shall be limited to transfers in whole, and not in part, to the Corporation, DTC, their successors, and their respective nominees. Interests of beneficial owners in a Global Share registered in the name of DTC or its nominee shall be transferred in accordance with the rules and procedures of DTC.

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(g) A Global Share registered in the name of DTC or its nominee shall be exchanged for certificated shares of Series A Preferred Stock only if DTC (A) has notified the Corporation that it is unwilling or unable to continue as or ceases to be a clearing agency registered under Section 17A of the Exchange Act, and (B) a successor to DTC registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Corporation within 90 days or DTC is at any time unwilling or unable to continue as a depositary and a successor to DTC is not able to be appointed by the Corporation within 90 days. In any such event, a Global Share registered in the name of DTC or its nominee shall be surrendered to the Transfer Agent for cancellation, and the Corporation shall execute, and the Transfer Agent shall countersign and deliver, to each beneficial owner identified by DTC, in exchange for such beneficial owner’s beneficial interest in such Global Share, certificated shares of the Series A Preferred Stock representing, in the aggregate, the number of shares theretofore represented by such Global Share with respect to such beneficial owner’s respective beneficial interest. Any certificated share of Series A Preferred Stock delivered in exchange for an interest in a Global Share pursuant to this Section shall not bear the Global Share Legend. Interests in the Global Shares may not be exchanged for certificated shares of Series A Preferred Stock other than as provided in this Section 13(g).

(h) The holder of a Global Share registered in the name of DTC or its nominee may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Certificate of Designations.

Section 14. Transfer Restrictions and Legends. (a) Each Series A Preferred Share Certificate issued hereunder shall bear the legend set forth in Exhibit A hereto.

(i) Shares of Series A Preferred Stock may not be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of by a holder except pursuant to (A) a registration statement that has become effective under the Securities Act or (B) pursuant to an exemption from the registration requirements of the Securities Act, including Rule 144 under the Securities Act.

(ii) Any shares of Series A Preferred Stock as to which such restrictions on transfer shall have expired in accordance with their terms such that they can be freely sold without limits under the Securities Act and any applicable state securities law may, upon surrender of the Series A Preferred Share Certificate representing such shares for exchange in accordance with the procedures of the Transfer Agent (as defined in Section 17 below) (together with any legal opinions, certifications or other evidence as may reasonably be required by the Corporation or the Transfer Agent in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws), be exchanged for a new Series A Preferred Share Certificate for a like number of shares, which shall not bear such legend.

(b) Any shares of Series A Preferred Stock that are purchased or owned by the Corporation or any “affiliate” thereof (as defined under Rule 144 under the Securities Act) may not be resold by the Corporation or such affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such shares no longer being “restricted securities” (as defined in Rule 144 under the Securities Act).

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Section 15. Transfer, Exchange and Substitution. (a) Series A Preferred Share Certificates shall be issued in registered form only. The Corporation shall cause to be kept at the office of the Transfer Agent, and the Transfer Agent shall maintain, a register (the “Preferred Share Register”) in which, subject to such reasonable regulations as the Corporation may prescribe, the Corporation shall provide for the registration of shares and transfers, exchanges or substitutions of Series A Preferred Share Certificates as herein provided. All Series A Preferred Share Certificates issued upon any registration of transfer or exchange of or substitution for shares shall be valid obligations of the Corporation, evidencing the same obligations, and entitled to the same benefits under this Certificate of Designations, as Series A Preferred Share Certificates surrendered for such registration of transfer, exchange or substitution.

(b) A holder may transfer a Series A Preferred Share Certificate only upon surrender of such Series A Preferred Share Certificate for registration of transfer. Series A Preferred Share Certificates may be presented for registration of transfer and exchange at the offices of the Transfer Agent with a written instruction of transfer in form satisfactory to the Transfer Agent, duly executed by such holder or by such holder’s attorney, duly authorized in writing. Such holder will also provide a written certificate (substantially in the form of Exhibit B hereto) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Series A Preferred Share Certificates. The Transfer Agent shall be entitled to conclusively rely upon any such certification in connection with the transfer of a Series A Preferred Share Certificate hereunder and shall have no responsibility to monitor or verify whether any such transfer complies with the requirements hereunder or otherwise complies with the Securities Act. No such transfer shall be effected until, and the transferee shall succeed to the rights of a holder only upon, final acceptance and registration of the transfer in the Preferred Share Register by the Transfer Agent. Prior to the registration of any transfer of a Series A Preferred Share Certificate by a holder as provided herein, the Corporation, the Transfer Agent, and any agent of the Corporation or the Transfer Agent may treat the person in whose name Series A Preferred Share Certificates are registered as the owner thereof for all purposes and as the person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding.

(c) Every Series A Preferred Share Certificate presented or surrendered for registration of transfer or for exchange or substitution shall (if so required by the Corporation or the Transfer Agent) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Corporation and the Transfer Agent, by the holder thereof or such holder’s attorney duly authorized in writing.

(d) When Series A Preferred Share Certificates are presented to the Transfer Agent with a request to register the transfer of, or to exchange or substitute, such Series A Preferred Share Certificates, the Transfer Agent shall register the transfer or make the exchange or substitution as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied. To permit registrations of transfers, exchanges and substitutions, the Corporation shall execute Series A Preferred Share Certificates at the Transfer Agent’s request and the Transfer Agent shall countersign and deliver such Series A Preferred Share Certificates. No service charge shall be made for any registration of transfer or exchange of or substitution for Series A Preferred Share Certificates, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Series A Preferred Share Certificates.

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(e) If less than all shares represented by a Series A Preferred Share Certificate are transferred, exchanged or substituted in accordance with this Certificate of Designations, the Series A Preferred Share Certificate shall be surrendered to the Transfer Agent and a new Series A Preferred Share Certificates for a number of shares equal to the shares represented by such Series A Preferred Share Certificate that were not transferred, exchanged or substituted, registered in such name or names as may be directed in writing by the surrendering holder, shall be executed by the Corporation and delivered to the Transfer Agent and the Transfer Agent shall countersign such new Series A Preferred Share Certificate and shall deliver such new Series A Preferred Share Certificate to the person or persons entitled to receive the same.

Section 16. Surrender of Series A Preferred Share Certificates. Any Series A Preferred Share Certificate surrendered for registration of transfer, exchange, or substitution of shares represented thereby shall, if surrendered to the Corporation, be delivered to the Transfer Agent, and all Series A Preferred Share Certificates surrendered or so delivered to the Transfer Agent shall be promptly cancelled by the Transfer Agent and shall not be reissued by the Corporation and no Series A Preferred Share Certificate shall be issued hereunder in lieu thereof. The Transfer Agent shall deliver to the Corporation from time to time or otherwise dispose of such cancelled shares as the Corporation may direct.

Section 17. Transfer Agent And Registrar. The duly appointed Transfer Agent and Registrar for the Series A Preferred Stock shall be [            ] (the “Transfer Agent”). The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal; provided further that such successor transfer agent shall be the Transfer Agent for purposes of this Certificate of Designations.

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EXHIBIT A

FORM OF SERIES A FIXED RATE CUMULATIVE

PERPETUAL PREFERRED STOCK

($25 LIQUIDATION PREFERENCE)

NUMBER	SHARES
[ ]	[ ]

CUSIP [ ]

[NGMCO, INC.]

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFICATE IS TRANSFERABLE

[THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.]

[THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED [—], 2009, AMONG THE ISSUER OF THESE SECURITIES AND THE INVESTORS REFERRED TO THEREIN, AND AN EQUITY REGISTRATION RIGHTS AGREEMENT, DATED [—], 2009, AMONG THE ISSUER AND THE HOLDERS REFERRED TO THEREIN, COPIES OF WHICH ARE ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.]

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This is to certify that             , is the owner of [    ] fully paid and non-assessable shares of Series A Fixed Rate Cumulative Perpetual Preferred Stock, $0.01 par value, liquidation preference $25.00 per share (the “Stock”), of [NGMCO, Inc.] (the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid or obligatory for any purpose unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile signatures of its duly authorized officers.

Dated: [    ],2009

Name:	Name:
Title:	Title:

Countersigned and Registered
,
as Transfer Agent and Registrar

By:
Authorized Signature

18

[NGMCO, INC.]

[NGMCO, Inc.] (the “Corporation”) will furnish, without charge to each stockholder who so requests, a copy of the certificate of designations establishing the powers, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights applicable to each class of stock of the Corporation or series thereof. Such information may be obtained by a request in writing to the Secretary of the Corporation at its principal place of business.

This certificate and the share or shares represented hereby are issued and shall be held subject to all of the provisions of the Corporation’s Amended and Restated Certificate of Incorporation and the Certificate of Designations of the Series A Fixed Rate Cumulative Perpetual Preferred Stock (Liquidation Preference $25.00 per share) (copies of which are on file with the Transfer Agent), to all of which the holder, by acceptance hereof, assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT- Custodian
TEN ENT	-	as tenants by the entireties	(Minor)	(Cust)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.

For value received,                      hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

shares

of the capital stock represented by the within certificate, and do(es) hereby irrevocably constitute and appoint                     , Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

19

Dated
Signature

	NOTICE:	The signature to this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

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EXHIBIT B

FORM OF CERTIFICATE OF COMPLIANCE WITH TRANSFER RESTRICTIONS

In connection with the sale, assignment and transfer of shares of                      Series A Fixed Rate Cumulative Perpetual Preferred Stock by                                               unto                                                       (Please insert social security or other Taxpayer Identification Number of assignee) prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned confirms that such shares are being transferred:

To [NGMCO, Inc.] (the “Issuer”) or any subsidiaries thereof; or

Pursuant to a registration statement that has become effective under the Securities Act; or

Pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with the third box above, the Issuer and the Transfer Agent reserve the right to require the delivery of such legal opinion, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.

Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the shares of Series A Fixed Rate Cumulative Perpetual Preferred Stock evidenced by this certificate in the name of any person other than the registered holder thereof.

Date: [            ]

[Insert name of transferee]

By:
Name:
Title:

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EXHIBIT C

GLOBAL SHARE LEGEND

UNLESS THIS GLOBAL SHARE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO [NGMCO, INC.] (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL SHARE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE ISSUER, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.

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EXHIBIT K

FORM OF STOCKHOLDERS AGREEMENT

Final form to be agreed among [New Co], the New VEBA, and the other stockholders to be parties thereto, in conformity with the Governance Term Sheet previously furnished to the UAW, with such changes thereto as may be required by the United States Treasury and agreed to by the UAW.

PRIVILEGED & CONFIDENTIAL

CW&T DRAFT

6/21/09

STOCKHOLDERS AGREEMENT

by and among

[New GM Name],

[            ]

(“UST Vehicle”),

7176384 Canada Inc.,

and

UAW Retiree Medical Benefits Trust

Dated [            ], 2009

i

ARTICLE VI

MISCELLANEOUS

ii

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into as of [            ], 2009 by and among [New GM Name], a Delaware corporation (the “Corporation”), [            ], a limited liability company whose membership interests are held by the United States Department of the Treasury (together with its Permitted Transferees, the “UST Vehicle”), 7176384 Canada Inc., a corporation organized under the laws of Canada (together with its Permitted Transferees, “Canada”), and the UAW Retiree Medical Benefits Trust, a voluntary employees’ beneficiary association (together with its Permitted Transferees, the “VEBA”).

WHEREAS, each of the Government Holders and the VEBA owns, as of the date hereof, that number of shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) and that number of shares of Series [        ] preferred stock, par value $0.01 per share, of the Corporation, set forth opposite such Holder’s name on Annex I hereto;

WHEREAS, the VEBA will also be issued, as of the date hereof, a warrant to acquire [            ] shares of Common Stock (the “Warrant”); and

WHEREAS, the parties hereto wish to enter into this Agreement to govern the rights and obligations of the parties with respect to certain matters relating to the Corporation and the Holders’ ownership and voting of the Common Stock.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms have the following meanings set forth below or in the Sections set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly Controls or is Controlled by or is under common Control with such Person. For the avoidance of doubt, for purposes of this Agreement, the UAW and its Affiliates shall be deemed to be Affiliates of the VEBA. For the avoidance of doubt, for purposes of this Agreement, the UST and each other department or instrumentality of the United States government shall not be deemed to be Affiliates of the UST Vehicle and each other department or instrumentality of the Canadian government shall not be deemed to be Affiliates of Canada.

“Agreement” shall have the meaning set forth in the Preamble.

“Beneficial Ownership” or “Beneficially Owned” have the meanings given to such terms in Rule 13d-3 of the Exchange Act.

“Board” means the board of directors of the Corporation.

“Business Day” means any day that is not a Saturday, Sunday or any other day on which banks are required or authorized by Law to be closed in New York City, New York.

“Canada” shall have the meaning set forth in the Preamble.

“Canada Nominee” shall have the meaning set forth in Section 2.4.

“Canada Owned Shares” means the shares of Common Stock Beneficially Owned by Canada as of the relevant time.

“Change of Control” means (A) any acquisition or purchase of capital stock of the Corporation, or of all or substantially all of the assets of the Corporation or (B) any merger, consolidation, business combination, recapitalization, reorganization or other extraordinary business transaction involving or otherwise relating to the Corporation, in each case, which would require the vote of the stockholders of the Corporation pursuant to the DGCL or the Certificate of Incorporation of the Corporation.

“Chief Executive Officer” means the duly appointed Chief Executive Officer of the Corporation.

“Common Stock” shall have the meaning set forth in the Recitals.

“Compelled Sale” shall have the meaning set forth in Section 5.2.

“Compelled Sale Notice” shall have the meaning set forth in Section 5.2.

“Consent” means any consent, approval, authorization, waiver, grant, franchise, concession, agreement, license, exemption or other permit or order of, registration, declaration or filing with, or report or notice to, any Person.

“Control” means the direct or indirect power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities, general partnership interests or management member interests, by contract or trust agreement, pursuant to a voting trust or otherwise. “Controlling” and “Controlled” have the correlative meanings.

“Corporation” shall have the meaning set forth in the Preamble.

“Co-Sale Holders” shall have the meaning set forth in Section 5.1.

“Co-Sale Notice” shall have the meaning set forth in Section 5.1.

“DGCL” means the Delaware General Corporation Law, as amended from time to time.

“Drag-Along Buyer” shall have the meaning set forth in Section 5.2.

“Electing Holder” shall have the meaning set forth in Section 5.2.

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“Equity Registration Rights Agreement” means the Equity Registration Rights Agreement, dated as of the date hereof, by and among the Corporation, the VEBA, the UST Vehicle, Canada and General Motors Corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Executive Officer” means any officer who (i) is subject to Section 16(a) of the Exchange Act or (ii) would be subject to Section 16(a) of the Exchange Act if the Common Stock was registered under Section 12 of the Exchange Act.

“Fiscal Year” means the fiscal year of the Corporation. Each Fiscal Year shall commence on the day immediately following the last day of the immediately preceding Fiscal Year.

“GAAP” means accounting principles generally accepted in the United States of America as in effect from time to time, consistently applied and maintained throughout the applicable periods both as to classification of items and amounts.

“Government Holder” means the UST Vehicle or Canada.

“Governmental Approval” means any Consent of, with or to any Governmental Authority, and includes any applicable waiting periods associated with any Governmental Approvals.

“Governmental Authority” means any United States or non-United States federal, provincial, state or local government or other political subdivision thereof, any entity, authority, agency or body exercising executive, legislative, judicial, regulatory or administrative functions of any such government or political subdivision, and any supranational organization of sovereign states exercising such functions for such sovereign states.

“Governmental Order” means any Order, stipulation, agreement, determination or award entered or issued by or with any Governmental Authority and binding on a Person.

“Group” has the meaning given to such term in Section 13(d)(3) of the Exchange Act.

“Holder” or “Holders” means, individually or collectively as the context may require, the UST Vehicle, Canada, and the VEBA.

“Independent” shall have the meaning set forth in Section 2.2(b).

“Initial Shares” means, with respect to any Holder, that number of shares of Common Stock, set forth opposite such Holder’s name on Annex I hereto.

“IPO” means the earlier to occur of (i) the initial public offering of the Common Stock, (whether such offering is primary or secondary) that is underwritten by a nationally recognized investment bank, pursuant to a registration statement filed under the Securities Act and declared effective by the SEC (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 under the Securities Act is applicable, or a registration statement on Form S-4, Form S-8 or a successor to one of those forms) or (ii) the date on which a Corporation registration statement filed under Section 12(b) or 12(g) of the Exchange Act shall have been declared effective by the SEC following the distribution of the shares of Common Stock Beneficially Owned by General Motors Corporation pursuant to General Motors Corporation’s plan of reorganization.

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“IPO Date” means the effective date of the registration statement relating to the IPO.

“Joint Slate Procedure” shall mean the following process by which the Government Holders select nominees for directors: In the event that the UST Vehicle intends to propose a slate of candidates for election (whether at an annual meeting of the Corporation’s stockholders, a special meeting the Corporation’s stockholders called for the purpose of electing directors of the Corporation or at any adjourned or postponed meeting), the UST Vehicle shall provide Canada with written notice of its intent to propose a competing slate of candidates not less than 140 days prior to the meeting, in the case of an annual meeting, and not more than 5 days after notice of the meeting was first mailed to the Government Holders, in the case of a special meeting; provided that in either case the UST Vehicle shall use commercially reasonable efforts to give Canada as much advance notice of its intent to propose a competing slate of candidates as reasonably possible. Within 10 days, in the case of an annual meeting, and 5 days, in the case of a special meeting, of receiving the UST Vehicle’s written notice, Canada shall indicate in writing to the UST Vehicle whether or not Canada intends to participate in the slate. If Canada provides written notice of its intent to participate, such notice must include a list of Canada’s nominees. The number of nominees that Canada may select shall be determined based on Canada’s proportional ownership interest in shares of Common Stock Beneficially Owned by the Government Holders in the aggregate at the time of such nominee selection. If Canada provides timely written notice of its intent to participate (including a list of its nominees), each Government Holder agrees to vote “for” the joint slate of candidates nominated by the Government Holders. If Canada does not provide timely written notice of its intent to participate (including a list of its nominees) or notifies the UST Vehicle that it does not wish to participate, the UST Vehicle may propose a slate of candidates for election composed entirely of its own nominees, but Canada is under no obligation to vote “for” the candidates nominated by the UST Vehicle. Neither Government Holder shall propose a slate of candidates for election other than in compliance with this Joint Slate Procedure.

“Law” means any and all applicable United States or non-United States federal, provincial, state or local laws, rules, regulations, directives, decrees, treaties, statutes, provisions of any constitution and principles (including principles of common law) of any Governmental Authority, as well as any applicable Governmental Order.

“Material Adverse Event” shall mean (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or any setting of minimum prices for trading on such exchange shall have been instituted, (ii) a general moratorium on commercial banking activities in the State of New York shall have been declared by either U.S. federal or New York State authorities or there shall have occurred a material disruption in securities settlement or clearance services in the United States, (iii) there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which on the financial markets of the United States or Canada is such as to make it impracticable or inadvisable to sell the Common Stock or (iv) [other potential events to be discussed].

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“Nominee” shall have the meaning set forth in Section 4.4.

“Non-Electing Holders” shall have the meaning set forth in Section 5.2.

“Order” means any writ, judgment, decree, injunction or similar order of any Governmental Authority, whether temporary, preliminary or permanent.

“Owned Shares” means the UST Vehicle Owned Shares, the Canada Owned Shares, and the VEBA Owned Shares, as applicable.

“Permitted Transferees” shall mean for each Holder, any Affiliate (solely for the purposes of this definition, without taking into account the last sentence of the definition of Affiliate) of such Holder.

“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company, Governmental Authority or other entity.

“Preemptive Rights Period” shall have the meaning set forth in Section 5.3.

“Preemptive Rights Shares” shall have the meaning set forth in Section 5.3.

“Proxy” or “Proxies” has the meaning given to such term in Rule 14a-1 of the Exchange Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Selling Holder” shall have the meaning set forth in Section 5.1

“Sold Shares” shall have the meaning set forth in Section 5.1.

“Transfer” means, directly or indirectly, to sell, transfer, distribute, assign, pledge, hedge, encumber, hypothecate or similarly dispose of, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, distribution, assignment, pledge, hedge, encumbrance, hypothecation or similar disposition with or without consideration, voluntarily or by operation of Law.

“UAW” means the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America.

“UST” means the United States Department of the Treasury.

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“UST Vehicle” shall have the meaning set forth in the Preamble.

“UST Vehicle Owned Shares” means the shares of Common Stock Beneficially Owned by the UST Vehicle as of the relevant time.

“VEBA” shall have the meaning set forth in the Preamble.

“VEBA Nominee” shall have the meaning set forth in Section 2.3.

“VEBA Owned Shares” shall have the meaning set forth in Section 4.3.

“Voting Securities” means securities of the Corporation, including the Common Stock, with the power to vote with respect to the election of directors of the Corporation generally and all securities convertible into or exchangeable for securities of the Corporation with the power to vote with respect to the election of directors of the Corporation generally.

“Warrant” shall have the meaning set forth in the Recitals.

Section 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” unless the context expressly provides otherwise. All references herein to Articles, Sections, paragraphs, subparagraphs or clauses shall be deemed references to Articles, Sections, paragraphs, subparagraphs or clauses of this Agreement, unless the context requires otherwise. Unless otherwise specified, the words “this Agreement,” “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” Unless expressly stated otherwise, any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Size of Initial Board. The Board shall initially consist of thirteen (13) directors. The number of directors may be changed only by vote of the Board in accordance with the bylaws of the Corporation.

Section 2.2 Composition of Board. (a) The initial members of the Board shall be appointed as follows:

(i) the Board agrees to nominate and the Holders agree to appoint ten (10) directors designated by UST Vehicle, no more than five of whom shall have been directors of General Motors Corporation immediately prior to the date of this Agreement;

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(ii) the Board agrees to nominate and the Holders agree to appoint one director designated by Canada (which director shall be Independent (as defined below));

(iii) the Board agrees to nominate and the Holders agree to appoint one director designated by the VEBA (which director shall be Independent (as defined below) or, if not Independent, approved by UST Vehicle, which approval shall not be unreasonably withheld); and

(iv) the Board agrees to nominate and the Holders agree to appoint the Chief Executive Officer as a director of the Corporation.

(b) The Holders agree that at all times prior to termination of this Agreement, at least two-thirds of the directors of the Corporation shall be required to be determined by the Board to be independent of the Corporation within the meaning of Rule 303A.02 of New York Stock Exchange Listed Company Manual (or any successor provision) (“Independent”), whether or not any of the shares of Common Stock are then listed on the New York Stock Exchange.

(c) The nominees to stand for election at any time at which the Corporation’s stockholders shall have the right to, or shall, vote for or consent in writing to the election of directors of the Corporation (whether at an annual meeting of the Corporation’s stockholders, a special meeting of the Corporation’s stockholders called for the purpose of electing directors of the Corporation or at each adjourned or postponed meeting) shall be nominated by the Board in accordance with the bylaws of the Corporation and Sections 2.3 and 2.4 hereof.

Section 2.3 Agreement to Nominate VEBA Nominee. So long as the VEBA holds at least 50% of its Initial Shares, at any time at which the Corporation’s stockholders shall have the right to, or shall, vote for or consent in writing to the election of directors of the Corporation (whether at an annual meeting of the Corporation’s stockholders, a special meeting of the Corporation’s stockholders called for the purpose of electing directors of the Corporation or at any adjourned or postponed meeting), then, and in each such event, the VEBA shall have the right to designate one nominee, which nominee shall be subject to the prior written consent of the UAW and shall be Independent or, if not Independent, approved by UST Vehicle, which approval shall not be unreasonably withheld (the “VEBA Nominee”), to serve as a director.

(a) From and after the date hereof to and including the IPO Date, the Board agrees to nominate and the Holders agree to appoint such director.

(b) From and after the IPO Date to and including the date of termination of this Agreement with respect to such Holder in accordance with Section 6.2, if the Board shall approve such nominee (such approval not to be unreasonably withheld) the Board shall (i) nominate, and cause the nomination of, the VEBA Nominee, to be a member of the Board and (ii) include the VEBA Nominee in any proxy statement and related materials used by the Corporation in respect of the election to which such nomination pertains. In the event that the Board does not approve such nominee (or any subsequent nominee), the VEBA shall have the right to designate a replacement VEBA Nominee, who shall be subject to approval of the Board in accordance with this Section 2.3.

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Notwithstanding the foregoing, the right of the VEBA to designate a VEBA Nominee at any election pursuant to this Section 2.3 shall only apply in the event that if the VEBA were not to designate a VEBA Nominee at such election, no member of the Board after such election would have been a continuing VEBA Nominee still designated by the VEBA at such time. In the event that the Board nominates a former VEBA Nominee for re-election not pursuant to a designation by the VEBA with respect to such election, such former VEBA Nominee shall not be considered a VEBA Nominee for the purpose of determining the VEBA’s right to designate a nominee at such election.

Section 2.4 Agreement to Nominate Canada Nominee. So long as Canada holds at least 50% of its Initial Shares, at any time at which the Corporation’s stockholders shall have the right to, or shall, vote for or consent in writing to the election of directors of the Corporation (whether at an annual meeting of the Corporation’s stockholders, a special meeting of the Corporation’s stockholders called for the purpose of electing directors of the Corporation or at each adjourned or postponed meeting), then, and in each such event, from and after the date hereof to and including the IPO Date, Canada shall have the right to designate one nominee, which nominee shall be Independent (the “Canada Nominee”), to serve as a director and the Board agrees to nominate and the Holders agree to appoint such director; provided, however, that the right of Canada to designate a Canada Nominee at any election pursuant to this Section 2.4 shall only apply in the event that if Canada were not to designate a Canada Nominee at such election, no member of the Board after such election would have been a Canada Nominee. In the event that the Board nominates a former Canada Nominee for re-election not pursuant to a designation by Canada with respect to such election, such former Canada Nominee shall not be considered a Canada Nominee for the purpose of determining Canada’s right to designate a nominee at such election.

ARTICLE III

CERTAIN COVENANTS AND RESTRICTIONS

Section 3.1 Initial Public Offering. The Government Holders shall use their reasonable best efforts to exercise their demand registration rights under the Equity Registration Rights Agreement and cause an IPO to occur within one year of the date of this Agreement.

Section 3.2 Government Holders Sale of Shares. UST Vehicle and Canada shall use commercially reasonable efforts, in consultation with one another and their respective underwriters, to conduct the sell down of their respective Initial Shares in an orderly and efficient manner in accordance with the following timeline:

(a) Each Government Holder shall sell at least [    ]% of its Initial Shares during each year following the IPO.

(b) Each Government Holder shall have sold at least [    ]% of its Initial Shares prior to the third anniversary of the IPO.

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(c) Each Government Holder shall have sold at least [    ]% of its Initial Shares prior to the sixth anniversary of the IPO.

(d) Each Government Holder shall have sold [    ]% of its Initial Shares prior to the [ ] anniversary of the IPO.

The timeline set forth in this Section 3.2 shall be adjusted for any period that the Corporation is not in compliance with its obligations set forth in the Equity Registration Rights Agreement, such that the completion date for any obligations of each Government Holder not required to be completed prior to the date of such non-compliance shall be extended in an amount of time equal to the period of non-compliance. In addition, the completion date for any obligations of Canada [and the UST Vehicle] set forth in this Section 3.2 shall be extended in an amount of time equal to (i) the duration of any Material Adverse Event, but only to the extent that such obligation was not required to be completed prior to the date of such Material Adverse Event [and (ii) any period during which a Government Holder is subject to a lockup required by an agreement or an underwriter, but only to the extent that such obligation(s) was not required to be completed prior to the date of such lockup].

Section 3.3 Transfer Restrictions. Subject to the restrictions set forth in this Section 3.3 (which restrictions shall not apply with respect to sales made in an underwritten offering pursuant to a registration statement of the Corporation), the Holders shall have the right to Transfer all or any portion of their respective Owned Shares, subject to compliance with applicable law.

(a) Without the prior written consent of the Board, no Holder shall Transfer any shares of Common Stock or any options or warrants to acquire Common Stock, or any interest therein, to any one Person or Group if such Person or Group Beneficially Owns or would as a result of such Transfer Beneficially Own (to the knowledge of the Holder after reasonable inquiry) in excess of 10% of the Common Stock. Notwithstanding the foregoing, any Holder may Transfer any or all of its shares of Common Stock or any options or warrants to acquire Common Stock to any Permitted Transferee or pursuant to an exchange offer, a tender offer (or a request for invitation for tenders to the extent not prohibited pursuant to Section 3.3(b)), merger or consolidation.

(b) Without the prior written consent of the Board, no Holder shall Transfer any shares of Common Stock or any options or warrants to acquire Common Stock to any automotive vehicle manufacturer or any Affiliate thereof; provided, however, that VEBA and its Permitted Transferees (which shall not include Chrysler Group LLC or any affiliate thereof) shall not be regarded as affiliates of Chrysler for purposes of this provision.

(c) No Transfer of any shares of Common Stock or any options or warrants to acquire Common Stock in violation of this Agreement or in violation of any restrictive legend on the Common Stock certificates of any Holder shall be made or recorded on the books of the Corporation and any such Transfer shall be void and of no effect.

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(d) Upon the Corporation’s request, any Holder shall promptly notify the Corporation in writing of the number of shares of Common Stock then Beneficially Owned by such Holder.

Section 3.4 Restrictions on Certain Corporate Actions. From and after the date hereof to the IPO Date, the Corporation agrees that, so long as Canada Beneficially Owns at least 5% of the aggregate number of shares of Common Stock then issued and outstanding, without the prior written consent of Canada, the Corporation will not take any action to effectuate any of the following:

(a) a sale of all or substantially all of the assets of the Corporation (by merger or otherwise);

(b) any voluntary liquidation, dissolution or winding up of the Corporation; or

(c) an issuance of Common Stock at a price per share less than fair market value, as determined in good faith by the Board of Directors (other than pursuant to an employee benefits plan).

Section 3.5 Certificate Legends. Each Holder covenants and agrees that it will cooperate with the Corporation and take all action necessary to ensure that each certificate representing such Holder’s shares of Common Stock and the Warrant shall conspicuously bear a legend in substantially the following form in addition to any other legend that may be required by the Corporation:

THE SALE, TRANSFER, DISTRIBUTION, ASSIGNMENT, HEDGE, PLEDGE, ENCUMBRANCE, HYPOTHECATION OR DISPOSAL OF SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS OF THAT CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF [                    ], 2009 BY AND AMONG [NEW GM NAME], [UST VEHICLE], 7176384 CANADA INC., AND THE UAW RETIREE MEDICAL BENEFITS TRUST, A VOLUNTARY EMPLOYEES’ BENEFICIARY ASSOCIATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

ARTICLE IV

VOTING AGREEMENT

Section 4.1 Government Holder Participation to Establish Quorum. From and after the date hereof to and including the date of termination of this Agreement with respect to such Government Holder in accordance with Section 6.2, at any meeting (whether annual or special and each adjourned or postponed meeting) of the Corporation’s stockholders, however called, to the extent required to establish a quorum at such meeting, such Government Holder will appear at such meeting or otherwise cause all shares of Common Stock Beneficially Owned by such Government Holder as of the relevant time to be counted as present thereat for purposes of calculating a quorum.

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Section 4.2 Government Holder Agreement to Vote. Each Government Holder hereby irrevocably and unconditionally agrees that:

(a) from and after the date hereof to and including the earlier to occur of (i) the IPO Date or (ii) the date of termination of this Agreement with respect to such Government Holder in accordance with Section 6.2, at any meeting (whether annual or special and each adjourned or postponed meeting) of the Corporation’s stockholders, however called, or in connection with any proposed action by written consent of the Corporation’s stockholders, such Government Holder may vote or cause to be voted (including by written consent, if applicable) its Owned Shares on each matter presented to the stockholders of the Corporation, including the election of directors, in such manner as such Government Holder determines (i.e., “for,” “against,” “withheld” or otherwise), provided that each Government Holder agrees to vote “for” any VEBA Nominee or Canada Nominee standing for election in accordance with Section 2.3 and Section 2.4, respectively;

(b) from and after the IPO Date to and including the date of termination of this Agreement with respect to such Government Holder in accordance with Section 6.2, at any meeting (whether annual or special and each adjourned or postponed meeting) of the Corporation’s stockholders, however called, such Government Holder shall not vote or cause its Owned Shares to vote, provided, however, that such Government Holder shall be permitted to vote or cause to be voted its Owned Shares:

(i) in a vote with respect to any removal of directors only “for,” “against” or “withhold” with respect to such removal;

(ii) in a vote with respect to any election of directors of the Corporation (whether at an annual meeting of the Corporation’s stockholders, a special meeting of the Corporation’s stockholders called for the purpose of electing directors of the Corporation or at any adjourned or postponed meeting) only “for,” “against” or “withhold” with respect to the election of any candidates or directors, as the case may be, that are (A) nominated by the Board, (B) nominated by third parties, or (C) nominated by either Government Holder pursuant to the Joint Slate Procedure, provided that each Government Holder agrees to vote “for” the nominees jointly nominated pursuant to the Joint Slate Procedure, and provided further, that each Government Holder agrees to vote “for” any VEBA Nominee standing for election in accordance with Section 2.3;

(iii) in a vote with respect to any Change of Control to be voted on by the Corporation’s stockholders, “for” or “against” such Change of Control transaction;

(iv) in a vote with respect to any amendment or modification to the Certificate of Incorporation or bylaws of the Corporation which would or may effect any of the matters set forth in Section 4.2(b)(i), (ii) or (iii), “for” or “against” such amendment or modification; and

(v) on each other matter presented to the stockholders of the Corporation, solely to the extent that the vote of the Government Holder is required for the stockholders to take action at a meeting at which a quorum is present, in the same proportionate manner (either “for,” “against,” “withheld” or otherwise) as the holders of Common Stock (other than the UST Vehicle, Canada, the VEBA and its Affiliates and the directors and Executive Officers of the Corporation) that were present and entitled to vote on such matter voted in connection with each such matter.

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Section 4.3 VEBA Agreement to Vote. The VEBA hereby irrevocably and unconditionally agrees that from and after the date hereof and to and including the date of termination of this Agreement with respect to the VEBA in accordance with Section 6.2, at any meeting (whether annual or special and each adjourned or postponed meeting) of the Corporation’s stockholders, however called, or in connection with any proposed action by written consent of the Corporation’s stockholders, the VEBA will (i) appear at such meeting or otherwise cause all shares of Common Stock Beneficially Owned by the VEBA as of the relevant time (“VEBA Owned Shares”) to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by written consent, if applicable) such VEBA Owned Shares on each matter presented to the stockholders of the Corporation in the same proportionate manner (either “for,” “against,” “withheld” or otherwise) as (x) in the case of any proposed stockholder action at a meeting of the Corporation’s stockholders, the holders of Common Stock (other than the VEBA and its Affiliates, and the directors and Executive Officers of the Corporation) that were present and entitled to vote on such matter voted in connection with each such matter and (y) in the case of any proposed stockholder action by written consent taken prior to an IPO, all the holders of Common Stock (other than the VEBA and its Affiliates, and the directors and Executive Officers of the Corporation) consented or did not consent in connection with each such matter; provided that, from and after the date hereof to and including the IPO Date, the VEBA agrees to vote “for” any Canada Nominee standing for election in accordance with Section 2.4.

Section 4.4 Irrevocable Proxy. This Section 4.4 is effective from and after the IPO Date to and including the date of termination of this Agreement. Each of the UST Vehicle, Canada and the VEBA hereby revokes any and all previous Proxies or similar rights granted with respect to its Owned Shares. Subject to the last two sentences of this Section 4.4, upon the request of the Corporation and subject to applicable Law, each of the UST Vehicle, Canada and the VEBA shall, or shall use its reasonable best efforts to cause any Person serving as the nominee (each, a “Nominee”) of such Holder with respect to its Owned Shares to, irrevocably appoint the Corporation or its designee as its proxy to vote (or cause to be voted) its Owned Shares in accordance with Section 4.2(b)(v) or Section 4.3 hereof (as applicable). Such Proxy shall be irrevocable and coupled with an interest. In the event that any such Nominee for any reason fails to irrevocably appoint the Corporation or its designee as the UST Vehicle’s, Canada’s or the VEBA’s Proxy in accordance with this Section 4.4, such Holder shall cause such Nominee to vote its Owned Shares in accordance with Section 4.2(b)(v) or Section 4.3 hereof (as applicable). In the event that the UST Vehicle, Canada, the VEBA or any of their respective Nominees fails for any reason to vote its Owned Shares in accordance with the applicable requirements of Section 4.2(b)(v) or Section 4.3 hereof (as applicable), then the Corporation or its designee shall have the right to vote such Holder’s Owned Shares (and withdraw any previous vote) in accordance with Section 4.2(b)(v) or Section 4.3 hereof (as applicable). Subject to applicable Law, the vote of the Corporation or its designee shall control in the event of any conflict between the vote by the Corporation or its designee of the UST Vehicle’s, Canada’s or the VEBA’s Owned Shares and a vote by such Holder (or any Nominee on behalf of such Holder) of its Owned Shares. Notwithstanding the foregoing, the proxy granted by the UST Vehicle, Canada, the VEBA or any of their respective Nominees shall be automatically revoked upon termination of this Agreement with respect to such Holder in accordance with its terms.

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Section 4.5 Inconsistent Voting Agreements. Each of the UST Vehicle, Canada and the VEBA hereby agrees that such Holder shall not enter into any agreement, contract or understanding with any Person (prior to the termination of this Agreement with respect to such Holder) directly or indirectly to vote, grant a Proxy or power of attorney or give instructions with respect to the voting of such Holder’s Owned Shares in any manner which is inconsistent with this Agreement.

ARTICLE V

OTHER AGREEMENTS

Section 5.1 Tag-Along Rights. (a) If at any time prior to the IPO, the UST Vehicle (for purposes of this Section 5.1, the “Selling Holder”) desires to sell any or all of its Owned Shares (other than a Transfer to a Permitted Transferee), each of VEBA and Canada (for purposes of this Section 5.1, the “Co-Sale Holders”) who is not then in breach of this Agreement shall have the right to include a number of such Co-Sale Holder’s Owned Shares in such contemplated sale, at the same price per share and upon the same terms and conditions to be paid and given to the Selling Holder, equal to the product (rounded up to the nearest whole number) obtained by multiplying (i) the maximum number of shares of Common Stock that can be included in the contemplated sale and (ii) a fraction (A) the numerator of which is equal to the number of shares of Common Stock held by such Co-Sale Holder and (B) the denominator of which is equal to the number of shares of Common Stock held, in the aggregate, by the Selling Holder and all Co-Sale Holders who elect to include their shares of Common Stock in such sale, in each case exclusive of any shares of Common Stock that are subject to a previously executed binding sale agreement.

(b) The Selling Holder shall give notice to each of the Co-Sale Holders of each proposed sale giving rise to the rights of the Co-Sale Holders set forth in Section 5.1(a) at least 10 Business Days prior to the proposed consummation of any such sale, setting forth the number of shares of Common Stock proposed to be so sold (the “Sold Shares”), the name and address of the proposed transferee or transferees, the proposed amount and form of consideration and the terms and conditions of payment offered by such proposed transferee or transferees, and a representation that the proposed transferee or transferees have been informed of the rights of co-sale provided for in this Section 5.1 (the “Co-Sale Notice”). The rights of co-sale provided pursuant to this Section 5.1 must be exercised by any Co-Sale Holder within five business days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Selling Holder indicating such Co-Sale Holder’s desire to exercise its rights and specifying the number of shares of Common Stock (up to the maximum number of shares of Common Stock as provided in Section 5.1(a)). If the proposed transferee or transferees fail to purchase shares of Common Stock from any Co-Sale Holder that has properly exercised its rights of co-sale under Section 5.1(a) on the terms specified above, then the Selling Holder shall not be permitted to make the proposed sale. If none of the Co-Sale Holders gives such notice prior to the expiration of the five business day period for giving such notice, then the Selling Holder may sell the Sold Shares to any Person on terms and conditions that are no more favorable to the Selling Holder than those set forth in the Co-Sale Notice at any time within a period ending on the later to occur of (x) 120 days following the expiration of such period for giving notice or (y) if a definitive agreement to sell the Sold Shares is entered into by the Selling Holder within such 120-day period, the date on which all applicable approvals and consents of Governmental Authorities with respect to such proposed sale have been obtained and any applicable waiting period under Law have expired or been terminated. If the Selling Holder has not consummated the proposed sale within the time period set forth in the immediately preceding sentence, then the Selling Holder shall not sell any such shares of Common Stock without again complying with this Section 5.1.

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(c) If any of the Co-Sale Holders exercise their rights under Section 5.1(a), the closing of the purchase of the shares of Common Stock with respect to which such rights have been exercised shall take place concurrently with the closing of the sale of the Selling Holder’s interests.

(d) The provisions of this Section 5.1 shall not apply to any proposed sale by any Holder effected pursuant to the demand registration or piggyback provisions of the Equity Registration Rights Agreement.

Section 5.2 Drag-Along Rights. (a) At any time prior to the IPO, if the UST Vehicle (for purposes of this Section 5.2, the “Electing Holder”), determines to sell, in a single transaction or a series of related transactions, to an independent third party or parties (the “Drag-Along Buyer”), any shares of Common Stock, the Electing Holder may require each of VEBA and Canada (the “Non-Electing Holders”) to sell or cause to be sold up to a number of their Owned Shares as of such date in such transaction (by merger or otherwise), equal to the product (rounded up to the nearest whole number) obtained by multiplying (i) the maximum number of shares of Common Stock to be included in the contemplated sale and (ii) a fraction (A) the numerator of which is equal to the number of shares of Common Stock held by such Non- Electing Holder and (B) the denominator of which is equal to the number of shares of Common Stock held, in the aggregate, by the Electing Holder and all Non-Electing Holders, to the Drag- Along Buyer, for the same consideration per share of Common Stock and on the same terms and conditions as the Electing Holder, subject to the provisions of this Section 5.2 (the “Compelled Sale”) and to take such other actions with respect thereto as set forth in Section 5.2(b) below.

(b) The Corporation, if instructed in writing by the Electing Holder, shall send written notice (the “Compelled Sale Notice”) of the exercise of the rights pursuant to this Section 5.2 to each of the Non-Electing Holders setting forth the consideration per share of Common Stock to be paid pursuant to the Compelled Sale and the other terms and conditions of the transaction. Each Non-Electing Holder, upon receipt of the Compelled Sale Notice, will be obligated to (i) if applicable, vote its shares of Common Stock in favor of such Compelled Sale at any meeting of stockholders of the Corporation called to vote on or approve such Compelled Sale (or any written consent solicited for such purpose), (ii) sell the requisite number of its shares of Common Stock, and participate in the Compelled Sale and (iii) otherwise take all necessary action, including, without limitation, expressly waiving any dissenter’s rights or rights of appraisal or similar rights, providing access to documents and records of the Corporation, entering into an agreement reflecting the terms of the Compelled Sale (although Non-Electing Holders shall not be required to provide representations, warranties and indemnities other than concerning each such Holder’s valid ownership of its shares of Common Stock free of all liens, and each such Holder’s authority, power and right to enter into and consummate the Compelled Sale without violating any other agreement), surrendering certificates or other instruments representing the shares of Common Stock, duly authorized for transfer or accompanied by a duly executed stock power, cooperating in obtaining any applicable Governmental Approval and otherwise to cause the Corporation to consummate such Compelled Sale. Any such Compelled Sale Notice may be rescinded by the Electing Holders at any time prior to the execution of any agreement with respect to a Compelled Sale by delivering written notice thereof to the Corporation and all of the Non-Electing Holders.

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(c) The obligations of the Non-Electing Holders pursuant to this Section 5.2 are subject to the satisfaction of the following conditions:

(i) in the event that the Non-Electing Holders are required to provide the representations, warranties or indemnities in connection with the Compelled Sale described in Section 5.2(b) above, then, each such Holder (A) will not be liable for more than the lesser of (x) its pro rata share of such indemnification payments (based upon the total consideration received by such Holder divided by the total consideration received by all sellers in such Compelled Sale) and (y) the total proceeds actually received by such Holder as consideration for its shares of Common Stock in such Compelled Sale, and (B) such liability shall be several and not joint with any other Person;

(ii) in the event that the Electing Holders are required to provide representations, warranties or indemnities in connection with the Compelled Sale (other than representations, warranties or indemnities concerning valid ownership of its shares of Common Stock free of all liens, and authority, power and right to enter into and consummate the Compelled Sale without violating any other agreement) and the Electing Holder is required to indemnify the party or parties transacting with the Corporation in the Compelled Sale, then, to the extent such indemnification is not attributable to gross negligence or bad faith with respect to representations, warranties or indemnities, each Non-Electing Holder shall contribute to the extent of the lesser of (x) its pro rata share of such indemnification payments (based upon the total consideration received by such Holder divided by the total consideration received by all sellers in such Compelled Sale) and (y) the total proceeds actually received by such Holder as consideration for its shares of Common Stock in such Compelled Sale. In any such event, such liability shall be several and not joint with any other Person. Each Non-Electing Holder shall have full access to any and all evidences or documents related to any such indemnification; and

(iii) if any Holder is given an option as to the form and amount of consideration to be received, each other Holder shall be given the same option.

(d) Each Holder shall be obligated to pay his, her or its pro rata share of the expenses incurred in connection with a consummated Compelled Sale (based upon the total consideration received by such Holder divided by the total consideration received by all sellers in such Compelled Sale) to the extent such costs are incurred for the benefit of all Holders and are not otherwise paid by the Corporation or the acquiring party (costs incurred by or on behalf of a Holder for his, her or its sole benefit will not be considered costs of the transaction hereunder).

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(e) If any Holder fails to sell to the Drag-Along Buyer its Owned Shares to be sold pursuant to this Section 5.2, each Holder agrees that the Board shall cause such Owned Shares to be sold to the Drag-Along Buyer on the Corporation’s books in consideration of the purchase price, and such Drag-Along Holder’s pro rata portion of the purchase price may be held in escrow, without interest, until such time as he, she or it takes such actions as the Board may request in connection with the transaction.

Section 5.3 Preemptive Rights.

(a) At any time prior to the IPO (and not including the IPO itself), the Company shall not issue any shares of Common Stock unless, prior to such issuance, the Company offers such shares of Common Stock to each Holder at the same price per share and upon the same terms and conditions.

(b) Not less than 20 Business Days prior to the closing of such offering (the “Preemptive Rights Period”), the Company shall send a written notice to each Holder stating the number of shares of Common Stock to be offered (the “Preemptive Rights Shares”), the proposed closing date and the price and terms on which it proposes to offer such shares of Common Stock.

(c) Within 10 Business Days after the receipt of the notice pursuant to Section 5.3(b), each Holder may elect, by written notice to the Company to purchase shares of Common Stock of the Company, at the price and on the terms specified in such notice, up to an amount equal to the product obtained by multiplying (x) the total number of shares of Common Stock to be issued by (y) a fraction, (A) the numerator of which is the number of shares of Common Stock of such class held by such Holder and (B) the denominator of which is the number of total outstanding shares of Common Stock.

(d) The closing of any such purchase of shares of Common Stock by such Holder pursuant to this Section 5.3(d) shall occur concurrently with the closing of the proposed issuance, as applicable, subject to adjustment to obtain any necessary Governmental Approval.

(e) Upon the expiration of the Preemptive Rights Period, the Company shall be entitled to sell such Preemptive Rights Shares that the Holders have not elected to purchase for a period ending 120 days following the expiration of the Preemptive Rights Period on terms and conditions not materially more favorable to the purchasers thereof than those offered to the Holders. Any Preemptive Rights Shares to be sold by the Company following the expiration of such period must be reoffered to the Holders pursuant to the terms of this Section 5.3 or if any such agreement to Transfer is terminated.

(f) The provisions of this Section 5.3 shall not apply to the following issuances of shares of Common Stock:

(i) incentive shares of Common Stock issued to or for the benefit of employees, officers, directors and other service providers of or to the Company or any Company Subsidiary in accordance with the terms hereof or any applicable incentive plan of the Company;

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(ii) securities issued upon conversion of convertible or exchangeable securities (including warrants) of the Company or any of its subsidiaries that are outstanding as of the date of this Agreement or were not issued in violation of this Section 5.3; and

(iii) a subdivision of shares of Common Stock (including any share distribution or split), any combination of shares of Common Stock (including any reverse share split), shares issued as a dividend or other distribution on the shares of Common Stock or any recapitalization, reorganization, reclassification or conversion of the Company or any of its subsidiaries.

Section 5.4 Information Rights. Prior to the IPO, the Company shall use its reasonable efforts to publish in a press release or other form of public dissemination or deliver to each Holder (i) capsule financial information for each fiscal quarter within 45 days after the end of such quarter and (ii) capsule financial information for each fiscal year within 90 days after the end of such fiscal year.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Notices. Any notice, request, instruction, consent, document or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given or served for all purposes (a) upon delivery when personally delivered; (b) on the later of the scheduled delivery date or the first business day following such delivery date (if scheduled for delivery on a day that is not a business day) after having been sent by a nationally or internationally recognized overnight courier service (charges prepaid); (c) at the time received when sent by registered or certified mail, return receipt requested, postage prepaid; or (d) at the time when confirmation of successful transmission is received (or the first business day following such receipt if the date of such receipt is not a business day) if sent by facsimile, in each case, to the recipient at the address or facsimile number, as applicable, indicated below:

If to the Corporation:

[ ]
[ ]
[ ]
Attention: [ ]
Telephone: [ ]
Facsimile: [ ]

with a copy to:
[ ]
[ ]
[ ]

17

If to the UST Vehicle:

[ ]
[ ]
[ ]
Attention: [ ]
Telephone: [ ]
Facsimile: [ ]

with a copy to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention: John J. Rapisardi R. Ronald Hopkinson
Fax: (212) 504-6666

If to Canada:

7176384 Canada Inc.
1235 Bay Street, Suite 400
Toronto, ON M5R 3K4
Attention: Mr. Michael Carter
Facsimile: 416-934-5009

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with a copy to:

Torys LLP
79 Wellington Street, West, Suite 3000
Toronto, ON M5K 1N2
Attention: Patrice S. Walch-Watson
Facsimile: (416) 865-7380
Email: PWalch-Watson@torys.com

If to the VEBA:

[ ]
[ ]
[ ]
Attention: [ ]
Telephone: [ ]
Facsimile: [ ]

with a copy to:
[ ]
[ ]
[ ]

provided, however, if any party shall have designated a different addressee and/or contact information by notice in accordance with this Section 6.1, then to the last addressee as so designated.

Section 6.2 Termination. All rights, restrictions and obligations hereunder shall terminate with respect to a Holder, and this Agreement shall have no further force and effect upon such Holder, when such Holder Beneficially Owns less than 2% of the aggregate number of shares of Common Stock then issued and outstanding; provided, that all rights and obligations under this Article VI shall continue in perpetuity.

Section 6.3 Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other organizational power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate or organizational action and no such further action is required, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

Section 6.4 No Third Party Beneficiaries. This Agreement shall be for the sole and exclusive benefit of (i) the Corporation and its successors and permitted assigns and (ii) each Holder (including any trustee thereof) and their respective successors and permitted assigns. Nothing in this Agreement shall be construed to give any other Person any legal or equitable right, remedy or claim under this Agreement.

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Section 6.5 No Personal Liability by the VEBA Signatory. It is expressly understood and agreed by the parties hereto that this Agreement is being executed and delivered by the signatory on behalf of the VEBA not individually or personally but solely in his capacity as [Chairman of the Committee of the VEBA] in the exercise of the powers and authority conferred and vested in him in such capacity and under no circumstances shall the signatory have any personal liability in an individual capacity in connection with this Agreement or any transaction contemplated hereby.

Section 6.6 Cooperation. Each party hereto shall take such further action, and execute such additional documents, as may be reasonably requested by any other party hereto in order to carry out the purposes of this Agreement.

Section 6.7 Governing Law; Forum Selection. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles of the State of New York other than Section 5-1401 of the General Obligations Law of the State of New York. Any action or proceeding against the parties relating in any way to this Agreement may be brought and enforced exclusively in the courts of the State of New York located in the Borough of Manhattan or (to the extent subject matter jurisdiction exists therefor) the U.S. District Court for the Southern District of New York, and the parties irrevocably submit to the jurisdiction of both courts in respect of any such action or proceeding.

Section 6.8 WAIVER OF JURY TRIAL. EACH PARTY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

Section 6.9 Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations provided by this Agreement may be assigned by any party (whether by operation of law or otherwise), other than an assignment to a Permitted Transferee in connection with a Transfer made in accordance with this Agreement, without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence and except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Corporation and each Holder. Except for a Permitted Transferee, no purchaser or recipient of shares of Common Stock from a Holder shall have any rights under this Agreement.

Section 6.10 After Acquired Securities. All of the provisions of this Agreement shall apply to all of the Voting Securities now Beneficially Owned or that may be issued or Transferred hereafter to any Holder hereto in consequence of any additional issuance, purchase, exchange or reclassification of any of the Voting Securities, corporate reorganization, or any other form or recapitalization, consolidation, merger, share split or share divide, or that are acquired by a Holder in any other manner.

Section 6.11 Entire Agreement. This Agreement (together with the Annex) contains the final, exclusive and entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, among the parties with respect to the subject matter hereof and thereof. This Agreement shall not be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any party with respect to the transactions contemplated hereby or thereby other than those expressly set forth herein or therein, and none shall be deemed to exist or be inferred with respect to the subject matter hereof.

20

Section 6.12 Severability. Whenever possible, each term and provision of this Agreement will be interpreted in such manner as to be effective and valid under law. If any term or provision of this Agreement, or the application thereof to any Person or any circumstance, is held to be illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision and (b) the remainder of this Agreement or such term or provision and the application of such term or provision to other Persons or circumstances shall remain in full force and effect and shall not be affected by such illegality, invalidity or unenforceability, nor shall such invalidity or unenforceability affect the legality, validity or enforceability of such term or provision, or the application thereof, in any jurisdiction.

Section 6.13 Enforcement of this Agreement. The parties agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall, without the posting of a bond, be entitled, subject to a determination by a court of competent jurisdiction, to an injunction or injunctions to prevent any such failure of performance under, or breaches of, this Agreement, and to enforce specifically the terms and provisions hereof and thereof, this being in addition to all other remedies available at law or in equity, and each party agrees that it will not oppose the granting of such relief on the basis that the requesting party has an adequate remedy at law.

Section 6.14 Amendment. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by a duly authorized representative or officer of each of the parties.

Section 6.15 Headings. The descriptive headings of the Articles, Sections and paragraphs of, and the Annex to, this Agreement are included for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit, modify or affect any of the provisions hereof.

Section 6.16 Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same Agreement. All signatures of the parties may be transmitted by facsimile or electronic delivery, and each such facsimile signature or electronic delivery signature (including a pdf signature) will, for all purposes, be deemed to be the original signature of the party whose signature it reproduces and be binding upon such party.

21

Section 6.17 UST Vehicle. Notwithstanding anything in this Agreement to the contrary, the UST Vehicle shall only be bound by this Agreement in its capacity as stockholder and nothing in this Agreement shall be binding on or create any obligation on the part of the US Treasury in any other capacity or any branch or agency of the United States Government or subdivision thereof.

Section 6.18 Canada. Notwithstanding anything in this Agreement to the contrary, Canada shall only be bound by this Agreement in its capacity as stockholder and nothing in this Agreement shall be binding on or create any obligation on the part of Canada in any other capacity or any branch or agency of the Canadian Government or subdivision thereof.

Section 6.19 Time Periods. Unless otherwise specified in this Agreement, an action required under this Agreement to be taken within a certain number of days shall be taken within that number of calendar days (and not business days); provided, however, that if the last day for taking such action falls on a day that is not a business day, the period during which such action may be taken shall be automatically extended to the next business day.

[Remainder of the page intentionally blank]

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IN WITNESS WHEREOF, the parties hereto, being duly authorized, have executed and delivered this Stockholders Agreement on the date first above written.

[NEW GM NAME]

By:
Name:
Title:

[UST VEHICLE]

By:
Name:
Title:

7176384 CANADA INC.

By:
Name:
Title:

By:
Name:
Title:

UAW RETIREE MEDICAL BENEFITS TRUST, A VOLUNTARY EMPLOYEES’ BENEFICIARY ASSOCIATION

By:	[TRUSTEE]

By:
Name:
Title:

SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT

Annex I

Holder	Number of Initial Shares of Common Stock	Series and Number of Initial Shares of Preferred Stock
UST Vehicle
Canada
VEBA
Total:

Holder	Number of Shares of Common Stock for which Warrant is Exercisable
VEBA

EXHIBIT L

FORM OF WARRANT

EXHIBIT E

FORM OF VEBA WARRANT

WARRANT AGREEMENT

dated as of [            ], 2009

between

[NGMCO, Inc.]

and

[—]

as Warrant Agent

Section 7.15.	Notices	37

Section 7.16.	Applicable Law	38

Section 7.17.	Benefit of this Warrant Agreement	38

Section 7.18.	Registered Warrantholders	38

Section 7.19.	Inspection of this Warrant Agreement	38

Section 7.20.	Headings	39

Section 7.21.	Counterparts	39

EXHIBIT A	FORM OF RESTRICTIVE LEGEND FOR WARRANTS	A-l

EXHIBIT B	FORM OF RESTRICTIVE LEGEND FOR COMMON STOCK	B-1

EXHIBIT C	FORM OF GLOBAL WARRANT LEGEND	C-l

EXHIBIT D	FORM OF WARRANT CERTIFICATE	D-l

EXHIBIT E	FORM OF CERTIFICATE OF COMPLIANCE WITH TRANSFER RESTRICTIONS	E-l

EXHIBIT F	FORM OF COMMON STOCK REQUISITION ORDER	F-l

WARRANT AGREEMENT

This Warrant Agreement (“Warrant Agreement”) dated as of [            ], 2009 is between [NGMCO, Inc.], a corporation organized under the laws of Delaware (the “Company”), and [— ] (the “Warrant Agent”).

WITNESSETH THAT:

WHEREAS, pursuant to the UAW Retiree Settlement Agreement dated as of [            ], 2009 between the Company, by and through its attorneys, and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, by and through its attorneys (the “UAW Retiree Settlement Agreement”), the Company has agreed to issue to the Initial Warrantholder (as defined below) an aggregate initial Number of Warrants issued hereunder equal to 15,151,515, each of which is exercisable for one share of Common Stock (as defined below);

WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, exchange, transfer, substitution and exercise of Warrants;

NOW THEREFORE in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Definitions. As used in this Warrant Agreement, the following terms shall have their respective meanings set forth below:

“$” refers to such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Adjustment Event” has the meaning set forth in Section 5.08.

“Agent Members” has the meaning set forth in Section 2.06(c).

“Authentication Order” means a Company Order for authentication and delivery of Warrants.

“Black Scholes Proportion” has the meaning given to it in the definition of “Change of Control Payment Amount.”

“Black Scholes Warrant Value” as of any date, shall mean the value of a Warrant to purchase one share of Common Stock (as determined in good faith by the Board of Directors based upon the advice of an independent investment bank of national standing selected by the Board of Directors and reasonably acceptable to the Warrant Agent) and shall be determined by customary investment banking practices using the Black Scholes model. For purposes of calculating such amount, (1) the term of the Warrants will be the period from the date of determination until the Expiration Date, (2) the price of each share of Common Stock will be the Current Market Price as of the date of determination, (3) the assumed volatility will be determined by such independent investment banking firm as of the date of determination, (4) the assumed risk-free rate will equal the yield on the seven year U.S. Treasury securities and (5) any other assumptions shall be made by the Board of Directors in good faith based upon the advice of such independent investment bank at the time of determination.

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“Board of Directors” means the board of directors of the Company or any committee of such board of directors duly authorized to exercise the power of such board of directors with respect to the matters provided for in this Warrant Agreement as to which the board of directors is authorized or required to act.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Warrant Agent.

“Business Day” means any day other than a Saturday or Sunday or other than a day on which banking institutions in New York City, New York are authorized or obligated by law or executive order to close.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company and all warrants or options to acquire such capital stock.

“Carryover Warrants” shall mean, for each Warrant, that portion of such Warrant equal to one minus the Black Scholes Proportion.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Warrant” means a Warrant represented by a Warrant Certificate, in definitive, fully registered form.

“Change of Control Date” shall mean the date on which a Change of Control Event is consummated.

“Change of Control Estimated Payment Amount” shall mean, in respect of any Change of Control Event, an estimate of the Change of Control Payment Amount payable on the applicable Change of Control Payment Date, as determined in good faith by the Board of Directors, based upon the advice of an independent investment bank of national standing selected by the Board of Directors and reasonably acceptable to the Warrant Agent, as of a date no more than 20 Business Days and no less than 15 Business Days prior to the Change of Control Date, in a manner consistent with the terms of this Warrant Agreement and the Warrants, including the definitions of Black Scholes Warrant Value and Change of Control Payment Amount.

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“Change of Control Event” shall mean (i) the acquisition by a Person (other than the Company or a subsidiary of the Company) in a tender offer or a series of related tender offers of 80% or more of the outstanding Common Stock (determined on a fully-diluted basis), (ii) the consolidation or merger of the Company with or into another Person (other than a subsidiary of the Company), or (iii) a sale of all or substantially all of the Company’s assets, in each of clauses (i) through (iii) in which all or any portion of the consideration paid or exchanged for Common Stock, or into which Common Stock is converted, consists of Other Property.

“Change of Control Payment Amount” shall mean an amount in Cash equal to the product of (1) the Black Scholes Warrant Value of a Warrant on a Change of Control Date immediately prior to the consummation of such Change of Control Event multiplied by (2) a fraction, (x) the numerator of which is the fair market value of the Other Property received in exchange for a share of Common Stock in a Change of Control Event as of the Change of Control Date (as determined by an independent investment bank of national standing selected by the Company and determined by customary investment banking practices) and (y) the denominator of which is the sum of (a) the Closing Sale Price of the Registered and Listed Shares received in exchange for a share of Common Stock in a Change of Control Event as of the Change of Control Date (if any), and (b) the fair market value (determined as above) of the Other Property as of the Change of Control Date received in exchange for a share of Common Stock in a Change of Control Event (such fraction referred to herein as the “Black Scholes Proportion”).

For purposes of determining the Change of Control Payment Amount, if holders of Common Stock are entitled to receive differing forms or types of consideration in any transaction or series of transactions contemplated by the definition of “Change of Control Event,” each holder shall be deemed to have received the same proportion of Other Property and Registered and Listed Shares that all holders of Common Stock in the aggregate elected or were required to receive in such transaction or transactions.

“Change of Control Payment Date” has the meaning set forth in Section 5.09(e).

“Close of Business” means 5:00 p.m. New York City time.

“Closing Date” has the meaning given thereto in the Master Sale and Purchase Agreement dated as of June 1, 2009 by and among General Motors Corporation, Saturn LLC, Saturn Distribution Corporation, Chevrolet-Saturn of Harlem, Inc. and the Company, as may be amended, modified or supplemented in accordance with its terms.

“Closing Sale Price” means, as of any date, the last reported per share sales price of a share of Common Stock or any other security on such date (or, if no last reported sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices on such date) as reported on the New York Stock Exchange, or if the Common Stock or such other security is not listed on the New York Stock Exchange, as reported by the principal U.S. national or regional securities exchange or quotation system on which the Common Stock or such other security is then listed or quoted; provided, however, that in the absence of such quotations, the Board of Directors will make a good faith determination of the Closing Sale Price.

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If during a period applicable for calculating Closing Sale Price, an issuance, distribution, subdivision, combination or other transaction or event occurs that requires an adjustment to the Exercise Price or Number of Warrants pursuant to Article 5 hereof, Closing Sale Price shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such issuance, distribution, subdivision or combination on the price of the Common Stock during such period.

“Common Stock” means the common stock, par value $0.01 per share, of the Company authorized at the date of this Warrant Agreement or as such stock may be constituted from time to time. Subject to the provisions of Section 5.09 and Section 5.10, shares issuable upon exercise of Warrants shall include only shares of the class designated as Common Stock of the Company as of the date of this Warrant Agreement or shares of any class or classes resulting from any reclassification or reclassifications or change or changes thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications or changes bears to the total number of shares of all such classes resulting from such reclassifications or changes.

“Company Order” means a written order signed in the name of the Company by any two officers, at least one of whom must be its Chief Executive Officer, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, or its Controller, and delivered to the Warrant Agent.

“Current Market Price” means, (i) in connection with a dividend, issuance or distribution, the volume weighted average price per share of Common Stock for the twenty (20) Trading Days ending on, but excluding, the earlier of the date in question and the Trading Day immediately preceding the Ex-Date for such dividend, issuance or distribution and (ii) in connection with a determination of Black Scholes Warrant Value, the volume weighted average price per share of Common Stock for the twenty (20) Trading Days ending on, but excluding, the date of determination, in each case, for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported on the New York Stock Exchange, or if the Common Stock or such other security is not listed on the New York Stock Exchange, as reported by the principal U.S. national or regional securities exchange or quotation system on which the Common Stock or such other security is then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 P.M., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such Trading Day, on Bloomberg page “[ ].[N] <Equity> AQR.”, or if such volume weighted average price is unavailable or in manifest error, the market value of one share of Common Stock during such twenty (20) Trading Day period determined using a volume weighted average price method by an independent nationally recognized investment bank or other qualified financial institution selected by the Board of Directors and reasonably acceptable to the Warrant Agent. If the Common Stock is not traded on the New York Stock Exchange or any U.S. national or regional securities exchange or quotation system, the Current Market Price shall be the price per share of Common Stock that the Company could obtain from a willing buyer for shares of Common Stock sold by the Company from authorized but unissued shares of Common Stock, as such price shall be reasonably determined in good faith by the Company’s Board of Directors.

4

“Cut-Off Time” has the meaning set forth in Section 5.09(e).

“Depositary” means The Depository Trust Company, its nominees, and their respective successors.

“Determination Date” has the meaning set forth in Section 5.08.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Date” means, in connection with any dividend, issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such dividend, issuance or distribution.

“Exercise Date” has the meaning set forth in Section 3.02(b).

“Exercise Notice” means, for any Warrant, the exercise notice set forth on the reverse of the Warrant Certificate, substantially in the form set forth in Exhibit D hereto.

“Exercise Price” means initially $126.92 per Warrant, subject to adjustment pursuant to Article 5.

“Expiration Date” means, for any Warrant, December 31, 2015, regardless of whether such date is a Trading Day.

“Full Physical Settlement” means the settlement method pursuant to which an exercising Warrantholder shall be entitled to receive from the Company, for each Warrant exercised, a number of shares of Common Stock equal to the Full Physical Share Amount in exchange for payment by the Warrantholder of the Exercise Price.

“Full Physical Share Amount” has the meaning set forth in Section 3.03(b).

“Global Warrant” means a Warrant in the form of a permanent global Warrant Certificate, in definitive, fully registered form.

“Global Warrant Legend” means the legend set forth in Section 2.06(b).

“Initial Warrantholder” means UAW Retiree Medical Benefits Trust, a voluntary employees’ beneficiary association or any “affiliate” thereof (as defined under Rule 144 under the Securities Act).

5

“Net Share Amount” has the meaning set forth in Section 3.03(c).

“Net Share Settlement” means the settlement method pursuant to which an exercising Warrantholder shall be entitled to receive from the Company, for each Warrant exercised, a number of shares of Common Stock equal to the Net Share Amount without any payment therefor.

“Net Share Settlement Price” means, as of any date, the volume weighted average price per share of Common Stock for the twenty (20) Trading Days prior to the date of determination of the Net Share Settlement Price for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported on the New York Stock Exchange, or if the Common Stock or such other security is not listed on the New York Stock Exchange, as reported by the principal U.S. national or regional securities exchange or quotation system on which the Common Stock or such other security is then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 P.M., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such Trading Day, on Bloomberg page “[ ].[N] <Equity> AQR.”, or if such volume weighted average price is unavailable or in manifest error, the market value of one share of Common Stock during such twenty (20) Trading Day period determined using a volume weighted average price method by an independent nationally recognized investment bank or other qualified financial institution reasonably acceptable to the Warrant Agent. If the Common Stock is not traded on the New York Stock Exchange or any U.S. national or regional Securities exchange or quotation system, the Net Share Settlement Price shall be the price per share of Common Stock that the Company could obtain from a willing buyer for shares of Common Stock sold by the Company from authorized but unissued shares of Common Stock, as such prices shall be reasonably determined in good faith by the Company’s Board of Directors.

If during a period applicable for calculating Net Share Settlement Price, an issuance, distribution, subdivision, combination or other transaction or event occurs that requires an adjustment to the Exercise Price or Number of Warrants pursuant to Article 5 hereof, the Net Share Settlement Price shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such issuance, distribution, subdivision or combination on the price of the Common Stock during such period.

“New Warrant Exercise Price” shall be equal to the product of (i) the Exercise Price then in effect and (ii) one minus the Black Scholes Proportion.

“New Warrants” has the meaning set forth in Section 5.09(e).

“Number of Warrants” means, for a Warrant Certificate, the “Number of “Warrants” specified on the face of such Warrant Certificate (or, in the case of a Global Warrant, on Schedule A to such Warrant Certificate), subject to adjustment pursuant to Article 5.

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“Officer’s Certificate” means a certificate signed by any two officers of the Company, at least one of whom must be its Chief Executive Officer, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, or its Controller.

“Other Property” means any cash, property or other securities other than Registered and Listed Shares.

“Open of Business” means 9:00 a.m., New York City time.

“Parent Exercise Price” means, with respect to each Parent Warrant Agreement, the ‘Exercise Price’ as such term is defined in such Parent Warrant Agreement.

“Parent Warrant Agreement” means each warrant agreement dated as of [    ], 2009 between [NGMCO, Inc.] and [    ] as Warrant Agent pursuant to which General Motors Corporation was the ‘Initial Warrantholder’ as defined therein.

“Parent Warrants” means the warrants issued pursuant to the Parent Warrant Agreements.

“Person” means an individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any Cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Redemption” has the meaning set forth in Section 5.09(e).

“Redemption Notice” has the meaning set forth in Section 5.09(e).

“Reference Property” has the meaning set forth in Section 5.09(a).

“Registered and Listed Shares” shall mean shares of the common stock of the surviving entity in a consolidation, merger, or combination or the acquiring entity in a tender offer, except that if the surviving entity or acquiring entity has a parent corporation, it shall be the shares of the common stock of the parent corporation, provided, that, in each case, such shares (i) have been registered (or will be registered within 30 calendar days following the Change of Control Date) under Section 12 of the Exchange Act with the Securities and Exchange Commission, and (ii) are listed for trading on the New York Stock Exchange or any other national securities exchange (or will be so listed or admitted within 30 calendar days following the Change of Control Date).

“Reorganization Event” has the meaning set forth in Section 5.09(a).

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“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” means, in respect of a Warrant that is exercised hereunder, the third Trading Day immediately following the Exercise Date for such Warrant.

“Shareholders Agreement” means the Stockholders Agreement, dated as of [            ], by and among [            ], as may be amended, modified or supplemented in

accordance with its terms.

“Trading Day” means (i) if the applicable security is listed on the New York Stock Exchange, a day on which trades may be made thereon or (ii) if the applicable security is listed or admitted for trading on the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or other national securities exchange or market, a day on which the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or such other national securities exchange or market is open for business or (iii) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

“Trigger Event” has the meaning set forth in Section 5.03.

“UAW Retiree Settlement Agreement” has the meaning set forth in the Recitals.

“Unit of Reference Property” has the meaning set forth in Section 5.09(a).

“Unit Value” has the meaning set forth in Section 5.09(c).

“Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president” of the Company.

“Voting Stock” means Capital Stock having the right to vote for the election of directors under ordinary circumstances.

“Warrant” means a warrant of the Company exercisable for one share of Common Stock as provided herein, and issued pursuant to this Warrant Agreement with the terms, conditions and rights set forth in this Warrant Agreement.

“Warrant Agent” means [—], in its capacity as warrant agent hereunder.

“Warrant Certificate” means any certificate representing Warrants satisfying the requirements set forth in Section 2.03.

“Warrant Register” has the meaning set forth in Section 2.05.

“Warrantholder” means each Person in whose name Warrants are registered in the Warrant Register.

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ARTICLE 2

ISSUANCE, EXECUTION AND TRANSFER OF WARRANTS

Section 2.01. Issuance of Warrants. (a) The Company shall execute and deliver to the Warrant Agent, for authentication and delivery to the Initial Warrantholder on the Closing Date, a single Certificated Warrant in the name of the Initial Warrantholder, together with an Authentication Order with respect thereto, evidencing an initial aggregate Number of Warrants equal to 15,151,515 (such Number of Warrants subject to adjustment from time to time as described herein). The Warrant Agent shall, upon receipt of such Certificated Warrant and Authentication Order, authenticate and deliver such Certificated Warrant to the Initial Warrantholder in accordance with Section 2.02 and register the Initial Warrantholder as the Warrantholder of such Warrants in accordance with Section 2.05. All such Warrants shall be dated as of the Closing Date.

(b) Except as set forth in Section 2.05 and Section 6.02, the Warrants issued to the Initial Warrantholder on the Closing Date shall be the only Warrants issued or outstanding under this Warrant Agreement.

(c) All Warrants issued under this Warrant Agreement shall in all respects be equally and ratably entitled to the benefits hereof, without preference, priority, or distinction on account of the actual time of the issuance and authentication or any other terms thereof.

Section 2.02. Execution and Authentication of Warrants. (a) Warrants shall be executed on behalf of the Company by any Executive Vice President, any Senior Vice President, and any Vice President of the Company and attested by its Secretary or any one of its Assistant Secretaries. The signature of any of these officers on Warrants may be manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Warrant that has been duly authenticated and delivered by the Warrant Agent.

(b) Warrants bearing the manual or facsimile signatures of individuals, each of whom was, at the time he or she signed such Warrant or his or her facsimile signature was affixed to such Warrant, as the case may be, a proper officer of the Company, shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Warrants or did not hold such offices at the date of such Warrants.

(c) No Warrant shall be entitled to any benefit under this Warrant Agreement or be valid or obligatory for any purpose unless there appears on such Warrant a certificate of authentication substantially in the form provided for herein executed by the Warrant Agent by manual or facsimile signature, and such certificate upon any Warrant shall be conclusive evidence, and the only evidence, that such Warrant has been duly authenticated and delivered hereunder.

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Section 2.03. Form of Warrant Certificates. Each Warrant Certificate shall be in substantially the form set forth in Exhibit D hereto and shall have such insertions as are appropriate or required by this Warrant Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, such as may be required to comply with this Warrant Agreement, any law or any rule of any securities exchange on which Warrants may be listed, and such as may be necessary to conform to customary usage.

Section 2.04. Transfer Restrictions and Legends. This Section 2.04 shall not apply to Warrants and Common Stock which have been issued, distributed or sold pursuant to an effective registration statement.

(a) Each Warrant issued hereunder shall bear the legend set forth in Exhibit A hereto.

(i) Warrants may not be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of by a Warrantholder except (A) in compliance with applicable transfer restrictions set forth in the Shareholders Agreement and (B)(I) pursuant to a registration statement that has become effective under the Securities Act or (II) pursuant to an exemption from the registration requirements of the Securities Act, including Rule 144 under the Securities Act.

(ii) Any Warrants as to which such restrictions on transfer shall have expired in accordance with their terms such that they can be freely sold without limits under the Securities Act and any applicable state securities law may, upon surrender of the Warrant Certificates representing such Warrants for exchange pursuant to Section 2.05 in accordance with the procedures of the Warrant Agent (together with any legal opinions, certifications or other evidence as may reasonably be required by the Company or the Warrant Agent in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws), be exchanged for a new Warrant Certificate for a like Number of Warrants, which shall not bear such legend.

(b) All shares of Common Stock issued to a Warrantholder upon exercise of a Warrant shall bear the legend set forth in Exhibit B hereto.

(i) Shares of Common Stock issued to a Warrantholder upon exercise of a Warrant may not be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of by such Warrantholder except (A) in compliance with applicable transfer restrictions set forth in the Shareholders Agreement and (B)(I) pursuant to a registration statement that has become effective under the Securities Act or (II) pursuant to an exemption from the registration requirements of the Securities Act, including Rule 144 under the Securities Act.

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(ii) Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms such that the shares of Common Stock can be freely sold without limits under the Securities Act and any applicable state securities law may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock (together with any legal opinions, certifications or other evidence as may reasonably be required by the Company or the transfer agent in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws), be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear such legend.

(c) Any Warrant that is purchased or owned by the Company or any “affiliate” thereof (as defined under Rule 144 under the Securities Act) may not be resold by the Company or such affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Warrants no longer being “restricted securities” (as defined in Rule 144 under the Securities Act).

Section 2.05. Transfer, Exchange and Substitution. (a) Warrants shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent, and the Warrant Agent shall maintain, a register (the “Warrant Register”) in which, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of Warrants and transfers, exchanges or substitutions of Warrants as herein provided. All Warrants issued upon any registration of transfer or exchange of or substitution for Warrants shall be valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Warrant Agreement, as Warrants surrendered for such registration of transfer, exchange or substitution.

(b) A Warrantholder may transfer a Warrant only upon surrender of such Warrant for registration of transfer. Warrants may be presented for registration of transfer and exchange at the offices of the Warrant Agent with a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by such Warrantholder or by such Warrantholder’s attorney, duly authorized in writing. Such Warrantholder will also provide a written certificate (substantially in the form of Exhibit E hereto) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Warrants. The Warrant Agent shall be entitled to conclusively rely upon any such certification in connection with the transfer of a Warrant hereunder and shall have no responsibility to monitor or verify whether any such transfer complies with the requirements hereunder or otherwise complies with the Securities Act. No such transfer shall be effected until, and the transferee shall succeed to the rights of a Warrantholder only upon, final acceptance and registration of the transfer in the Warrant Register by the Warrant Agent. Prior to the registration of any transfer of a Warrant by a Warrantholder as provided herein, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent may treat the Person in whose name Warrants are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding.

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(c) Every Warrant presented or surrendered for registration of transfer or for exchange or substitution shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company and the Warrant Agent, by the holder thereof or such Warrantholder’s attorney duly authorized in writing.

(d) When Warrants are presented to the Warrant Agent with a request to register the transfer of, or to exchange or substitute, such Warrants, the Warrant Agent shall register the transfer or make the exchange or substitution as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied. To permit registrations of transfers, exchanges and substitutions, the Company shall execute Warrant Certificates at the Warrant Agent’s request and the Warrant Agent shall countersign and deliver such Warrant Certificates. No service charge shall be made for any registration of transfer or exchange of or substitution for Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Warrants.

(e) A Certified Warrant may be exchanged at the option of the holder or holders thereof, when presented or surrendered in accordance with this Warrant Agreement, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like Number of Warrants. If less than all Warrants represented by a Certificated Warrant are transferred, exchanged or substituted in accordance with this Warrant Agreement, the Warrant Certificate shall be surrendered to the Warrant Agent and a new Warrant Certificate for a Number of Warrants equal to the Warrants represented by such Warrant Certificate that were not transferred, exchanged or substituted, registered in such name or names as may be directed in writing by the surrendering Warrantholder, shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign such new Warrant Certificate and shall deliver such new Warrant Certificate to the Person or Persons entitled to receive the same.

Section 2.06. Global Warrants. (a) The Warrants shall initially be issued in the form of Certificated Warrants. However, if the Warrants are sold pursuant to an effective registration statement filed with the SEC, or if the Company so elects at any time, any Certificated Warrants may be presented to the Warrant Agent by Warrantholders in exchange for one or more Global Warrants up to the aggregate Number of Warrants then outstanding, to be registered in the name of the Depositary, or its nominee, and delivered by the Warrant Agent to the Depositary, or its custodian, for crediting to the accounts of its participants pursuant to the procedures of the Depositary. Upon such presentation, the Company shall execute a Global Warrant representing such aggregate Number of Warrants and deliver the same to the Warrant Agent for authentication and delivery in accordance with Section 2.02.

(b) Any Global Warrant shall bear the legend substantially in the form set forth in Exhibit C hereto (the “Global Warrant Legend”).

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(c) So long as a Global Warrant is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Warrant Agreement with respect to the Global Warrant held on their behalf by the Depositary or the Warrant Agent as its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes. Accordingly, any such owner’s beneficial interest in such Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or its nominee or its Agent Members. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Warrantholder.

(d) Any holder of a Global Warrant registered in the name of the Depositary or its nominee shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by the holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in Warrants represented thereby shall be required to be reflected in book-entry form.

(e) Transfers of a Global Warrant registered in the name of the Depositary or its nominee shall be limited to transfers in whole, and not in part, to the Company, the Depositary, their successors, and their respective nominees. Interests of beneficial owners in a Global Warrant registered in the name of the Depositary or its nominee shall be transferred in accordance with the rules and procedures of the Depositary.

(f) A Global Warrant registered in the name of the Depositary or its nominee shall be exchanged for Certificated Warrants only if the Depositary (A) has notified the Company that it is unwilling or unable to continue as or ceases to be a clearing agency registered under Section 17A of the Exchange Act and (B) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 days or the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 days. In any such event, a Global Warrant registered in the name of the Depositary or its nominee shall be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by the Depositary, in exchange for such beneficial owner’s beneficial interest in such Global Warrant, Certificated Warrants representing, in the aggregate, the Number of Warrants theretofore represented by such Global Warrant with respect to such beneficial owner’s respective beneficial interest. Any Certificated Warrant delivered in exchange for an interest in a Global Warrant pursuant to this Section 2.06(f) shall not bear the Global Warrant Legend. Interests in the Global Warrant may not be exchanged for Certificated Warrants other than as provided in this Section 2.06(f).

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(g) The holder of a Global Warrant registered in the name of the Depositary or its nominee may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Warrantholder is entitled to take under this Warrant Agreement or the Warrant.

Section 2.07. Surrender of Warrant Certificates. Any Warrant Certificate surrendered for registration of transfer, exchange, substitution or exercise of Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company and, except as provided in this Article 2 in case of an exchange, transfer or substitution, or Article 3 in case of the exercise of less than all Warrants represented thereby, or Section 6.02 in case of mutilation, no Warrant Certificate shall be issued hereunder in lieu thereof The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates as the Company may direct.

ARTICLE 3

EXERCISE AND SETTLEMENT OF WARRANTS

Section 3.01. Exercise of Warrants. At any time prior to 5:00 p.m., New York City time, on the Expiration Date, a Warrantholder shall be entitled to exercise, in accordance with this Article 3, the full Number of Warrants represented by any Warrant Certificate then registered in such Warrantholder’s name (which may include fractional Warrants) or any portion thereof (which shall not include any fractional Warrants). Any Warrants not exercised prior to such time shall expire unexercised.

Section 3.02. Procedure for Exercise. (a) To exercise a Warrant (i) in the case of a Certificated Warrant, the Warrantholder must surrender the Warrant Certificate evidencing such Warrant at the principal office of the Warrant Agent (or successor warrant agent), with the Exercise Notice set forth on the reverse of the Warrant Certificate duly completed and executed, together with any applicable transfer taxes as set forth in Section 7.01(b), or (ii) in the case of a Global Warrant, the Warrantholder must comply with the procedures established by the Depositary for the exercise of Warrants.

(b) The date on which a Warrantholder complies with the requirements for exercise set forth in this Section 3.02 in respect of a Warrant is the “Exercise Date” for such Warrant. However, if such date is not a Trading Day or the Warrantholder satisfies such requirements after the Close of Business on a Trading Day, then the Exercise Date shall be the immediately succeeding Trading Day, unless that Trading Day falls after the Expiration Date, in which case the Exercise Date shall be the immediately preceding Trading Day.

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Section 3.03. Settlement of Warrants. (a) Full Physical Settlement shall apply to each Warrant unless the Warrantholder elects for Net Share Settlement to apply upon exercise of such Warrant. Such election shall be made (i) in the case of a Certificated Warrant, in the Exercise Notice for such Warrant, or (ii) in the case of a Global Warrant, in accordance with the procedures established by the Depositary for the exercise of Warrants.

(b) If Full Physical Settlement is applicable with respect to the exercise of a Warrant, then, for each Warrant exercised hereunder, prior to 11:00 a.m., New York City time, on the Settlement Date for such Warrant, the Warrantholder shall pay the Exercise Price (determined as of such Exercise Date) by federal wire or other immediately available funds payable to the order of the Company to the account maintained by the Warrant Agent and notified to the Warrantholder in accordance with Section 7.15, and on the Settlement Date, following receipt by the Warrant Agent of such Exercise Price, the Company shall cause to be delivered to the Warrantholder one share of Common Stock (the “Full Physical Share Amount”), together with Cash in respect of any fractional Warrant as provided in Section 3.05. All funds received by the Warrant Agent upon exercise of such Warrant shall be deposited by the Warrant Agent for the account of the Company at [specify bank], unless the Company has previously instructed otherwise in writing.

(c) If Net Share Settlement is applicable with respect to the exercise of a Warrant, then, for each Warrant exercised hereunder, on the Settlement Date for such Warrant, the Company shall cause to be delivered to the Warrantholder a number of shares of Common Stock (which in no event will be less than zero) (the “Net Share Amount”) equal to (i) the Net Share Settlement Price as of the relevant Exercise Date, minus the Exercise Price (determined as of such Exercise Date), divided by (ii) such Net Share Settlement Price, together with Cash in respect of any factional shares or fractional Warrants as provided in Section 3.05.

Section 3.04. Delivery of Common Stock. (a) In connection with the delivery of shares of Common Stock to an exercising Warrantholder pursuant to Section 3.03(b) or Section 3.03(c), as the case may be, the Warrant Agent shall:

(i) (A) if such shares of Common Stock are in book-entry form at the Depositary, deliver Common Stock by electronic transfer (with the assistance of the Company and the transfer agent of Common Stock, if necessary) to such Warrantholder’s account, or any other account as such Warrantholder may designate, at the Depositary or at an Agent Member, or (B) if such shares of Common Stock are not in book-entry form at the Depositary, requisition from the transfer agent of the Common Stock and deliver to or upon the order of such Warrantholder a certificate or certificates, in each case with legends thereon as appropriate (as determined by the Company) and for the number of full shares of Common Stock to which such Warrantholder is entitled, registered in such name or names as may be directed by such Warrantholder;

(ii) deliver Cash to such Warrantholder in respect of any fractional shares or fractional Warrants, as provided in Section 3.05; and

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(iii) if the Number of Warrants represented by a Warrant Certificate shall not have been exercised in full, deliver a new Warrant Certificate, countersigned by the Warrant Agent, for the balance of the number of Warrants represented by the surrendered Warrant Certificate.

(b) Each Person in whose name any shares of Common Stock are issued shall for all purposes be deemed to have become the holder of record of such shares as of the Exercise Date or, in the case of a Warrant subject to Full Physical Settlement only, the date of payment by the Warrantholder of the Exercise Price in accordance with Section 3.03(b), if later. However, if any such date is a date when the stock transfer books of the Company are closed, such Person shall be deemed to have become the holder of such shares at the Close of Business on the next succeeding date on which the stock transfer books are open.

(c) Promptly after the Warrant Agent shall have taken the action required above (or at such later time as may be mutually agreeable to the Company and the Warrant Agent), the Warrant Agent shall account to the Company with respect to any Warrants exercised (including, without limitation, with respect to any Exercise Price paid to the Warrant Agent). The Company shall reimburse the Warrant Agent for any amounts paid by the Warrant Agent in respect of a fractional share or fractional Warrant upon such exercise in accordance with Section 3.05 hereof.

Section 3.05. No Fractional Shares to Be Issued. (a) Notwithstanding anything to the contrary in this Warrant Agreement, the Company shall not be required to issue any fraction of a share of Common Stock upon exercise of any Warrants.

(b) If any fraction of a Warrant shall be exercised hereunder, the Company shall pay the relevant Warrantholder Cash in lieu of the corresponding fraction of a share of Common Stock valued at the Net Share Settlement Price as of the Exercise Date. However, if more than one Warrant shall be exercised hereunder at one time by the same Warrantholder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of all Warrants (including any fractional Warrants) so exercised. If any fraction of a share of Common Stock would, except for the provisions of this Section 3.05, be issuable on the exercise of any Warrant or Warrants (including any fractional Warrants), the Company shall pay the Warrantholder Cash in lieu of such fractional shares valued at the Net Share Settlement Price as of the Exercise Date.

(c) Each Warrantholder, by its acceptance of a Warrant Certificate, expressly waives its right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

Section 3.06. Acquisition of Warrants by Company. The Company shall have the right, except as limited by law, to purchase or otherwise to acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate and shall have agreed with the holder of such Warrants.

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Section 3.07. Direction of Warrant Agent. (a) The Company shall be responsible for performing all calculations required in connection with the exercise and settlement of the Warrants and the payment or delivery, as the case may be, of Cash and/or Common Stock as described in this Article 3. In connection therewith, the Company shall provide prompt written notice to the Warrant Agent of the amount of Cash and the number of shares of Common Stock payable or deliverable, as the case may be, upon exercise and settlement of the Warrants, including, without limitation, the Net Share Amount and the Full Physical Share Amount.

(b) Any Cash to be paid, or Common Stock to be delivered, to the Warrantholders hereunder shall be delivered to the Warrant Agent no later than the Business Day immediately preceding the date such consideration is required to be delivered to the Warrantholders.

(c) The Warrant Agent shall have no liability for any failure or delay in performing its duties hereunder caused by any failure or delay of the Company in providing such calculations or items to the Warrant Agent. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or Units of Reference Property that may at any time be issued or delivered upon the exercise of any Warrant, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any Cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or Units of Reference Property, or to comply with any of the covenants of the Company contained in this Article 3.

ARTICLE 4

[RESERVED]

ARTICLE 5

ADJUSTMENTS

Section 5.01. Adjustments to Exercise Price. The Exercise Price for the Warrants shall be subject to adjustment (without duplication) upon the occurrence of any of the following events:

(a) The issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision or combination of Common Stock, in which event the Exercise Price shall be adjusted based on the following formula:

EP1	=	EP0	×	OS0
OS1

where:

EP0	=	the Exercise Price in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date for such subdivision or combination, as the case may be;

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EP1	=	the Exercise Price in effect immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision or combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date for such subdivision or combination, as the case may be; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Such adjustment shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision or combination, as the case may be. If any dividend or distribution or subdivision or combination of the type described in this Section 5.01(a) is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price that would then be in effect if such dividend or distribution or subdivision or combination had not been declared or announced, as the case may be.

(b) The issuance to all holders of Common Stock of rights or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights or warrants to purchase shares of Common Stock (or securities convertible into Common Stock) at less than (or having a conversion price per share less than) the Current Market Price of Common Stock, in which event the Exercise Price will be adjusted based on the following formula:

EP1	=	EP0	×	OS0 + Y
OS0 + X

where:

EP0	=	the Exercise Price in effect immediately prior to the Close of Business on the Record Date for such issuance;

EP1	=	the Exercise Price in effect immediately after the Close of Business on the Record Date for such issuance;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such issuance;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants or convertible securities; and

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Y	=	the aggregate price payable to exercise such rights, warrants or convertible securities divided by the Current Market Price.

Such adjustment shall become effective immediately after the Close of Business on the Record Date for such issuance. In the event that the issuance of such rights, warrants or convertible securities is announced but such rights, warrants or convertible securities are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if the Record Date for such issuance had not occurred. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, warrants or convertible securities, upon the expiration, termination or maturity of such rights, warrants or convertible securities, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustments made upon the issuance of such rights, warrants or convertible securities been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, as well as any consideration received in connection with the conversion of any convertible securities issued upon exercise of such rights or warrants, and the value of such consideration, if other than Cash, shall be determined in good faith by the Board of Directors.

(c) The dividend or distribution to all holders of Common Stock of (i) shares of the Company’s Capital Stock (other than Common Stock), (ii) evidences of the Company’s indebtedness, (iii) rights or warrants to purchase the Company’s securities or the Company’s assets or (iv) property or Cash (excluding any ordinary cash dividends declared by the Board of Directors and excluding any dividend, distribution or issuance covered by clauses (a) or (b) above), in which event the Exercise Price will be adjusted based on the following formula:

EP1	=	EP0	×	SP0 – FMV
SP0

where:

EP0	=	the Exercise Price in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

EP1	=	the Exercise Price in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0	=	the Current Market Price; and

FMV	=	the fair market value (as determined in good faith by the Board of Directors), on the Record Date for such dividend or distribution, of the shares of Capital Stock, evidences of indebtedness or property, rights or warrants so distributed or the amount of Cash (other than in the case of ordinary cash dividends declared by the Board of Directors) expressed as an amount per share of outstanding Common Stock.

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In the event of a reduction of the Parent Exercise Price under either of the Parent Warrant Agreements (other than pursuant to Article 5 of a Parent Warrant Agreement), such reduction shall be treated, for purposes of this Warrant Agreement, as a distribution of property where the FMV of such property for purposes of this adjustment shall be equal to the absolute value of the difference between (i) the Black Scholes Warrant Value of such outstanding Parent Warrants with a Parent Exercise Price equal to the Parent Exercise Price as adjusted to such date pursuant to Article 5 of the applicable Parent Warrant Agreement and (ii) the Black Scholes Warrant Value of such outstanding Parent Warrants immediately following such reduction in Parent Exercise Price, expressed as an amount per share of outstanding Common Stock.

Such decrease shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such distribution had not been declared or announced.

However, if the transaction that gives rise to an adjustment pursuant to this clause (c) is one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of capital stock of, or similar equity interests in, a subsidiary of the Company or other business unit of the Company (i.e., a spin-off) that are, or, when issued, will be, traded or quoted on the New York Stock Exchange or any other national or regional securities exchange or market, then the Exercise Price will instead be adjusted based on the following formula:

EP1	=	EP0	×	MP0
MP0 + FMV0

where:

EP0	=	the Exercise Price in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

EP1	=	the Exercise Price in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

FMV0	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the Ex-Date for such dividend or distribution; and

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MP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the Ex-Date for such dividend or distribution.

Such decrease shall become effective immediately after the Ex-Date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such distribution had not been declared or announced.

(d) For the purposes of Section 5.01(a), (b) and (c), any dividend or distribution to which Section 5.01(c) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be a dividend or distribution of the indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Exercise Price adjustment required by Section 5.01(c) with respect to such dividend or distribution shall be made in respect of such dividend or distribution (without regard to the parenthetical in Section 5.01(c) that begins with the word “excluding”)) immediately followed by a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Exercise Price adjustment required by Section 5.01 with respect to such dividend or distribution shall then be made), except, for purposes of such adjustment, any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Close of Business on the Record Date.”

Section 5.02. Adjustments to Number of Warrants. Concurrently with any adjustment to the Exercise Price under Section 5.01, the Number of Warrants for each Warrant Certificate will be adjusted such that the Number of Warrants for each such Warrant Certificate in effect immediately following the effectiveness of such adjustment will be equal to the Number of Warrants for each such Warrant Certificate in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (ii) the denominator of which is the Exercise Price in effect immediately following such adjustment.

Section 5.03. Certain Distributions of Rights and Warrants; Shareholder Rights Plan. (a) Rights or warrants distributed by the Company to all holders of Common Stock (including under any Shareholder Rights Plan in existence on the date hereof or hereafter put into effect) entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”):

(i) are deemed to be transferred with such shares of Common Stock;

(ii) are not exercisable; and

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(iii) are also issued in respect of future issuances of Common Stock,

shall be deemed not to have been distributed for purposes of Article 5 (and no adjustment to the Exercise Price or the Number of Warrants under this Article 5 will be made) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price and the Number of Warrants for each Warrant Certificate shall be made under this Article 5 (subject in all respects to Section 5.03(d)).

(b) If any such right or warrant is subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (subject in all respects to Section 5.03(d)).

(c) In addition, except as set forth in Section 5.03(d), in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in Section 5.03(b)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price and the Number of Warrants for each Warrant Certificate under Article 5 was made (including any adjustment contemplated in Section 5.03(d)):

(i) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by the holders thereof, the Exercise Price and the Number of Warrants for each Warrant Certificate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(ii) in the case of such rights or warrants that shall have expired or been terminated without exercise by the holders thereof, the Exercise Price and the Number of Warrants for each Warrant Certificate shall be readjusted as if such rights and warrants had not been issued.

(d) If a Company shareholders rights plan under which any rights are issued provides that each share of Common Stock issued upon exercise of Warrants at any time prior to the distribution of separate certificates representing such rights shall be entitled to receive such rights, prior to the separation of such rights from the Common Stock, the Exercise Price and the Number of Warrants for each Warrant Certificate shall not be adjusted pursuant to Section 5.01. If, however, prior to any exercise of a Warrant, such rights have separated from the Common Stock, the Exercise Price and the Number of Warrants for each Warrant Certificate shall be adjusted at the time of separation as if the Company dividended or distributed to all holders of Common Stock, the Company’s Capital Stock, evidences of the Company’s indebtedness, certain rights or warrants to purchase the Company’s securities or other of the Company’s assets as described in Section 5.01(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

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Section 5.04. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

Section 5.05. Other Adjustments if Net Share Settlement Applies. To the extent Net Share Settlement applies to the exercise of any Warrant, the Board of Directors shall make appropriate adjustments to the amount of Cash or number of shares of Common Stock, as the case may be, due upon exercise of the Warrant, as may be necessary or appropriate to effectuate the intent of this Article 5 and to avoid unjust or inequitable results as determined in its good faith judgment, to account for any adjustment to the Exercise Price and the Number of Warrants for the relevant Warrant Certificate that becomes effective, or any event requiring an adjustment to the Exercise Price and the Number of Warrants for the relevant Warrant Certificate where the Record Date or effective date (in the case of a subdivision or combination of the Common Stock) of the event occurs, during the period beginning on, and including, the Exercise Date and ending on, and including, the related Settlement Date.

Section 5.06. Discretionary Adjustments. The Company may from time to time, to the extent permitted by law and subject to applicable rules of the New York Stock Exchange, decrease the Exercise Price and/or increase the Number of Warrants for each Warrant Certificate by any amount for any period of at least 20 days. In that case, the Company shall give the Warrantholders at least 15 days’ prior notice of such increase or decrease, and such notice shall state the decreased Exercise Price and/or increased Number of Warrants for each Warrant Certificate and the period during which the decrease and/or increase will be in effect. The Company may make such decreases in the Exercise Price and/or increases in the Number of Warrants for each Warrant Certificate, in addition to those set forth in this Article 5, as the Company’s Board of Directors deems advisable, including to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

Section 5.07. Restrictions on Adjustments. (a) Except in accordance with Section 5.01, the Exercise Price and the Number of Warrants for any Warrant Certificate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing.

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(b) Neither the Exercise Price nor the Number of Warrants for any Warrant Certificate will be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) for a change in the par value of the Common Stock.

(c) In no event will the Company adjust the Exercise Price or make a corresponding adjustment to the Number of Warrants for any Warrant Certificate to the extent that the adjustment would reduce the Exercise Price below the par value per share of Common Stock.

(d) No adjustment shall be made to the Exercise Price or the Number of Warrants for any Warrant Certificate for any of the transactions described in Section 5.01 if the Company makes provisions for Warrantholders to participate in any such transaction without exercising their Warrants on the same basis as holders of Common Stock and with notice that the Board of Directors determines in good faith to be fair and appropriate.

(e) No adjustment shall be made to the Exercise Price, nor will any corresponding adjustment be made to the Number of Warrants for any Warrant Certificate, unless the adjustment would result in a change of at least 1% of the Exercise Price; provided that any adjustments that are less than 1% of the Exercise Price shall be carried forward and such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% of the Exercise Price, shall be made (i) annually, on each anniversary of the Closing Date, (ii) immediately prior to the time of any exercise, and (iii) five Business Days prior to the Expiration Date, unless, in each case, such adjustment has already been made.

(f) If the Company takes a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution, and thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandons its plan to pay or deliver such dividend or distribution, then thereafter no adjustment to the Exercise Price or the Number of Warrants for any Warrant Certificate then in effect shall be required by reason of the taking of such record.

Section 5.08. Deferral of Adjustments. In any case in which Section 5.01 provides that an adjustment shall become effective immediately after (a) a Record Date for an event or (b) the effective date (in the case of a subdivision or combination of the Common Stock) (each a “Determination Date”), the Company may elect to defer, until the later of the date the adjustment to the Exercise Price and Number of Warrants for each Warrant Certificate can be definitively determined and the occurrence of the applicable Adjustment Event (as hereinafter defined), (i) issuing to the Warrantholder of any Warrant exercised after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities or assets issuable upon such exercise by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount in Cash in lieu of any fractional share of Common Stock or fractional Warrant pursuant to Section 3.05. For the purposes of this Section 5.08, the term “Adjustment Event” shall mean in any case referred to in clause (a) or clause (b) hereof, the occurrence of such event.

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Section 5.09. Recapitalizations, Reclassifications and Other Changes. (a) If any of the following events occur:

(i) any recapitalization;

(ii) any reclassification or change of the outstanding shares of Common Stock (other than changes resulting from a subdivision or combination to which Section 5.01(a) applies);

(iii) any consolidation, merger or combination involving the Company;

(iv) any sale or conveyance to a third party of all or substantially all of the Company’s assets; or

(v) any statutory share exchange,

(each such event a “Reorganization Event”), in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (the “Reference Property”), then, subject to Section 5.09(e), following the effective time of the transaction, the right to receive shares of Common Stock upon exercise of a Warrant shall be changed to a right to receive, upon exercise of such Warrant, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock would have owned or been entitled to receive in connection with such Reorganization Event (such kind and amount of Reference Property per share of Common Stock, a “Unit of Reference Property”). In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in a Reorganization Event, other than with respect to a Change of Control Event, the type and amount of consideration into which the Warrants shall be exercisable from and after the effective time of such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock in such Reorganization Event.

(b) At any time from, and including, the effective time of a Reorganization Event:

(i) if Full Physical Settlement applies upon exercise of a Warrant, the Full Physical Share Amount per Warrant shall be equal to a single Unit of Reference Property;

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(ii) if Net Share Settlement applies upon exercise of a Warrant, the Net Share Amount per Warrant shall be a number of Units of Reference Property calculated as set forth in Section 3.03(c), except that the Net Share Settlement Price used to determine such Net Share Amount on any Trading Day shall be the Unit Value for such Trading Day;

(iii) the Company shall pay Cash in lieu of delivering any fraction of a Unit of Reference Property or any fractional Warrant in accordance with Section 3.05 based on the Unit Value as of the Exercise Date; and

(iv) the Closing Sale Price and the Current Market Price shall be calculated with respect to a Unit of Reference Property.

(c) The value of a Unit of Reference Property (the “Unit Value”) shall be determined as follows:

(i) any shares of common stock of the successor or purchasing corporation or any other corporation that are traded on a national or regional stock exchange included in such Unit of Reference Property shall be valued as if such shares were “Common Stock” using procedures set forth in the definition of “Closing Sale Price” in Section 1.01;

(ii) any other property (other than Cash) included in such Unit of Reference Property shall be valued in good faith by the Board of Directors (in a manner not materially inconsistent with the manner the Board of Directors valued such property for purposes of the Reorganization Event, if applicable) or by a New York Stock Exchange member firm selected by the Board of Directors; and

(iii) any Cash included in such Unit of Reference Property shall be valued at the amount thereof.

(d) On or prior to the effective time of any Reorganization Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Warrant Agreement providing that the Warrants shall be exercisable for Units of Reference Property in accordance with the terms of this Section 5.09. If the Reference Property in connection with any Reorganization Event includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such Reorganization Event, then the Company shall cause such amendment to this Warrant Agreement to be executed by such other Person and such amendment shall contain such additional provisions to protect the interests of the Warrantholders as the Board of Directors shall reasonably consider necessary by reason of the foregoing. Any such amendment to this Warrant Agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5. In the event the Company shall execute an amendment to this Warrant Agreement pursuant to this Section 5.09, the Company shall promptly file with the Warrant Agent an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a Unit of Reference Property after the relevant Reorganization Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of amendment to be mailed to each Warrantholder, at its address appearing on the Warrant Register, within 20 Business Days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such amendment.

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(e) Change of Control Event:

(i) No less than 15 Business Days prior to the scheduled closing of a Change of Control Event, the Company shall:

(A) calculate the Change of Control Estimated Payment Amount;

(B) deliver to the Warrant Agent a notice of redemption (a “Redemption Notice”), which shall be binding on the Company and on all Warrantholders, stating that all Warrants (other than Carryover Warrants, if any) that have not been exercised prior to the Cut-Off Time shall be redeemed on the Change of Control Payment Date at a price equal to the Change of Control Payment Amount (the “Redemption”);

(C) cause a notice of the Redemption to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

(D) cause the Warrant Agent to send by first-class mail, postage prepaid to each Warrantholder, at the address appearing in the warrant register, a notice stating:

1) that the Redemption is being made pursuant to this Section 5.09(e) and that all Warrants (other than Carryover Warrants, if any) that have not been exercised prior to the Cut-Off Time will be redeemed on the Change of Control Payment Date for payment of the Change of Control Payment Amount;

2) a reasonably detailed explanation of the Change of Control Estimated Payment Amount, including (x) a statement of the amount of the Change of Control Estimated Payment Amount, together with a reasonably detailed explanation of the calculation of such amount, and (y) the formula for calculating the Black Scholes Warrant Value and the Change of Control Payment Amount;

3) the date of the Redemption (which shall be a Business Day no later than five (5) Business Days following the Change of Control Date (the “Change of Control Payment Date”));

4) the Net Share Amount for each Warrant as of a date not more than five (5) Business Days prior to the date of the Redemption Notice (assuming Net Share Settlement is applicable with respect to the exercise of such Warrant);

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5) that no outstanding Warrant may be exercised after the Close of Business on the day prior to the Change of Control Date (the “Cut-Off Time”);

6) if applicable, that New Warrants will be issued to the Warrantholders on the Change of Control Payment Date in accordance with the terms of this Warrant Agreement and the Warrants (as the same may have been amended in connection with such Change of Control Event pursuant to Section 5.09);

7) any other reasonable procedures that a Warrantholder must follow (to the extent consistent with the terms and conditions set forth herein) in connection with such Redemption; and

8) the name and address of the Warrant Agent.

(ii) Within two (2) Business Days prior to the Change of Control Payment Date, the Company or the surviving Person (if other than the Company) shall (A) deliver to the Warrant Agent the calculation of the Change of Control Payment Amount and (B) deposit with the Warrant Agent money sufficient to pay the Change of Control Payment Amount for all outstanding Warrants (other than the Carryover Warrants, if any).

(iii) On the Change of Control Payment Date, (A) the Company or the surviving Person (if other than the Company) shall redeem all outstanding Warrants (other than Carryover Warrants, if any) pursuant to the Redemption, (B) the Warrant Agent shall mail to each holder of Warrants so redeemed payment in Cash in an amount equal to the aggregate Change of Control Payment Amount in respect of such redeemed Warrants, and (C) the Company or the surviving Person (if other than the Company) shall execute and issue to the Warrantholders, and the Warrant Agent shall authenticate, new Warrants (the “New Warrants”) representing the Carryover Warrants (if any); provided that each such New Warrant shall be issued in denominations of one Warrant and integral multiples thereof and the terms thereof shall, subject to Section 5.09(e)(v), be substantially consistent with the terms of this Warrant Agreement and the Warrants (and all references herein to Warrants shall thereafter be deemed to be references to such New Warrants).

(iv) No Warrant (which for the avoidance of doubt does not include New Warrants) may be exercised after the Cut-Off Time.

(v) Following the Change of Control Payment Date, any holder of New Warrants shall have the right to exercise such New Warrant and to receive, upon such exercise, the Reference Property in accordance with Section 5.09(a), subject to Section 5.09(b) and Section 5.09(c) and the remaining terms of this Warrant Agreement and the Warrants (as the same may have been amended in connection with such Change of Control Event pursuant to Section 5.09); provided, that, for purposes of this Section 5.09(e)(v), (A) each Unit of Reference Property shall initially only consist of the Registered and Listed Shares included in such Unit of Reference Property and (B) the initial exercise price for each New Warrant shall be equal to the New Warrant Exercise Price.

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(vi) The provisions of this Section 5.09(e) are subject, in all cases, to any applicable requirements under the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder. Where there is any inconsistency between the requirements of the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder and the requirements of this Section 5.09(e), the requirements of the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder, shall supersede.

(f) The Company hereby agrees not to become a party to any Reorganization Event or Change of Control Event unless its terms are consistent in all material respects with this Section 5.09.

(g) The above provisions of this Section 5.09 shall similarly apply to successive Reorganization Events and Change of Control Events.

(h) If this Section 5.09 applies to any event or occurrence, no other provision of this Article 5 with respect to anti-dilution adjustments (which for the avoidance of doubt, does not include the covenant set forth in Section 5.10) shall apply to such event or occurrence.

Section 5.10. Consolidation, Merger and Sale of Assets. (a) The Company may, without the consent of the Warrantholders, consolidate with, merge into or sell, lease or otherwise transfer in one transaction or a series of related transactions the consolidated assets of the Company and its subsidiaries substantially as an entirety to any corporation, limited liability company, partnership or trust organized under the laws of the United States or any of its political subdivisions so long as:

(i) the successor assumes all the Company’s obligations under this Warrant Agreement and the Warrants; and

(ii) the Company provides written notice of such assumption to the Warrant Agent.

(b) In case of any such consolidation, merger, sale, lease or other transfer and upon any such assumption by the successor corporation, limited liability company, partnership or trust, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor entity thereupon may cause to be signed, and may issue any or all of the Warrants issuable pursuant to this Warrant Agreement which theretofore shall not have been signed by the Company; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Warrant Agreement prescribed, the Warrant Agent shall authenticate and deliver, as applicable, any Warrants that previously shall have been signed and delivered by the officers of the Company to the Warrant Agent for authentication, and any Warrants which such successor entity thereafter shall cause to be signed and delivered to the Warrant Agent for such purpose.

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Section 5.11. Common Stock Outstanding. For the purposes of this Article 5, the number of shares of Common Stock at any time outstanding shall not include shares held, directly or indirectly, by the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 5.12. Covenant to Reserve Shares for Issuance on Exercise. (a) The Board of Directors has authorized and will reserve for issuance such number of shares of Common Stock as the Board of Directors believes will be issuable upon the exercise of all outstanding Warrants for shares of Common Stock (assuming, for purposes of this covenant, that Full Physical Settlement applies to all Warrants exercised hereunder). The Company covenants that all shares of Common Stock that shall be so issuable shall be duly and validly issued, fully paid and non-assessable.

(b) The Company agrees to authorize and direct its current and future transfer agents for the Common Stock to reserve for issuance the number of shares of Common Stock specified in this Section 5.12. The Company shall instruct the transfer agent to deliver to the Warrant Agent, upon written request from the Warrant Agent substantially in the form of Exhibit F (or as separately agreed between the Warrant Agent and the transfer agent), stock certificates (or beneficial interests therein) required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Warrant Agreement. The Company shall pay to the Warrant Agent, as agent for the Warrantholders, any Cash that may be payable as provided in this Article 5. Promptly after the date of expiration of Warrants, the Warrant Agent shall certify to the Company the aggregate Number of Warrants then outstanding, and thereafter no shares shall be required to be reserved in respect of such Warrants.

(c) The Company shall use its reasonable best efforts to apply and cause to have listed on a national securities exchange the Warrants and, subject to notice of issuance (if any), the shares of Common Stock issued and/or issuable upon exercise of the Warrants as soon as reasonably practicable following the date on which the Common Stock is registered under Section 12(b) of the Exchange Act and listed on a national securities exchange (other than shares of Common Stock bearing the restrictive legend set forth on Exhibit B hereto).

Section 5.13. Calculations Final. The Company shall be responsible for making all calculations called for under this Warrant Agreement. These calculations include, but are not limited to, the Exercise Date, the Current Market Price, the Closing Sale Price, the Net Share Settlement Price, the Exercise Price, the Number of Warrants for each Warrant Certificate and the number of shares of Common Stock or Units of Reference Property, if any, to be issued upon exercise of any Warrants. The Company shall make the foregoing calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Warrantholders. The Company shall provide a schedule of the Company’s calculations to the Warrant Agent, and the Warrant Agent is entitled to rely upon the accuracy of the Company’s calculations without independent verification.

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Section 5.14. Notice of Adjustments. Whenever the Exercise Price or the Number of Warrants for each Warrant Certificate is adjusted, the Company shall promptly mail to Warrantholders a notice of the adjustment. The Company shall file with the Warrant Agent such notice and an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct, and the Warrant Agent shall not be deemed to have any knowledge of any adjustments unless and until it has received such certificate. The Warrant Agent shall not be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Warrantholder desiring inspection thereof.

Section 5.15. Warrant Agent Not Responsible for Adjustments or Validity. The Warrant Agent shall at no time be under any duty or responsibility to any Warrantholder to determine whether any facts exist that may require an adjustment of the Exercise Price and the Number of Warrants for each Warrant Certificate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall have no duty to verify or confirm any calculation called for hereunder. The Warrant Agent shall have no liability for any failure or delay in performing its duties hereunder caused by any failure or delay of the Company in providing such calculations to the Warrant Agent. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to this Article 5, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any Cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or scrip upon the surrender of any Warrant for the purpose of exercise or upon any adjustment pursuant to this Article 5, or to comply with any of the covenants of the Company contained in this Article 5.

Section 5.16. Statements on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article 5, and Warrant Certificates issued after such adjustment may state the same information (other than the adjusted Exercise Price and the adjusted Number of Warrants for such Warrant Certificates) as are stated in the Warrant Certificates initially issued pursuant to this Warrant Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificate that it may deem appropriate and that does not materially adversely affect the interest of the Warrantholders; and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

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ARTICLE 6

OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDERS

Section 6.01. No Rights as Stockholders. Warrantholders shall not be entitled, by virtue of holding Warrants, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of the Company’s directors or any other matter, or to exercise any rights whatsoever as the Company’s stockholders unless, until and only to the extent such holders become holders of record of shares of Common Stock issued upon settlement of the Warrants.

Section 6.02. Mutilated or Missing Warrant Certificates. If any Warrant at any time is mutilated, defaced, lost, destroyed or stolen, then on the terms set forth in this Warrant Agreement, such Warrant may be replaced at the cost of the applicant (including legal fees of the Company) at the office of the Warrant Agent. The applicant for a new Warrant shall, in the case of any mutilated or defaced Warrant, surrender such Warrant to the Warrant Agent and, in the case of any lost, destroyed or stolen Warrant, furnish evidence satisfactory to the Company of such loss, destruction or theft, and, in each case, furnish evidence satisfactory to the Company of the ownership and authenticity of the Warrant together with such indemnity as the Company may require. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe. All Warrant Certificates shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the substitution for lost, stolen, mutilated or destroyed Warrant Certificates, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the substitution for and replacement of negotiable instruments or other securities without their surrender.

Section 6.03. Modification, Waiver and Meetings. (a) This Warrant Agreement may be modified or amended by the Company and the Warrant Agent, without the consent of the holder of any Warrant, for the purposes of curing any ambiguity or correcting or supplementing any defective provision contained in this Warrant Agreement; provided that such modification or amendment does not adversely affect the interests of the Warrantholders in any respect.

(b) Modifications and amendments to this Warrant Agreement or to the terms and conditions of Warrants may also be made by the Company and the Warrant Agent, and noncompliance with any provision of the Warrant Agreement or Warrants may be waived, with the written consent of the Warrantholders of Warrants representing a majority of the aggregate Number of Warrants at the time outstanding.

(c) However, no such modification, amendment or waiver may, without the written consent or the affirmative vote of each Warrantholder affected:

(i) change the Expiration Date;

(ii) increase the Exercise Price or decrease the Number of Warrants (except as explicitly set forth in Article 5);

32

(iii) impair the right to institute suit for the enforcement of any payment or delivery with respect to the exercise and settlement of any Warrant;

(iv) impair or adversely affect the exercise rights of Warrantholders, including any change to the calculation or payment of the Full Physical Share Amount or the Net Share Amount, as applicable;

(v) deprive any Warrantholder of any economic rights, privileges or benefits that arise under or are provided pursuant to this Warrant Agreement and/or the Warrants;

(vi) reduce the percentage of Warrants outstanding necessary to modify or amend this Warrant Agreement or to waive any past default; or

(vii) reduce the percentage in Warrants outstanding required for any other waiver under this Warrant Agreement.

ARTICLE 7

CONCERNING THE WARRANT AGENT AND OTHER MATTERS

Section 7.01. Payment of Certain Taxes. (a) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the initial issuance of the Warrants hereunder.

(b) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the issuance of Common Stock upon the exercise of Warrants hereunder and the issuance of stock certificates in respect thereof in the respective names of, or in such names as may be directed by, the exercising Warrantholders; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such stock certificate, any Warrant Certificates or other securities in a name other than that of the registered holder of the Warrant Certificate surrendered upon exercise of the Warrant, and the Company shall not be required to issue or deliver such certificates or other securities unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 7.02. Change of Warrant Agent. (a) The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving 60 days’ notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor warrant agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated warrant agent or by any holder of Warrants (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the holder of any Warrants may apply to any court of competent jurisdiction for the appointment of a successor warrant agent.

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(b) The Warrant Agent may be removed by the Company at any time upon 30 days’ written notice to the Warrant Agent; provided, however, that the Company shall not remove the Warrant Agent until a successor warrant agent meeting the qualifications hereof shall have been appointed.

(c) Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation or banking association organized, in good standing and doing business under the laws of the United States of America or any state thereof or the District of Columbia, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or state authority and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such successor warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After appointment, any successor warrant agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor warrant agent with like effect as if originally named as warrant agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor warrant agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor warrant agent all the authority, powers and rights of such predecessor warrant agent hereunder; and upon request of any successor warrant agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing to more fully and effectually vest in and conform to such successor warrant agent all such authority, powers, rights, immunities, duties and obligations. Upon assumption by a successor warrant agent of the duties and responsibilities hereunder, the predecessor warrant agent shall deliver and transfer, at the expense of the Company, to the successor warrant agent any property at the time held by it hereunder. As soon as practicable after such appointment, the Company shall give notice thereof to the predecessor warrant agent, the Warrantholders and each transfer agent for the shares of its Common Stock. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor warrant agent.

(d) Any entity into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Warrant Agreement without any further act. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned, and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

34

(e) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

Section 7.03. Compensation; Further Assurances. The Company agrees that it will (a) pay the Warrant Agent reasonable compensation for its services as Warrant Agent hereunder and, except as otherwise expressly provided, will pay or reimburse the Warrant Agent upon demand for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with any of the provisions of this Warrant Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may arise from its or any of their negligence or bad faith, and (b) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

Section 7.04. Reliance on Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such counsel or any advice of legal counsel subsequently confirmed by a written opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such written opinion or advice.

Section 7.05. Proof of Actions Taken. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Warrant Agent; and such Officer’s Certificate shall, in the absence of bad faith on the part of the Warrant Agent, be full warrant to the Warrant Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

Section 7.06. Correctness of Statements. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

35

Section 7.07. Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificates (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant Agreement or any Warrants or as to whether any shares of Common Stock will, when issued, be validly issued and fully paid and nonassessable.

Section 7.08. Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents and the Warrant Agent shall not be responsible for the misconduct or negligence of any agent or attorney, provided due care had been exercised in the appointment and continued employment thereof.

Section 7.09. Liability of Warrant Agent. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of Warrants for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted in good faith by the Warrant Agent in the execution of this Warrant Agreement or otherwise arising in connection with this Warrant Agreement, except as a result of the Warrant Agent’s negligence or willful misconduct or bad faith.

Section 7.10. Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrantholders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.

Section 7.11. Other Transactions in Securities of the Company. The Warrant Agent in its individual or any other capacity may become the owner of Warrants or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

36

Section 7.12. Actions as Agent. The Warrant Agent shall act hereunder solely as agent and not in a ministerial or fiduciary capacity, and its duties shall be determined solely by the provisions hereof. The duties and obligations of the Warrant Agent shall be determined solely by the express provisions of the Warrant Agreement, and the Warrant Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Warrant Agreement. No implied covenants or obligations shall be read into the Warrant Agreement against the Warrant Agent. No provision of the Warrant Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in good faith in connection with this Warrant Agreement except for its own negligence or willful misconduct or bad faith.

Section 7.13. Appointment and Acceptance of Agency. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth.

Section 7.14. Successors and Assigns. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 7.15. Notices. Any notice or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by any Warrantholder to or on the Company shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

[NGMCO, Inc.]
[ ]
[ ]
Attention: Treasurer
Telephone: [ ]
Facsimile: [ ]

With a copy to:

[ ]
[ ]
[ ]
Attention: [ ]

Any notice or demand authorized by this Warrant Agreement to be given or made by any Warrantholder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

[ ]
[ ]
Attention: Treasurer
Telephone: [ ]
Facsimile: [ ]

37

Any notice of demand authorized by this Warrant Agreement to be given or made to any Warrantholder shall be sufficiently given or made if sent by first-class mail, postage prepaid to the last address of such Warrantholder as it shall appear on the Warrant Register.

Section 7.16. Applicable Law. The validity, interpretation and performance of this Warrant Agreement and of the Warrant Certificates shall be governed by the law of the State of New York without giving effect to the principles of conflicts of laws thereof.

Section 7.17. Benefit of this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person or corporation other than the parties hereto and the Warrantholders any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Warrantholders.

Section 7.18. Registered Warrantholders. Prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the Person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other Person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amounts to bad faith.

Section 7.19. Inspection of this Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times for inspection by any registered Warrantholder at the principal office of the Warrant Agent (or successor warrant agent). The Warrant Agent may require any such holder to submit his Warrant Certificate for inspection by it before allowing such holder to inspect a copy of this Warrant Agreement.

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Section 7.20. Headings. The Article and Section headings herein are for convenience only and are not a part of this Warrant Agreement and shall not affect the interpretation thereof.

Section 7.21. Counterparts. This Warrant Agreement may be executed in any number of counterparts on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

[NGMCO, Inc.]

By:
Name:
Title:

[—], as Warrant Agent

By:
Name:
Title:

SIGNATURE PAGE TO VEBA WARRANT

EXHIBIT A

FORM OF RESTRICTIVE LEGEND FOR WARRANTS

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

[THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SHAREHOLDERS AGREEMENT, DATED [—], 2009, BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.]

A - 1

EXHIBIT B

FORM OF RESTRICTIVE LEGEND FOR COMMON STOCK

[THESE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.]

[THESE SHARES OF COMMON STOCK ARE ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SHAREHOLDERS AGREEMENT, DATED [—], 2009, BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THESE COMMON SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.]

B - 1

EXHIBIT C

FORM OF GLOBAL WARRANT LEGEND

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO [NGMCO, Inc.] (THE “ISSUER”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE COMPANY, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.

C - 1

EXHIBIT D

FORM OF WARRANT CERTIFICATE

[FACE]

No.

CUSIP No.

[UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO [NGMCO, Inc.] (THE “ISSUER”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE COMPANY, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.

[THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.]

[THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SHAREHOLDERS AGREEMENT, DATED [—], 2009, BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.]

[NGMCO, Inc.]

[Designation of Warrants]

NUMBER OF WARRANTS: Initially, [             ] Warrants, subject to adjustment as described in the Warrant Agreement dated as of [            ], 2009 between [NGMCO, Inc.] and [—], as Warrant Agent (the “Warrant Agreement”), each of which is exercisable for one share of Common Stock.

EXERCISE PRICE: Initially, $[            ] per Warrant, subject to adjustment as described in the Warrant Agreement.

FORM OF PAYMENT OF EXERCISE PRICE: Cash, if Full Physical Settlement is applicable, or Net Share Settlement.

FORM OF SETTLEMENT: Upon exercise of any Warrants represented hereby, the Warrantholder shall be entitled to receive, at the Warrantholder’s election, either (a) upon payment to the Warrant Agent of the Exercise Price (determined as of the relevant Exercise Date), one share of Common Stock per Warrant exercised, together with Cash in lieu of any fractional Warrants, or (b) without any payment therefor, a number of shares of Common Stock equal to the Net Share Amount, together with Cash in lieu of any fractional shares or fractional Warrants, in each case, as described in the Warrant Agreement.

DATES OF EXERCISE: At any time, and from time to time, prior to 5:00 p.m., New York City time, on the Expiration Date, the Warrantholder shall be entitled to exercise all Warrants then represented hereby and outstanding (which may include fractional Warrants) or any portion thereof (which shall not include any fractional Warrants).

PROCEDURE FOR EXERCISE: Warrants may be exercised by (a) in the case of a Certificated Warrant, surrendering the Warrant Certificate evidencing such Warrant at the principal office of the Warrant Agent (or successor warrant agent), with the Exercise Notice set forth on the reverse of the Warrant Certificate duly completed and executed, together with any applicable transfer taxes, or (b) in the case of a Global Warrant, complying with the procedures established by the Depositary for the exercise of Warrants.

EXPIRATION DATE: December 31, 2015.

This Warrant Certificate certifies that                                         , or its registered assigns, is the Warrantholder of the Number of Warrants (the “Warrants”) specified above[, as modified in Schedule A hereto,] (such number subject to adjustment from time to time as described in the Warrant Agreement).

In connection with the exercise of any Warrants, (a) the Company shall determine the Full Physical Share Amount or Net Share Amount, as applicable, for each Warrant, and (b) the Company shall, or shall cause the Warrant Agent to, deliver to the exercising Warrantholder, on the applicable Settlement Date, for each Warrant exercised, a number of Shares of Common Stock equal to the relevant Full Physical Share Amount or Net Share Amount, as applicable, together with Cash in lieu of any fractional shares or fractional Warrants as described in the Warrant Agreement.

Prior to the relevant Exercise Date as described more fully in the Warrant Agreement, Warrants will not entitle the Warrantholder to any of the rights of the holders of shares of Common Stock.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

In the event of any inconsistency between the Warrant Agreement and this Warrant Certificate, the Warrant Agreement shall govern.

IN WITNESS WHEREOF, [NGMCO, Inc.] has caused this instrument to be duly executed.

Dated:

[NGMCO, Inc.]

By:
Name:
Title:

Attest

By:
Secretary

Countersigned as of the date above written:

[—], as Warrant Agent

By:
Authorized Officer

[FORM OF REVERSE OF WARRANT CERTIFICATE]

[NGMCO, Inc.]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated as of [ ], 2009 (the “Warrant Agreement”), between the Company and [—] (the “Warrant Agent”), and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder consents by acceptance of this Warrant Certificate or a beneficial interest therein. Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement. A copy of the Warrant Agreement is on file at the Warrant Agent’s Office.

The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.

This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York without regard to the conflicts of laws principles thereof.

[To be attached if Warrant is a Certificated Warrant]

Exercise Notice

[Warrant Agent]

[                    ]

[                    ]

Attention: [—]

The undersigned (the “Registered Warrantholder”) hereby irrevocably exercises                                          Warrants (the “Exercised Warrants”) and delivers to you herewith a Warrant Certificate or Warrant Certificates, registered in the Registered Warrantholder’s name, representing a Number of Warrants at least equal to the number of Exercised Warrants.

The Registered Warrantholder hereby either:

elects for Full Physical Settlement to apply to the Exercised Warrants pursuant to Section 3.03 of the Warrant Agreement and confirms that it will, prior to 11:00 a.m., New York City time, on the Settlement Date, pay an amount equal to the Exercise Price (determined as of the relevant Exercise Date), multiplied by the number of Exercised Warrants, by federal wire or other immediately available funds payable to the order of the Company to the account maintained by the Warrant Agent and notified to the Registered Warrantholder as required under Section 3.03(b) of the Warrant Agreement; or

elects for Net Share Settlement to apply to the Exercised Warrants pursuant to Section 3.03 of the Warrant Agreement.

The Registered Warrantholder hereby directs the Warrant Agent to:

(a) deliver the Full Physical Share Amount or Net Share Amount, as applicable, for each of the Exercised Warrants as follows:

                                                     ; and

(b) if the number of Exercised Warrants is less than the Number of Warrants represented by the enclosed Warrant Certificates, to deliver a Warrant Certificate representing the unexercised Warrants to:

Dated:
(Registered Warrantholder)

By:
Authorized Signature
Address:
Telephone:

[To Be Attached if Warrant is a Global Warrant]

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES IN WARRANTS

The initial Number of Warrants represented by this Global Warrant is                 . In accordance with the Warrant Agreement dated as of [                ], 2009 among the Company and [—], as Warrant Agent, the following increases or decreases in the Number of Warrants represented by this certificate have been made:

Date	Amount of increase in Number of Warrants evidenced by this Global Warrant	Amount of decrease in Number of Warrants evidenced by this Global Warrant	Number of Warrants evidenced by this Global Warrant following such decrease or increase	Signature of authorized signatory

[To Be Attached if Warrant is a Global Warrant or Certificated Warrant]

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Warrant(s) represented by this Certificate to:

Name, Address and Zip Code of Assignee

and irrevocably appoints
Name of Agent

as its agent to transfer this Warrant Certificate on the books of the Warrant Agent.

[Signature page follows]

Date:

Name of Transferee

By:
Name:
Title:

(Sign exactly as your name appears on the other side of this Certificate)

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

EXHIBIT E

FORM OF CERTIFICATE OF COMPLIANCE WITH TRANSFER

RESTRICTIONS

In connection with the sale, assignment and transfer of                      Warrants by                                                   unto                                                   (Please insert social security or other Taxpayer Identification Number of assignee) prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned confirms that such Warrants are being transferred:

To [NGMCO, Inc.] (the “Issuer”) or any subsidiaries thereof; or

Pursuant to a registration statement that has become effective under the Securities Act; or

Pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with the third box above, the Issuer and the Warrant Agent reserve the right to require the delivery of such legal opinion, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.

Unless one of the boxes is checked, the Warrant Agent will refuse to register any of the Warrants evidenced by this certificate in the name of any person other than the registered holder thereof

Date: [                    ]

[Insert name of transferee]

By:
Name:
Title:

E - 1

EXHIBIT F

FORM OF COMMON STOCK REQUISITION ORDER

[Date]

Via Facsimile [                ]

[NGMCO, Inc.]

[                ]

[                ]

Attention: Treasurer

Re:	DWAC Issuance

Control No.

Ladies and Gentlemen:

You are hereby authorized to issue and deliver the shares of Common Stock as indicated below via DWAC. The shares are being issued to cover the exercise of Warrants under the Warrant Agreement, dated as of [                ], 2009, between [NGMCO, Inc.] and [—], as Warrant Agent (the “Warrant Agreement”). Defined terms used but not defined herein have the meaning assigned to them in the Warrant Agreement.

Number of Shares:

Original Issue or

Transfer from Treasury Account

Broker Name:

Broker’s DTC Number:

Contact and Phone:

F - 1

The Broker will initiate the DWAC transaction on (date).

Sincerely,

[—.], as Warrant Agent

By:
Name:
Title:

cc:	[Insert name] via facsimile [insert fax number]

Broker

F - 2